   As filed with the Securities and Exchange Commission on October 21, 1997

                         Registration No. 333-26679-01
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                AMENDMENT NO. 6
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           ------------------------

                         Education Loans Incorporated
            (Exact name of registrant as specified in its charter)

           Delaware                                      91-1819974
(State or other jurisdiction of              (I.R.S Employer Identification No.)
incorporation or organization)

                                     6799
           (Primary Standard Industrial Classification Code Number)

                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             A. Norgrin Sanderson
                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
     Timothy S. Hearn, Esq.                        David M. Reicher, Esq.
      Dorsey & Whitney LLP                            Foley & Lardner
     Pillsbury Center South                            Firstar Center
     220 South Sixth Street                      777 East Wisconsin Avenue
     Minneapolis, Minnesota                   Milwaukee, Wisconsin 53202-5367
         (612) 340-7802                                (414) 297-5763

                               -------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.



  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION, DATED OCTOBER 21, 1997

                                  $923,470,000
                          EDUCATION LOANS INCORPORATED
            STUDENT LOAN ASSET-BACKED CALLABLE NOTES, SERIES 1997-1
                                 CONSISTING OF
 $274,900,000 TAX EXEMPT AUCTION RATE STUDENT LOAN ASSET-BACKED CALLABLE NOTES,
                        SENIOR SERIES 1997-1A THROUGH E
  $24,055,000 TAX EXEMPT FIXED RATE STUDENT LOAN ASSET-BACKED CALLABLE NOTES,
                             SENIOR SERIES 1997-1F
  $107,500,000 TAXABLE AUCTION RATE STUDENT LOAN ASSET-BACKED CALLABLE NOTES,
                          SENIOR SERIES 1997-1G AND H
   $424,600,000 TAXABLE LIBOR RATE STUDENT LOAN ASSET-BACKED CALLABLE NOTES,
                          SENIOR SERIES 1997-1I AND J
  $33,215,000 TAX EXEMPT FIXED RATE STUDENT LOAN ASSET-BACKED CALLABLE NOTES,
                           SUBORDINATE SERIES 1997-1K
    $59,200,000 TAXABLE LIBOR RATE STUDENT LOAN ASSET-BACKED CALLABLE NOTES,
                           SUBORDINATE SERIES 1997-1L

                                  ----------

  Education Loans Incorporated (formerly known as Student Loan Finance Corporation), a South Dakota nonprofit corporation (the "Original Issuer"), is offering $923,470,000 aggregate principal amount of its Student Loan Asset-Backed Callable Notes, Series 1997-1 (the "Series 1997-1 Notes"). In connection with an election to be made by the Original Issuer under Section 150(d)(3) of the Internal Revenue Code of 1986, as amended, Education Loans Incorporated, a separate, newly organized Delaware corporation (the "Corporation"), will, immediately upon the issuance of the Series 1997-1 Notes, assume all of the Original Issuer's liabilities and obligations with respect to the Notes, and the Original Issuer will be released from all such liabilities and obligations. See "The Original Issuer" and "The Corporation" herein.
                                                  (cover continued on next page)

  PROSPECTIVE INVESTORS IN THE SERIES 1997-1 NOTES SHOULD CONSIDER THE DISCUSSION OF CERTAIN MATERIAL FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 32 OF THIS PROSPECTUS.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECU-
    RITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES  COMMISSION
      PASSED UPON  THE ACCURACY OR ADEQUACY OF THIS  PROSPECTUS. ANY REP-
        RESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Series 1997-1 Notes will represent limited obligations of the Corporation, payable solely from the Trust Estate created under the Indenture and described herein. The Series 1997-1 Notes are not insured or guaranteed by any government agency or instrumentality, by any affiliate of the Corporation (including the Original Issuer), by any insurance company or by any other person or entity. The Holders will have recourse to the Trust Estate pursuant to the Indenture, but will not have recourse to any other assets of the Corporation or the Original Issuer. The Corporation, moreover, will have no significant assets available to make payment on the Series 1997-1 Notes other than the Trust Estate pledged as collateral for the Notes under the Indenture.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                                          PROCEEDS TO
                                                              PRICE TO     UNDERWRITING    ORIGINAL
                                                               PUBLIC        FEE (1)       ISSUER (2)
-----------------------------------------------------------------------------------------------------
Tax Exempt Auction Rate Series 1997-1 Senior Notes.......           %          .   %          .   %
-----------------------------------------------------------------------------------------------------
Tax Exempt Fixed Rate Series 1997-1 Senior Notes.........           %          .   %          .   %
-----------------------------------------------------------------------------------------------------
Taxable Auction Rate Series 1997-1 Senior Notes..........           %          .   %          .   %
-----------------------------------------------------------------------------------------------------
Taxable LIBOR Rate Series 1997-1 Senior Notes............           %          .   %          .   %
-----------------------------------------------------------------------------------------------------
Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes....           %          .   %          .   %
-----------------------------------------------------------------------------------------------------
Taxable LIBOR Rate Series 1997-1 Subordinate Notes.......           %          .   %          .   %
-----------------------------------------------------------------------------------------------------
Total....................................................   $              $              $
-----------------------------------------------------------------------------------------------------

(1) SLFC has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

(2) Before deducting expenses payable by the Original Issuer, estimated to be $1,830,000.

                                  ----------

  As a result of the transfer requirements described herein, the Auction Rate Series 1997-1 Senior Notes will not be freely transferable, which may limit the liquidity and marketability of Auction Rate Series 1997-1 Senior Notes and therefore may not yield a Noteholder the best possible price for an Auction Rate Series 1997-1 Senior Note. The ratings of the Auction Rate Series 1997-1 Senior Notes by the Rating Agencies will not address the market liquidity of such Notes.

  The Series 1997-1 Notes are offered by the Underwriters subject to prior sale, when, as and if issued to the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Series 1997-1 Notes will be made in book-entry-only form through the Same Day Funds Settlement System of The Depository Trust Company and also Cedel Bank, societe anonyme or the Euroclear System on or about November 5, 1997.


             SMITH BARNEY INC.

                     FBS INVESTMENT SERVICES, INC.
                     AN OPERATING DIVISION
                     OF U.S. BANCORP
                     INVESTMENTS, INC.

DOUGHERTY SUMMIT SECURITIES LLC         MILLER & SCHROEDER FINANCIAL, INC.

NORWEST INVESTMENT SERVICES, INC.

                               SALOMON BROTHERS INC

The date of this Prospectus is October   , 1997.

(continued from previous page)


     The Series 1997-1 Notes are to be issued in twelve series designated as Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1A through 1997-1E (the "Tax Exempt Auction Rate Series 1997-1 Senior Notes"), Tax Exempt Fixed Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1F (the "Tax Exempt Fixed Rate Series 1997-1 Senior Notes"), Taxable Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1G and 1997-1H (the "Taxable Auction Rate Series 1997-1 Senior Notes"), Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1I and 1997-1J (the "Taxable LIBOR Rate Series 1997-1 Senior Notes"), Tax Exempt Fixed Rate Student Loan Asset-Backed Callable Notes, Subordinate Series 1997-1K (the "Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes"), and Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Subordinate Series 1997-1L (the "Taxable LIBOR Rate Series 1997-1 Subordinate Notes"). See "Description of Series 1997-1 Notes" herein.

     The rights of the Holders of Tax Exempt Fixed Rate Student Loan Asset-Backed Notes, Subordinate Series 1997-1K and Taxable LIBOR Rate Student Loan Asset-Backed Notes, Subordinate Series 1997-1L to receive payments with respect to the Notes and to direct remedies upon default will be subordinated to such rights of the Series 1997-1 Senior Noteholders and any other Senior Beneficiaries to the extent described in this Prospectus. See "Source of Payment and Security for the Notes -- Priorities."

     The Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Tax Exempt Fixed Rate Series 1997-1 Senior Notes, the Taxable Auction Rate Series 1997-1 Senior Notes, the Taxable LIBOR Rate Series 1997-1 Senior Notes, the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes and the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be issued in the initial aggregate principal amounts of $274,900,000, $24,055,000, $107,500,000, $424,600,000, $33,215,000
and $59,200,000, respectively. The Series 1997-1 Notes will be issued pursuant to an Indenture of Trust dated as of July 1, 1997 (as amended and supplemented from time to time, the "Indenture") from the Original Issuer to First Bank National Association, as trustee (together with any successor and any other corporation which may be substituted in its place pursuant to the Indenture, the "Trustee"). The Series 1997-1 Notes will be payable from and secured by: (i) Financed Student Loans (which are loans for post-secondary education originated or acquired with moneys held under the Indenture) and moneys due or paid thereunder after the applicable date of acquisition or origination; (ii) funds on deposit in certain trust funds and accounts held under the Indenture (including investment earnings thereon); and (iii) rights of the Corporation in and to certain agreements, including the Servicing Agreement, the Student Loan Purchase Agreements and the Guarantee Agreements, as the same relate to Financed Student Loans (as more specifically described herein, the "Trust Estate"). See "Prospectus Summary -- Trust Estate" and "Source of Payment and Security for the Notes --General". At the time of acquisition or origination from moneys held under the Indenture, Student Loans are required to meet certain eligibility criteria described herein, and upon acquisition or origination such Student Loans are referred to as Financed Eligible Loans. See "Glossary of Certain Defined Terms". The initial Financed Eligible Loans have been acquired by the Original Issuer pursuant to its programs of purchasing Student Loans from lenders. Additional Financed Eligible Loans are expected to be originated or acquired by the Trustee on behalf of the Corporation. The Corporation will contract with Student Loan Finance Corporation, a newly organized South Dakota corporation ("SLFC"), to provide origination, acquisition, administration and collection services with respect to the Financed Student Loans and to perform certain of the Corporation's obligations under the Indenture (referred to in such capacities as the Servicer). See "The Servicer" and "Certain Relationships Among Financing Participants" herein.

     The Series 1997-1 Notes are subject to optional and special call for redemption and prepayment as more fully described herein. See "Description of Series 1997-1 Notes" herein.

     The Tax Exempt Auction Rate Series 1997-1 Senior Notes and the Taxable Auction Rate Series 1997-1 Senior Notes (collectively, the "Auction Rate Series 1997-1 Senior Notes") will be issued in the series and respective principal amounts set forth in the table below, and will bear interest at the respective Initial Interest Rates described

                                                  (cover continued on next page)

(continued from previous page)


herein during the respective Initial Interest Periods, being the periods from the Date of Issuance to, but not including, the respective Initial Interest Rate Adjustment Dates set forth in the following table:


                                                Initial Interest
                 Series    Principal Amount  Rate Adjustment Dates
                ---------  ----------------  ---------------------
                1997-1A      $74,900,000        December 4, 1997
                1997-1B       50,000,000        December 11, 1997
                1997-1C       50,000,000        December 18, 1997
                1997-1D       50,000,000        December 30, 1997
                1997-1E       50,000,000         January 6, 1998
                1997-1G       53,500,000        December 8, 1997
                1997-1H       54,000,000        December 15, 1997

After the Initial Interest Periods, interest on each series of the Auction Rate Series 1997-1 Senior Notes will accrue at the Auction Rate with respect thereto, determined from time to time pursuant to the applicable Auction Procedures described herein. Interest on the Tax Exempt Auction Rate Series 1997-1 Senior Notes will be paid on each June 1 and December 1, commencing December 1, 1997. Interest on the Taxable Auction Rate Series 1997-1 Senior Notes will be paid on the first Business Day following the expiration of each respective Auction Period. The Auction Rate Series 1997-1 Senior Notes will mature June 1, 2020. See "Terms of the Tax Exempt Auction Rate Series 1997-1 Senior Notes" and "Terms of the Taxable Auction Rate Series 1997-1 Senior Notes."

     The purpose of the Auction Procedures is to set the interest rates on the Auction Rate Series 1997-1 Notes. By purchasing Auction Rate Series 1997-1 Senior Notes, whether in an Auction (as defined herein) or otherwise, each purchaser will be deemed to have agreed: (i) to participate in Auctions on the terms described herein, and (ii) so long as the beneficial ownership of the Auction Rate Series 1997-1 Senior Notes is maintained in book-entry form, to sell, transfer or otherwise dispose of the Auction Rate Series 1997-1 Senior Notes only pursuant to a bid or a sell order in an Auction, or to or through a specified broker-dealer (initially, Smith Barney Inc.); provided, that in the case of any transfer other than one pursuant to an Auction, either the owner of the Auction Rate Series 1997-1 Senior Notes so transferred, its participant or a specified broker-dealer advises the Auction Agent (as defined herein) of such transfer. Broker-Dealer fees (which are based on the Broker-Dealer fee rate specified in the Indenture) are paid by the Auction Agent from moneys furnished to it by the Corporation or the Trustee from amounts available therefor under the Indenture. Noteholders do not pay additional fees and commissions in disposing of Auction Rate Series 1997-1 Notes. See "Auction of the Auction Rate Series 1997-1 Senior Notes" herein.

     The Tax Exempt Fixed Rate Series 1997-1 Senior Notes will mature on the dates, and in the respective principal amounts, and will bear interest at the respective rates per annum, set forth in the following table:


                Maturity Date   Principal Amount  Interest Rate
               ---------------  ----------------  --------------
                June 1, 2010      $14,270,000         ____%
                June 1, 2020        9,785,000         ____

Interest on the Tax Exempt Fixed Rate Series 1997-1 Senior Notes will be payable on each June 1 and December 1, commencing December 1, 1997. See "Terms of the Tax Exempt Fixed Rate Series 1997-1 Senior Notes."

     The Taxable LIBOR Rate Series 1997-1 Senior Notes will be issued in the series and respective principal amounts, and will mature on the respective dates, set forth in the table below:

                                                  (cover continued on next page)

(continued from previous page)


                   Series    Principal Amount  Maturity Date
                  ---------  ----------------  -------------
                  1997-1I      $209,000,000    June 1, 2002
                  1997-1J       215,600,000    June 1, 2020

Interest on the Taxable LIBOR Rate Series 1997-1 Senior Notes will be payable monthly on the first day of each month, commencing December 1, 1997. The Taxable LIBOR Rate Series 1997-1 Senior Note Interest Rate with respect to each series of Taxable LIBOR Rate Series 1997-1 Senior Notes will be determined by the Trustee monthly as described herein to equal the One-Month LIBOR plus ____% per annum with respect to the Series 1997-1I Notes and the One-Month LIBOR plus ____% per annum with respect to the Series 1997-1J Notes. See "Terms of the Taxable LIBOR Rate Series 1997-1 Senior Notes."

     The Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes will bear interest at the rate of __% per annum, payable on each June 1 and December 1, commencing December 1, 1997. The Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes will mature June 1, 2020. See "Terms of the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes."

     Interest on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be payable monthly on the first day of each month, commencing December 1, 1997. The Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate will be determined by the Trustee monthly as described herein to equal the One-Month LIBOR plus __% per annum. The Taxable LIBOR Rate Series 1997-1 Subordinate Notes will mature June 1, 2020. See "Terms of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes."

     Principal payments on Financed Student Loans are not anticipated to be used to retire principal of the Taxable Auction Rate Series 1997-1 Senior Notes until all Taxable LIBOR Rate Series 1997-1 Notes have been paid in full, and principal of the Series 1997-1J Notes will not be paid from principal payments on Financed Student Loans until the Series 1997-1I Notes have been paid in full.

     The Indenture authorizes the issuance of other Notes ("Additional Notes") in the future, which Additional Notes may be issued on a parity basis (as to payment and security) with the Series 1997-1 Senior Notes or with the Series 1997-1 Subordinate Notes or on a subordinate basis to all such Notes. The Series 1997-1 Notes and any Additional Notes are collectively referred to herein as the "Notes." Any Additional Notes will not be offered or sold pursuant to this Prospectus.

     In the opinion of Bond Counsel, under existing laws, regulations, rulings and decisions, interest on the Tax Exempt Series 1997-1 Notes is not includable in the gross income of the owners thereof for federal income tax purposes. Interest on the Tax Exempt Series 1997-1 Notes is an item of tax preference which is included in alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to all taxpayers, and is includable in certain other taxes imposed upon corporations. For a more detailed description of the tax status of the interest on the Tax Exempt Series 1997-1 Notes, Bond Counsel's opinion with respect thereto (including its reliance on the Original Issuer's, SLFC's and the Corporation's compliance with covenants made by them to satisfy certain requirements of the Internal Revenue Code of 1986, as amended) and certain income tax consequences of Tax Exempt Series 1997-1 Note ownership, see "Tax Matters -- Tax Exempt Series 1997-1 Notes."

     Neither the Original Issuer nor the Corporation has authorized any offer of Series 1997-1 Notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "U.K. Regulations"). The Series 1997-1 Notes may not lawfully be offered or sold to persons in the United Kingdom
                                                  (cover continued on next page)

(continued from previous page)


except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations or otherwise are in compliance with all applicable provisions of the U.K. Regulations.

     Certain persons participating in this offering may engage in transactions which stabilize, maintain or otherwise affect the price of the Series 1997-1 Notes, including over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. See "Plan of Distribution" herein.

     There is currently no secondary market for the Series 1997-1 Notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in the Series 1997-1 Notes. There is no assurance that such a market will develop or, if such a market does develop, that such market will continue. The Series 1997-1 Notes will not be listed on any national securities exchange or quoted on any inter-dealer quotation system.

     It is a condition of issuance of the Series 1997-1 Notes that Moody's Investors Service, Inc. rate the Series 1997-1 Senior Notes "Aaa" and the Series 1997-1 Subordinate Notes at least "A3" and that Fitch Investors Service, L.P. rate the Series 1997-1 Senior Notes "AAA" and the Series 1997-1 Subordinate Notes at least "A". See "Ratings of the Series 1997-1 Notes."

     Upon receipt of a request by an investor who has received an electronic Prospectus from any Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, such Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus.

                             AVAILABLE INFORMATION

     The Corporation has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Series 1997-1 Notes. The Registration Statement and amendments thereof and the exhibits thereto, as well as certain reports referred to below under "Reports to Noteholders" and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Corporation, that file electronically with the Commission at the following address: (http://www.sec.gov).


                             REPORTS TO NOTEHOLDERS

     Monthly unaudited reports concerning the Notes and the Trust Estate (the "Monthly Servicing Reports"), prepared by the Servicer, will be provided to the Noteholders as required by the Indenture. The Series 1997-1 Notes will be issued in book-entry form and registered in the name of Cede & Co. ("Cede & Co."), the nominee of The Depository Trust Company, New York, New York ("DTC"). Unless and until definitive Notes are issued (which will occur under the limited circumstances described herein) all Monthly Servicing Reports will be provided to Cede & Co., as the sole Holder of the Notes. The receipt by a beneficial owner of a Series 1997-1 Note of any Monthly Servicing Report will depend on Cede & Co. forwarding such report to the appropriate Participant or Indirect Participant of DTC, and such Participant or Indirect Participant then forwarding such report to the beneficial owner. See "Description of Series 1997-1 Notes -- Book-Entry-Only System" herein. In addition, at the request of any beneficial owner of Series 1997-1 Notes, the Trustee will mail Monthly Servicing Reports directly to such beneficial owner. The Corporation will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and will suspend the filing of such reports at its option if not so required. In accordance with the Exchange Act and such rules and regulations, the Corporation expects that its obligation to file such reports will be terminated after June 30, 1998.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Capitalized terms used herein and not defined shall have the respective meanings assigned to them under "Glossary of Certain Defined Terms" beginning on page 173 of this Prospectus.

Issuer The Series 1997-1 Notes will be issued by Education Loans Incorporated, a South Dakota nonprofit corporation formerly known as Student Loan Finance Corporation (the "Original Issuer"). The Original Issuer is a corporation described in
                    Section 150(d) of the Code. Section 150(d) permits certain nonprofit corporations (such as the Original Issuer) to finance the acquisition of Student Loans made under the Higher Education Act by issuing obligations, the interest on which is not includable in the gross income of the owners thereof for federal income tax purposes. In connection with the Original Issuer's election under Section 150(d)(3) of the Code to terminate its status as a corporation described in Section 150(d) following the issuance of the Series 1997-1 Notes, the Original Issuer will issue the Series 1997-1 Notes and then immediately transfer its interest in the Trust Estate (see "Trust Estate" below) and be released from all obligations with respect to the Notes and under the Indenture.

                    Immediately following the issuance of the Series 1997-1 Notes, the Original Issuer will transfer all of its student loans (including its rights in Financed Student Loans), student loan acquisition and servicing operations and physical facilities, together with certain other assets (including the Original Issuer's interest in the other assets comprising the Trust Estate) to Student Loan Finance Corporation, a newly organized South Dakota corporation and wholly-owned subsidiary of the Original Issuer ("SLFC"), and SLFC will assume all of the Original Issuer's obligations with respect to the Notes, the Indenture, the Trust Estate and all related contracts. See "The Servicer" herein.

                    Immediately upon the transfer of the Original Issuer's interest in the Trust Estate to SLFC, SLFC will assign such interest in the Trust Estate to Education Loans Incorporated, a separate, newly organized Delaware corporation (the "Corporation"), which will assume all of the obligations of the Original Issuer with respect to the Notes and under the Indenture. In connection with these assignments and assumptions, SLFC and the Corporation will not issue new Notes to the Holders of the Series 1997-1 Notes in exchange for those issued by the Original Issuer. Thus, the securities offered by this Prospectus are obligations of the issuer under the Indenture, which initially will be the Original Issuer but immediately after the issuance thereof will be the Corporation (and not the Original Issuer). Although the Original Issuer and the Corporation initially will have the same name, they are different entities. Because all functions and obligations of the issuer of the Series 1997-1 Notes under the Indenture will immediately be assumed by the Corporation, discussions of those functions and obligations in this Prospectus generally refer to the Corporation, notwithstanding that the Series 1997-1 Notes will actually be issued by the Original Issuer.

                    Following the transfer described above, the Original Issuer will have no further obligations or liabilities with respect to the Notes or otherwise under the Indenture. It also will change its name to Great Plains Education Foundation, Inc. and continue to exist, though it will change its purposes.
                    Section 150(d)(3) of the Code requires, however, that it continue to be an organization described in Section 501(c)(3) of the Code. A Section 501(c) organization must be organized and operated exclusively for certain purposes specified in the Code, including charitable or educational purposes, and no part of its net earnings may inure to the benefit of any private individual or shareholder. The Original Issuer expects that its new purposes following the transfer will be charitable or educational. See "The Original Issuer", "The Corporation" and "Certain Relationships Among Financing Participants" herein.

                    As of September 30, 1997, $912,425,000 aggregate principal amount of the Original Issuer's bonds and notes were outstanding, bearing interest at rates per annum between 3.75% and 7.85%, and maturing from August 1, 1998 through August 1, 2020. A portion of the proceeds of the Series 1997-1 Notes will be used to refund the entire outstanding principal amount of such bonds and notes, which have been issued to finance the Original Issuer's Student Loan program.

Trust Estate        The Trust Estate will consist of: (i) Financed Student
                    Loans, as described below, and moneys payable with respect thereto after their respective dates of acquisition or origination from moneys under the Indenture; (ii) moneys and investment securities in the Funds and Accounts held by the Trustee under the Indenture; (iii) rights of the Corporation in and to the Servicing Agreement, the Student Loan Purchase
                    Agreements and the Guarantee Agreements, as the same relate to Financed Student Loans, and (iv) the rights of the Corporation under certain other related contracts.

Securities Offered  The Series 1997-1 Notes are to be issued in twelve series, designated as Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1A through 1997-1E (the "Tax Exempt Auction Rate Series 1997-1 Senior Notes"), Tax Exempt Fixed Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1F (the "Tax Exempt Fixed Rate Series 1997-1 Senior Notes"), Taxable Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1G and 1997-1H (the "Taxable Auction Rate Series 1997-1 Senior Notes"), Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1I and 1997-1J (the "Taxable LIBOR Rate Series 1997-1 Senior Notes"), Tax Exempt Fixed Rate Student Loan Asset-Backed Callable Notes, Subordinate Series 1997-1K (the "Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes"), and Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Subordinate Series 1997-1L (the "Taxable LIBOR Rate Series 1997-1 Subordinate Notes"). See "Description of Series 1997-1 Notes" herein. The original principal amounts of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Tax Exempt Fixed Rate Series 1997-1 Senior Notes, the Taxable Auction Rate Series 1997-1 Senior Notes, the Taxable LIBOR Rate Series 1997-1 Senior Notes, the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes and the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be $274,900,000, $24,055,000,
                    $107,500,000, $424,600,000, $33,215,000 and $59,200,000,
                    respectively. The Series 1997-1 Subordinate Notes are subordinated in certain respects to the Series 1997-1 Senior Notes and any other Senior Obligations, as more fully described herein. The Series 1997-1 Notes will be issued pursuant to the Indenture as hereinafter described.

Risk Factors        There are material risks associated with an investment in
                    the Series 1997-1 Notes. See "Risk Factors". The material risks include:

                    . the limited recourse nature of the Series 1997-1 Notes and the limited assets available for their payment

                    .  the subordination of the Series 1997-1 Subordinate Notes

                    . the risk that failure to comply with Student Loan origination and servicing procedures may result in loss of Guarantee Payments

                    . the lack of recourse against the Original Issuer for any failure to comply with Student Loan origination and servicing procedures

                    . the risk of changes in law adversely affecting the Federal Family Education Loan Program and the Financed Student Loans

                    . the risk that competition from the Federal Direct Student Loan Program may result in higher servicing costs, reduced Student Loan values and higher prepayments of Financed Student Loans

                    . the Corporation's right to issue Additional Notes without the consent of Noteholders

                    . the risk that the interest rates on Financed Student Loans may be insufficient to cover the interest on certain Series 1997-1 Notes due to differences in indexes or to borrower incentive programs

                    . risks associated with changing assets in the Trust Estate and the variability of the actual cash flows provided by such assets

                    . the Original Issuer's and Corporation's reliance on representations of Lenders as to qualification of Financed Eligible Loans

                    . the possible inability of Lenders to honor their repurchase obligations under Student Loan Purchase Agreements

                    . the risk that adverse regional economic conditions could affect geographically concentrated borrowers' ability to repay Financed Student Loans

                    . the risk of loss of the tax exemption of interest on the Tax Exempt Series 1997-1 Notes

                    . risks associated with the insolvency of the Original Issuer, SLFC, the Corporation or Lenders

                    . the risk that failure to comply with the Original Issuer's Plan for Doing Business may result in a loss of Special Allowance Payments

                    . the risk that Guarantee Payments, interest subsidy payments and Special Allowance Payments with respect to Financed Student Loans could be offset against obligations with respect to other Student Loans held under the same lender number

                    . the risk of the Trustee's security interest in the Trust Estate being defeated

                    . risks associated with the failure to comply with consumer protection laws

                    . the possibility that Series 1997-1 Noteholders may be unable to reinvest amounts received from calls for redemption or prepayments of the Series 1997-1 Notes except at lower yields

                    . the possible inability of Guarantee Agencies to make Guarantee Payments

                    . the relatively greater risk of prepayment of the Series 1997-1I Notes and the Series 1997-1J Notes

                    . the possible insufficiency of Financed Student Loans and other Trust Estate assets to provide for payment of all Notes

                    . risks associated with the acquisition of investment agreements

                    . the risk that ratings of the Series 1997-1 Notes may be reduced

                    .  the limited liquidity of the Series 1997-1 Notes

                    . risks associated with Swap Agreements that the Corporation may enter into in the future

                    .  the effect of book-entry registration

Payment of Interest
on Series 1997-1
Notes

Tax Exempt          The Tax Exempt Fixed Rate Series 1997-1 Senior Notes
Fixed Rate          maturing on the dates set forth below will bear interest at
Series 1997-1       the respective rates per annum set forth below, payable on
Senior Notes        each June 1 and December 1, commencing December 1, 1997, to the Holders thereof as of the fifteenth day of the month preceding the Interest Payment Date:


                               Maturity Date      Interest Rate
                               -------------      ------------
                               June 1, 2010           ____%
                               June 1, 2020           ____

Tax Exempt          The Series 1997-1A, 1997-1B, 1997-1C, 1997-1D and 1997-1E
Auction             Notes will bear interest at initial rates of _____%,_____%,
Rate Series 1997-1  _____%, _____%, and _____% per annum, respectively, to the
Senior Notes        respective Initial Interest Rate Adjustment Dates, which
                    will be December 4, 1997 for the Series 1997-1A Notes,
                    December 11, 1997 for the Series 1997-1B Notes, December 18,
                    1997 for the Series 1997-1C Notes, December 30, 1997 for the
                    Series 1997-1D Notes, and January 6, 1998 for the Series
                    1997-1E Notes.

                    After the Initial Interest Period for the Tax Exempt Auction Rate Series 1997-1 Senior Notes of each series, each Interest Period will generally consist of 35 days, subject to adjustment as set forth in "Auction of the Auction Rate Series 1997-1 Senior Notes -Changes in Auction Terms - Changes in Auction Period or Periods." The interest rates for the Tax Exempt Auction Rate Series 1997-1 Senior Notes will be reset at the Auction Rates pursuant to the Auction Procedures described in "Auction of the Auction Rate

                    Series 1997-1 Senior Notes - Auction Procedures" (but in no event exceeding the Maximum Auction Rate, as defined herein). See "Auction Procedures" below. Interest on the Tax Exempt Auction Rate Series 1997-1 Senior Notes will be payable on each June 1 and December 1, commencing December 1, 1997, to the Holders thereof as of the fifteenth day of the month preceding the Interest Payment Date.

Taxable Auction     The Series 1997-1G and 1997-1H Notes will bear interest at
Rate Series 1997-1  initial rates of _____% and _____% per annum, respectively,
Senior Notes        to the respective Initial Interest Rate Adjustment Dates,
                    which will be December 8, 1997 for the Series 1997-1G Notes and December 15, 1997 for the Series 1997-1H Notes.

                    After the Initial Interest Period for the Taxable Auction Rate Series 1997-1 Senior Notes of each series, each Interest Period will generally consist of 28 days, subject to adjustment as set forth in "Auction of the Auction Rate Series 1997-1 Senior Notes -Changes in Auction Terms - Changes in Auction Period or Periods". The interest rates for the Taxable Auction Rate Series 1997-1 Senior Notes will be reset at the Auction Rates pursuant to the Auction Procedures described in "Auction of the Auction Rate Series 1997-1 Senior Notes - Auction Procedures" (but in no event exceeding the Maximum Auction Rate, as defined herein). See "Auction Procedures" below. Interest on each series of Taxable Auction Rate Series 1997-1 Senior Notes will be payable on the first Business Day following the expiration of each Auction Period for such series, to the Holders thereof as of the Business Day next preceding each Auction Date.

Auction             The following summarizes certain procedures that will be
Procedures          used in determining the interest rates on the Auction Rate
                    Series 1997-1 Senior Notes. "Auction of the Auction Rate
                    Series 1997-1 Senior Notes - Auction Procedures" provides a more detailed description of these procedures. Prospective investors in the Auction Rate Series 1997-1 Senior Notes should read carefully the following summary, along with the more detailed description in "Auction of the Auction Rate
                    Series 1997-1 Senior Notes - Changes in Auction Terms -
                    Changes in Auction Period or Periods."

                    The interest rate on each series of Auction Rate Series 1997-1 Senior Notes will be determined periodically (generally, for periods ranging from 7 days to one year, and initially 28 days, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, or 35 days, in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes) by means of a "Dutch auction." In this Dutch auction, investors and potential investors submit orders through an eligible Broker-Dealer as to the principal amount of Auction Rate Series 1997-1 Senior Notes such investors wish to buy, hold or sell at various interest rates. The Broker-Dealers submit their clients' orders to the Auction Agent, who processes all orders submitted by all eligible Broker-Dealers and determines the interest rate for the upcoming interest period. The Broker-Dealers are notified by the Auction Agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Series 1997-1 Senior Notes.

Taxable LIBOR       The Taxable LIBOR Rate Series 1997-1 Senior Note Interest
Rate Series 1997-1  Rate with respect to each series of Taxable LIBOR Rate
Senior Notes        Series 1997-1 Senior Notes will be determined by the Trustee monthly as described herein to equal the One-Month LIBOR plus ____% per annum with respect to the Series 1997-1I
                    Notes and the One-Month LIBOR plus ____% per annum with respect to the Series 1997-1J Notes. Interest on each series of the Taxable LIBOR Rate Series 1997-1 Senior Notes will be payable monthly on the first day of each month, commencing
                    December 1, 1997, to the Holders thereof as of the last

                    Business Day preceding the Interest Payment Date. See "Terms of the Taxable LIBOR Rate Series 1997-1 Senior Notes."

Tax Exempt Fixed    The Series 1997-1K Notes will bear interest at the rate of
Rate Series         __% per annum, payable on each June 1 and December 1,
1997-1              commencing December 1, 1997, to the Holders thereof as of
Subordinate         the fifteenth day of the month preceding the Interest
Notes               Payment Date.

Taxable LIBOR       The Taxable LIBOR Rate Series 1997-1 Subordinate Note
Rate Series         Interest Rate will be determined by the Trustee monthly as
1997-1              described herein to equal the One-Month LIBOR plus __% per
Subordinate         annum. Interest on the Taxable LIBOR Rate Series 1997-1
Notes               Subordinate Notes will be payable monthly on the first day of each month, commencing December 1, 1997, to the Holders thereof as of the last Business Day preceding the Interest
                    Payment Date. See "Terms of the Taxable LIBOR Rate Series
                    1997-1 Subordinate Notes."

Payment of
Principal on
Series 1997-1
Notes

Stated Maturity     The Stated Maturity dates and respective principal amounts
Dates               of the Tax Exempt Fixed Rate Series 1997-1 Senior Notes are
                    as follows:


                             Date            Principal Amount
                             ----            ----------------

                         June 1, 2010          $ 14,270,000

                         June 1, 2020          $  9,785,000

                    The Stated Maturity date of the Series 1997-1I Notes is June 1, 2002.

                    The Stated Maturity date of all other Series 1997-1 Notes is June 1, 2020.

Optional Call for   At the Corporation's option, Auction Rate Series 1997-1
Redemption          Senior Notes of any series may be called for redemption on any Interest Rate Adjustment Date or regularly scheduled
                    Interest Payment Date for such series, in whole or in part, at a Redemption Price of 100% of Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Redemption Date.

                    At the Corporation's option, Tax Exempt Fixed Rate Series 1997-1 Senior Notes and Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes may be called for redemption at any time on and after December 1, 2007, in whole or in part, at the following respective Redemption Prices (expressed as percentages of Principal Amount) plus accrued interest thereon to the Redemption Date:

                                 Redemption Period
                               (both dates inclusive)           Redemption Price
                               ----------------------           ----------------

                    December 1, 2007, through November 30, 2008       102%
                    December 1, 2008, though November 30, 2009        101%
                    December 1, 2009 and thereafter                   100%

Prepayment of       Principal of the Taxable LIBOR Rate Series 1997-1 Notes
Taxable LIBOR Rate  shall be prepaid on any Interest Payment Date from moneys
Series              credited to the Retirement Account as hereinafter described.
1997-1 Notes        The Corporation is required to direct the Trustee to
                    transfer to the Retirement Account from the Special
                    Redemption and Prepayment Account any moneys therein, up to an amount equal to the Special Prepayment Amount, which the Corporation has not determined are reasonably expected to be required to be transferred to the Note Fund, the Rebate Fund or the Reserve Fund prior to the next succeeding regularly scheduled Interest Payment Date, provided no deficiencies exist at the time of such transfer in the Note Fund, the Rebate Fund or the Reserve Fund. See "Description of Flow of
                    Revenues in the Funds." Such prepayments of principal of Taxable LIBOR Rate Series 1997-1 Notes shall, subject to the
                    Senior Asset Requirement, be allocated between the Taxable
                    LIBOR Rate Series 1997-1 Senior Notes and the Taxable LIBOR
                    Rate Series 1997-1 Subordinate Notes pro rata. Principal of the Taxable LIBOR Rate Series 1997-1 Senior Notes so allocated to be prepaid shall be applied to the Series
                    1997-1I Notes so long as any such Notes remain Outstanding, and thereafter to the Series 1997-1J Notes. Within a given series of Taxable LIBOR Rate Series 1997-1 Notes, the
                    Principal Amount of such series to be prepaid shall be allocated pro rata to the reduction of the Principal Amount of all Notes of such series. The Senior Asset Requirement requires the maintenance of certain ratios between the Outstanding Principal Amounts of the Series 1997-1 Senior
                    Notes and the Series 1997-1 Subordinate Notes and the Value of the assets of the Trust Estate following calls for redemption and prepayments. In general, the Senior Asset
                    Requirement requires that the Senior Percentage is at least
                    110% and the Subordinate Percentage is at least 100%, though each such percentage may be lowered under the conditions prescribed in the Indenture. See "Description of Series
                    1997-1 Notes -- Senior Asset Requirement," "Glossary of
                    Certain Defined Terms" and "Summary of the Indenture -- Call for Redemption, Prepayment or Purchase of Notes; Senior
                    Asset Requirement".

                    The Special Prepayment Amount is an amount, as of the last day of any month, equal to the excess, if any, of (1) the sum of (a) all payments received as of such last day with respect to principal of Financed Student Loans credited to the Series 1997-1 Taxable Acquisition Account, plus (b) the amount of any Balances theretofore transferred from the Series 1997-1 Taxable Acquisition Account to the Retirement Account to redeem Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption as described below under "Call for Redemption of Auction Rate Series 1997-1 Notes and Fixed Rate Series 1997-1 Notes from Unused Proceeds," minus (c) the aggregate amount of interest on Financed Student Loans credited to the Series 1997-1 Taxable Acquisition Account which has been capitalized after the Financing thereof, minus (d) the principal component of the repurchase price of Student Loans originally Financed from Balances in Series 1997-1 Taxable Acquisition Account which have been repurchased from a Guarantee Agency upon rehabilitation of such Student Loans pursuant to the Higher Education Act, over (2) the sum of (a) the aggregate amount of all previous prepayments of the Principal Amount of all Taxable LIBOR Rate Series 1997-1 Notes, plus (b) the aggregate Principal Amount of Taxable LIBOR Rate Series 1997-1 Notes to be prepaid on the next regularly scheduled Interest Payment Date from Balances then on hand in the Retirement Account. Payments described in clause (1)(a) of the preceding sentence include, without limitation, any prepayments by borrowers from the proceeds of a consolidation loan made or acquired by the Trustee on behalf of the Corporation or from any other sources, but exclude, for this purpose, proceeds of the sale or other disposition of Financed Student Loans to any Person other than a Guarantee Agency, with respect to Guarantee payments, or a Lender, with respect to the repurchase of Financed Student

                    Loans by such Lender pursuant to its repurchase obligation under a Student Loan Purchase Agreement.

                    In general, this prepayment provision is intended to require the Corporation to prepay Taxable LIBOR Rate Series 1997-1 Notes in amounts related to the amount of principal payments received with respect to Student Loans Financed with proceeds of the Taxable Series 1997-1 Notes in the Acquisition Fund. See "Weighted Average Life of the Taxable LIBOR Rate Series 1997-1 Notes" for a description of the Corporation's projected schedule of such prepayments. Because of the uncertainties relating to the timing of receipt of principal of Student Loans expected to be Financed with proceeds of the Taxable Series 1997-1 Notes, the actual level of prepayments resulting therefrom cannot be definitively stated. See "Risk Factors -- Holders of Series 1997-1 Notes Which are Prepaid or Called for Redemption Due to Accelerated Payments with respect to Financed Student Loans May Have to Reinvest Amounts Received From Prepayments or Calls for Redemption at a Lower Rate of Return" and " -- The Average Life of the Series 1997-1 Notes May Be Lengthened As a Result of Extension of Payments on the Financed Student Loans".

Special Call for
Redemption

Call for            Tax Exempt Auction Rate Series 1997-1 Senior Notes of any
Redemption of Tax   series, Tax Exempt Fixed Rate Series 1997-1 Senior Notes and
Exempt Auction      Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes, may,
Rate Series 1997-1  at the Corporation's option, be called for redemption, in
Senior Notes, Tax   whole or in part, at a Redemption Price of 100% of Principal
Exempt Fixed Rate   Amount of such Notes to be redeemed, plus accrued interest
Series 1997-1       thereon to the Redemption Date, on any Interest Rate
Senior Notes and    Adjustment Date or regularly scheduled Interest Payment Date
Tax Exempt Fixed    for such series occurring on or after December 1, 1998, from
Rate Series 1997-1  amounts transferred to the Series 1997-1 Tax Exempt
Subordinate Notes   Retirement Sub-Account from the Series 1997-1 Tax Exempt
from Excess         Surplus Sub-Account and the Series 1997-1 Tax Exempt Reserve
Revenues            Account. In general, such transfers are intended to allow
                    the Corporation to call Tax Exempt Auction Rate Series
                    1997-1 Senior Notes, Tax Exempt Fixed Rate Series 1997-1
                    Senior Notes and Tax Exempt Fixed Rate Series 1997-1
                    Subordinate Notes for redemption to the extent that revenues allocable to the Tax Exempt Series 1997-1 Notes under the Indenture exceed scheduled debt service payments on the Tax
                    Exempt Series 1997-1 Notes, payments on other Indenture
                    Obligations and other expenses payable under the Indenture.
                    See "Description of Series 1997-1 Notes -- Special Call for
                    Redemption -- From Moneys in the Surplus Account" and
                    "Summary of the Indenture -- Funds and Accounts -- Surplus
                    Fund" and " -- Reserve Fund".

Call for            Taxable Auction Rate Series 1997-1 Senior Notes of any
Redemption of       series may, at the Corporation's option, be called for
Taxable Auction     redemption, in whole or in part, at a Redemption Price of
Rate Series 1997-1  100% of Principal Amount of such Notes to be redeemed, plus
Senior Notes from   accrued interest thereon to the Redemption Date, on any
Excess Revenues     regularly scheduled Interest Payment Date for such series
                    occurring on or after December 1, 1998, from amounts transferred to the Series 1997-1 Taxable Retirement Sub-
                    Account from the Series 1997-1 Taxable Surplus Sub-Account and the Series 1997-1 Taxable Reserve Account. In general, such transfers are intended to allow the Corporation to call
                    Taxable Auction Rate Series 1997-1 Senior Notes for redemption to the extent that revenues under the Indenture allocable to Taxable Series 1997-1 Notes exceed scheduled debt service payments on the Taxable Series 1997-1 Notes, prepayments of Taxable LIBOR Rate Series 1997-1 Notes, payments on other Indenture Obligations and other expenses payable under the Indenture. Such revenues could result in whole or in part from Student Loans acquired with, and from investment earnings on, the proceeds of Additional Notes. (Any Additional Notes will not be offered or sold pursuant to this Prospectus.) See "Description of Series 1997-1 Notes -- Special Call for Redemption -- From
                    Moneys in the Surplus Account" and "Summary of the Indenture -- Funds and Accounts -- Surplus Fund" and
                    "-- Reserve Fund."

Call for            Taxable Auction Rate Series 1997-1 Senior Notes of any
Redemption of       series may, at the Corporation's option, be called for
Auction Rate        redemption, in whole or in part, at a Redemption Price of
Series 1997-1       100% of Principal Amount of such Notes to be redeemed, plus
Senior Notes and    accrued interest to the Redemption Date, on any regularly
Tax Exempt Fixed    scheduled Interest Payment Date for such series, from
Rate Series 1997-1  proceeds of the Series 1997-1 Notes in the Series 1997-1
Notes from Unused   Taxable Acquisition Account that have not been used to
Proceeds            acquire Eligible Loans and from amounts in the Series 1997-1
                    Taxable Reserve Account. Such Series 1997-1 Notes shall be so called for redemption on the regularly scheduled Interest
                    Payment Date for such series in December 1998 (from proceeds remaining as of November 1, 1998), unless the Trustee receives certain certifications from the Corporation. See
                    "Description of Series 1997-1 Notes -- Special Call for
                    Redemption -- From Unused Proceeds" and "Summary of the
                    Indenture -- Funds and Accounts -- Acquisition Fund" and
                    "-- Reserve Fund".

                    Tax Exempt Auction Rate Series 1997-1 Senior Notes of any series may, at the Corporation's option, be called for redemption, in whole or in part, on any Interest Rate Adjustment Date for such series or on any regularly scheduled Interest Payment Date for such series, and (if no Tax Exempt Auction Rate Series 1997-1 Senior Notes remain Outstanding) Tax Exempt Fixed Rate Series 1997-1 Notes may, at the Corporation's option, be called for redemption, in whole or in part, on any date, in each case at a Redemption Price of 100% of Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Redemption Date, from proceeds of the Series 1997-1 Notes in the Series 1997-1 Tax Exempt Acquisition Account that have not been used to acquire Eligible Loans and from amounts in the Series 1997-1 Tax Exempt Reserve Account. Such Series 1997-1 Notes shall be so called for redemption on June 1, 2001 (to the extent the proceeds remaining in the Series 1997-1 Tax Exempt Acquisition Account exceed $59,725,000 as of April 15, 2001) and on June 1, 2002 (from such proceeds remaining as of April 15, 2002), in each case unless the Trustee receives certain certifications from the Corporation. See "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Unused Proceeds" and "Summary of the Indenture -- Funds and Accounts -- Acquisition Fund" and
                    "-- Reserve Fund".

Call for            The Series 1997-1 Notes may, at the Corporation's option, be
Redemption of       called for redemption, in whole but not in part, at a
Series 1997-1       Redemption Price of 100% of Principal Amount, plus accrued
Notes upon          interest thereon to the Redemption Date, on any date when
Reduction of        the remaining aggregate outstanding principal balance of
Portfolio Balance   Student Loans Financed with the proceeds of the Series
                    1997-1 Notes is less than 10% of the amount deposited to the Acquisition Fund on the Date of Issuance.

Selection of        If less than all Outstanding Series 1997-1 Notes are to be
Series 1997-1       called for redemption, the particular series to be called
Notes for Call for  for redemption will be determined by the availability of
Redemption          particular amounts (in the case of special call for
                    redemption) or the Corporation's decision to call Notes of such series for redemption based upon its analysis that such redemption is in the best interest of the Corporation (in the case of optional call for redemption). To the extent
                    Series 1997-1 Subordinate Notes are subject to call for redemption, such Notes will (unless specifically provided otherwise or unless the Corporation elects otherwise and provides certain required certifications) be called for redemption pro rata with Series 1997-1 Senior Notes. If less than all Outstanding Series 1997-1 Notes of a given series are to be called for redemption, the particular Notes to be called for redemption will be determined by lot. See
                    "Description of Series 1997-1 Notes -- Selection of Series
                    1997-1 Notes for Call for Redemption".

Date of Issuance    November __, 1997.

Denominations       The Tax Exempt Auction Rate Series 1997-1 Senior Notes, the
                    Taxable Auction Rate Series 1997-1 Senior Notes, the Taxable
                    LIBOR Rate Series 1997-1 Senior Notes and the Taxable LIBOR
                    Rate Series 1997-1 Subordinate Notes will be issued in denominations of $100,000 in original Principal Amount and any multiple thereof. The Tax Exempt Fixed Rate Series
                    1997-1 Senior Notes and the Tax Exempt Fixed Rate Series
                    1997-1 Subordinate Notes will be issued in denominations of $5,000 in original Principal Amount and any multiple thereof.

Indenture           The Series 1997-1 Notes are being issued pursuant to the
                    Indenture (including the First Supplemental Indenture) between the Original Issuer and the Trustee and are payable solely from the funds and assets held thereunder. The
                    Original Issuer's rights under the Indenture will be assigned to, and the Original Issuer's obligations under the Indenture will be assumed by, the Corporation. The
                    Corporation expects to issue additional series of Notes in the future which also will be secured by the Trust Estate.

                    The Series 1997-1 Senior Notes constitute "Senior Notes" under the Indenture, secured on a basis which is on a parity with any other Senior Obligations and which is senior to the Series 1997-1 Subordinate Notes and any Additional Notes secured on a parity with or subordinate to the Series 1997-1 Subordinate Notes. The Series 1997-1 Subordinate Notes constitute "Subordinate Notes" under the Indenture, secured on a basis which is on a parity with any other Subordinate Obligations and which is subordinate to the Series 1997-1 Senior Notes and any other Senior Obligations. Additional Notes or Other Indenture Obligations secured on a parity with or on a basis subordinate to the Series 1997-1 Senior Notes may be issued under the Indenture. Such Additional Notes or Other Indenture Obligations may be secured on a basis which is senior to or on a parity with the Series 1997-1 Subordinate Notes. Any Additional Notes will not be offered or sold pursuant to this Prospectus.

Trustee First Bank National Association, the headquarters of which is located in Minneapolis, Minnesota. The Trustee is also the trustee for the Original Issuer's outstanding bond and note issues, which will be refunded by the Series 1997-1 Notes. The Trustee, either directly or through its affiliates, has in the past entered into student loan purchase agreements with the Original Issuer, including Student Loan Purchase Agreements pursuant to which the Original Issuer acquired Eligible Loans which will be Financed under the Indenture. The Corporation expects that the Trustee will enter into Student Loan Purchase Agreements providing for the sale of a substantial amount of additional Eligible Loans. The Original Issuer also has obtained (and the Corporation may in the future obtain) financial services from the Trustee and related entities. U.S. Bancorp Investments, Inc., one of the Underwriters of the Series 1997-1 Notes, is a wholly-owned subsidiary of the Trustee. See "Certain Relationships Among Financing Participants" herein.

                    The Higher Education Act provides that only "eligible lenders" (defined to include banks and certain other entities) may hold title to student loans made under the Federal Family Education Loan Program. Because the Corporation does not qualify as an "eligible lender," the Trustee will hold title to all such Financed Student Loans on behalf of the Corporation. The Trustee will agree under the Indenture to maintain its status as an "eligible lender" under the Higher Education Act.


Use of Proceeds     The Original Issuer estimates that the proceeds from the
                    sale of the Series 1997-1 Notes will be applied as follows:

                    Deposit to Acquisition Fund:
                         Series 1997-1 Tax Exempt Acquisition Account  $ 332,170,000
                         Series 1997-1 Taxable Acquisition Account       572,828,000
                    Deposit to Reserve Fund                               18,472,000
                                                                       -------------
                      Total                                            $ 923,470,000

                    Approximately $72,445,000 of the proceeds deposited to the Series 1997-1 Tax Exempt Acquisition Account and approximately $516,828,000 of the proceeds deposited to the Series 1997-1 Taxable Acquisition Account are expected to be used on the Date of Issuance to refinance a portfolio of Student Loans currently owned by the Original Issuer, which Student Loans have been acquired by the Original Issuer pursuant to its secondary market program or originated by the Original Issuer. These Student Loans currently secure outstanding obligations of the Original Issuer used to acquire such Student Loans, which will be refunded from the proceeds of the Series 1997-1 Notes. The remaining proceeds deposited to the Series 1997-1 Tax Exempt Acquisition Account are expected to be used to purchase Eligible Loans from Lenders or to originate Eligible Loans on or before April 15, 2002. At the Corporation's option, or if not expended as of certain dates, such proceeds may be transferred to the Retirement Account and used to redeem Tax Exempt Series 1997-1 Notes which are called for redemption. The remaining proceeds deposited to the Series 1997-1 Taxable Acquisition Account are expected to be used to purchase Eligible Loans from lenders or to originate Eligible Loans on or before November 1, 1998. At the Corporation's option, or if not expended as of November 1, 1998, such proceeds may be transferred to the Retirement Account and used to redeem Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption. See "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Unused Proceeds" herein.

The Financed        Financed Eligible Loans will initially consist solely of
Eligible Loans      loans originated pursuant to the Federal Family Education
                    Loan Program as described herein under "Description of the Federal Family Educational Loan Program" to students or parents of students enrolled in qualified accredited institutions of higher education. Based upon outstanding principal balances as of September 30, 1997, approximately
                    60.0% of the Eligible Loans expected to be Financed on the Date of Issuance with the proceeds of the Series 1997-1
                    Notes are guaranteed by Education Assistance Corporation
                    ("EAC"), approximately 34.3% of such Eligible Loans are guaranteed by Pennsylvania Higher Education Assistance
                    Agency ("PHEAA"), and substantially all of the remainder are guaranteed by one of the following Guarantee Agencies:
                    United Student Aid Funds, Inc., Northstar Guarantee Inc.,
                    Great Lakes Higher Education Corporation, Student Loans of
                    North Dakota, Iowa College Aid Commission, Missouri
                    Coordinating Board for Higher Education, Illinois Student
                    Aid Commission, or Educational Credit Management Corporation
                    (formerly known as Transitional Guaranty Agency, Inc.). The
                    Corporation expects that California Student

                    Aid Commission also will be a Guarantee Agency for Eligible Loans to be Financed following the Date of Issuance. Any other state agency or private nonprofit institution or organization which administers a Guarantee Program may also be a Guarantee Agency of Eligible Loans to be Financed, subject to meeting certain requirements of the Indenture. See "Description of the Guarantee Agencies."

                    The Corporation may in the future acquire or originate (or cause the Trustee to acquire or originate) Eligible Loans under the Indenture which are not originated pursuant to the Federal Family Education Loan Program.

                    Some Financed Eligible Loans will have been originated by the Original Issuer or by the Trustee on behalf of the Corporation. The remainder of the Financed Eligible Loans will have been originated by independent third parties and subsequently sold to the Original Issuer (before the Date of Issuance) or to the Trustee on behalf of the Corporation (after the Date of Issuance). The Financed Eligible Loans included in the Trust Estate will vary from time to time and are required to be Eligible Loans. Eligible Loans are (A) Student Loans which: (1) have been or will be made to an Eligible Borrower for post-secondary education, (2) are guaranteed by a Guarantee Agency as to at least 98% of the principal of and accrued interest on such Student Loans and are covered by Federal Reimbursement Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Financed Student Loans insured or guaranteed by the Guarantee Agency to the extent provided in the Higher Education Act, (3) are "eligible loans" as defined in Section 438 of the Higher Education Act for purposes of receiving Special Allowance Payments (other than Nonsubsidized Stafford Loans originally financed by the Original Issuer), and (4) bear interest at rates per annum not less than or in excess of the applicable rates of interest provided by the Higher Education Act, or such lesser rates as may be approved by the Rating Agencies; or (B) other Student Loans if the Corporation shall have received the necessary Rating Agency, Bond Counsel and other approvals. See "Glossary of Certain Defined Terms." The Corporation expects that most of the Eligible Loans to be acquired with the proceeds of the Series 1997-1 Notes will be those described in clause (A) above. Eligible Loans to be Financed with the proceeds of the Tax Exempt Series 1997-1 Notes (or from Balances in the Series 1997-1 Tax Exempt Surplus Sub-Account) must be made to an Eligible Borrower for the post-secondary education of (a) a resident of the State of South Dakota attending a post-secondary school located within or without the State of South Dakota, or (b) a resident of a state other than the State of South Dakota attending a post-secondary school located within the State of South Dakota.

                    Although other types of Eligible Loans may be permitted to be Financed under clause (B), in general, the descriptions of Eligible Loans in this Prospectus (except for an immaterial amount of non-Guaranteed Loans as shown herein under "Characteristics of the Initial Financed Eligible Loans -- Distribution of Financed Eligible Loans by Guarantee Agency as of September 30, 1997") relate to those described in clause (A). The Corporation has no current plans to acquire other Eligible Loans described under clause
                    (B) and cannot predict what the terms of any such Eligible Loans might be. However, a broad range of loans, including loans which are not made under the Federal Family Education Loan Program, may qualify as Eligible Loans under clause (B) upon receiving the necessary approvals from the Rating Agencies and Bond Counsel. Eligible Loans not made under the Federal Family Education Loan Program may be insured by other entities or uninsured.

The Federal         The Financed Student Loans will initially consist solely of,
Family              and are expected at all times to consist primarily of,
Education Loan      student loans originated pursuant to the Federal Family
Program             Education Loan Program under the Higher Education Act.
                    Pursuant to the Federal Family Education Loan Program, each such Financed Eligible Loan is guaranteed as to the payment of at least 98% of principal and interest by a state or private non-profit Guarantee Agency. The Guarantee Agencies each have reinsurance contracts with the Secretary of the United States Department of Education (the "Department of
                    Education"), pursuant to which the Department of Education reimburses the Guarantee Agencies for such portions of guarantee claims paid by the Guarantee Agencies as is provided in the Higher Education Act. In addition, the Department of Education is obligated to make certain interest and other subsidy payments to the holders of such Financed Eligible Loans. See "Description of the Federal
                    Family Educational Loan Program" for a more complete description of the provisions of the Higher Education Act that provide for such programs. The obligations of the Guarantee Agencies to the holders of loans, such as the Trustee, are payable from the general funds available to each such Guarantee Agency, including reserve funds maintained by the Guarantee Agencies as required by the Higher Education Act. Certain delays in receiving reimbursement could occur if a Guarantee Agency fails to meet its obligations. In addition, failure to properly originate or service an Eligible Loan can cause an Eligible
                    Loan to lose its guarantee and/or its eligibility for federal interest payments and subsidies. See "Risk
                    Factors --Risk That Failure to Comply with Student Loan
                    Origination and Servicing Procedures for Financed Student
                    Loans May Result in the Department of Education's Refusal to
                    Make Certain Payments to Guarantee Agencies and the Trustee and the Guarantee Agencies' Refusal to Make Guarantee
                    Payments to the Trustee" and " -- Risk That Financial Status of Guarantee Agencies Will Affect Their Ability to Make
                    Guarantee Payments".

Student Loan        The pool of Financed Student Loans included in the Trust
Portfolio           Estate from time to time is sometimes referred to herein as
Characteristics     the "Student Loan Portfolio." A description of the initial
                    Student Loan Portfolio expected to be Financed with the proceeds of the Series 1997-1 Notes and pledged to the Trustee on the Date of Issuance is included herein under "Characteristics of the Initial Financed Eligible Loans."
                    The Corporation expects the Trustee to originate and acquire additional Student Loans on behalf of the Corporation, and Financed Student Loans may be sold and certain events may occur with respect to individual Financed Student Loans.
                    Consequently, the Student Loan Portfolio characteristics are expected to change during the period that the Series 1997-1
                    Notes are Outstanding. See "Risk Factors -- Changes in the
                    Assets of the Trust Estate, Including Future Funding of
                    Student Loans, Changing Characteristics of Financed Student
                    Loans, Financed Eligible Loans That are Not Made Under the
                    Federal Family Education Loan Program, and Financed Student
                    Loans That are Not Eligible Loans in the Surplus Account" and "--Reduction in Amounts Available to Pay Notes Due to the Variability of Actual Cash Flows and Due to the Inability of Guarantee Agencies to Make Guarantee Payments,"
                    "Description of the Federal Family Education Loan Program," and "Characteristics of the Initial Financed Eligible
                    Loans".

Investment          The Corporation expects that the proceeds of the Series
Agreements          1997-1 Notes that are deposited into the Reserve Fund and, pending use to finance additional Student Loans, proceeds that are deposited into the Acquisition Fund and not used on the Date of Issuance to acquire Eligible Loans will be used to acquire a series of investment agreements. The
                    Corporation also expects that amounts deposited in the Revenue Fund, the Note Fund and the Surplus Fund relating to the Series 1997-1 Notes also will be used to acquire a series of investment agreements. Each investment agreement will require the financial institution to which such amounts are loaned (each, an "Investment Provider") to repay such amounts when requested by the Corporation or the Trustee (subject to such limitations as may be provided therein), and to pay interest on such amounts periodically.
                    Each Investment Provider will be a party which meets the Rating Agencies' criteria for creditworthiness or which has pledged collateral satisfactory to the Rating Agencies to secure its repayment obligations. Such investment agreements will be part of the Trust Estate securing the Series 1997-1
                    Notes.

Servicer and the    SLFC shall act as the Servicer and custodian of the Financed
SLFC Servicing      Student Loans.  See "The Servicer" and "Certain
Agreement           Relationships Among Financing Participants".

                    The Corporation and the Trustee will enter into a Servicing Agreement, dated as of July 1, 1997 (the "SLFC Servicing Agreement"), with SLFC. Pursuant to the SLFC Servicing Agreement, SLFC agrees to provide services to the Corporation and the Trustee in connection with the origination and acquisition of Student Loans to be Financed, and to service the Financed Student Loans. SLFC is required to perform all services under the SLFC Servicing Agreement in compliance with the Higher Education Act, applicable requirements of the Guarantee Agencies and all other applicable federal, state and local laws and regulations. SLFC may perform all or part of its origination, acquisition, and servicing activities through a subcontractor (for which SLFC will be responsible).

                    SLFC also agrees to perform various administrative and management activities on behalf of the Corporation, including duties of the Corporation under the Indenture. The SLFC Servicing Agreement subjects SLFC to various obligations relating to audits, examinations and inspections.

                    SLFC is required to be paid a monthly fee for the performance of its functions under the SLFC Servicing Agreement (from funds available for such purpose under the Indenture) in an amount each month equal to 0.104167% of the outstanding principal balance of all Financed Student Loans as of the last day of the immediately preceding month. Such fee is subject to adjustment under certain circumstances. See "The SLFC Servicing Agreement."

Lenders With the exception of certain Consolidation Loans that have been originated by the Original Issuer and certain Eligible Loans that may be originated by the Trustee on behalf of the Corporation, the Student Loans expected to be Financed have been or will be originated by banks, savings and loan associations, credit unions and other financial institutions that qualify as "eligible lenders" under the Higher Education Act. The Lenders have sold or will sell the Student Loans to be Financed to the Original Issuer, or to the Trustee on behalf of the Corporation, pursuant to Student Loan Purchase Agreements.

Repurchases and     Pursuant to each Student Loan Purchase Agreement, the Lender
Exchanges of Loans  will be obligated to repurchase any Financed Eligible Loan if: (i) any representation or warranty made or furnished by such Lender in or pursuant to the Student Loan Purchase
                    Agreement shall prove to have been materially incorrect as to such Financed Eligible Loan; (ii) the Department of
                    Education or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a Financed Eligible Loan on account of any circumstance or event that occurred prior to the sale of such Financed
                    Eligible Loan to the Original Issuer or to the Trustee, on behalf of the Original Issuer or the Corporation, as the case may be; or (iii) on account of any circumstance or event that occurred prior to the sale of a Financed Eligible
                    Loan to the Original Issuer or to the Trustee, on behalf of the Original Issuer or the Corporation, as the case may be, a valid defense that makes the Financed Eligible Loan unenforceable is asserted by a maker (or endorser, if any) of the Financed Eligible Loan with respect to his or her obligation to pay all or any part of the Financed Eligible
                    Loan.

                    The Financed Student Loans owned by the Original Issuer as of the Date of Issuance, together with the Original Issuer's rights under the related Student Loan Purchase Agreements, will be assigned by the Original Issuer and acquired by the Trustee under the Indenture, without recourse or warranty. Neither the Corporation, the Trustee, nor any other party will have any recourse to the Original Issuer in the event any Financed Student Loan should fail to qualify as an Eligible Loan or in any other circumstance.

                    The Indenture permits the Corporation to exchange Financed Student Loans for other Eligible Loans which evidence additional obligations of borrowers whose Student Loans have already been Financed.

Funds and           Pursuant to the Indenture, there will be established the
Accounts            Acquisition Fund, the Revenue Fund, the Note Fund, the
                    Administration Fund, the Reserve Fund, the Rebate Fund and the Surplus Fund.

Acquisition Fund    The Indenture establishes the Acquisition Fund, within which will be established a Series 1997-1 Tax Exempt Acquisition
                    Account and a Series 1997-1 Taxable Acquisition Account.
                    With respect to each series of Notes, the Trustee shall credit to the Acquisition Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes (which amount, with respect to the Series 1997-1 Notes, is described below). The Trustee shall also deposit in the Acquisition Fund: (i) any funds to be transferred thereto from the Surplus Fund, and (ii) any other amounts specified in a Supplemental Indenture.

                    Balances in the Acquisition Fund shall be used only for (a) the purchase or origination of Eligible Loans, (b) the redemption of Notes which are called for redemption or the purchase of Notes as provided in a Supplemental Indenture providing for the issuance of such series of Notes, (c) the payment of Debt Service on the Senior Notes and Other Senior Obligations when due (upon transfer to the Note Fund), (d) the payment of the purchase price of any Senior Notes required to be purchased on a Purchase Date or a Mandatory Tender Date (upon transfer to the Note Fund), or (e) to cure deficiencies in the Rebate Fund. The Trustee shall make payments to Lenders from the Acquisition Fund for the acquisition of Eligible Loans (such payments to be made from the Series 1997-1 Tax Exempt and Taxable Acquisition Accounts at a purchase price not in excess of 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued noncapitalized borrower interest thereon, if any, to the date of purchase, reasonable transfer, origination or assignment fees, if applicable, and a premium not to exceed certain limitations set forth in the Indenture). The Trustee shall also make payments from the Acquisition Fund for the origination of Eligible Loans.

                    The sum of $904,998,000 will be deposited in the Series 1997-1 Tax Exempt and Taxable Acquisition Accounts on the Date of Issuance of the Series 1997-1 Notes and approximately $589,273,000 of such amount will be used on the Date of Issuance to refinance a portfolio of Eligible Loans, which is described herein. See "Characteristics of the Initial Financed Eligible Loans" herein. The remaining proceeds deposited in the Series 1997-1 Tax Exempt and Taxable Acquisition Accounts in the Acquisition Fund on the Date of Issuance are expected to be used to acquire additional Eligible Loans from

                    Lenders or to originate Eligible Loans on or before April 15, 2002. Proceeds deposited in the Series 1997-1 Tax Exempt and Taxable Acquisition Accounts in the Acquisition Fund and not used to purchase Eligible Loans may be transferred to the Retirement Account and used to redeem Series 1997-1 Notes which are called for redemption.

Revenue Fund        The Indenture establishes the Revenue Fund, which is
                    comprised of two Accounts: the Repayment Account and the Income Account. The Trustee shall credit to the Revenue
                    Fund: (i) all amounts received as interest, including federal interest subsidy payments, and principal payments with respect to Financed Student Loans, including all Guarantee Payments and all Special Allowance Payments with respect to Financed Student Loans (excluding, except in the case of the Eligible Loans to be Financed on the Date of Issuance, any federal interest subsidy payments and Special
                    Allowance Payments that accrued prior to the date on which such Student Loans were Financed), (ii) unless otherwise provided in a Supplemental Indenture, proceeds of the resale to a Lender of any Financed Student Loans pursuant to such Lender's repurchase obligation under the applicable Student
                    Loan Purchase Agreement, (iii) all amounts received as earnings on or income from Investment Securities in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Surplus Fund and the Note Fund, and (iv) all amounts to be transferred to the Revenue Fund from the Rebate Fund. The
                    Trustee shall deposit and credit all such amounts received as payments of principal of Financed Student Loans to the Repayment Account, and all other such amounts shall be credited by the Trustee to the Income Account. The Indenture requires the Trustee to transfer moneys on a monthly basis
                    (after taking into account any periodic rebate fee payment required to be made in respect of Student Loans Financed under the Indenture), first from the Repayment Account and then from the Income Account, to the following Funds and Accounts in the following order: the Rebate Fund, the Interest Account for the payment of Senior Obligations, the Principal Account for the payment of Senior Obligations, the Retirement Account for the redemption of Senior Notes which are called for redemption, the Interest Account for the payment of Subordinate Obligations, the Principal Account for the payment of Subordinate Obligations, the Retirement
                    Account for the redemption of Subordinate Notes which are called for redemption, the Administration Fund (but only from the Income Account), the Reserve Fund, the Principal
                    Account (relating to cumulative sinking fund installments with respect to Subordinate Term Notes to be called for redemption on a Sinking Fund Payment Date), the Special
                    Redemption and Prepayment Account and the Surplus Account.
                    In addition, any amounts payable by a Swap Counterparty pursuant to a Swap Agreement are required to be credited directly to the Interest Account.

Note Fund           The Indenture establishes the Note Fund, which is comprised of three Accounts: the Interest Account, the Principal
                    Account and the Retirement Account. The Note Fund shall be used only for the payment when due of principal of, premium, if any, and interest on the Senior Notes and the Subordinate
                    Notes, the purchase price of Senior Notes and Subordinate
                    Notes to be purchased on a Purchase Date or Mandatory Tender
                    Date in accordance with the Indenture, Other Indenture
                    Obligations and Carry-Over Amounts (including any accrued interest thereon) and to make transfers to the credit of the Rebate Fund. The principal of and interest on the Class C
                    Notes are payable from the Surplus Fund.

Interest Account    The Trustee shall deposit in the Interest Account (i) that portion of the proceeds from the sale of Financed Student
                    Loans representing accrued interest and Special Allowance
                    Payments thereon, (ii) that portion of the proceeds from the sale of the Corporation's bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the Senior Notes or the Subordinate Notes, (iii) all
                    Counterparty Swap Payments, (iv) all payments under any Credit Enhancement Facilities to be used to pay interest on (or the interest portion of the purchase price of) the Notes and (v) all amounts required to be transferred thereto from other Funds and Accounts, as described below.

                    To provide for the payment of each installment of interest which falls due upon Senior Notes or Subordinate Notes on each regularly scheduled Interest Payment Date and all Corporation Swap Payments and fees to a Credit Facility Provider payable on such Interest Payment Date, the Trustee shall make deposits to the credit of the Interest Account on each Monthly Payment Date (less certain credits against such payments). If, on any Interest Payment Date (including a Redemption Date or a date that Notes are to be purchased that is not a regularly scheduled Interest Payment Date), moneys in the Interest Account are insufficient to pay the accrued interest due on the Senior Notes and Subordinate Notes and all Corporation Swap Payments and fees to a Credit Enhancement Facility Provider payable on such Interest Payment Date or constituting a portion of the purchase price of Notes to be so purchased, the Trustee shall deposit immediately to the credit of the Interest Account an amount equal to such deficiency by transfer from the following Funds and Accounts, in the following order of priority: the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund, the Surplus Fund (including any portion of the Balance thereof consisting of Eligible Loans), the Retirement Account, the Principal Account and, as to Senior Notes and Other Senior Obligations only, the Acquisition Fund (other than that portion of the Balance thereof consisting of Student Loans); provided that such transfers in respect of Subordinate Notes or Other Subordinate Obligations shall be so made from the Principal Account or the Retirement Account only if, and to the extent, any amounts to be so transferred are in excess of the requirements of such Accounts with respect to Senior Obligations payable therefrom.

                    If, as of any regularly scheduled Interest Payment Date, any Carry-Over Amount (including any accrued interest thereon) is due and payable with respect to a series of Notes, as provided in the related Supplemental Indenture, the Trustee shall transfer to the Interest Account (to the extent amounts are available therefor in the Surplus Account, after taking into account all other amounts payable from the Surplus Fund on such Interest Payment Date) an amount equal to such Carry-Over Amount (including any accrued interest thereon) so due and payable.

                    Balances in the Interest Account shall be transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund, the Retirement Account and the Principal Account, to make any deposit to the credit of the Rebate Fund required by the Indenture. (See "Rebate Fund" below.)

                    Apart from transfers to the Rebate Fund and transfers to the Principal Account as described under "Principal Account" below, Balances in the Interest Account shall be applied, first, to the payment of interest on all Senior Notes, Corporation Swap Payments under Senior Swap Agreements and fees payable to Senior Credit Facility Providers due on an Interest Payment Date, and if such money (after the transfers hereinabove described, including all amounts, to the extent necessary, in the Principal Account) is less than such interest and Other Senior Obligations on such Interest Payment Date, such money shall be applied, pro rata, among such indebtedness based upon such amounts then owing to Senior Beneficiaries and to be paid from the Interest Account; second, to the payment of interest on all Subordinate Notes, Corporation Swap Payments under Subordinate Swap Agreements and fees payable to Subordinate Credit Facility Providers due on an Interest Payment Date, and if such money (after the transfers hereinabove described, including all amounts, to the extent necessary, in the Principal Account over and above the amount on deposit therein to meet any accrued obligations to pay principal of the Senior Notes or amounts, other than fees, to Senior Credit Facility Providers) is less than such interest and Other Subordinate Obligations on such Interest Payment Date, such money shall be applied, pro rata, among such indebtedness based upon such amounts then owing to Subordinate Beneficiaries and to be paid from the Interest Account; and third, to the payment of all Carry-Over Amounts (including any accrued interest thereon) due and payable on all series of Notes, and if such money is less than such Carry-Over Amounts (including any accrued interest thereon) on an Interest Payment Date, such money shall be applied, pro rata, among such Carry-Over Amounts (including any accrued interest thereon) based upon such amounts then otherwise due and payable to Noteholders and to be paid from the Interest Account.

                    Other Indenture Obligations payable from the Interest Account would include reimbursement to any Credit Facility Provider for interest paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement shall have the same priority of payment from the Interest Account as the interest so paid.

Principal Account   The Trustee shall deposit to the credit of the Principal
                    Account: (i) that portion of the proceeds from the sale of Financed Student Loans representing principal thereof, (ii) that portion of the proceeds from the sale of the Corporation's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the Senior Notes and the Subordinate Notes, (iii) all payments under any Credit Enhancement Facilities to be used to pay principal of Senior Notes or Subordinate Notes or the purchase price of Senior Notes or Subordinate Notes to be purchased on a Purchase Date or Mandatory Tender Date, and
                    (iv) all amounts required to be transferred thereto from the following Funds, in the following order of priority: (1) in the case of payment of principal of Notes at Stated
                    Maturity, call of Senior Notes for redemption on a Sinking
                    Fund Payment Date or the purchase of Notes on a Purchase
                    Date or Mandatory Tender Date, the Revenue Fund, the Surplus
                    Fund (other than that portion of the Balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund and the Surplus Fund (including any portion of the Balance thereof consisting of Eligible
                    Loans), and (2) in the case of call of Subordinate Notes for redemption on a Sinking Fund Payment Date, the Revenue Fund and the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans); provided, however, that if principal is payable on Senior Notes at the Stated
                    Maturity thereof or upon a Sinking Fund Payment Date therefor, or the purchase price is payable on Senior Notes on a Purchase Date or Mandatory Tender Date, and money credited to the Principal Account, after the foregoing transfers, is insufficient to pay such principal or purchase price, funds shall be transferred, to the extent necessary, to the Principal Account for this purpose, (i) from the Interest Account, but only to the extent that the Balance in the Interest Account exceeds any then accrued payments of interest on the Senior Notes, Corporation Swap Payments under Senior Swap Agreements and fees owing to Senior Credit
                    Enhancement Providers and (ii) thereafter from the Acquisition Fund (other than that portion of the Balance thereof consisting of Student Loans).

                    To provide for the payment of principal due on the Stated Maturity of Senior or Subordinate Serial Notes or on a Sinking Fund Payment Date for Senior or Subordinate Term Notes, the Trustee shall make deposits to the credit of the Principal Account on each Monthly Payment Date from amounts available therefor in the Revenue Fund and the other Funds referred to above.

                    In the event that the Corporation is required to furnish moneys to the Depositary to purchase Notes on a Purchase Date or Mandatory Tender Date, the Trustee shall, subject to the applicable provisions of the related Supplemental Indenture, immediately deposit to the credit of the Principal Account moneys sufficient to pay the purchase price thereof.

                    Balances in the Principal Account shall be transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund and the Retirement Account, to make any required deposit to the credit of the Rebate Fund. (See "Rebate Fund" below.)

                    Balances to the credit of the Principal Account shall be applied in the following order of priority: first, for transfer to the Rebate Fund; second, to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Senior Notes and Other Senior Obligations payable therefrom; third, to the payment of Senior Notes at their Stated Maturity or on their Sinking Fund Payment Date and Other Senior Obligations payable therefrom; fourth, to the payment of the purchase price of Senior Notes on a Purchase Date or Mandatory Tender Date; fifth, to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Subordinate Notes and Other Subordinate Obligations payable therefrom; sixth, to the payment of Subordinate Notes at their Stated Maturity and Other Subordinate Obligations payable therefrom; seventh, to the payment of the purchase price of Subordinate Notes on a Purchase Date or Mandatory Tender Date; and eighth, to the payment of Subordinate Term Notes on a Sinking Fund Payment Date.

                    Other Indenture Obligations payable from the Principal Account would include reimbursement to any Credit Facility Provider for principal or the purchase price paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement shall have the same priority of payment from the Principal Account as the principal so paid.

                    Balances in the Principal Account may also be applied to the purchase of Senior Notes or Subordinate Notes. Any such purchase shall be limited to those Senior Notes or Subordinate Notes whose Stated Maturity or Sinking Fund Payment Date is the next succeeding Principal Payment Date.

Retirement          The Trustee shall deposit to the credit of the Retirement
Account             Account (i) any amounts transferred thereto from the Reserve
                    Fund and the Surplus Fund, (ii) that portion of the proceeds from the sale of the Corporation's bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or Redemption Price of Senior Notes or Subordinate
                    Notes on a date other than the Stated Maturity thereof or a Sinking Fund Payment Date therefor, and (iii) all payments under any Credit Enhancement Facilities to be used to pay the Redemption Price of Notes payable from the Retirement
                    Account. All Senior Notes or Subordinate Notes which are to be retired, or the principal of which is to be prepaid, other than with moneys in the Principal Account shall be retired or prepaid with moneys deposited to the credit of the Retirement Account.

                    Balances in the Retirement Account shall be transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund and the Administration Fund, to make any required deposit to the Rebate Fund. (See "Rebate Fund" below.) After taking into account any such required transfers to the Rebate Fund, Balances in the Retirement Account shall be transferred to the credit of the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Notes and Other Indenture Obligations payable therefrom.

                    Other Indenture Obligations payable from the Retirement Account will include reimbursement to any Credit Facility Provider for the Redemption Price paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement shall have the same priority of payment from the Retirement Account as the Redemption Price so paid.

                    Balances in the Retirement Account (other than any portion thereof to be applied to the mandatory prepayment of principal of any Notes) may also be applied to the purchase of Senior Notes or Subordinate Notes.

Administration      With respect to each series of Notes, the Trustee shall,
Fund                upon delivery thereof and from the proceeds thereof, credit to the Administration Fund established under the Indenture the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The
                    Trustee shall also credit to the Administration Fund all amounts transferred thereto from the Revenue Fund and the Surplus Account. Amounts in the Administration Fund shall be used to pay Costs of Issuance, Administrative Expenses and Note Fees or to reimburse another fund, account or other source of the Corporation for the previous payment of Costs of Issuance, Administrative Expenses or Note Fees.

                    Balances in the Administration Fund shall also be applied to remedy deficiencies in the Rebate Fund and the Note Fund after transfers thereto from the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans) and the Reserve Fund.

                    Deposits to the credit of the Administration Fund shall be made from the following sources in the following order of priority: the Income Account after transfers therefrom to the Rebate Fund, the Interest Account, the Principal Account (other than with respect to the payment of sinking fund installments for Subordinate Notes), and the Retirement Account; and the Surplus Account after transfers therefrom to the Rebate Fund, the Interest Account, the Principal Account (other than with respect to the payment of sinking fund installments for Subordinate Notes) and the Retirement Account, provided that any such deposit from the Surplus Account shall only be made to the extent that portion of the Balance thereof not consisting of Eligible Loans is sufficient therefor.

Reserve Fund        Immediately upon the delivery of any series of Senior Notes or Subordinate Notes, and from the proceeds thereof or, at the option of the Corporation, from any amounts to be transferred thereto from the Surplus Fund, the Trustee shall credit to the Reserve Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of that series of Notes, such that, upon issuance of such Notes, the Balance in the Reserve Fund shall not be less than the Reserve Fund Requirement, which is an amount initially equal to the greater of 2% of the aggregate principal amount of all Notes then Outstanding or $500,000.

                    If on any Monthly Payment Date the Balance in the Reserve Fund is less than the Reserve Fund Requirement, the Trustee shall transfer and credit thereto an amount equal to the deficiency from moneys available therefor in the following Funds and Accounts in the following order of priority: the Repayment Account, the Income Account and the Surplus Fund.

                    The Balance in the Reserve Fund shall be used and applied solely for (i) transfers to the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund and the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), to make any required deposit to the Rebate Fund (see "Rebate Fund" below), and
                    (ii) after such transfer, if any, to be made pursuant to the preceding clause (i) has been taken into account, the payment when due of principal and interest on the Senior Notes and the Subordinate Notes and any Other Indenture Obligations and the purchase price of Senior Notes and Subordinate Notes on a Purchase Date or Mandatory Tender Date, and the other purposes specified in the Indenture (see "Note Fund" above).

Rebate Fund         The Indenture establishes the Rebate Fund into which the
                    Trustee is required to make annual deposits from Balances in the Revenue Fund, the Surplus Fund, the Reserve Fund, the
                    Administration Fund, the Bond Fund and the Acquisition Fund, in that order, equal to the amount computed under Section
                    148(f) of the Code as being subject to rebate to the United
                    States (the "Rebate Amount") and certain amounts constituting Excess Earnings on the Financed Student Loans.
                    The Trustee is required to pay to the United States
                    Treasury, at least once every five years, an amount which ensures that not less than 90% of the cumulative Rebate
                    Amount will have been paid to the United States Treasury.
                    The Trustee is required to consult with Bond Counsel and take such action as may be required under the Code (which may include forgiveness of principal of Financed Student
                    Loans or payments to the United States Treasury) with respect to Excess Earnings. Under certain circumstances, including delivery to the Trustee of a favorable opinion of Bond Counsel, certain amounts determined not to be subject to rebate or other disposition may be transferred from the Rebate Fund to the Income Account.

Surplus Fund        The Indenture establishes a Surplus Fund comprised of two
                    Accounts: the Special Redemption and Prepayment Account and the Surplus Account. The Trustee shall deposit to the credit of the Surplus Fund Balances in the Revenue Fund not required for deposit to any other Fund or Account. Deposits to the Surplus Fund from the Revenue Fund shall be credited to the Special Redemption and Prepayment Account to the extent the Balance thereof is less than the Special
                    Redemption and Prepayment Account Requirement for each series of Notes, and otherwise to the Surplus Account.

                    Balances in the Surplus Fund shall be used first to make up deficiencies in, or make required transfers to, the Rebate Fund, the Note Fund, the Administration Fund and the Reserve Fund. Balances in the Surplus Fund may also be applied, as determined by the Corporation from time to time, to the payment of principal of or interest on Class C Notes when due or upon the call thereof for redemption at the option of the Corporation, subject to meeting certain conditions described in "Summary of the Indenture -- Funds and Accounts -- Surplus Fund" are met.

                    If the Trustee shall have first certified that no deficiencies exist in any of the Rebate Fund, the Note Fund, the Reserve Fund or the Special Redemption and Prepayment Account, and shall have received certain certifications from the Corporation, Balances in the Surplus Account may be used to redeem Notes which are called for redemption (including Series 1997-1 Notes as described under "Description of Series 1997-1 Notes --

                    Special Call for Redemption -- From Moneys in the Surplus Account") or to purchase Notes, or may be: (a) used to acquire Student Loans meeting the requirements of clauses
                    (A) (1) and (2) or clause (B) of the definition of "Eligible Loans" (see "Glossary of Certain Defined Terms"); or (b) released from the Indenture to be used for certain other authorized purposes; provided, however, that the Indenture prohibits the use of the Surplus Account to acquire Student Loans that are not Eligible Loans and for the purposes specified in clause (b) above unless, after taking into account any such application (i) the Senior Percentage will be not less than 112%, and (ii) the Subordinate Percentage will be not less than 102%; provided that such percentages may be lower upon receipt of certain approvals from each Rating Agency and, under certain circumstances, consent of Other Beneficiaries.

                    Balances in the Special Redemption and Prepayment Account may be transferred to the credit of the Retirement Account to redeem Senior Notes or Subordinate Notes which are called for redemption or to prepay Senior Notes or Subordinate Notes as provided in a Supplemental Indenture relating thereto (provision for which, in the case of the Taxable LIBOR Rate Series 1997-1 Notes has been made in the First Supplemental Indenture and is described under "Prepayment of Taxable LIBOR Rate Series 1997-1 Notes" above) or to the Acquisition Fund for the acquisition or origination of Eligible Loans as provided in the Indenture and as further authorized or limited in a Supplemental Indenture. Balances in the Special Redemption and Prepayment Account (other than any portion thereof to be applied to the mandatory prepayment of principal of any Notes) may also be transferred to the Note Fund for the purchase of Notes.

                  Flow of Revenues in the Funds and Accounts

                             [CHART APPEARS HERE]

The above chart is intended to illustrate, in simple form, the flow of revenues to and from the Funds and Accounts under the Indenture. For a more detailed description of such flow of funds, see "Source of Payment and Security for the Notes -- Description of Flow of Revenues in the Funds" and "Summary of the Indenture -- Funds and Accounts."

Additional Parity   The Corporation may, upon complying with the provisions of
Notes               the Indenture, issue from time to time Additional Notes or incur certain other Indenture Obligations secured by the Trust Estate on a parity with or subordinate to the Senior
                    Notes. Any Additional Notes will not be offered or sold pursuant to this Prospectus. See "Summary of the Indenture" herein.


Subordination       The rights of the Series 1997-1 Subordinate Noteholders to receive payments with respect to the Notes will be subordinated to such rights of the Series 1997-1 Senior
                    Noteholders and any other Senior Beneficiaries to the extent described in this Prospectus. This subordination is intended to enhance the likelihood of timely receipt by the Series
                    1997-1 Senior Noteholders of the full amount of scheduled payments of principal and interest due them. Thus, payments of interest and principal on the Series 1997-1 Subordinate
                    Notes will be made when due (on a parity basis with any other Subordinate Obligations) only to the extent there are sufficient monies available for such payment, after making all payments due on such date with respect to the Senior
                    Obligations. So long as Senior Obligations remain
                    Outstanding under the Indenture, the failure to make interest or principal payments on the Series 1997-1
                    Subordinate Notes will not constitute an Event of Default under the Indenture. Payments of principal and interest on the Series 1997-1 Subordinate Notes would be similarly subordinated to Senior Obligations if the Notes were accelerated because of an Event of Default.

                    The Series 1997-1 Subordinate Notes are also subordinated to the Series 1997-1 Senior Notes and any other Senior Obligations as to the direction of remedies upon default.

Federal Income Tax  In the opinion of Dorsey & Whitney LLP, the Series 1997-1
Treatment of        Notes will be treated as debt of the Original Issuer (and
Series 1997-1       upon the assumption by the Corporation of the Original
Notes               Issuer's obligations under the Indenture, as debt of the
                    Corporation), rather than as an interest in the Financed
                    Student Loans and other Trust Estate assets, for federal income tax purposes. As such, the owners of the Taxable
                    Series 1997-1 Notes will be required to include in income interest on such Taxable Series 1997-1 Notes as paid or accrued, in accordance with their respective accounting methods and the provisions of the Code. See "Tax Matters --
                    Federal Income Tax Consequences".

Exclusion of        In the opinion of Dorsey & Whitney LLP, as Bond Counsel,
Interest on Tax     under existing laws, regulations, rulings and decisions,
Exempt Series       interest on the Tax Exempt Series 1997-1 Notes is not
1997-1 Notes        includable in the gross income of the owners thereof for
from Gross Income   federal income tax purposes. Interest on the Tax Exempt
                    Series 1997-1 Notes is an item of tax preference which is included in alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to all taxpayers, and is includable in certain other taxes imposed upon corporations. For a more detailed description of the tax status of the interest on the Tax Exempt Series 1997-1
                    Notes, Bond Counsel's opinion with respect thereto
                    (including its reliance on the Original Issuer's, SLFC's and the Corporation's compliance with covenants made by them to satisfy certain requirements of the Code) and certain income tax consequences of Tax Exempt Series 1997-1 Note ownership, see "Tax Matters -- Tax Exempt Series 1997-1 Notes".

ERISA               The Series 1997-1 Notes are eligible for purchase by or on
Considerations      behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to certain considerations discussed under "ERISA
                    Considerations".

Ratings It is a condition to the issuance of the Series 1997-1 Notes that the Series 1997-1 Senior Notes each be rated "AAA" by Fitch Investors Service, L.P. and "Aaa" by Moody's Investors Services, Inc., and that the Series 1997-1 Subordinate Notes each be rated no less than "A" by Fitch and "A3" by Moody's. The ratings of each series of Series 1997-1 Notes address the likelihood of the timely payment of principal and interest on such Series 1997-1 Notes. The ratings do not address the market liquidity of Series 1997-1 Notes or the likelihood of prepayments of the Series 1997-1 Notes. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Ratings".


Registration of     The Series 1997-1 Notes of each series initially will be
Notes               represented by one or more certificates registered in the
                    name of Cede & Co., as a nominee of DTC. No person acquiring an interest in such Notes will be entitled to a definitive certificate representing such person's interest, except in the event that definitive securities are issued under the limited circumstances described herein. See "Description of Series 1997-1 Notes -- Book-Entry-Only System".

                                 RISK FACTORS

          Prospective investors should consider, among other things, the following factors regarding the purchase of the Series 1997-1 Notes.

The Series 1997-1 Notes are Limited Recourse Obligations and Limited Assets of the Corporation are Available for the Payment of the Series 1997-1 Notes

          The Corporation is a special purpose corporation and the Series 1997-1 Notes will represent obligations solely of the Corporation. The Series 1997-1 Notes are not insured or guaranteed by any government agency or instrumentality, by any affiliate of the Corporation, by any insurance company or by any other person or entity. The Corporation will have no significant assets available to make payment on the Series 1997-1 Notes other than the Trust Estate pledged as collateral for the Notes under the Indenture. Moreover, the Series 1997-1 Notes are limited obligations of the Corporation, payable solely from the Trust Estate and not from any other assets which the Corporation may have or any other revenues to which the Corporation may be entitled. The Trust Estate will not have, nor is it expected to have, any significant assets or sources of funds other than the Financed Student Loans, the Acquisition Fund, the Reserve Fund and the other Funds and Accounts. Payments on the Series 1997-1 Notes will depend solely on the amount and timing of payments and collections in respect of the Financed Student Loans, investment earnings on the various Funds and Accounts established pursuant to the Indenture, amounts on deposit in the Reserve Fund and the other Funds and Accounts, and the payment priority of the Series 1997-1 Notes, any Additional Notes to be issued in the future and any credit enhancement obtained with respect to such Additional Notes. (Any Additional Notes will not be offered or sold pursuant to this Prospectus.)
There will be no additional recourse to the Corporation or any other person if such proceeds are insufficient. As a result, Noteholders must depend on the cash flow with respect to the Financed Student Loans and funds on deposit in the Acquisition Fund, the Reserve Fund and the other Funds and Accounts for payment of principal of and interest on the Series 1997-1 Notes.

Holders of the Series 1997-1 Subordinate Notes are Subordinate in Payment Priority and as to the Direction of Remedies

          Payments of principal of and interest on the Series 1997-1 Subordinate Notes are subordinated in priority of payment to payments of principal of and interest on the Series 1997-1 Senior Notes and any other Senior Obligations that may be outstanding from time to time. See "Source of Payment and Security for the Notes". The Series 1997-1 Subordinate Notes are also subordinated to the Series 1997-1 Senior Notes and any other Senior Obligations as to the direction of remedies upon an Event of Default.

Failure to Comply with Student Loan Origination and Servicing Procedures for Financed Student Loans May Result in the Department of Education's Refusal to Make Certain Payments to Guarantee Agencies and the Trustee and the Guarantee Agencies' Refusal to Make Guarantee Payments to the Trustee

          The Higher Education Act requires lenders and their agents making and servicing student loans under the Federal Family Education Loan Program and Guarantee Agencies guaranteeing such student loans to follow specified procedures, including due diligence procedures, to ensure that such student loans are properly originated, disbursed and collected. Certain of those procedures, which are specifically set forth in the Higher Education Act, are summarized herein. See "Description of Financed Eligible Loan Program" and "Description of the Federal Family Education Loan Program." Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (including numerous telephone calls and demand letters, skip-tracing procedures, and requesting assistance from the applicable Guarantee Agency) which vary depending upon the length of time a loan is delinquent.

          The Corporation believes that the Original Issuer has followed these procedures in its acquisition, servicing and collection of the Eligible Loans to be Financed. In addition, SLFC will agree in the SLFC Servicing Agreement to perform origination, servicing and collection procedures on behalf of the Trustee and the Corporation in compliance with those procedures. However, failure of the Original Issuer to have followed these procedures with respect to the existing Student Loan Portfolio, failure of SLFC or any successor Servicer to follow these procedures or failure of any Lender or any other originator or Servicer of the Financed Student Loans to have followed or to follow these procedures with respect to any Financed Student Loans may result in the Department of Education's refusal to make reinsurance payments to the Guarantee Agencies or to make Special Allowance Payments or Interest Subsidy Payments to the Trustee with respect to such Financed Student Loans or in the Guarantee Agencies' refusal to make payments under their Guarantee Agreements with the Trustee ("Guarantee Payments") with respect to such Financed Student Loans. Failure of the Guarantee Agencies to receive reinsurance payments from the Department of Education could adversely affect the Guarantee Agencies' ability or legal obligation to make Guarantee Payments to the Trustee. Loss of any such Guarantee Payments, Special Allowance Payments or Interest Subsidy Payments with respect to Financed Student Loans could adversely affect the amount of revenues under the Indenture and the Corporation's ability to pay principal of and interest on the Series 1997-1 Notes. See "Description of the Federal Family Education Loan Program."

No Recourse Exists Against the Original Issuer for Any Failures to Comply with Origination and Servicing Procedures Relating to the Financed Student Loans

          The transfer of the original portfolio of Financed Student Loans from the Original Issuer to the Trustee is without recourse. Neither the Corporation nor the Trustee will have any right to resell the Financed Student Loans to the Original Issuer or otherwise to make recourse to or collect from the Original Issuer if such Financed Student Loans should fail to meet the requirements of an Eligible Loan for any reason or if such transfer should fail to provide the Trustee with good title to such Financed Student Loans.

          The failure of any Financed Student Loan to conform to all of the requirements of the Higher Education Act or the Guarantee Agencies with respect thereto could result in the loss of the Trustee's right to receive Guarantee Payments, Special Allowance Payments, and/or Interest Subsidy Payments with respect to such Financed Student Loan.

Changes in Law Could Adversely Affect the Federal Family Education Loan Program and the Financed Student Loans

          There can be no assurance that the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described herein and the loans made thereunder, including the Financed Student Loans or the Guarantee Agencies. The Federal Family Education Loan Program has been the subject of numerous amendments and proposed amendments to the Higher Education Act, including amendments designed to reduce the federal budget deficit. Amendments to the Higher Education Act in the past several years have reduced the portion of loans covered by Guarantee Payments and the portion of Guarantee Payments covered by reinsurance, reduced certain administrative expense allowances paid by the Department of Education to Guarantee Agencies, reduced the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain, and given the Department of Education broad powers over Guarantee Agencies and their reserves, including the authority to require a Guarantee Agency to pay a portion or all reserve funds to the Department of Education in certain circumstances.

          Several proposals have been made by Congress and the Administration to amend the Higher Education Act, including proposals that would significantly alter the Federal Family Education Loan Program and the roles of its participants. It is impossible to predict whether any such proposals will be adopted as legislation or, if so, what impact such legislation may have on the Corporation's or Trustee's receipt of revenues with respect to Financed Student Loans.

The Competing Federal Direct Student Loan Program May Result in Higher Servicer Costs Because of Reduced Economies of Scale; a Smaller Secondary Market and Reduced Value for Financed Student Loans; and Higher Prepayments of Financed Student Loans Through Consolidations

          The Higher Education Act provides for a Federal Direct Student Loan Program. This program, established in academic year 1994-1995, has a statutory target volume of 60% of student loan demand in academic year 1998-1999, which could result in reductions in the volume of loans made under the Federal Family Education Loan Program. As the Federal Direct Student Loan Program expands, the Servicer may experience increased costs due to reduced economies of scale to the extent the volume of new loans serviced by the Servicer is reduced. Such cost increases could affect the ability of the Servicer to satisfy its obligations to service the Financed Eligible Loans. Such volume reductions could also reduce revenues received by the Guarantee Agencies available to pay claims on defaulted Eligible Loans. Finally, the level of competition currently in existence in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the Eligible Loans and lower prices available in the secondary market for those loans. Further, the Department of Education has implemented a direct consolidation loan program, which program may further reduce the volume of loans made under the Federal Family Education Loan Program and is expected to result in prepayments of Financed Student Loans. See "Description of the Federal Family Education Loan Program."

Additional Notes May be Issued Without Noteholder Consent

          The Corporation may, from time to time pursuant to the provisions of the Indenture, issue Additional Notes or incur other Indenture Obligations secured by the Trust Estate on a parity with or subordinate to the Series 1997-1 Senior Notes and senior to, on a parity with or subordinate to the Series 1997-1 Subordinate Notes, as determined by the Corporation, without the consent or approval of the Holders of any Notes then Outstanding. While the Indenture requires that the Corporation satisfy certain conditions, including, but not limited to, the condition that the issuance of the Additional Notes will not adversely affect the ratings on the then outstanding Notes, if Additional Notes are issued and the Financed Student Loans acquired with the proceeds of such Additional Notes do not produce sufficient revenue to pay principal of and interest on those Additional Notes, it may result in a delay in or reduction of payments on the Series 1997-1 Notes. Moreover, if Additional Notes are issued and an Event of Default occurs with respect to such Additional Notes and such Event of Default is not cured or waived, then all Notes which are then outstanding, including the Series 1997-1 Notes, are subject to acceleration.
Any Additional Notes will not be offered or sold pursuant to this Prospectus. This Prospectus relates only to the Series 1997-1 Notes. See "Additional Notes" herein.

The Interest Rates on Financed Student Loans and Other Investments May be Insufficient to Cover Interest on the Series 1997-1 Notes (Other Than Tax Exempt Fixed Rate Series 1997-1 Senior Notes and Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes) Due to Rate-Index Difference

          The interest rates with respect to the Series 1997-1 Notes (other than the Tax Exempt Fixed Rate Series 1997-1 Senior Notes and the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes) may fluctuate from one interest period to another in response to changes in benchmark rates or general market conditions. The Corporation can make no representation as to what such rates may be in the future. The interest rates on each series of Auction Rate Series 1997-1 Senior Notes will be based generally on the outcome of each Auction of such series of Notes. The interest rates on each series of Taxable LIBOR Rate Series 1997-1 Notes will be based generally on One-Month LIBOR. The Financed Student Loans, however, generally bear interest at an effective rate (taking into account any Special Allowance Payments, the "Loan Rates") equal to the average bond equivalent rates of weekly auctions of

91-day Treasury bills for each quarter (the "91-day Treasury Bill Rate") (or, in certain circumstances, 52-week Treasury bills) plus margins specified for such Financed Student Loans. See "Description of the Federal Family Education Loan Program -- Loan Terms -- Interest Rates" and " -- Federal Special Allowance Payments." As a result of these differences between the indices used to determine the Loan Rates and the interest rates on the variable rate Series 1997-1 Notes, there could be periods of time when the Loan Rates are inadequate to cover the interest on the Series 1997-1 Notes and expenses required under the Indenture. Moreover, the Net Loan Rate will be determined as of a date as much as two months prior to the determination of the rates borne by the variable rate Taxable Series 1997-1 Notes. Thus, in a period of rapidly rising interest rates, the Net Loan Rate may not increase as quickly as the variable interest rates with respect to the Taxable Series 1997-1 Notes. To the extent that the Loan Rates decrease or do not increase as fast as the variable interest rates with respect to the Taxable Series 1997-1 Notes, the interest rates with respect to such Taxable Series 1997-1 Notes may be limited to the Net Loan Rate or may be deferred to future periods. There can be no assurance that sufficient funds will be available in future periods to make up for any shortfalls in the current payments of interest on the Taxable Series 1997-1 Notes. Further, if there is a decline in the Loan Rates, the amount of funds representing interest deposited into the Trust Estate may be reduced and, even if there is a similar reduction in the variable interest rates applicable to any series of Series 1997-1 Notes, there may not necessarily be a similar reduction in the other amounts required to be funded out of such funds (such as certain administrative expenses). In addition, proceeds of and revenues relating to the Series 1997-1 Notes in the Reserve Fund, the Acquisition Fund, the Revenue Fund, the Note Fund and the Surplus Fund will be used to acquire investment agreements at fluctuating interest rates. Although the Corporation will structure such investment agreements to minimize such risk, there can be no assurance that the interest rates on such investment agreements will keep pace with the fluctuating interest rates on the Series 1997-1 Notes.

Changes in Repayment Terms of Financed Student Loans Pursuant to Incentive Program.

          The Original Issuer currently makes available and the Corporation may hereafter make available certain incentive programs to borrowers. It cannot be predicted with certainty how many borrowers will qualify or decide to participate in these programs. The effect of these incentive programs may be to reduce the yield on the Financed Student Loans. Reductions in the yield on the Financed Student Loans resulting from such incentive programs will result in a reduction of the Net Loan Rate. There is no assurance that the Net Loan Rate (and thus the interest rate on the Taxable Series 1997-1 Notes) will not be reduced below the rates that would otherwise be borne by such Notes.

Changes in the Assets of the Trust Estate, Including Future Funding of Student Loans, Changing Characteristics of Financed Student Loans, Financed Eligible Loans That are Not Made Under the Federal Family Education Loan Program and Financed Student Loans That are Not Eligible Loans in the Surplus Account

          The initial Student Loan Portfolio to be Financed on the Date of Issuance with a portion of the proceeds of the Series 1997-1 Notes is described herein under "Characteristics of the Initial Financed Eligible Loans." The investment agreements which will be acquired on the Date of Issuance with the remaining proceeds of the Series 1997-1 Notes are described herein under "Application of Series 1997-1 Note Proceeds." After the Date of Issuance, the Corporation intends to cause the Trustee to purchase Financed Eligible Loans from Lenders and to originate Eligible Loans from amounts initially deposited in the Acquisition Fund and used to acquire such investment agreements (upon repayment of such amounts pursuant to such investment agreements). The actual characteristics of the Student Loan Portfolio will change from time to time due to factors such as adjustments made in the normal course of business, amendments to the Higher Education Act, changes in the classifications of Eligible Loans, sales or exchanges of Eligible Loans by the Trustee on behalf of the Corporation, scheduled amortization, prepayment or the occurrence of delinquencies or defaults. In addition, the Indenture allows the Corporation to apply balances in the Surplus Account to the acquisition of Student Loans that do not qualify as Eligible Loans. See "Summary of the Indenture - Funds and Accounts - Surplus Fund." Moreover, though all Financed Eligible Loans will initially be loans made under the Federal Family Education Loan Program, Eligible Loans that are not made under such program may be Financed in the future and such other Eligible Loans may have different features and be of lesser credit quality. Among possible differences, such loans may be Guaranteed at lesser reimbursement rates by the Guarantee Agencies, may be insured by private entities or uninsured, may have different interest rates and repayment terms, and may not have any third party subsidies. If Student Loans are Financed which are not Eligible Loans (whether or not made under the Federal Family Education Loan Program), they may have no third party guarantee or eligibility for interest subsidies and Special Allowance Payments, and thus may bear a lower rate of return and a greater risk of loss from borrower default in payment.

Reliance Upon Lenders' Representations and Warranties Relating to Financed Student Loans Without Conducting Complete Individual Student Loan Document Examinations

          The Original Issuer has acquired the majority of the initial Student Loan Portfolio, and the Corporation expects to cause the Trustee to acquire additional Financed Eligible Loans, from Lenders pursuant to Student Loan Purchase Agreements under which each Lender has agreed or will agree to sell to the Original Issuer or to the Trustee, on behalf of the Corporation, Eligible Loans which comply with certain representations and warranties. The Student Loan Purchase Agreements provide for the repurchase by the Lender of Financed Student Loans that do not comply with such representations and warranties. However, neither the Original Issuer, SLFC nor the Corporation has conducted or will conduct an examination of documents relating to the Eligible Loans to be Financed of sufficient scope to determine whether the Lenders who have sold such Eligible Loans to the Original Issuer, or will sell such Eligible Loans to the Trustee on behalf of the Corporation, have met or will have met all the conditions of the Higher Education Act necessary for such loans to qualify for Guarantee Payments from the applicable Guarantee Agency. Moreover, no assurance can be given that any Lender will honor, or be able to honor, its obligations to sell Eligible Loans to the Trustee or to repurchase non-conforming Student Loans, or that the Trustee would be able to acquire Eligible Loans in an equivalent amount, with similar characteristics or at comparable prices from other sources in the event that any Lenders fail to sell Eligible Loans to the Trustee or are required to repurchase Financed Student Loans.

Inability of Lenders to Honor Their Obligations to Repurchase Financed Student Loans

          Under the circumstances set forth in the Student Loan Purchase Agreements, a Lender may be obligated to repurchase Financed Student Loans from the Trustee. If a Lender were to become insolvent or otherwise be unable to repurchase such Financed Student Loans, it is unlikely that a repurchase of such Financed Student Loan from the Trustee would occur. The failure of such a Lender to repurchase a Financed Student Loan would constitute a breach of the respective Student Loan Purchase Agreement, enforceable by the Trustee, but would not constitute an Event of Default under the Indenture or permit the exercise of remedies thereunder.

Geographically Concentrated Borrowers May be Subject to Regional Economic Conditions that Adversely Affect Their Ability to Repay Student Loans

          Although the Original Issuer has not experienced any geographical risks, it is possible that geographically concentrated borrowers will be subject to economic risks specific to their region which could adversely affect their ability to repay Student Loans. See "Characteristics of the Initial Financed Eligible Loans -- Distribution of Financed Eligible Loans by Borrowers' Address as of September 30, 1997 (Based on Address as of October 1, 1997)."

Possible Loss of Tax Exemption of the Interest on the Tax Exempt Series 1997-1 Notes

          Provisions of the Code impose continuing requirements that must be met after the issuance of the Tax Exempt Series 1997-1 Notes for interest thereon to be and remain excludable from gross income for federal income tax purposes. Noncompliance with such requirements may cause the interest on the Tax Exempt Series 1997-1 Notes to be includable in gross income for such purposes, either prospectively or retroactively to the date of issuance of the Tax Exempt Series 1997-1 Notes. These requirements include, but are not limited to, provisions that prescribe that the proceeds of the Tax Exempt Series 1997-1 Notes and certain other amounts are subject to yield and other investment limits and provisions that require that certain investment earnings be rebated on a periodic basis to the Treasury Department of the United States. These provisions limit the return to which the Corporation is entitled from investments allocable to the Tax Exempt Series 1997-1 Notes (1) in the case of Student Loans, generally to 2% in excess of the yield on the Tax Exempt Series 1997-1 Notes, and (2) in the case of other investments, generally to the yield on the Tax Exempt Series 1997-1 Notes. To the extent such investments are permitted to, and do, produce a yield in excess of such limitations, such excess would generally be required to be rebated to the Treasury Department every five years.

          In addition, Section 150(d)(3) of the Code contains numerous provisions that must be complied with at and after the time an election under such section is made for interest on the Tax Exempt Series 1997-1 Notes to be and remain excludable from gross income. Although the Original Issuer and the Corporation believe that the issuance of the Series 1997-1 Notes, the organization of SLFC and the Corporation, and the transfers of assets and assumptions of obligations described herein under "The Original Issuer" and "The Corporation" will comply with the requirements of Section 150(d)(3) of the Code, no determination has been obtained or is expected to be sought from the Internal Revenue Service with respect to such compliance. Moreover, the Original Issuer believes that it will be the first entity to make the election provided for in
Section 150(d)(3) of the Code, and no established practices have developed nor have any regulations or other guidance been published by the Internal Revenue Service.

          It is possible that future action or inaction by the Corporation, SLFC or the Original Issuer could cause the inclusion of interest on the Tax Exempt Series 1997-1 Notes in gross income for federal income tax purposes (in some cases retroactively to the date of their original issuance). In such event, it is probable that certain (and possibly all) of the interest payments received by owners of Tax Exempt Series 1997-1 Notes would be subject to Federal income taxes, thereby having the effect of reducing (possibly substantially) the effective, after-tax yield on their investment in the Tax Exempt Series 1997-1 Notes.

Insolvency of the Original Issuer, SLFC or the Corporation

          The Corporation has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Original Issuer or SLFC under the United States Bankruptcy Code or other insolvency laws, as the case may be ("Insolvency Laws"), will not result in consolidation of the assets and liabilities of the Corporation with those of the Original Issuer and/or SLFC. These steps include the creation of the Corporation as a separate, limited-purpose subsidiary of SLFC pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Corporation's business and a restriction on the Corporation's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors, including at least two directors who must be independent of the Corporation and its affiliates). However, there can be no assurance that the activities of the Corporation would not result in a court concluding that the assets and liabilities of the Corporation should be consolidated with those of the Original Issuer or SLFC in a proceeding under any Insolvency Law. If a court were to reach such a conclusion or if a filing were made under any Insolvency Law by or against the Corporation, or if an attempt were made to litigate any of the foregoing issues, then delays in payments on the Notes could occur or reductions in the amounts of such payments could result. See "The Original Issuer", "The Corporation" and "Certain Relationships Among Financing Participants."

          The Original Issuer will transfer all of its rights and interest in and to the Financed Student Loans (subject to the lien of the Trustee under the Indenture) to SLFC, and SLFC will in turn transfer all such rights and interest in and to the Financed Student Loans to the Corporation.

          The Original Issuer intends that its transfer of the Financed Student Loans to SLFC constitute a sale of all of the Original Issuer's rights in such Financed Student Loans (subject to the lien of the Trustee under the Indenture), rather than a pledge to secure indebtedness. Similarly, SLFC intends that its transfer of the Financed Student Loans to the Corporation constitute a sale of all of SLFC's rights in such Financed Student Loans, rather than a pledge to secure indebtedness. Dorsey & Whitney LLP, counsel to the Original Issuer and SLFC, will deliver a legal opinion of the effect that, subject to the qualifications and limitations expressed therein, the transfers of the Financed Student Loans from the Original Issuer to SLFC and from SLFC to the Corporation each constitute a true sale, rather than a pledge to secure indebtedness, and that the Financed Student Loans would not be considered property of the Original Issuer or SLFC should either entity thereafter become subject to any Insolvency Law.

     If, however, the Original Issuer or SLFC were to become subject to any Insolvency Law and a creditor or trustee-in-bankruptcy of the Original Issuer or SLFC were to take the position that the sale of the Financed Student Loans by the Original Issuer to SLFC or by SLFC to the Corporation, as appropriate, should instead be treated as a pledge of such interest to secure a borrowing from SLFC or the Corporation, as appropriate, delays in payments on the Notes from collections on Financed Student Loans could occur or (should the court rule in favor of the Original Issuer or SLFC, as appropriate, or such creditor) reductions in the amounts of such payments could result.

     Upon the occurrence of any of certain events of bankruptcy or insolvency with respect to the Corporation, the Financed Student Loans may be liquidated. The proceeds from any such liquidation of Financed Student Loans would be treated as collections on the Financed Student Loans and deposited in the Revenue Fund. There can be no assurance that the proceeds from the liquidation of the Financed Student Loans and amounts (if any) on deposit in the Reserve Fund and the other Funds and Accounts held under the Indenture would be sufficient to pay the Notes in full. See "Summary of the Indenture--Events of Default."

     As the Servicer of the Financed Student Loans, the insolvency of SLFC may result in a disruption in the servicing of the Financed Student Loans and the receipt of payments with respect thereto, and also may result in a failure to comply with servicing requirements of the Department of Education and the Guarantee Agencies.

Failure to Comply with the Original Issuer's Plan for Doing Business May Result in the Department of Education Refusing to Make Special Allowance Payments with Respect to Financed Student Loans or Seeking to be Reimbursed for Prior Special Allowance Payments

     The Higher Education Act provides that, for holders of Federal Family Education Loan Program loans that are financed with tax exempt debt to be eligible for Special Allowance Payments with respect to such loans, the issuer of the debt must adopt, obtain approval of, and comply with, a plan for doing business meeting the requirements of the Higher Education Act. The Original Issuer has adopted, and the Governor of the State of South Dakota has approved, such a plan. Because the Original Issuer expects to terminate its participation in the Federal Family Education Loan Program, the Original Issuer will no longer be capable of carrying out certain provisions of such plan for doing business. The Original Issuer, SLFC, and the Corporation will each covenant to comply with the provisions of such plan for doing business that apply to their respective operations. However, if any such party fails to comply with such provisions of the plan for doing business, or if the Original Issuer failed to comply in the past with all provisions of its plan for doing business, or if the Department of Education determines that the Original Issuer's plan for doing business or the reallocation of responsibilities thereunder in connection with the Original Issuer's election under Section 150(d)(3) of the Code does not comply with the Higher Education Act, Financed Student Loans could lose their eligibility for Special Allowance Payments and the Original Issuer, the Corporation and/or the Trustee may be required to repay Special Allowance Payments theretofore made to the Original Issuer or the Trustee with respect to Financed Student Loans. Depending on the amount involved, loss of Special Allowance Payments or required repayment of Special Allowance Payments could have a materially adverse affect on the Corporation's ability to pay the principal of and interest on the Series 1997-1 Notes.

Use of a Shared Lender Identification Number May Result in The Guarantee Agencies and the Department of Education Offsetting Against Guarantee Payments and Other Federal Benefit Payments Owed to the Trustee

          Due to Department of Education policy limiting the granting of new lender identification numbers, the Indenture will allow the Trustee, if necessary, to use the Department of Education lender identification number that it uses for the Financed Student Loans for other Student Loans held by the Trustee as trustee under other indentures, if any, securing obligations of the Corporation or obligations of other subsidiaries of SLFC, or for trusts established by the Corporation or other subsidiaries of SLFC. In that event, the billings submitted to the Department of Education for interest subsidy payments and Special Allowance Payments on Financed Student Loans would be consolidated with the billings for such payments for Student Loans held under such other indentures and trusts using the same lender identification number and payments on such billings would be made by the Department of Education to the Trustee in lump sum form. Such lump sum payments would then be allocated by the Trustee among the various trusts and indentures using the same lender identification number.

          In addition, such sharing of the lender identification number may result in the receipt of Guarantee Payments by Guarantee Agencies in lump sum form. In that event, such payments would be allocated by the Trustee among the various trusts and indentures in a manner similar to the allocation process for interest subsidy payments and Special Allowance Payments.

          The Department of Education regards the Trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or Guarantee Agencies resulting from the Trustee's activities in the Federal Family Education Loan Program. As a result, if the Department of Education or a Guarantee Agency were to determine that the Trustee owes a liability to the Department of Education or a Guarantee Agency on any Student Loans for which the Trustee is or was legal titleholder, including loans held under the Indenture or such other trusts or indentures, the Department of Education or the Guarantee Agency might seek to collect that liability by offset against payments due the Trustee under the Indenture. If the Department of Education or a Guarantee Agency determines such a liability exists in connection with a trust or indenture using the shared lender identification number, the Department of Education or the Guarantee Agency would be likely to collect that liability by offsetting against amounts due the Trustee under the shared lender identification number, including amounts owed in connection with the Financed Student Loans. Such offsetting of payments due to the Trustee with respect to the Financed Student Loans could adversely affect the receipt of revenues under the Indenture and the Corporation's ability to pay interest and principal on the Notes.

          In addition, other trusts or indentures using the shared lender identification number may in a given quarter incur origination fees that exceed the interest subsidy payments and Special Allowance Payments payable by the Department of Education on the loans held under such other trusts and indentures, resulting in the payment from the Department of Education received by the Trustee under such shared lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the Financed Student Loans for that quarter.

          The Indenture and the indentures or trust agreements under which the Trustee may separately hold Student Loans which share the lender identification number to be used by the Trustee (the separate trusts created thereunder being collectively referred to herein as the "Corporation Trusts") may require a Corporation Trust (including the Trust Estate under the Indenture) to indemnify the other Corporation Trusts for a shortfall or an offset by the Department of Education or a Guarantee Agency arising from the Student Loans held by the Trustee on such Corporation Trust's behalf. To the extent that the Trustee is required to indemnify other Corporation Trusts from the assets held under the Indenture as part of the Trust Estate with respect to an offset by the Department of Education or a Guarantee Agency arising from Financed Student Loans held by the Trustee under the Indenture, such indemnification obligation could adversely affect the amount of assets in the Trust Estate and the Corporation's ability to pay principal of and interest on the Notes. Also, to the extent that the Trustee may be entitled to indemnification with respect to an offset by the Department of Education or a Guarantee Agency arising from

Student Loans held by the Trustee for a Corporation Trust other than the Trust Estate under the Indenture, there can be no assurance that the amount of funds available to the Trustee with respect to such right of indemnification may be adequate to compensate the Trust Estate under the Indenture and Noteholders for any previous reduction in the Trust Estate.


Defeat or Lack of Perfected Security Interest in Trust Estate Assets

          The Higher Education Act provides that a security interest in student loans made pursuant to the Federal Family Education Loan Program may be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner in which security interests in accounts may be perfected by applicable state law. The Uniform Commercial Code as in effect in the State of South Dakota provides for perfection of security interests in accounts by the filing of financing statements with the Secretary of State. The perfection of the security interest in the Financed Student Loans granted by the Corporation to the Trustee is to be accomplished by the filing of financing statements. SLFC, acting as custodial agent for the Trustee, will retain possession of the promissory notes evidencing the Financed Student Loans. The Corporation is a wholly-owned subsidiary of SLFC. If, through fraud, inadvertence or otherwise, a third-party lender or purchaser acting in good faith were to obtain possession of any such promissory notes, the security interest of the Trustee in the related Financed Student Loans could be defeated. See "Certain Relationships Among Financing Participants" herein.

          The Trustee's security interest in revenues, moneys, evidences of indebtedness (including any Financed Student Loans that are not made under the Federal Family Education Loan Program) and, unless registered in the name of the Trustee, securities payable into the various Funds and Accounts under the Indenture does not constitute a perfected security interest until such revenues, moneys, evidences of indebtedness and securities are received by the Trustee.


Insolvency of Lenders Affecting the Transfer of Student Loans

          Each Student Loan Purchase Agreement is structured as, and intended to effectuate, a valid sale and assignment by the Lender to the Original Issuer or the Trustee on behalf of the Corporation, as applicable, of the Financed Student Loans transferred thereunder. Notwithstanding the foregoing, if a Lender were to become subject to any Insolvency Law and a creditor or trustee-in-bankruptcy of such Lender were to take the position that the sale of Financed Student Loans by such Lender should instead be treated as a pledge of such Financed Student Loans to secure a borrowing, delays in payments on the Notes from collections on Financed Student Loans could occur or (should the court rule in favor of such Lender or such creditor) reductions in the amounts of such payments could result. In the event of insolvency of any such Lender that is a bank, moreover, its affairs might become subject to Federal Deposit Insurance Corporation ("FDIC") receivership. In such case, the FDIC, as a receiver, or a court could treat the transfer of the Financed Student Loans to the Original Issuer or the Trustee on behalf of the Corporation as an assignment of collateral as security for the benefit of the Original Issuer or the Corporation as a creditor of such Lender. If the transfer of the Financed Student Loans to the Original Issuer or the Trustee on behalf of the Corporation is deemed to create a security interest therein, a tax or government lien on property of such Lender arising before the Financed Student Loans were transferred may have priority over the Trustee's interest in such Financed Student Loans. If such Lender becomes subject to receivership, to the extent that the transfer of the Financed Student Loans is deemed to create a security interest, and that such interest was validly perfected before such Lender's insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud such Lender or its creditors, such security interest should not be subject to avoidance and payments with respect to the Financed Student Loans should not be subject to recovery by such Lender's creditors. The Corporation will receive an opinion of counsel, subject to the assumptions and limitations set forth therein, that the provisions of the Indenture, the Student Loan Purchase Agreements, and the SLFC Servicing Agreement and the actions required thereunder in connection with the acquisition of Financed Student Loans are sufficient to create both a perfected security interest in favor of the Trustee against any such Lender in the Financed Student Loans, if the transfer of Financed Student Loans by such Lender is considered as an assignment of collateral as security for an obligation, as well as a perfected security interest in favor of the Trustee against the Corporation in the

Financed Student Loans. No assurance can be given that delays in receipt of funds with respect to the Financed Student Loans will not occur even if no such prior liens exist. Moreover, no assurance can be given that the FDIC would not seek to effect the release of the Financed Student Loans to it, as receiver, by accelerating such Lender's "debt" and repaying the outstanding amount thereof.


Failure to Comply with Consumer Protection Laws

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These state laws are, in large part, preempted by the Higher Education Act. However, the form of promissory notes required by the Department of Education for Federal Family Education Loan Program loans provides that holders of such promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any defenses that the borrower may have against the school.
Moreover, the Indenture permits, under certain circumstances, the Financing of Student Loans other than those made under the Federal Family Education Loan Program. Such state laws may not be pre-empted as they apply to any such Student Loans.


Holders of Auction Rate Series 1997-1 Notes and Tax Exempt Fixed Rate Series 1997-1 Notes May Have to Reinvest Amounts Received From Calls for Redemption From Unused Proceeds at a Lower Rate of Return


          The Corporation expects approximately $259,725,000 of the Series 1997-1 Note proceeds deposited in the Series 1997-1 Tax Exempt Acquisition Account to be used to originate or purchase Eligible Loans on or before April 15, 2002. If such proceeds are not so used, they may be used to redeem Tax Exempt Auction Rate Series 1997-1 Senior Notes which are called for redemption and, if no Tax Exempt Auction Rate Series 1997-1 Senior Notes remain Outstanding, Tax Exempt Fixed Rate Series 1997-1 Notes which are called for redemption. Investors holding such Tax Exempt Series 1997-1 Notes (particularly Tax Exempt Fixed Rate Series 1997-1 Notes) which are called for redemption may be unable to reinvest the proceeds of the redemption at the same yield as the Tax Exempt Series 1997-1 Notes. Also, depending on the price at which investors purchased such Series 1997-1 Notes, their yield may be adversely affected by such early call for redemption.

          The Corporation expects approximately $56,000,000 of the Series 1997-1 Note proceeds deposited in the Series 1997-1 Taxable Acquisition Account to be used to originate or purchase Eligible Loans on or before November 1, 1998. If such proceeds are not so used, they may be transferred to the Retirement Account and used to redeem Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption. Investors holding such Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption may be unable to reinvest the proceeds of the redemption at the same yield as the Taxable Auction Rate Series 1997-1 Senior Notes. Also, depending on the price at which investors purchased such Series 1997-1 Notes, their yield may be adversely affected by such early call for redemption. See "Application of Series 1997-1 Note Proceeds" and "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Unused Proceeds."


Reduction in Amounts Available to Pay Notes Due to the Variability of Actual Cash Flows and Due to the Inability of Guarantee Agencies to Make Guarantee Payments

          Amounts received with respect to the Financed Student Loans for a particular period may vary in both timing and amount from the payments actually due on the Financed Student Loans for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferment or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Financed Student Loans. Failures by borrowers to pay timely the principal and interest on the Financed Student Loans will affect the amount of revenues, which may reduce the amount available to be paid to the Series 1997-1 Noteholders. The inability of any Guarantee Agency to meet its guarantee obligations could reduce the amount available to be paid to the Series 1997-1 Noteholders.

Holders of Series 1997-1 Notes Which are Prepaid or Called for Redemption Due to Accelerated Payments with respect to Financed Student Loans May Have to Reinvest Amounts Received From Prepayments or Calls for Redemption at a Lower Rate of Return

          Principal payments with respect to the Financed Student Loans may be influenced by a variety of economic, geographic, social and other factors. The Financed Student Loans may be prepaid at any time without penalty. The Corporation believes that in a fluctuating interest rate environment a factor affecting the prepayment rate on a large pool of loans such as the Student Loan Portfolio is the difference between the interest rates on the loans and prevailing interest rates generally (giving consideration to the cost of any refinancing). In general, if interest rates fall below the interest rates on the Financed Student Loans, the rate of prepayment would be expected to increase. Conversely, if interest rates rise above the interest rates on the Financed Student Loans, the rate of prepayment would be expected to decrease. Historically, the Original Issuer has not tracked instances of partial or full prepayment of its Student Loan Portfolio except to the extent such prepayments occurred in connection with defaults. No assurances can be given as to the actual rate of prepayment with respect to the Financed Student Loans in the Student Loan Portfolio. Other factors affecting prepayment of loans include changes in the borrower's employment and other economic circumstances, and refinancing opportunities which may provide more favorable repayment terms such as those offered under various consolidation loan programs, including the federal direct consolidation loan programs. Because of the benefits of consolidating numerous Student Loans into a single loan and, in some cases, obtaining more favorable repayment terms, a borrower may choose to prepay Financed Student Loans through consolidation programs regardless of the general level of interest rates. In addition, the rate of the payments of principal on the Notes will be directly related to the actual amortization schedules of the Financed Eligible Loans. See "Description of Federal Family Education Loan Program -- Loan Terms -- Repayment."

          Receipt of principal and interest on Financed Student Loans may be accelerated due to: (1) default claims or claims due to the disability, death or bankruptcy of the borrowers or school closure; (2) actual principal amortization periods which are shorter than those assumed based upon the current analysis of the expected Student Loan Portfolio; (3) the commencement of principal repayment by borrowers on earlier dates than are assumed based upon the current analysis of the expected Student Loan Portfolio; and (4) economic conditions being such that borrowers elect to refinance or prepay their loans prior to maturity. Eligible lenders, including the Trustee on behalf of the Corporation, and the Secretary of Education may make Consolidation Loans to borrowers for the purpose of retiring borrowers' existing loans under various federal higher education loan programs. To the extent that Financed Student Loans are repaid with Consolidation Loans, the Corporation will realize payment of such loans earlier than projected. In addition, under certain circumstances, a Lender will be obligated to repurchase Financed Student Loans from the Trust Estate pursuant to its Student Loan Purchase Agreement as a result of breaches of its representations, warranties or covenants.

          Taxable LIBOR Rate Series 1997-1 Notes are subject to prepayment in amounts related to the amount of principal payments received with respect to Student Loan Financed with the proceeds of the Taxable Series 1997-1 Notes in the Acquisition Fund. Because of the uncertainties relating to the timing of receipt of principal of Student Loans expected to be Financed with proceeds of the Taxable Series 1997-1 Notes, the actual level of prepayments resulting therefrom cannot be definitively stated. Investors holding Taxable LIBOR Rate Series 1997-1 Notes which are prepaid may be unable to reinvest the proceeds of the prepayment at the same yield as the Taxable LIBOR Rate Series 1997-1 Notes. Also, depending on the price at which investors purchased such Series 1997-1 Notes, their yield may be adversely affected by such prepayment.

          The Series 1997-1 Notes (other than the Taxable LIBOR Rate Series 1997-1 Notes) are subject to call for redemption from revenues under the Indenture in excess of required debt service payments and other expenses under the Indenture and all Series 1997-1 Notes are subject to call for redemption if the Student Loan Portfolio balance is less than 10% of the amount deposited to the Acquisition Fund on the Date of Issuance. Investors holding Series 1997-1 Notes which are called for redemption may be unable to reinvest the proceeds of the redemption at the same yield as the Series 1997-1 Notes they previously held. Also, depending on the price at which investors purchased such Series 1997-1 Notes, their yield may be adversely affected by such call for redemption.

Differences in Principal Payments Among Series of Taxable Series 1997-1 Notes with respect to Receipt of Payments on the Financed Student Loans

          The Taxable Auction Rate Series 1997-1 Senior Notes are not expected to receive any payments of principal from principal payments on Financed Student Loans until all Taxable LIBOR Rate Series 1997-1 Notes have been paid in full. Series 1997-1J Notes will receive no payments of principal from such source until the Series 1997-1I Notes have been paid in full. Therefore, the Series 1997-1I Notes and (as compared to all Taxable Series 1997-1 Notes other than Series 1997-1I Notes) the Series 1997-1J Notes bear relatively greater risk than other series of Taxable Series 1997-1 Notes of an increased rate of principal payments derived from principal payments relating to Financed Student Loans.


The Average Life of the Series 1997-1 Notes May Be Lengthened As a Result of Extension of Payments on the Financed Student Loans

          Principal and interest payments on Financed Student Loans may be delayed due to: (1) borrowers entering Deferment Periods due to a return to school or other eligible purposes: (2) forbearance being granted to borrowers;
(3) loans becoming delinquent for periods longer than assumed; (4) actual loan principal amortization periods which are longer than those expected based upon the current analysis of the expected Student Loan Portfolio; and (5) the commencement of principal repayment by borrowers at dates later than those assumed based upon the current analysis of the Eligible Loans expected to be Financed. These factors may lengthen the remaining term of the Financed Student Loans and the average life of the Series 1997-1 Notes. See "Description of Federal Family Education Loan Program -- Loan Terms -- Repayment."


The Trustee's Inability to Liquidate Financed Student Loans and Possible Insufficiency of Trust Estate Assets

          If an Event of Default occurs under the Indenture, subject to certain conditions, the Trustee is authorized, without the consent of the Noteholders, to sell the Financed Student Loans. There can be no assurance that the Trustee would be able to find a purchaser for the Financed Student Loans in a timely manner or that the market value of such Financed Student Loans would, at any time, be sufficient to provide for the payment of all amounts due with respect to the Notes. The Higher Education Act requires that the purchaser of the Student Loans must be an eligible lender under the Higher Education Act.

          Additionally, any such sale by the Trustee would need to comply with the applicable requirements of the Uniform Commercial Code then in effect in the State of South Dakota, which currently provides that such sale may be by private or public proceedings conducted at any time or place and on any terms, provided that every aspect of the sale, including the method, manner, time, place and terms, be commercially reasonable. If it were established that the Trustee failed to proceed in a commercially reasonable manner, the Corporation may be entitled to recover from the Trustee (which would, in turn, look to the Trust Estate for indemnification) any loss to the Corporation caused by such failure. However, if the Trustee sells the Student Loans in the usual manner in any recognized market therefor, or sells at the price current in such market at the time of such sale, or has otherwise sold the Student Loans in conformity with reasonable commercial practices among dealers in Student Loans, the Trustee will have sold the Student Loans in a commercially reasonable manner. Further, a sale which has been approved in any judicial proceeding or by any bona fide creditors' committee or representatives of creditors of the Corporation shall conclusively be deemed to be commercially reasonable. Seeking such approval could result in delays in the ultimate disposition of the Financed Student Loans.


The Financial Status of Guarantee Agencies Will Affect Their Ability to Make Guarantee Payments

          The Higher Education Act requires all loans made under the Federal Family Education Loan Program to be unsecured. As a result, the only security for payment of the Financed Eligible Loans is the Guarantee Agreements between the Trustee and each Guarantee Agency. A deterioration in the financial status of the Guarantee Agencies and their ability to honor guarantee claims with respect to the Financed Eligible Loans could result in a delay in making or a failure to make Guarantee Payments to the Trustee. Failures by borrowers of Student Loans generally to pay timely the principal and interest due on such Student Loans could obligate the Guarantee Agencies to make payments thereon, which could adversely affect the solvency of the Guarantee Agencies and their ability to meet their guarantee obligations (including with respect to the Financed Student Loans). Moreover, to the extent that the Department of Education pays reimbursement claims submitted by a Guarantee Agency for any fiscal year exceeding certain specified levels (see "Description of the Guarantee Agencies -- Effect of Annual Claims Rate"), the Department of Education's obligation to reimburse the Guarantee Agency for losses will be reduced on a sliding scale from a maximum of 100% (98% for loans made on or after October 1, 1993) to a minimum of 80% (78% for loans made on or after October 1, 1993) of Guarantee Agency payments, except that death, disability, bankruptcy, closed school and false certification claims are reimbursed 100% by the Department of Education.

          Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a Guarantee Agency is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with standards no more stringent than those applied by the Guarantee Agency. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. There can be no assurance that the Department of Education would ever make such a determination with respect to a Guarantee Agency or, if such a determination were made, that such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Description of the Federal Family Education Loan Program."


Use of Series 1997-1 Note Proceeds and Revenues to Acquire Investment Agreements

          The proceeds of the Series 1997-1 Notes that are not used to acquire Financed Student Loans on the Date of Issuance will be used to acquire a limited number of investment agreements with one or more Investment Providers. Revenues deposited in the Revenue Fund, the Note Fund and the Surplus Fund also are expected to be used to acquire a limited number of investment agreements with one or more Investment Providers. Each such investment agreement will initially involve a significant portion of the proceeds of the Series 1997-1 Notes. If any Investment Provider were unable to repay funds loaned to it under an unsecured investment agreement, or if the collateral pledged for a secured investment agreement were insufficient or unavailable for any reason, the Corporation's ability to pay the principal of and interest on the Series 1997-1 Notes could be adversely affected.


Change of Ratings of the Series 1997-1 Notes

          It is a condition to issuance of the Series 1997-1 Notes that they be rated as indicated under the caption "Ratings." Ratings are based primarily on the credit underlying the Financed Eligible Loans, the existence and amount of subordinate debt, any credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to purchase, hold or sell Series 1997-1 Notes and do not take into account factors such as the market price or suitability for a particular investor. There is no expectation that any additional rating agency will rate the Series 1997-1 Notes, and there can be no assurance the rating that would be assigned by any such other rating agency would be equivalent to the initial ratings described herein. Moreover, there can be no assurance that the ratings will remain for any given period of time or that ratings will not be lowered or withdrawn by any Rating Agency if in such Rating Agency's judgment circumstances so warrant. Any such lowering or withdrawal could adversely affect the market value of the Series 1997-1 Notes.


Limited Liquidity of the Series 1997-1 Notes

          The Series 1997-1 Notes will not be listed on any national security exchange. There is currently no secondary market for the Series 1997-1 Notes and there is no assurance that one will develop or, if such a market does develop, that such market will continue. The Underwriters expect, but will not be obligated, to make a market in the Series 1997-1 Notes. As a result, investors must be prepared to bear the risk of holding the Series 1997-1 Notes for so long as the Series 1997-1 Notes remain outstanding.


Swap Agreements

          Under the Indenture, the Corporation may execute Swap Agreements if certain requirements are met, including that the Trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the Swap Agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Notes. No Swap Agreement is being entered into in connection with the issuance of the Series 1997-1 Notes. See "Source of Payment and Security for the Notes -- Additional Indenture Obligations." Swap Agreements carry risks relating to the credit quality of the counterparty and the legal enforceability of the Swap Agreement.


Effect of Book-Entry Registration

          Initially, the Series 1997-1 Notes will be in the form of certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the beneficial owners of the Series 1997-1 Notes or their nominees. Because of this, unless and until definitive securities are issued, beneficial owners of the Series 1997-1 Notes will not be recognized by the Trustee as "Holders" (as such term is used in the Indenture). Therefore, unless and until certificated securities are issued, beneficial owners of the Series 1997-1 Notes will only be able to exercise the rights of Holders indirectly through DTC and its participating organizations in the United States or Cedel Bank, societe anonyme or the Euroclear System in Europe. See "Description of Series 1997-1 Notes -- Book-Entry-Only System."


                       DESCRIPTION OF SERIES 1997-1 NOTES

          The Series 1997-1 Notes will be issued pursuant to the Indenture. The form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


Terms of the Series 1997-1 Notes

          For summaries of the terms of the Series 1997-1 Notes, see "Terms of the Tax Exempt Auction Rate Series 1997-1 Senior Notes," "Terms of the Tax Exempt Fixed Rate Series 1997-1 Senior Notes," "Terms of the Taxable Auction Fixed Rate Series 1997-1 Senior Notes," "Terms of the Taxable LIBOR Rate Series 1997-1 Senior Notes," "Terms of the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes" and "Terms of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes."


Book-Entry-Only System

          The description which follows of the procedures and record keeping with respect to beneficial ownership interests in the Series 1997-1 Notes, payment of principal of and interest on the Series 1997-1 Notes to DTC Participants, Cedel Participants and Euroclear Participants (as hereinafter respectively defined) or to purchasers of the Series 1997-1 Notes, confirmation and transfer of beneficial ownership interests in the Series 1997-1 Notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and Beneficial Owners (as hereinafter defined), is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the Original Issuer, the Corporation or the Underwriters. The inclusion of this information is not, and should not be construed as, a representation by the Original Issuer, the Corporation or the Underwriters as to its accuracy or completeness or otherwise.

          DTC will act as securities depository for the Series 1997-1 Notes. Upon the issuance of the Series 1997-1 Notes, one or more fully registered notes for each series, in the aggregate principal amount of the Series 1997-1 Notes, are to be registered in the name of Cede & Co., as nominee for DTC. So long as Cede & Co. is the Holder of the Series 1997-1 Notes, as nominee of DTC, references herein to the owners or Holders of the Series 1997-1 Notes shall mean DTC or its nominee, Cede & Co., and shall not mean the Beneficial Owners of the Series 1997-1 Notes. Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

          Cede, as nominee for DTC, will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

          DTC is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (the "DTC Participants") deposit with DTC. DTC also facilitates the settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect Participants"). The Rules applicable to DTC and the DTC Participants are on file with the Commission.

          Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

          Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Day traders that use Cedel or Euroclear and that purchase the globally offered Series 1997-1 Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

          Purchases of the Series 1997-1 Notes (in authorized denominations) under the book-entry system may be made only through brokers and dealers who are, or act through, DTC Participants. The DTC Participants purchasing the Series 1997-1 Notes will receive a credit balance in the records of DTC. The ownership interest of the actual purchaser of each Series 1997-1 Note (a "Beneficial Owner") will be recorded in the records of the applicable DTC Participant or Indirect Participant. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive from the applicable DTC Participant or Indirect Participant written confirmations providing details of the transaction, as well as periodic statements of their holdings. Transfers of beneficial ownership of the Series 1997-1 Notes will be accomplished by book entries made by the DTC Participants or Indirect Participants who act on behalf of the Beneficial Owners and, if necessary, in turn by DTC. No Series 1997-1 Notes will be registered in the names of the Beneficial Owners, and Beneficial Owners will not receive certificates representing their ownership interest in the Series 1997-1 Notes, except in the event participation in the book-entry system is discontinued as described below.

          The Corporation and the Trustee will recognize DTC or its nominee as the Holder of the Series 1997-1 Notes for all purposes, including notice purposes. DTC has no knowledge of the actual Beneficial Owners of the Series 1997-1 Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Series 1997-1 Notes are credited, which may or may not be the Beneficial Owners. The DTC Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants and by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among DTC, DTC Participants, Indirect Participants and Beneficial Owners, subject to any statutory and regulatory requirements as may be in effect from time to time. Beneficial Owners may desire to make arrangements with a DTC Participant or an Indirect Participant so that all notices of calls of Series 1997-1 Notes for redemption or other communications to DTC which affect such Beneficial Owners, and notification of all interest payments, will be forwarded in writing by the DTC Participant or Indirect Participant. Any failure of DTC to advise any DTC Participant, or of any DTC Participant or Indirect Participant to advise a Beneficial Owner, of any notice of call for redemption or its content or effect will not affect the validity of the redemption of the Series 1997-1 Notes called for redemption or any other action premised on such notice.

          Neither DTC nor Cede & Co. will consent or vote with respect to the Series 1997-1 Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Corporation as soon as possible after the record date it establishes. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the Series 1997-1 Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          Payments of principal of, premium, if any, and interest on the Series 1997-1 Notes will be made to DTC or its nominee, Cede & Co., as Holder of the Series 1997-1 Notes. DTC's current practice is to credit the accounts of the DTC Participants on payment dates in accordance with their respective holdings shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on that date. Payments by DTC Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant or Indirect Participant and not of DTC or the Corporation, subject to any statutory and regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Corporation and the Trustee, disbursement of such payments to DTC Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of DTC Participants and Indirect Participants.

          By purchasing the Auction Rate Series 1997-1 Senior Notes, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Series 1997-1 Senior Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to have its beneficial ownership of the Auction Rate Series 1997-1 Senior Notes maintained at all times in Book-Entry Form for the account of its DTC Participant, which in turn will maintain records of such beneficial ownership, and to authorize such DTC Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; and (ii) so long as the beneficial ownership of the Auction Rate Series 1997-1 Senior Notes is maintained in Book-Entry Form, to sell, transfer or otherwise dispose of the Auction Rate Series 1997-1 Senior Notes only pursuant to a Bid or a Sell Order in an Auction, or otherwise through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Holder of the Auction Rate Series 1997-1 Senior Notes so transferred, its DTC Participant or Broker-Dealer advises the Auction Agent of such transfer.

          For every transfer of the Series 1997-1 Notes, the Beneficial Owner may be charged a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          So long as Cede & Co. or its registered assign is the registered holder of the Series 1997-1 Notes, the Corporation and the Trustee will be entitled to treat Cede & Co., or its registered assign, as the absolute owner thereof for all purposes of the Indenture and any applicable laws, notwithstanding any notice to the contrary received by the Corporation or the Trustee, and the Corporation and the Trustee will have no responsibility for transmitting payments to, communicating with, notifying, or otherwise dealing with any Beneficial Owners of the Series 1997-1 Notes.

          If (i) the Series 1997-1 Notes of any series are not eligible for the services of DTC, (ii) DTC determines to discontinue providing its services with respect to the Series 1997-1 Notes of any series or (iii) the Corporation determines that a system of book-entry transfers for Series 1997-1 Notes of any series, or the continuation thereof, through DTC is not in the best interest of the Beneficial Owners or the Corporation, the Corporation may either identify another qualified securities depository or direct or cause Series 1997-1 Note certificates for such series to be delivered to Beneficial Owners thereof or their nominees and, if certificates are delivered to the Beneficial Owners, the Beneficial Owners or their nominees, upon authentication of the Series 1997-1 Notes of such series in authorized denominations and registration thereof in the Beneficial Owners' or nominees' names, shall become the Holders of such Series 1997-1 Notes for all purposes. In any such event, the Trustee is to mail an appropriate notice to the securities depository for notification to DTC Participants and Beneficial Owners of the substitute securities depository or the issuance of Series 1997-1 Note certificates to Beneficial Owners or their nominees, as applicable.

          Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars.
Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Series 1997-1 Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

          The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Notes.
Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Participants credited with such interests in securities on the Euroclear Operator's records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

          Distributions with respect to Series 1997-1 Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters -- Federal Tax Consequences" and "-- Certain U.S. Federal Income Tax Documentation Requirements." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Series 1997-1 Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

          Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Series 1997-1 Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Denomination and Payment

          The Tax Exempt Auction Rate Series 1997-1 Senior Notes and the Taxable Series 1997-1 Notes are being issued in denominations of $100,000 in original Principal Amount and any multiple thereof. The Tax Exempt Fixed Rate Series 1997-1 Notes are being issued in denominations of $5,000 in original Principal Amount and any multiple thereof.

          The principal of and premium, if any, on the Series 1997-1 Notes, together with interest payable on the Series 1997-1 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in the Indenture with respect to a Securities Depository, presentation and surrender of such Series 1997-1 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 1997-1 Notes, or a duly appointed successor Paying Agent. Interest on each series of the Series 1997-1 Notes shall be payable on each regularly scheduled Interest Payment Date with respect to such series, except as otherwise provided in the Indenture with respect to a Securities Depository, by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. in the city in which the Principal Office of the Note Registrar is located on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 1997-1 Note the Holder of which is the Holder of Series 1997-1 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 1997-1 Notes is outstanding, the Holder of all outstanding Series 1997-1 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. in the city in which the Principal Office of the Paying Agent is located on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. The Regular Record Date is (i) with respect to any regularly scheduled Interest Payment Date for a series of the Auction Rate Series 1997-1 Senior Notes or the Taxable LIBOR Rate Series 1997-1 Notes, the last Business Day preceding such Interest Payment Date, and (ii) with respect to any regularly scheduled Interest Payment Date for the Tax Exempt Fixed Rate Series 1997-1 Senior Notes or the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes, the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a special record date established by the Trustee (a "Special Record Date") for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 1997-1 Notes not less than 10 days prior thereto by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and interest on the Series 1997-1 Notes shall be made in lawful money of the United States of America.


Prepayment of Taxable LIBOR Rate Series 1997-1 Notes

          Principal of the Taxable LIBOR Rate Series 1997-1 Notes shall be prepaid on any Interest Payment Date from moneys credited to the Retirement Account as hereinafter described. The Corporation is required to direct the Trustee to transfer to the Retirement Account from the Special Redemption and Prepayment Account any moneys therein, up to an amount equal to the Special Prepayment Amount, which the Corporation has not determined are reasonably expected to be required to be transferred to the Note Fund, the Rebate Fund or the Reserve Fund prior to the next succeeding regularly scheduled Interest Payment Date, provided no deficiencies exist at the time of such transfer in the Note Fund, the Rebate Fund or the Reserve Fund. See "Source of Payment and Security for the Notes -- Description of Flow of Revenues in the Funds." Such prepayments of principal of Taxable LIBOR Rate Series 1997-1 Notes shall, subject to the Senior Asset Requirement, be allocated between the Taxable LIBOR Rate Series 1997-1 Senior Notes and the Taxable LIBOR Rate Series 1997-1 Subordinate Notes pro rata. All such prepayments of principal allocated to the Taxable LIBOR Rate Series 1997-1 Senior Notes shall be applied to the Series 1997-1I Notes so long as any such Notes remain Outstanding, and thereafter to the Series 1997-1J Notes.

Within a given series of Taxable LIBOR Rate Series 1997-1 Notes, the Principal Amount of such series to be prepaid shall be allocated pro rata to the reduction of the Principal Amount of all Notes of such series.

          The "Special Prepayment Amount" is an amount, as of the last day of any month, equal to the excess, if any, of (1) the sum of (a) all payments received as of such last day with respect to principal of Financed Student Loans credited to the Series 1997-1 Taxable Acquisition Account, plus (b) the amount of any Balances theretofore transferred from the Series 1997-1 Taxable Acquisition Account to the Retirement Account to redeem Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption as described below under "Special Call for Redemption -- From Unused Proceeds," less (c) the aggregate amount of interest on Financed Student Loans credited to the Series 1997-1 Taxable Acquisition Account which has been capitalized after the Financing thereof, less (d) the principal component of the repurchase price of Student Loans originally Financed from Balances in Series 1997-1 Taxable Acquisition Account which have been repurchased from a Guarantee Agency upon rehabilitation of such Eligible Loans pursuant to the Higher Education Act, over
(2) the sum of (a) the aggregate of the amounts previously applied to the reduction of the Principal Amount of all Taxable LIBOR Rate Series 1997-1 Notes, plus (b) the aggregate Principal Amount of Taxable LIBOR Rate Series 1997-1 Notes to be prepaid on the next regularly scheduled Interest Payment Date from Balances then on hand in the Retirement Account. Payments described in clause
(1)(a) of the preceding sentence include, without limitation, any prepayments by borrowers from the proceeds of a Consolidation Loan made or acquired by the Trustee on behalf of the Corporation or from any other sources, but exclude, for this purpose, proceeds of the sale or other disposition of Financed Student Loans to any Person other than a Guarantee Agency, with respect to Guarantee Payments, or a Lender, with respect to the repurchase of Financed Student Loans by such Lender pursuant to its repurchase obligation under a Student Loan Purchase Agreement.

          In general, this prepayment provision is intended to require the Corporation to prepay Taxable LIBOR Rate Series 1997-1 Notes in amounts related to the amount of principal payments received with respect to Student Loans Financed with proceeds of the Taxable Series 1997-1 Notes in the Acquisition Fund. See "Weighted Average Life of the Taxable LIBOR Rate Series 1997-1 Notes." Because of the uncertainties relating to the timing of receipt of principal of Student Loans expected to be Financed with proceeds of the Taxable Series 1997-1 Notes, the actual level of prepayments resulting therefrom cannot be definitively stated. See "Risk Factors -- Holders of Series 1997-1 Notes Which are Prepaid or Called for Redemption Due to Accelerated Payments with respect to Financed Student Loans May Have to Reinvest Amounts Received From Prepayments or Calls for Redemption at a Lower Rate of Return."


Special Call for Redemption

  From Moneys in the Surplus Account


          Tax Exempt Auction Rate Series 1997-1 Senior Notes of any series, Tax Exempt Fixed Rate Series 1997-1 Senior Notes and Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes, may, at the Corporation's option but subject to compliance with the conditions described under "Senior Asset Requirement" below, be called for redemption, in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, at a Redemption Price equal to 100% of Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Redemption Date, on any Interest Rate Adjustment Date or regularly scheduled Interest Payment Date for such series occurring on or after December 1, 1998, from amounts transferred to the Series 1997-1 Tax Exempt Retirement Sub-Account from the Series 1997-1 Tax Exempt Surplus Sub-Account and the Series 1997-1 Tax Exempt Reserve Account. In general, such transfers are intended to allow the Corporation to call Tax Exempt Auction Rate Series 1997-1 Senior Notes, Tax Exempt Fixed Rate Series 1997-1 Senior Notes and Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes for redemption to the extent that revenues allocable to the Tax Exempt Series 1997-1 Notes under the Indenture exceed scheduled debt service payments on the Tax Exempt Series 1997-1 Notes, payments on other Indenture Obligations and other expenses payable under the Indenture. See "Summary of the Indenture -- Funds and Accounts -- Surplus Fund" and " -- Reserve Fund".

          Taxable Auction Rate Series 1997-1 Senior Notes of any series may, at the Corporation's option but subject to compliance with the conditions described under "Senior Asset Requirement" below, be called for redemption, in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, at a Redemption Price equal to 100% of Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Redemption Date, on any regularly scheduled Interest Payment Date for such series occurring on or after December 1, 1998, from amounts transferred to the Series 1997-1 Taxable Retirement Sub-Account from the Series 1997-1 Taxable Surplus Sub-Account and the Series 1997-1 Taxable Reserve Account. In general, such transfers are intended to allow the Corporation to call Taxable Auction Rate Series 1997-1 Senior Notes for redemption to the extent that revenues under the Indenture allocable to Taxable Series 1997-1 Notes exceed scheduled debt service payments on the Taxable Series 1997-1 Notes, prepayments of Taxable LIBOR Rate Series 1997-1 Notes, payments on other Indenture Obligations and other expenses payable under the Indenture. Such revenues could result in whole or in part from Student Loans acquired with, and from investment earnings on, the proceeds of Additional Notes. (Any Additional Notes will not be offered or sold pursuant to this Prospectus.) See "Summary of the Indenture -- Funds and Accounts -- Surplus Fund" and "-- Reserve Fund."

          Because of the uncertainties relating to the amounts and timing of receipt of revenues under the Indenture, and the amounts and terms of additional Indenture Obligations, if any, the amounts expected to be available in the Surplus Account for such call for redemption cannot be definitively stated. In addition, it is difficult to predict whether the Corporation will elect to exercise such option. However, the Corporation expects that such calls for redemption will occur.


  From Unused Proceeds


          Subject to compliance with the conditions described under "Senior Asset Requirement" below, Taxable Auction Rate Series 1997-1 Senior Notes of any series may, at the Corporation's option, be called for redemption (and shall be so called for redemption under the circumstances described below), in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, on any regularly scheduled Interest Payment Date for such series at a Redemption Price of 100% of Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Redemption Date, from proceeds of the Series 1997-1 Notes in the Series 1997-1 Taxable Acquisition Account that have not been used to acquire Eligible Loans and from amounts in the Series 1997-1 Taxable Reserve Account. Such Series 1997-1 Notes shall be so called for redemption on the regularly scheduled Interest Payment Date for such series in December 1998 (from such proceeds remaining as of November 1, 1998), unless the Corporation delivers to the Trustee: (i) a Corporation certificate certifying that, based on a Cash Flow Projection, the failure to so call Series 1997-1 Notes for redemption will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Rebate Fund, and (ii) written confirmation from each of the Rating Agencies then rating the Series 1997-1 Notes to the effect that the failure to call such Series 1997-1 Notes for redemption will not result in a reduction or withdrawal of the rating of the Series 1997-1 Notes. See "Summary of the Indenture -- Funds and Accounts -- Acquisition Fund" and " -- Reserve Fund".

          Subject to compliance with the conditions described under "Senior Asset Requirement" below, Tax Exempt Auction Rate Series 1997-1 Senior Notes of any series may, at the Corporation's option, be called for redemption (and shall be so called for redemption under the circumstances described below), in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, on any Interest Rate Adjustment Date or regularly scheduled Interest Payment Date for such series, and (if no Tax Exempt Auction Rate Series 1997-1 Senior Notes remain Outstanding) Tax Exempt Fixed Rate Series 1997-1 Notes may, at the Corporation's option, be called for redemption (and shall be so called for redemption under the circumstances described below), in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, on any date, in each case at a Redemption Price of 100% of Principal Amount of such

Notes to be redeemed, plus accrued interest thereon to the Redemption Date, from proceeds of the Series 1997-1 Notes in the Series 1997-1 Tax Exempt Acquisition Account that have not been used to acquire Eligible Loans and from amounts in the Series 1997-1 Tax Exempt Reserve Account. Such Series 1997-1 Notes shall be so called for redemption on June 1, 2001 (to the extent the proceeds remaining in the Series 1997-1 Tax Exempt Acquisition Account exceed $59,725,000 as of April 15, 2001) and on June 1, 2002 (from such proceeds remaining as of April 15, 2002), in each case unless the Corporation delivers to the Trustee: (i) an opinion of Bond Counsel stating in effect that such call for redemption is not required pursuant to the Code and that failure to so call Tax Exempt Series 1997-1 Notes for redemption will not adversely affect the tax exempt status of interest on any Tax Exempt Series 1997-1 Notes for federal income tax purposes,
(ii) a Corporation certificate certifying that, based on a Cash Flow Projection, the failure to so call Series 1997-1 Notes for redemption will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and Other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Rebate Fund, and (iii) written confirmation from each of the Rating Agencies then rating the Series 1997-1 Notes to the effect that the failure to call such Series 1997-1 Notes for redemption will not result in a reduction or withdrawal of the rating of the Series 1997-1 Notes. See "Summary of the Indenture -- Funds and Accounts -- Acquisition Fund" and " -- Reserve Fund".

Call for Redemption of Series 1997-1 Notes Upon Reduction of Portfolio Balance

          The Series 1997-1 Notes may, at the Corporation's option but subject to compliance with the conditions described under "Senior Asset Requirement" below, be called for redemption in whole but not in part, at a Redemption Price of 100% of Principal Amount, plus accrued interest thereon to the Redemption Date, on any date when the remaining aggregate outstanding principal balance of Student Loans Financed with the proceeds of the Series 1997-1 Notes is less than 10% of the amount deposited to the Acquisition Fund on the Date of Issuance.

Optional Call for Redemption

          At the Corporation's option but subject to compliance with the conditions described under "Senior Asset Requirement" below, Auction Rate Series 1997-1 Senior Notes of any series may be called for redemption on any Interest Rate Adjustment Date or regularly scheduled Interest Payment Date for such series, in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, at a Redemption Price of 100% of Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Redemption Date.

          At the Corporation's option but subject to compliance with the conditions described under "Senior Asset Requirement" below, Tax Exempt Fixed Rate Series 1997-1 Senior Notes and Tax Exempt Series 1997-1 Subordinate Notes may be called for redemption on December 1, 2007, or on any date thereafter, in whole or in part, and if in part as described under "Selection of Series 1997-1 Notes for Call for Redemption" below, at the following Redemption Prices (expressed as a percentage of Principal Amount) plus accrued interest to the Redemption Date:

                Redemption Period
               (both dates inclusive)                 Redemption Price
               ----------------------                 ----------------
          December 1, 2007, through November 30, 2008       102%
          December 1, 2008, though November 30, 2009        101%
          December 1, 2009 and thereafter                   100%

          Notwithstanding the foregoing, no Series 1997-1 Notes shall be so called for redemption unless the Trustee receives a Corporation certificate certifying that, based on a Cash Flow Projection, such redemption will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and other

Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Rebate Fund.

Selection of Series 1997-1 Notes for Call for Redemption

          If less than all Outstanding Series 1997-1 Notes are to be called for redemption, the Principal Amounts of each series of Series 1997-1 Notes to be called for redemption shall be selected as follows, to the extent that the provisions of the Indenture described under "Senior Asset Requirement" below will not be violated thereby: either (1) except as otherwise specifically provided above under "Special Call for Redemption" or as described in clause
(2), to the extent Series 1997-1 Subordinate Notes are subject to call for redemption, that Principal Amount thereof shall be called for redemption which bears, as nearly as practicable, the same proportion to the Principal Amount of all Series 1997-1 Notes to be called for redemption as the aggregate Principal Amount of Outstanding Series 1997-1 Subordinate Notes bears to the aggregate Principal Amount of all Outstanding Series 1997-1 Notes, or (2) if the Trustee receives a Corporation certificate certifying that, based on a Cash Flow Projection, a different proportion of Series 1997-1 Subordinate Notes to be called for redemption will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and other Indenture Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make required deposits to the Rebate Fund, Series 1997-1 Subordinate Notes shall be called for redemption in such principal amount as is designated by the Corporation in such certificate. The remaining Series 1997-1 Notes to be called for redemption on a given Redemption Date shall be selected from the appropriate series of Series 1997-1 Senior Notes.

          If less than all Outstanding Series 1997-1 Senior Notes subject to call for redemption are to be called for redemption, and more than one series of Series 1997-1 Senior Notes is so subject, the Principal Amounts of each series of Series 1997-1 Notes to be called for redemption shall be selected from each such series in such Principal Amounts as the Corporation may designate or, in the absence of such designation, from each such series in, as nearly as practicable, the same proportion to the aggregate Principal Amount of all Outstanding Series 1997-1 Senior Notes to be called for redemption as the aggregate Principal Amount of Outstanding Series 1997-1 Senior Notes of such series bears to the aggregate Principal Amount of all Outstanding Series 1997-1 Senior Notes subject to such call for redemption.

          Notwithstanding the foregoing, if Series 1997-1 Subordinate Notes cannot be called for redemption due to the application of the provisions of the Indenture described under "Senior Asset Requirement" below, but Series 1997-1 Senior Notes can be called for redemption without violating such provisions, the particular Series 1997-1 Notes to be called for redemption shall be selected from the appropriate series of the Series 1997-1 Senior Notes according to the provisions described above.

          If less than all of the Outstanding Series 1997-1 Notes of a given series are to be called for redemption, the particular Series 1997-1 Notes to be called for redemption shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for call for redemption of portions of the principal of Series 1997-1 Notes in authorized denominations.

Senior Asset Requirement

          No call for redemption or prepayment of any Series 1997-1 Note under any of the foregoing provisions is to be made unless, after giving effect to the call for redemption or prepayment: (a) in the case of the call for redemption or prepayment of Series 1997-1 Senior Notes, either the Senior Asset Requirement will be met or the Senior Percentage will be greater than it would have been without such call for redemption or prepayment, and (b) in the case of the call for redemption or prepayment of Series 1997-1 Subordinate Notes, the Senior Asset Requirement will be met. Compliance with the Senior Asset Requirement will be determined as of the date of the selection of Series 1997-1 Notes to be called for redemption or as of the date on which moneys are transferred to the Retirement Account to make any prepayment of Taxable LIBOR Rate Series 1997-1 Notes, as the case may be, and any failure to meet the Senior Asset Requirement as of the Redemption Date or prepayment date, as applicable, will not affect such determination. In general, the "Senior Asset Requirement" requires that the Senior Percentage is at least 110% and the Subordinate Percentage is at least 100%, although each such percentage may be lowered under the conditions prescribed in the Indenture. See "Glossary of Certain Defined Terms" and "Summary of the Indenture -- Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement".

Notice and Effect of Call for Redemption

          Notice of call for redemption of the Series 1997-1 Notes shall be given by first class mail, mailed not less than 15 days (in the case of Auction Rate Series 1997-1 Senior Notes) or 30 days (in the case of any other Series 1997-1 Notes), as the case may be, prior to the date fixed for redemption to each Holder (which initially will be DTC or its nominee) of Series 1997-1 Notes to be called for redemption at the address of such Holder appearing in the Note Register; but no defect in or failure to give such mailed notice of call for redemption shall affect the validity of proceedings for the redemption of any Series 1997-1 Note not affected by such defect or failure. All notices of call for redemption shall state: (i) the Redemption Date; (ii) the Redemption Price;
(iii) the name, Stated Maturity and CUSIP numbers of the Series 1997-1 Notes to be called for redemption, the principal amount of Series 1997-1 Notes of each series to be called for redemption, and, if less than all Outstanding Notes of such series are to be called for redemption, the identification (and, in the case of partial redemption, the respective principal amounts) of the Series 1997-1 Notes to be called for redemption; (iv) that, on the Redemption Date, the Redemption Price of and accrued interest on each such Series 1997-1 Note will become due and payable and interest thereon shall cease to accrue on and after such date; (v) the place or places where such Series 1997-1 Notes are to be surrendered for payment of the Redemption Price thereof and accrued interest thereon; and (vi) if it be the case, that such Series 1997-1 Notes are to be called for redemption by the application of certain specified trust moneys and for certain specified reasons.

          Notice of call for redemption having been given as provided above, the Series 1997-1 Notes designated in such notice shall become due and payable at the applicable Redemption Price, plus interest accrued thereon to the Redemption Date, and, upon surrender in accordance with such notice, shall be so paid, and thereafter such Series 1997-1 Notes shall cease to accrue interest.

          No such notice shall be required with respect to prepayments of the Taxable LIBOR Rate Series 1997-1 Notes as described above under "Prepayment of Taxable LIBOR Rate Series 1997-1 Notes."


                   APPLICATION OF SERIES 1997-1 NOTE PROCEEDS

          The Original Issuer and the Corporation intend to use the proceeds of the sale of the Series 1997-1 Notes in the following amounts for the following purposes:

          (1) $332,170,000 will be deposited in the Series 1997-1 Tax Exempt Acquisition Account and used as follows:

               (a) approximately $72,445,000 will be used on the Date of Issuance to refinance approximately $70,586,000 aggregate principal amount of Eligible Loans previously acquired or originated by the Original Issuer; and

               (b) the remainder will be used to acquire or originate additional Eligible Loans;

          (2) $572,828,000 will be deposited in the Series 1997-1 Taxable Acquisition Account and used as follows:

               (a) approximately $516,828,000 will be used on the Date of Issuance to refinance approximately $507,181,000 aggregate principal amount of Eligible Loans previously acquired or originated by or on behalf of the Original Issuer; and

               (b) the remainder will be used to acquire or originate additional Eligible Loans; and

          (3) $18,472,000 will be deposited in the Reserve Fund.

     It is expected that immediately after the deposit of the proceeds of the Series 1997-1 Notes as described above, the principal amount of, and accrued interest on and Special Allowance Payments with respect to, Financed Eligible Loans, together with the remaining proceeds in the Acquisition Fund and the Balance in the Reserve Fund, will equal 100% of the principal amount of the Series 1997-1 Notes.

     The characteristics as of September 30, 1997 of the Eligible Loans expected to be Financed on the Date of Issuance with proceeds deposited to the Series 1997-1 Tax Exempt Acquisition Account and to the Series 1997-1 Taxable Acquisition Account (aggregating approximately $574 million as of that date) are more particularly described under "Characteristics of the Initial Financed Eligible Loans." These Eligible Loans currently secure outstanding obligations of the Original Issuer used to acquire such Student Loans, which will be refunded from the proceeds of the Series 1997-1 Notes.

     The Corporation expects the remaining proceeds deposited to the Series 1997-1 Tax Exempt Acquisition Account (approximately $259,725,000 or 28% of the Series 1997-1 Note proceeds) to be used to purchase Eligible Loans (see "Glossary of Certain Defined Terms") from Lenders or to originate Eligible Loans on or before April 15, 2002, approximately according to the following schedule:


                                           Amount
                           By June 30    (millions)
                           ------------  ----------
                               1998        $37.2
                               1999         60.9
                               2000         62.4
                               2001         64.0
                               2002         35.2

At the Corporation's option, or if not expended as of certain dates, such proceeds may be transferred to the Retirement Account and used to redeem Tax Exempt Auction Rate Series 1997-1 Senior Notes which are called for redemption and, if no Tax Exempt Auction Rate Series 1997-1 Senior Notes remain Outstanding, Tax Exempt Fixed Rate Series 1997-1 Notes which are called for redemption. See "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Unused Proceeds" herein. Investors holding such Tax Exempt Series 1997-1 Notes (particularly Tax Exempt Fixed Rate Series 1997-1 Notes) which are called for redemption may be unable to reinvest the proceeds of the redemption at the same yield as the Tax Exempt Series 1997-1 Notes. Also, depending on the price at which investors purchased such Series 1997-1 Notes, their yield may be adversely affected by such early call for redemption.

     The Corporation expects the remaining proceeds deposited to the Series 1997-1 Taxable Acquisition Account (approximately $56,000,000 or 6% of the Series 1997-1 Note proceeds) to be used to purchase Eligible Loans from Lenders or to originate Eligible Loans on or before November 1, 1998. At the Corporation's option, or if not expended as of November 1, 1998, such proceeds may be transferred to the Retirement Account and used to redeem Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption. See "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Unused Proceeds" herein. Investors holding such Taxable Auction Rate Series 1997-1 Senior Notes which are called for redemption may be unable to reinvest the proceeds of the redemption at the same yield as the Taxable Auction Rate Series 1997-1 Senior Notes. Also, depending on the price at which investors purchased such Series 1997-1 Notes, their yield may be adversely affected by such early call for redemption.

     For a more detailed description of the Original Issuer's programs of Financing Eligible Loans (which will be continued by SLFC on behalf of the Corporation pursuant to the Servicing Agreement), Eligible Loans expected to be Financed after the Date of Issuance, and possible limitations on the expenditure of these proceeds as expected, see "Description of Financed Eligible Loan Program." Use of the moneys in the Acquisition Fund pending Financing of Eligible Loans is more particularly described in "Summary of the Indenture -- Funds and Accounts -- Acquisition Fund."

     Balances in the Acquisition Fund representing proceeds of the Series 1997-1 Notes not used to acquire Eligible Loans on the Date of Issuance, and Balances in the Reserve Fund, are expected to be used to acquire one or more investment agreements meeting the requirements of the Indenture. Each investment agreement will require the Investment Provider (a financial institution to which such proceeds are loaned) to repay such proceeds when requested by the Corporation or the Trustee (subject to such limitations as may be provided therein), and to pay interest on such proceeds periodically. Each Investment Provider will be a party which meets the Rating Agencies' criteria for creditworthiness or which has pledged collateral satisfactory to the Rating Agencies to secure its repayment obligations. See "Summary of the Indenture -- Investments".

     Although the Corporation expects that the investment return on the Balances in the Acquisition Fund pending its use to finance Eligible Loans, together with other Pledged Revenues and Pledged Funds and Accounts (each as defined in "Source of Payment and Security for the Notes -- General") under the Indenture (including Financed Eligible Loans), will be sufficient to meet principal and interest payments on the Series 1997-1 Notes and required expenses under the Indenture, various risk factors could adversely affect that expectation. See "Risk Factors."

     The Costs of Issuance of the Series 1997-1 Notes will be paid by the Original Issuer from other moneys available therefor.


                  SOURCE OF PAYMENT AND SECURITY FOR THE NOTES

General

     The Notes will be limited obligations of the Corporation payable solely from the Trust Estate created under the Indenture, consisting of certain revenues ("Pledged Revenues") and Funds and Accounts pledged under the Indenture (the "Pledged Funds and Accounts", which do not include the Rebate Fund). The Pledged Revenues include: (i) payments of interest and principal made by obligors of Financed Student Loans, (ii) Guarantee Payments made by the Guarantee Agencies to or for the account of the Trustee as the holder of defaulted Financed Student Loans, (iii) interest subsidy payments and Special Allowance Payments made by the Department of Education to or for the account of the Trustee as the holder of Financed Student Loans (excluding, except in the case of the Eligible Loans to be Financed on the Date of Issuance, any Special Allowance Payments and interest subsidy payments accrued prior to the date of Financing the related Student Loan), (iv) income from investment of moneys in the Pledged Funds and Accounts (except to the extent such income is required to be deposited in the Rebate Fund), (v) payments from a Swap Counterparty under a Swap Agreement, (vi) proceeds of any sale or assignment by the Corporation of any Financed Student Loans, and (vii) available Note proceeds. In addition, the Pledged Revenues with respect to one or more series of Notes may include payments made by a Credit Facility Provider pursuant to a Credit Enhancement Facility. No Credit Enhancement Facility or Swap Agreement is being delivered in connection with the issuance of the Series 1997-1 Notes, and it is not expected that any such revenues will be available to pay the Series 1997-1 Notes.

     The principal of, premium, if any, and interest on the Notes will be secured by a pledge of and a security interest in all rights, title, interest and privileges of the Corporation (1) with respect to Financed Student Loans, in, to and under any Servicing Agreement, the Student Loan Purchase Agreements, the Guarantee Agreements and the Federal Reimbursement Contracts; (2) in, to and under all Financed Student Loans (including the evidences of indebtedness thereof and related documentation), any Swap Agreement and (subject to the limitations therein or in the Indenture limiting the benefits thereunder to the Notes of one or more series) any Credit Enhancement Facility; and (3) in and to the proceeds from the sale of the Notes (until expended for the purpose for which issued) and the Pledged Revenues, moneys, evidences of indebtedness and securities in the Pledged Funds and Accounts. The security interest in revenues, moneys, evidences of indebtedness and, unless registered in the name of the Trustee, securities payable into the various Funds and Accounts does not constitute a perfected security interest until received by the Trustee. Certain Pledged Revenues are subject to withdrawal from the Pledged Funds and Accounts, to prior applications to pay Costs of Issuance, Administrative Expenses and Note Fees, and to certain other applications as described under "Description of Flow of Revenues in the Funds" below and "Summary of the Indenture -- Funds and Accounts".

Additional Indenture Obligations

     The Indenture provides that, upon the satisfaction of certain conditions, the Corporation may issue one or more series of Additional Notes thereunder. (Any Additional Notes will not be offered or sold pursuant to this Prospectus.) Additional Notes may be issued as Senior Notes on a parity basis with the Series 1997-1 Senior Notes; as Subordinate Notes on a parity basis with the Series 1997-1 Subordinate Notes; or as Class C Notes on a subordinate basis to the Senior Notes and the Subordinate Notes. In addition, the Corporation may enter into Swap Agreements and may obtain Credit Enhancement Facilities from one or more Credit Facility Providers. The Corporation's obligations under the Swap Agreements, and its obligations to pay the premiums or fees of Credit Facility Providers and, if applicable, to reimburse payments made under Credit Enhancement Facilities, may be parity obligations with the Senior Notes (such Other Senior Obligations, together with the Senior Notes, being referred to herein as Senior Obligations) or parity obligations with the Subordinate Notes (such Other Subordinate Obligations, together with the Subordinate Notes, being referred to herein as Subordinate Obligations). The Senior Obligations, the Subordinate Obligations, and any Class C Notes are referred to herein as "Indenture Obligations". See "Summary of the Indenture -- Additional Notes" and "-- Covenants -- Credit Enhancement Facilities and Swap Agreements".

     Under the Indenture, the Corporation may not execute a Swap Agreement unless the Swap Counterparty's obligations are rated by each Rating Agency not lower than in its third highest Specific Rating Category. No Swap Agreement shall be a Senior Obligation unless, as of the date the Corporation enters into such Swap Agreement, the Senior Asset Requirement will be met and the Trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the Swap Agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Notes. No Swap Agreement is being entered into in connection with the issuance of the Series 1997-1 Notes.

     No limitations are imposed by the Indenture on the ability of the Corporation to obtain Credit Enhancement Facilities or to enter into agreements with respect thereto, or as to the identity or creditworthiness of any Credit Facility Provider. Any Credit Enhancement Facility may be obtained for the sole benefit of the series of Notes designated therein, in which event payments under such Credit Enhancement Facility would not be available for the payment of principal of, premium, if any, or interest on any other series of Notes. However, any payments required to be made to any Credit Facility Provider would be parity obligations with the other Senior Obligations or Subordinate Obligations, as the case may be, payable from any revenues available to pay such Indenture Obligations. No Credit Enhancement Facility is being entered into in connection with the issuance of the Series 1997-1 Notes and it is not expected that any Credit Enhancement Facility which may be obtained would be for the benefit of the Series 1997-1 Notes.

     The Indenture also permits the Corporation to issue Class C Notes from time to time upon satisfaction of the conditions specified therein. See "Summary of the Indenture -- Additional Notes".

Priorities

     The Series 1997-1 Senior Notes (and any other Senior Obligations) are entitled to payment and certain other priorities over the Series 1997-1 Subordinate Notes (and any other Subordinate Obligations). Current payments of interest and principal due on the Subordinate Notes on an Interest Payment Date or Principal Payment Date will be made (on a parity basis with any other Subordinate Obligations) only to the extent there are sufficient moneys available for such payment, after making all such payments due on such date with respect to Senior Obligations. So long as any Senior Obligations remain Outstanding under the Indenture, the failure to make interest or principal payments with respect to Subordinate Notes (including the Series 1997-1 Subordinate Notes) will not constitute an Event of Default under the Indenture. In the event of an acceleration of the Notes, the principal of and accrued interest on the Subordinate Notes will be paid (on a parity basis with any other Subordinate Obligations) only to the extent there are moneys available under the Indenture after payment of the principal of, and accrued interest on, all Senior Notes and the satisfaction of all other Senior Obligations. In addition, holders of Senior Notes and Beneficiaries of other Senior Obligations are entitled to direct certain actions to be taken by the Trustee prior to and upon the occurrence of an Event of Default, including election of remedies. See "Summary of the Indenture --Remedies".

     Senior Obligations and Subordinate Obligations are entitled to payment and certain other priorities over any Class C Notes. Principal of and interest on the Class C Notes are not payable from moneys in the Note Fund or the Reserve Fund, but are payable solely from amounts available therefor in the Surplus Fund. See "Summary of the Indenture -- Funds and Accounts -- Surplus Fund".

Description of Flow of Revenues in the Funds

     The Indenture establishes a Revenue Fund which is divided into a Repayment Account and an Income Account. Except for certain amounts received with respect to Financed Student Loans required to be credited to the Surplus Fund, the Indenture requires the deposit into the Revenue Fund of (i) all amounts received as principal and interest in repayment of Financed Student Loans, including all federal interest subsidy payments, Guarantee Payments and Special Allowance Payments received with respect to each Financed Student Loan (excluding, except in the case of the Eligible Loans to be Financed on the Date of Issuance, Special Allowance Payments and federal interest subsidy payments that accrued prior to the date on which such Student Loans were Financed), (ii) except as otherwise provided in a Supplemental Indenture, proceeds of the resale to a Lender of any Financed Student Loans pursuant to the Lender's repurchase obligation under the applicable Student Loan Purchase Agreement, (iii) all amounts received as earnings on or income from Investment Securities in the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund and the Note Fund, and (iv) any amounts permitted to be transferred to the Revenue Fund from the Rebate Fund. The Trustee is required to credit all such revenues received as payments of principal of Financed Student Loans to the Repayment Account, and to credit all other such revenues and amounts (including revenues received as payments of interest on or Special Allowance Payments with respect to Financed Student Loans and income from Investment Securities) to the Income Account. The Indenture requires the Trustee to transfer moneys on a monthly basis (after taking into account any periodic rebate fee payment required to be made in respect of Student Loans Financed under the Indenture), first from the Repayment Account and then from the Income Account, to the following Funds and Accounts in the following order: the Rebate Fund, the Interest Account for the payment of Senior Obligations, the Principal Account for the payment of Senior Obligations, the Retirement Account for the redemption of Senior Notes which are called for redemption, the Interest Account for the payment of Subordinate Obligations, the Principal Account for the payment of Subordinate Obligations, the Retirement Account for the redemption of Subordinate Notes which are called for redemption, the Administration Fund (but only from the Income Account), the Reserve Fund, the Principal Account (relating to cumulative sinking fund installments with respect to Subordinate Term Notes which are called for redemption on a Sinking Fund Payment Date), the Special Redemption and Prepayment Account and the Surplus Account. In addition, any amounts payable by a Swap Counterparty pursuant to a Swap Agreement are required to be credited directly to the Interest Account.

     Moneys in the Administration Fund may be used, as provided in the Indenture, to pay Costs of Issuance, Note Fees and Administrative Expenses.

     Balances in the Surplus Fund shall be used first to make up deficiencies in, or make required transfers to, the Rebate Fund, the Note Fund, the Administration Fund and the Reserve Fund. Balances in the Surplus Fund may also be applied, as determined by the Corporation from time to time, to the payment of principal of or interest on Class C Notes when due or upon the call thereof for redemption at the option of the Corporation; provided that the conditions described under "Summary of the Indenture -- Funds and Accounts -- Surplus Fund" are met.

     If the Trustee shall have first certified that no deficiencies exist in any of the Rebate Fund, the Note Fund, the Reserve Fund or the Special Redemption and Prepayment Account, and shall have received certain certifications from the Corporation, Balances in the Surplus Account may be used to redeem Notes which are called for redemption (including Series 1997-1 Notes as described under "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Moneys in the Surplus Account") or to purchase Notes or may be: (a) used to acquire Student Loans meeting the requirements of clauses (A) (1) and (2) or clause (B) of the definition of "Eligible Loans" (see "Glossary of Certain Defined Terms"); or (b) released from the Indenture to be used for certain other authorized purposes; provided, however, that the Indenture prohibits the use of the Surplus Account to acquire Student Loans that are not Eligible Loans and for the purposes specified in clause (b) above unless, after taking into account any such application (i) the Senior Percentage will be not less than 112%, and (ii) the Subordinate Percentage will be not less than 102%; provided that such percentages may be lower upon receipt of certain approvals from each Rating Agency and, under certain circumstances, consent of Other Beneficiaries.

     The Indenture establishes a Rebate Fund into which the Trustee is required to make annual deposits from Balances in the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund, the Bond Fund and the Acquisition Fund, in that order, equal to the amount computed under Section 148(f) of the Code as being subject to rebate to the United States (the "Rebate Amount") and certain amounts constituting Excess Earnings on the Financed Student Loans. The Trustee is required to pay to the United States Treasury, at least once every five years, an amount which ensures that not less than 90% of the cumulative Rebate Amount will have been paid to the United States Treasury. The Trustee is required to consult with Bond Counsel and take such action as may be required under the Code (which may include forgiveness of principal of Financed Student Loans or payments to the United States Treasury) with respect to Excess Earnings. Under certain circumstances, including delivery to the Trustee of a favorable opinion of Bond Counsel, certain amounts determined not to be subject to rebate or other disposition may be transferred from the Rebate Fund to the Income Account.

     Balances in the Reserve Fund shall be used and applied solely for the purpose of paying Debt Service on the Senior Notes and the Subordinate Notes, paying net amounts due with respect to other Senior Obligations or Subordinate Obligations or for transfer to the Rebate Fund to the extent provided in the Indenture.

     For a more detailed description of the receipt and application of moneys in the Revenue Fund, the Acquisition Fund, the Note Fund, the Rebate Fund, the Reserve Fund, the Administration Fund and the Surplus Fund, see "Summary of the Indenture -- Funds and Accounts".


                              THE ORIGINAL ISSUER

     The Original Issuer is a South Dakota nonprofit corporation organized in December 1978, at the request of the then Governor of the State, to provide a statewide student loan acquisition program pursuant to the provisions of the Higher Education Act and Section 150(d) of the Code. Former Governor Wollman designated the Original Issuer as the single nonprofit private agency in the State acting as an eligible lender in connection with the student loan program provided for by the Higher Education Act. The Original Issuer has received an Internal Revenue Service determination that, based on its original organization and purposes, it is a tax-exempt organization under Section 501(c)(3) of the Code.

     As required by Section 150(d) of the Code, the Original Issuer's Articles of Incorporation provide that the Original Issuer is organized exclusively for the purpose of acquiring student loan notes incurred under the Higher Education Act, and that income of the Original Issuer may be used only for: (i) the payment of expenses and debt service on bonds or notes issued by the Original Issuer or the creation of reserves for such purposes; (ii) the acquisition of additional student loan notes; or (iii) payment to the United States. In connection with an election under Section 150(d)(3) of the Code to terminate its status as a corporation described in Section 150(d), the Original Issuer will enter into an agreement with Student Loan Finance Corporation, a newly organized South Dakota corporation and wholly-owned subsidiary of the Original Issuer ("SLFC"), pursuant to which the Original Issuer will transfer all of its student loans (including its rights in Financed Student Loans), student loan acquisition and servicing operations and physical facilities, together with certain other assets (including the Original Issuer's interest in the other assets comprising the Trust Estate), to SLFC and SLFC will assume all of the Original Issuer's obligations with respect to the Notes, the Indenture, the Trust Estate and all
related contracts.  See "The Servicer" herein.   The Original Issuer will
transfer such assets without recourse, and will be released from all obligations under the Indenture or otherwise with respect to the Notes. Concurrently with such transfer, the Original Issuer will amend its articles of incorporation to amend its corporate purpose and change its name to Great Plains Education Foundation, Inc. Under Section 150(d)(3) of the Code, the Original Issuer must continue to be an organization described in Section 501(c)(3) of the Code. No determination has been received from the Internal Revenue Service as to the Original Issuer's qualification as an organization described in Section 501(c)(3) of the Code after the amendment of its articles of incorporation.

     Immediately upon such transfer, SLFC will transfer all its rights and interest in the Financed Student Loans and other assets of the Trust Estate to the Corporation, which is a newly organized, bankruptcy-remote, limited purpose Delaware corporation and wholly-owned subsidiary of SLFC, and the Corporation will assume all of SLFC's obligations under the Indenture and otherwise with respect to the Notes, the Trust Estate and the related contracts. SLFC will also transfer such assets without recourse, and will be released from all obligations under the Indenture or otherwise with respect to the Notes (except in its capacity as Servicer). Neither the Original Issuer nor SLFC (except in its capacity as Servicer) will be obligated under the Indenture.


                                  THE SERVICER

General

     SLFC will be a newly organized South Dakota corporation. In connection with the Original Issuer's election under Section 150(d)(3) of the Code, all of the assets of the Original Issuer used in its business of acquiring, originating, holding, servicing and collecting student loans, including its physical facilities, computer hardware and software, and certain other assets will be transferred to SLFC. At that time, all of the Original Issuer's employees are expected to become employees of SLFC. Immediately after such transfer, SLFC expects to operate the student loan business formerly operated by the Original Issuer and service and collect the Financed Eligible Loans in substantially the same manner (including using the same staff, offices and computer hardware and software) in which the Original Issuer currently administers its program and services and collects such loans.

     The Original Issuer has operated as a secondary market for student loans since 1979. As of September 30, 1997, the Original Issuer had a staff of 87 persons. The Original Issuer services the student loans which it owns and has also from time to time serviced student loans owned by other lenders in anticipation of sale to the Original

Issuer. The Original Issuer utilizes its own computer hardware and software systems designed specifically for student loan servicing. The Original Issuer installed the original hardware in 1979 and since then has added additional hardware or replaced hardware as needed. As of September 30, 1997, the Original Issuer owned and was servicing student loans to approximately 91,200 borrowers representing approximately $574 million outstanding principal amount of student loans. As of such date, the Original Issuer was not servicing student loans held by other lenders.

     The Original Issuer has financed its acquisition of student loans through the issuance of its student loan revenue bonds, student loan asset-backed notes and other evidences of indebtedness. The Original Issuer has issued approximately $2.25 billion aggregate principal amount of bonds and notes, of which $912,425,000 principal amount were outstanding as of September 30, 1997. All of such outstanding bonds and notes will be refunded with a portion of the proceeds of the Series 1997-1 Notes. At the time of the transfer of the assets described above to SLFC, the Original Issuer expects to cease its participation in the student loan business.

     The information included above concerning the Original Issuer has been included solely to describe the expected future operations of SLFC. The Original Issuer will not transfer all of its cash and investments to SLFC. None of the assets retained by the Original Issuer will be available to SLFC or for the payment of the Notes. The Original Issuer will have no obligation with respect to (i) the Financed Eligible Loans or the servicing thereof, (ii) the payment of the Series 1997-1 Notes, or (iii) the administration of the Indenture. Moreover, the Original Issuer's transfer of assets to SLFC will be without recourse or warranty. Thus, in the event of a failure of the Original Issuer's hardware and software systems to adequately function, or any other factor which adversely affects the value of the assets transferred to SLFC or SLFC's ability to perform its obligations under the SLFC Servicing Agreement, the Original Issuer would have no obligation or liability with respect thereto.

Delinquency and Loan Loss Experience

     The following tables provide information regarding the delinquency status of the student loan portfolio of the Original Issuer (which has been serviced by the Original Issuer) as of June 30, 1997, 1996, 1995, 1994 and 1993. For each delinquency status listed (based on number of days delinquent and claims filed), the tables show the aggregate principal amount of Student Loans in each delinquency status as of each date; the percent of the aggregate principal amount of the Original Issuer's Student Loan portfolio in repayment, deferment, forbearance and claims status as of each date represented by such principal amounts; and the percent of the aggregate principal amount of the Original Issuer's entire Student Loan portfolio as of each date represented by such principal amounts. The Original Issuer's management believes that the distribution of delinquent loans in the Original Issuer's Student Loan portfolio has been consistent over the last five years and it is unaware of any current trends that are expected to materially alter such distributions or materially impact the future performance of the Financed Eligible Loans. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate.

Distribution of Original Issuer's Student Loan Portfolio by Delinquency Status
                As of June 30, 1997, 1996, 1995, 1994 and 1993


                                                         Principal Amount
Delinquency                 ---------------------------------------------------------------------------
  Status                      June 30, 1997  June 30, 1996  June 30, 1995  June 30, 1994  June 30, 1993
-----------                   -------------  -------------  -------------  -------------  -------------
31 to 60 days                   $16,237,073    $17,765,179    $14,077,909    $13,639,924    $12,866,442
61 to 90 days                     7,786,808      7,666,789      6,550,528      6,212,040      5,843,349
91 to 120 days                    4,939,841      4,664,322      3,834,229      3,633,351      2,770,248
121 to 180 days                   6,774,711      6,339,235      5,817,809      5,225,322      4,150,481
181 to 270 days                   2,479,580      2,579,598      2,319,294      1,398,039      1,400,538
Over 270 days                         9,061          3,532              0            147          4,227
Claims filed, not yet paid        1,736,799      1,193,954      1,200,925      1,460,674      2,096,725
                            ---------------------------------------------------------------------------
Total                           $39,963,873    $40,212,609    $33,800,694    $31,569,497    $29,132,010
                            ===========================================================================


                                         Percent of Outstanding Principal - Repayment Deferment,
                                                 Forbearance and Claim Status Loans Only
Delinquency                 ----------------------------------------------------------------------------------
Status                        June 30, 1997   June 30, 1996   June 30, 1995   June 30, 1994   June 30, 1993
-----------                   -------------   -------------   -------------   -------------   -------------
31 to 60 days                     3.2%            3.7%            3.5%            3.8%            3.9%
61 to 90 days                     1.5             1.6             1.6             1.7             1.8
91 to 120 days                    1.0             1.0             1.0             1.0             0.8
121 to 180 days                   1.3             1.3             1.5             1.5             1.2
181 to 270 days                   0.5             0.5             0.6             0.4             0.4
Over 270 days                     0.0             0.0             0.0             0.0             0.0
Claims filed, not yet paid        0.3             0.2             0.3             0.4             0.6
                            ----------------------------------------------------------------------------------
Total                             7.8%            8.3%            8.5%            8.8%            8.7%
                            ==================================================================================

                                          Percent of Outstanding Principal - Entire Portfolio
Delinquency                   -----------------------------------------------------------------------------
  Status                      June 30, 1997   June 30, 1996   June 30, 1995   June 30, 1994   June 30, 1993
-----------                   -------------   -------------   -------------   -------------   -------------
31 to 60 days                      2.9%            3.3%            3.2%            3.5%            3.6%
61 to 90 days                      1.4             1.4             1.5             1.6             1.6
91 to 120 days                     0.9             0.9             0.9             0.9             0.8
121 to 180 days                    1.2             1.2             1.3             1.3             1.2
181 to 270 days                    0.4             0.5             0.5             0.4             0.4
Over 270 days                      0.0             0.0             0.0             0.0             0.0
Claims filed, not yet paid         0.3             0.2             0.3             0.4             0.6%
                              -----------------------------------------------------------------------------
Total                              7.1%            7.5%            7.7%            8.1%            8.2%
                              =============================================================================

     The following tables provide information regarding principal losses relating to the Original Issuer's Student Loan portfolio (which has been serviced by the Original Issuer) for each of the years ended June 30, 1993 through 1997. The first table shows the aggregate principal amount of losses during each period, and the breakdown of such losses between the amount representing the two percent portion of default claims filed with a Guarantee Agency which is not paid by the Guarantee Agency with respect to loans made after September 30, 1993, and the amount representing other principal write-offs (i.e., for loans that may have lost Guarantee eligibility) net of recoveries. The second table shows the percent of the Original Issuer's entire Student Loan portfolio end-of-period balances represented by the aggregate losses listed in the first table during the relevant period.

     Subject to compliance with Department of Education and Guarantee Agency requirements, student loans made under the Federal Family Education Loan Program prior to October 1, 1993 are entitled to 100% guarantee coverage for defaulted loans while student loans made on or after that date are entitled to 98% coverage. The Original Issuer's management expects that overall write-offs of the portfolio related to this two percent difference will increase over time as a greater percentage of the portfolio consists of loans made on or after October 1, 1993.

     Other write-offs arise if a claim is rejected by the Guarantee Agency, and the Original Issuer determines that the reason for the rejection cannot be cured, that the Lender from which the loan was acquired cannot or should not be required to repurchase the loan, and that the loan is otherwise not collectible. The Original Issuer's management believes that the amount of other write-offs during this period has been consistent and immaterial and it is unaware of any current trends that are expected to materially alter the loss experience or materially impact the future performance of the Financed Eligible Loans. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate.

           Original Issuer's Student Loan Portfolio Principal Losses
            For Each of the Years Ended June 30, 1993 Through 1997

                                              Principal Amounts
                               -----------------------------------------------
                                   2% Claim       Other Principal        Total
                                Losses on 98%     Write-Offs, Net    Principal
For the Fiscal Year Ended:     Guaranteed Loans     of Recoveries       Losses
-------------------------      ----------------     -------------       ------
 June 30, 1997                     $88,367            $ 7,020          $95,387
 June 30, 1996                      56,730             20,484           77,214
 June 30, 1995                      10,266              9,211           19,477
 June 30, 1994                           0              3,778            3,778
 June 30, 1993                           0                 55               55

                               Percentage (Annualized) of Principal Losses to
                                      End-of-Period Portfolio Balances
                               -----------------------------------------------
                                   2% Claim       Other Principal        Total
                                 Losses on 98%    Write-Offs, Net    Principal
For the Fiscal Year Ended:     Guaranteed Loans     of Recoveries       Losses
-------------------------      ----------------     -------------       ------

 June 30, 1997                      0.016%             0.001%           0.017%
 June 30, 1996                      0.011%             0.004%           0.015%
 June 30, 1995                      0.002%             0.002%           0.004%
 June 30, 1994                      0.000%             0.001%           0.001%
 June 30, 1993                      0.000%             0.000%           0.000%


     The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency and loss experience of the Financed Student Loans will be similar to that set forth above.


                                THE CORPORATION

General

     The Corporation is a newly organized, bankruptcy remote, limited purpose Delaware corporation and a wholly owned subsidiary of SLFC. Immediately following the issuance of the Series 1997-1 Notes, the Corporation will assume all of SLFC's obligations under the Indenture and otherwise with respect to the Notes, the Trust Estate and the related contracts.

     As a bankruptcy-remote entity, the Corporation's operations will be restricted so that (i) it does not engage in business with, or incur liabilities to, any other entity (other than the Noteholders and Other Beneficiaries, and beneficiaries under indentures similar to the Indenture) which may bring bankruptcy proceedings against the Corporation, and (ii) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Corporation has covenanted in the Indenture that it will not engage in any business other than financing, originating, purchasing, owning, selling and managing Student Loans in the manner contemplated by its certificate of incorporation and the Indenture and the activities incidental thereto.

     The Corporation will have no substantial assets other than those transferred to it from SLFC and pledged under the Indenture. The Corporation will have no full-time employees. Certain responsibilities of the Corporation under the Indenture will be administered by SLFC. See "The SLFC Servicing Agreement" and "Certain Relationships Among Financing Participants."

     The Corporation's address is 105 First Avenue Southwest, Aberdeen, South Dakota 57401 and its phone number is (605) 622-4400.

Financed Eligible Loan Program

     The Corporation will, upon the Section 150(d)(3) Transfer and the assumption of the Original Issuer's obligations under the Indenture, become responsible for the acquisition or origination of Eligible Loans to be Financed with proceeds of the Series 1997-1 Notes deposited to the credit of the Acquisition Fund. In this regard, as of September 30, 1997, the Corporation has entered into Student Loan Purchase Agreements with approximately 95 Lenders providing for the purchase of approximately $198 million in principal amount of Eligible Loans from moneys available therefor in the Series 1997-1 Tax Exempt Acquisition Account and Student Loan Purchase Agreements (which do not provide for the purchase of a stated principal amount of Eligible Loans) with approximately 85 Lenders providing for the purchase of Eligible Loans from moneys available therefor in the Series 1997-1 Taxable Acquisition Account. As further described under "Description of Financed Eligible Loan Program -- Background of the Original Issuer's Program", the Original Issuer has historically entered into comparable agreements with Lenders (including substantially all of the Lenders with which the Corporation has current agreements) pursuant to which the Original Issuer has purchased over $1.25 billion in Student Loans from proceeds of its bonds and notes in the same manner as the Corporation intends to purchase Eligible Loans from proceeds of the Series 1997-1 Notes. Thus, the Corporation anticipates that it will be able to apply all, or substantially all, of the proceeds of the Series 1997-1 Notes to the acquisition or origination of Eligible Loans. See "Description of Financed Eligible Loan Program". However, there is no assurance that the Corporation will be able to so apply such proceeds.

Management's Discussion and Analysis of Results of Operations and Financial Condition

     As of the date of this Prospectus, the Corporation has had no operating history. The proceeds of the sale of the Series 1997-1 Notes will be used primarily to refinance a portfolio of Student Loans currently owned by the Original Issuer and to purchase Eligible Loans from Lenders or to originate Eligible Loans on or before April 15, 2002. See "Application of Series 1997-1 Note Proceeds." The Corporation is prohibited by its certificate of incorporation from engaging in any business other than (i) receiving the assets and assuming the liabilities transferred to it in connection with the Original Issuer's election under Section 150(d)(3) of the Code; (ii) originating or acquiring Student Loans; (iii) entering into certain agreements relating to Student Loans; (iv) issuing bonds, notes, asset-backed certificates or other securities payable solely from Student Loans and other assets pledged to the payment thereof; and (v) engaging in acts incidental to and necessary, suitable or convenient for the accomplishment of the foregoing purposes and permitted under Delaware law. The Corporation's ability to incur, assume or guarantee indebtedness for borrowed money is also restricted by its certificate of incorporation.

Directors and Executive Officer

     The following table identifies the directors and executive officer of the Corporation and their ages and positions as of the date of this Prospectus. Because the Corporation is organized as a special purpose entity and will be largely passive, it is expected that the officers and directors in such capacity will participate in the management of the Corporation only to a limited extent. Most of the actions related to maintaining and servicing the assets will be performed by SLFC.

Name                    Age     Positions
---------               ---     ------------------------
A. Norgrin Sanderson     55     President, Treasurer and Chairman of the Board

V. G. Stoia              73     Director

Manley B. Feinstein      70     Director

Harvey C. Jewett         49     Director

In order to comply with certain provisions of its certificate of incorporation and the requirements of the Rating Agencies, the Board of Directors will increase in size to six members and will appoint two additional independent directors within 30 days after the closing of the offering of the Series 1997-1 Notes.

     Mr. Sanderson has been President, Treasurer and Chairman of the Corporation since its formation in May 1997. Mr. Sanderson is also the President, Treasurer and Chairman of SLFC and has been President, Treasurer and a Director of the Original Issuer since 1979. Prior to assuming his positions with the Original Issuer, he was employed for 16 years by Norwest Corporation, a bank holding company based in Minneapolis, Minnesota, where he held Vice President and Branch Manager positions.

     Mr. Stoia has been a Director of the Corporation since its formation in May 1997. Mr. Stoia is also a Director of SLFC and has been a Director of the Original Issuer since its formation in 1978. Mr. Stoia is a Chartered Financial Consultant with the firm of Stoia, Seiler and Associates in Aberdeen, South Dakota. Currently, Mr. Stoia also serves on the Board of Trustees of St. Luke's Hospital and as a member of the Board of Northern State University Foundation. In the past, he served as a member of the Board of the South Dakota Foundation of Private Colleges, Presentation College and South Dakota Crippled Children's School. He served as President of the Aberdeen Development Corporation from 1972 to 1987.

     Mr. Feinstein has been a Director of the Corporation since its formation in May 1997. Mr. Feinstein is also a Director of SLFC and has been a Director of the Original Issuer since its formation in 1978. He also is a Director of EAC. Mr. Feinstein has been self-employed as a business consultant in Aberdeen, South Dakota since 1990.

     Mr. Jewett has been a Director of the Corporation since its formation in May 1997. Mr. Jewett is also a Director of SLFC and has been a Director of the Original Issuer since 1979. He also is a Director of EAC. Mr. Jewett has been the President and Chief Operating Officer of The Rivett Group, L.L.C., a motel management operation, since 1987, and has been an attorney in private practice in Aberdeen, South Dakota since 1974. Mr. Jewett is a member of the Board of Directors of Norwest South Dakota, N.A., a bank with branches throughout South Dakota, which has sold a substantial number of Student Loans to the Original Issuer in past years and is expected to continue selling Student Loans to the Corporation in the future.

     Except for Mr. Sanderson, none of the directors and officers listed above will be compensated directly by the Corporation nor with any funds or assets of the Corporation. Mr. Sanderson will be paid for serving as an executive officer of the Corporation. Mr. Sanderson's compensation will be based upon the amount of time he spends handling the Corporation's affairs. It is currently estimated that he will receive approximately $35,000 per year for his service as an executive officer of the Corporation.

     It is anticipated that the independent directors of the Corporation to be appointed as described above will receive compensation of approximately $2,500 per year.

                         THE SLFC SERVICING AGREEMENT

In General

     The Corporation and the Trustee will enter into a Servicing Agreement, dated as of July 1, 1997 (the "SLFC Servicing Agreement"), with SLFC. A form of the SLFC Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain provisions of the SLFC Servicing Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the SLFC Servicing Agreement.

     Pursuant to the SLFC Servicing Agreement, SLFC agrees to provide services to the Corporation and the Trustee in connection with the origination and acquisition of Student Loans to be Financed, to commence servicing the Financed Student Loans as of the day they are Financed and to service the Financed Student Loans, all in accordance with the SLFC Servicing Agreement. SLFC may perform all or part of its origination, acquisition, and servicing activities through a subcontractor. SLFC is required to perform or cause its subcontractor to perform all services under the SLFC Servicing Agreement in compliance with the Higher Education Act, applicable requirements of the Guarantee Agency and all other applicable federal, state and local laws and regulations. SLFC will be responsible for the performance of its obligations under the SLFC Servicing Agreement, whether such obligations are performed by SLFC or by its subcontractor, and SLFC will be responsible for any fees and payments required by the subcontractor. The SLFC Servicing Agreement requires a subcontractor to be subject to the same obligations relating to audits, examinations and inspections as to which SLFC is subject. SLFC also agrees to perform various duties of the Corporation under the Indenture.

Acquisition Process

     Unless and until otherwise directed in writing by the Corporation, SLFC agrees to provide to the Trustee all certificates and directions required to be delivered by the Corporation to the Trustee under the Indenture in connection with the Financing through acquisition of Eligible Loans and Student Loans thereunder. SLFC also agrees to work with the Lenders to obtain from each Lender loan documentation and information relating to each Student Loan to be Financed and to establish and maintain all records delivered to SLFC with respect to each Financed Student Loan, and complete records of SLFC's servicing of the Financed Student Loan from the date SLFC's servicing commences. However, SLFC will not conduct a complete file and note examination of each Student Loan to be Financed.

Origination Process

     Unless and until otherwise directed in writing by the Corporation, SLFC agrees to provide to the Trustee all certificates and directions required to be delivered by the Corporation to the Trustee under the Indenture in connection with the Financing through origination of Eligible Loans and Student Loans thereunder. SLFC also agrees to provide disbursement and origination services in connection with the origination and disbursement of Eligible Loans under the Indenture.

Servicing

     SLFC agrees to perform all servicing obligations relating to the Financed Student Loans required of the Corporation or the Trustee, or which the Corporation or the Trustee is required to cause the Servicer to perform. The SLFC Servicing Agreement specifies various activities and obligations to be performed by SLFC in servicing the Financed Student Loans. These activities and obligations include, without limitation, file maintenance; maintaining Guarantee coverage on Financed Student Loans; handling borrower requests for forbearance and deferments; exercising due diligence (within the meaning of the Higher Education Act and the Guarantee Program regulations) in the servicing, administration and collection of all Financed Student Loans; collecting payments of principal and interest, Special Allowance Payments, and Guarantee Payments with respect to Financed Student Loans and causing all such interest subsidy payments and Special Allowance Payments to be forwarded by the Secretary of Education directly to the Trustee for immediate deposit into the appropriate fund or account under the Indenture and depositing all other such payments immediately upon receipt into a lock-box account (which shall be part of the Revenue Fund) to be established by the Trustee in the name of and for the account of the Trustee; representing the interests of the Corporation and the Trustee in handling discrepancies or disputes, if any, with the Secretary of Education; preparing and maintaining all appropriate accounting records with respect to all transactions related to each Financed Student Loan; for defaulted Financed Student Loans, taking steps necessary to file and prove a claim for loss with the Secretary of Education or the Guarantee Agency, as the case may be and as required, and assuming responsibility for all necessary communications and contacts with the Secretary of Education or the Guarantee Agency, as the case may be and as required, to recover on such defaulted Financed Student Loans within the time required by the Higher Education Act and the requirements of the Guarantee Agency; if a claim is denied by the Secretary of Education or the Guarantee Agency, as the case may be, under circumstances resulting in a Lender being required by a Student Loan Purchase Agreement to repurchase a Financed Student Loan, taking such action as shall be necessary to allow the Corporation or the Trustee to cause such Lender to repurchase such Financed Student Loan or to substitute a different Eligible Loan in accordance with the requirements of the applicable Student Loan Purchase Agreement; preparing and filing various reports with the Secretary of Education, the Guarantee Agency, the Corporation and the Trustee; identifying on the servicing system the Notes as the source of financing for each such Financed Student Loan; and maintaining duplicates or copies of certain file documents.

Right of Inspection and Audits

     The SLFC Servicing Agreement provides that, subject to any restrictions of applicable law, the Corporation, the Trustee, the Guarantee Agency, the Secretary of Education and/or any governmental agency having jurisdiction over the Corporation or the Trustee (and, in each case, such entities' representatives), will have the right, at any time and from time to time, during normal business hours, and upon reasonable notice to SLFC, to examine and audit any and all of the SLFC's records or accounts pertaining to any Financed Student Loan. The Corporation and the Trustee also may require SLFC to furnish such documents as they from time to time deem necessary to determine that SLFC has complied with the provisions of the SLFC Servicing Agreement, the Student Loan Purchase Agreements and the Indenture.

     SLFC also agrees to have prepared and submitted to the Secretary of Education and the Guarantee Agencies any third-party servicer compliance audits and audited financial statements required under the Higher Education Act and the Guarantee Program regulations relating to SLFC and its servicing of Financed Student Loans, and any lender compliance audits required under the Higher Education Act and the Guarantee Program regulations relating to the Trustee (as the holder of the Financed Student Loans) and the Financed Student Loans. SLFC agrees to provide to the Corporation and the Trustee these and various other specified reports and audits.

Administration and Management

     SLFC agrees to perform various administrative activities and obligations on behalf of the Corporation under the SLFC Servicing Agreement. These include providing all necessary personnel, facilities, equipment, forms and supplies for operating the Program in accordance with the Indenture; disseminating information on the Program to Lenders and to student financial aid officers and to other persons as necessary; controlling and accounting for the receipt and expenditure of the Corporation's funds in accordance with the resolutions of the Corporation's board of directors and the Indenture and maintaining accurate and complete records on all aspects of the Program; reviewing all statements and reports to the Corporation required of the Trustee, the Servicer and the Lender in accordance with the provisions of the Indenture, the SLFC Servicing Agreement and the Student Loan Purchase Agreements; preparing and submitting to the Trustee the Monthly Servicing Reports required to be delivered to the Noteholders pursuant to the Indenture; and determining and notifying the Trustee and Auction Agent of the Net Loan Rate. SLFC also agrees to prepare for filing, and provide such other assistance as is required by the

Corporation to file, any other reports required to be filed by the Corporation under the Indenture or under any applicable law, including without limitation, the Higher Education Act and any federal and state securities laws.

Servicer as Bailee

     The SLFC Servicing Agreement provides that SLFC, in holding documents relating to the Financed Student Loans, will hold such documents as bailee for and on behalf of the Trustee.

Plan for Doing Business

     In providing administrative services on behalf of the Corporation under the SLFC Servicing Agreement, SLFC agrees to operate the Program in compliance with the Plan for Doing Business of the Original Issuer, to advise the Original Issuer if any amendments to the Plan for Doing Business are required from time to time, and to assist the Original Issuer in preparing, obtaining approval of, and filing any such amendments to the Plan for Doing Business.

Servicing Fees

     The SLFC Servicing Agreement provides that SLFC shall be paid for the performance of its functions under the SLFC Servicing Agreement (from funds available for such purpose under the Indenture) a monthly fee in an amount each month equal to 0.104167% of the outstanding principal balance of all Financed Student Loans as of the last day of the immediately preceding month. Such fee is required to be paid to SLFC on a monthly basis within fifteen (15) days of receipt by the Trustee of a written monthly billing statement from SLFC. If SLFC believes that it is necessary to increase the monthly fee payable under the SLFC Servicing Agreement, it shall provide a written request to the Corporation and the Trustee of its need for an increase in such fee, together with all information required under the Indenture for the Trustee to approve an increase in the fees payable thereunder. SLFC acknowledges in the SLFC Servicing Agreement that such fee shall not be increased unless the conditions for increasing such fees under the Indenture have been satisfied.

     SLFC also acknowledges in the SLFC Servicing Agreement that the Corporation and the Trustee contemplate paying all servicing fees payable under the SLFC Servicing Agreement solely from funds available for such purpose in the Administration Fund created under the Indenture, which funds are primarily dependent upon collection by SLFC and receipt by the Trustee of payments with respect to the Financed Student Loans. SLFC agrees to continue to be bound by the terms and provisions of the SLFC Servicing Agreement relating to Financed Student Loans in all respects, and to perform for a period of 120 days its obligations thereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of servicing fees.

No Bankruptcy or Insolvency Petition

     SLFC agrees that it will not at any time institute against the Corporation, or join in any institution against the Corporation of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law in connection with any obligation relating to the SLFC Servicing Agreement.

Benefit of the Noteholders

     The SLFC Servicing Agreement recites that it is made and entered into for the benefit of all Noteholders, and its provisions may be enforced not only by the parties thereto but also by the Noteholders in the manner and to the extent to which Noteholders may enforce provisions of the Indenture.

Amendment

     The SLFC Servicing Agreement may be amended, supplemented or modified only by written instrument duly executed by all parties thereto and only upon receipt of a written certificate from the Corporation and the Trustee that such amendment, supplement or modification will not deprive any Noteholder in any material respect of the security afforded by the SLFC Servicing Agreement.

Term and Termination

     The term of the SLFC Servicing Agreement continues for so long as any of the Notes remain Outstanding, unless the SLFC Servicing Agreement is terminated in accordance with its terms. The SLFC Servicing Agreement shall terminate:

     A.   If SLFC shall:

          1. admit in writing its inability to pay its debts generally as they become due;

          2. consent to the appointment of a custodian (as that term is defined in the federal Bankruptcy Code) for or assignment to a custodian of the whole or any substantial part of SLFC's property, or fail to stay, set aside or vacate within sixty (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment;

          3. commence any proceeding or file a petition under the provisions of the federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors, or fail to stay, set aside or vacate within sixty
               (60) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to an involuntary proceeding, whether under federal or state law, providing for liquidation or reorganization of SLFC or modification or adjustment of the rights of creditors; or

          4. contest in writing the validity or enforceability of the SLFC Servicing Agreement as a whole or deny in writing that the SLFC Servicing Agreement as a whole is binding upon SLFC;

     B. upon written notice by the Corporation or the Trustee to SLFC, if SLFC materially breaches its obligations, or any representation or warranty, under the SLFC Servicing Agreement; or

     C. upon written notice by the Corporation or the Trustee, if at any time the Guarantee Agency or the Department of Education has issued a notice of suspension or termination against SLFC, or has suspended or terminated the payment of all claims with respect to Financed Student Loans or, in the case of the Department of Education, all Special Allowance Payments or interest benefit payments with respect to Financed Student Loans as a result of actions or omissions of SLFC (it being understood that the cessation of less than all such claims or payments may constitute a breach under clause (B) above).

Notwithstanding the foregoing, any termination pursuant to clauses (B) or (C) will be subject to the following conditions. If such breach under clause (B) or suspension or termination under clause (C) is capable of being cured within 90 days without, in the judgment of the Trustee, adversely affecting the security provided to the Noteholders by the Financed Student Loans and the related Guarantee Payments, Special Allowance Payments and interest subsidy payments, SLFC shall have the right to cure such breach, within 90 days of the date SLFC learns of such breach or receives notice of such breach from the Corporation or the Trustee, prior to such termination. If such breach is not capable of being cured in the manner specified above, no termination pursuant to clause (B) or (C) shall occur if, in the judgment of the Trustee, such breach or suspension or termination will not adversely affect the security provided the Noteholders by the Financed Student Loans and the related Guarantee Payments, Special Allowance Payments and interest subsidy payments.

     SLFC agrees to promptly notify the Trustee and the Corporation of any occurrence or condition which constitutes (or which with the passage of time or the giving of notice or both would constitute) an event permitting the termination of the SLFC Servicing Agreement. SLFC also agrees to continue performing its obligations under the Servicing Agreement until a successor Servicer has been appointed.


                 DESCRIPTION OF FINANCED ELIGIBLE LOAN PROGRAM

Background of Original Issuer's Program

     The Original Issuer was organized as a secondary market for student loans for lenders throughout the State of South Dakota, including banks, savings and loan associations and credit unions. The Original Issuer began operating a secondary market program in 1979 and financed its initial acquisitions of student loans through the issuance of its student loan revenue bonds. The Original Issuer has ongoing contact with, and holds numerous workshop meetings in various locations in the State and surrounding States which are attended by, approximately 250 financial and educational institutions. SLFC will undertake similar activities to make the financial and education communities aware of its activities and objectives.

     The following table lists the approximate aggregate outstanding principal balances of all Student Loans acquired by the Original Issuer from the proceeds of its tax exempt student loan revenue bond issues during each of the last six fiscal years. These Student Loans have been made to Eligible Borrowers for the post-secondary education of (a) residents of the State attending post-secondary schools located within or without the State, or (b) residents of a state other than the State attending post-secondary schools located within the State (sometimes referred to herein as "In-State Loans"). The Code requires that proceeds of tax exempt debt obligations issued by the Original Issuer generally be used only to acquire In-State Loans.

               Year Ending                  Student Loans
                 June 30                      Acquired
               -----------                  -------------
                 1992....................    $49,702,000
                 1993....................     56,963,000
                 1994....................     65,818,000
                 1995....................     81,802,000
                 1996....................     92,043,000
                 1997....................     69,716,000

     In addition to the loans included in the table above, the Original Issuer has acquired Student Loans from the proceeds of its taxable borrowings during each year since 1988. In general, the Original Issuer has used the proceeds of these financings to acquire Student Loans for which the borrower is neither a resident of the State nor attending an eligible school located within the State. The following table lists the approximate aggregate outstanding principal balances of all Student Loans acquired by or on behalf of the Original Issuer from the proceeds of its taxable borrowings for each of the last six fiscal years.

                                                Additional
               Year Ending                    Student Loans
                 June 30                         Acquired
                 -------                         --------
                   1992....................    $27,798,000
                   1993....................     35,113,000
                   1994....................     40,655,000
                   1995....................     60,665,000
                   1996....................     87,864,000
                   1997....................     42,856,000

Description of Eligible Loans to be Financed

     It is expected that a portion of the proceeds of the Series 1997-1 Notes deposited in the Acquisition Fund will be used to refinance the Original Issuer's portfolio of approximately $577,767,000 aggregate principal amount of student loans. Certain characteristics of such portfolio as of September 30, 1997 are set forth below under "Characteristics of the Initial Financed Eligible Loans." Based on outstanding principal amounts as of September 30, 1997, approximately 48% of such Financed Eligible Loans have been acquired by the Original Issuer from two Lenders (and affiliates thereof).

     It is expected that the remaining proceeds of the Series 1997-1 Notes deposited in (i) the Series 1997-1 Tax Exempt Acquisition Account will be used to acquire or originate approximately $255,456,000 additional aggregate principal amount of Eligible Loans that are In-State Loans on or before April 15, 2002 and (ii) the Series 1997-1 Taxable Acquisition Account will be used to acquire or originate approximately $55,150,000 additional aggregate principal amount of Eligible Loans that are not In-State Loans on or before November 1, 1998. See "Application of Series 1997-1 Note Proceeds."

     Although the Higher Education Act contains certain provisions that may decrease the principal amount of Eligible Loans made by Lenders, the Corporation does not expect that such provisions will affect its ability to spend the proceeds of the Series 1997-1 Notes initially deposited in the Acquisition Fund to acquire Eligible Loans. There is no assurance, however, that relevant federal laws, including the Higher Education Act, will not be amended in a manner that may adversely affect the qualification of Student Loans as Eligible Loans under the Indenture and thus prevent their acquisition by the Trustee or that may decrease the aggregate principal amount of Eligible Loans made by Lenders and available for purchase by the Trustee. Proposals by Congress and the Administration to amend the Higher Education Act could affect the qualification of Student Loans made under the Federal Family Education Loan Program as Eligible Loans. If any such amendments are enacted, the Corporation may seek any necessary Rating Agency approvals to allow it to finance such Student Loans under the Indenture. If the Trustee does not acquire all the Eligible Loans which it is expected to acquire, the Corporation may use the unexpended portion of the Series 1997-1 Notes proceeds and Balances in the Series 1997-1 Tax Exempt and Taxable Surplus Sub-Accounts to redeem Series 1997-1 Notes which are called for redemption. See "Description of Series 1997-1 Notes -- Special Call for Redemption -- From Unused Proceeds".

     The First Supplemental Indenture contains various limits on certain types of Eligible Loans that may be Financed (originated or purchased) after the Date of Issuance, with proceeds deposited in the Series 1997-1 Tax Exempt Acquisition Account and the Series 1997-1 Taxable Acquisition Account without receiving further approval from the Rating Agencies. The First Supplemental Indenture limits the amount of additional Consolidation Loans that may be Financed after the Date of Issuance from (i) the Series 1997-1 Tax Exempt Acquisition Account (together with the Series 1997-1 Tax Exempt Surplus Sub-Account) to the greater of (a) $52,000,000, or (b) 20% of the aggregate of the amounts applied from such Accounts, after the Date of Issuance, to the acquisition or origination of all Student Loans; and (ii) the Series 1997-1 Taxable Acquisition Account (together with the Series

1997-1 Taxable Surplus Sub-Account) to the greater of (a) $19,400,000, or (b) 40% of the aggregate of the amounts applied from such Accounts, after the Date of Issuance, to the acquisition or origination of all Student Loans. The First Supplemental Indenture also limits the aggregate amount of Financed Eligible Loans that may be subject to certain forms of interest rate reduction features to Borrowers. In either case, the Corporation could use Balances in such Accounts or Sub-Accounts to originate or acquire additional amounts of such Eligible Loans if it delivers to the Trustee a Corporation certificate certifying that, based on a Cash Flow Projection, the Financing of such Eligible Loans will not materially adversely affect the Corporation's ability to pay Debt Service on the Outstanding Notes and on Outstanding Other Indenture Obligations, to pay Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes or to make required deposits to the Rebate Fund. The Corporation does not expect that these limitations will prevent the expenditure of the proceeds of the Series 1997-1 Note proceeds deposited in the Acquisition Fund.

     For a more detailed description of student loans under the Higher Education Act, see "Description of Federal Family Education Loan Program". For a description of the Guarantee Agencies, see "Description of the Guarantee Agencies".

     The Indenture also permits the Financing of Student Loans from moneys in the Surplus Account under certain circumstances. Such Student Loans are not required to be Eligible Loans. See "Summary of the Indenture -- Funds and Accounts -- Surplus Fund".

Summary of Student Loan Purchase Agreements

     The Original Issuer entered into Student Loan Purchase Agreements with approximately 500 Lenders for the purchase of Eligible Loans to be refinanced with the proceeds of the Series 1997-1 Notes (the "Original Issuer Student Loan Purchase Agreements"). The Original Issuer's right, title and interest in the Original Issuer Student Loan Purchase Agreements will be pledged to the Trustee. In addition, the Corporation has entered into Student Loan Purchase Agreements with approximately 140 Lenders for the purchase of additional Eligible Loans by the Trustee from the proceeds of the Series 1997-1 Notes and expects to enter into additional Student Loan Purchase Agreements for the purchase of additional Eligible Loans by the Trustee from Balances in the Series 1997-1 Tax Exempt and Taxable Surplus Sub-Accounts (collectively, the "Corporation Student Loan Purchase Agreements").

     As of September 30, 1997, approximately $98 million outstanding principal amount of the Eligible Loans to be Financed on the Date of Issuance represented Consolidation Loans originated by the Original Issuer (and not acquired from Lenders pursuant to Original Issuer Student Loan Purchase Agreements). Consolidation Loans and other Eligible Loans Financed after the Date of Issuance which are originated by the Trustee also will not be covered by Corporation Student Loan Purchase Agreements.

     The Corporation Student Loan Purchase Agreements will provide for the purchase by the Trustee on behalf of the Corporation, of Eligible Loans at 100% of their outstanding unpaid principal amount, plus accrued interest thereon payable by the Borrower. The Corporation Student Loan Purchase Agreements require the Lender to report and offset against its interest subsidy and Special Allowance Payments all authorized origination fees. Under certain circumstances, the Trustee will also pay to the Lender reasonable transfer, origination or assignment fees and a premium to the extent permitted by the Indenture. See "Summary of the Indenture -- Funds and Accounts -- Acquisition Fund".

     Each Lender, with respect to each Financed Eligible Loan purchased under a Student Loan Purchase Agreement, has represented or will represent that at the date of sale by the Lender to the Original Issuer or the Trustee, each Eligible Loan was or will be Guaranteed. Each Lender makes additional representations as to the validity, enforceability and transferability of each such Eligible Loan and as to the legal authority of the Lender to engage in the transactions contemplated by the respective Student Loan Purchase Agreement.

     The Student Loan Purchase Agreements provide that if any representation furnished by a Lender with respect to an Eligible Loan sold to the Original Issuer or the Trustee proves to have been materially incorrect, or if the Guarantee Agency refuses to honor all or part of a Guarantee claim filed with respect to any Financed Eligible Loan on account of any circumstance or event occurring prior to the sale of such Eligible Loan to the Original Issuer or the Trustee, or under certain other circumstances specified in the Student Loan Purchase Agreement, the Lender shall repurchase such loan at a price equal to the then outstanding principal balance, plus accrued interest and Special Allowance Payments, plus any expenses incurred by the Corporation, the Original Issuer or the Trustee in connection therewith and any other amounts paid to the Lender by the Original Issuer or the Trustee in connection with the acquisition of such loan.

Servicing and "Due Diligence"

     The Servicer will service student loans originated or acquired by the Trustee under the Indenture. The Corporation will covenant in the Indenture to cause a Servicer to administer and collect all Financed Student Loans in a competent, diligent and orderly fashion, and in accordance with all requirements of the Higher Education Act, the Secretary of Education, the Indenture, the Federal Reimbursement Contracts and the Guarantee Agreements.

     The Higher Education Act requires that the Original Issuer, the Trustee (in its capacity as "eligible lender"), a Lender and their agents (including the Servicer) and employees exercise "due diligence" in the making, servicing and collection of Financed Student Loans and that a Guarantee Agency exercise due diligence in collecting loans which it holds. The Higher Education Act defines "due diligence" as requiring the holder of a Student Loan to utilize servicing and collection practices at least as extensive and forceful as those generally practiced by financial institutions for the collection of consumer loans, and requires that certain specified collection actions be taken within certain specified time periods with respect to a delinquent loan or defaulted loan. The Guarantee Agencies have established procedures and standards for due diligence to be exercised by each Guarantee Agency and by Lenders (including the Original Issuer and the Trustee) which hold loans that are guaranteed by the respective Guarantee Agencies. The Original Issuer, the Trustee, a Lender, or a Guarantee Agency may not relieve itself of its responsibility for meeting these standards by delegation to any servicing agent. Accordingly, if the Original Issuer has failed to meet such standards, or if a Lender or the Servicer fails to meet such standards, the Trustee's ability to realize the benefits of Guarantee Payments, and (with respect to Student Loans eligible for such payments) interest subsidy payments and Special Allowance Payments may be adversely affected. If a Guarantee Agency fails to meet such standards, that Guarantee Agency's ability to realize the benefits of federal reinsurance payments may be adversely affected.


                         CHARACTERISTICS OF THE INITIAL
                            FINANCED ELIGIBLE LOANS

     This section sets forth tables describing certain characteristics, as of September 30, 1997, of the Eligible Loans expected to be Financed on the Date of Issuance of the Series 1997-1 Notes. The Corporation expects that the Eligible Loans to be Financed on the Date of Issuance will also include approximately $11 million principal amount of Eligible Loans originated or purchased by or on behalf of the Original Issuer between September 30, 1997 and the Date of Issuance, and that the characteristics of the Eligible Loans reflected in such tables will vary due to the continued amortization of such Eligible Loans between such date and the Date of Issuance. Although the statistical distribution of the characteristics of the Financed Eligible Loans as of the Date of Issuance will vary somewhat from the statistical distribution of such characteristics shown below, the Corporation does not believe that such characteristics will differ materially.

      Composition of the Student Loan Portfolio as of September 30, 1997


Aggregate Outstanding Principal Balance.............  $573,884,421
Number of Borrowers.................................        91,237
Average Outstanding Principal Balance Per Borrower..  $      6,290
Number of Loans (Promissory Notes)..................       266,855
Average Outstanding Principal Balance Per Loan......  $      2,151
Repayment Status Loans:
     Weighted Average Remaining Term (Months).......           102
     Weighted Average Payments Received (Months)....            28
Weighted Average Interest Rate......................          8.22%

           Distribution of the Financed Eligible Loans by Loan Type
                           as of September 30, 1997

                                         Outstanding   Percent of Loans
                              Number of   Principal     by Outstanding
         Loan Types             Loans      Balance          Balance
         ----------             -----      -------          -------
Stafford - Subsidized           213,194  $367,588,151        64.1%
Stafford - Unsubsidized/*/       24,426    57,880,585        10.1
Stafford - Nonsubsidized/*/       3,364     5,483,654         1.0
PLUS                             11,178    26,115,903         4.5
SLS                               7,420    19,051,499         3.3
Consolidation                     7,273    97,764,629        17.0
                                -------  ------------       -----
       Total                    266,855  $573,884,421       100.0%
                                =======  ============       =====


         Distribution of the Financed Eligible Loans by Interest Rate
                           as of September 30, 1997

                                     Outstanding   Percent of Loans
                          Number of   Principal     by Outstanding
 Interest Rate Range/**/    Loans      Balance          Balance
 -----------------------    -----      -------          -------


Less Than 7.00%                  82  $    367,433         0.1%
7.00% to 7.49%               10,996    15,747,062         2.7
7.50% to 7.99%               18,725    50,839,523         8.9
8.00% to 8.49%              202,368   390,850,985        68.1
8.50% to 8.99%               10,929    32,036,215         5.6
9.00% to 9.49%               23,617    82,759,125        14.4
9.50% or greater                138     1,284,078         0.2
                            -------  ------------       -----
Total                       266,855  $573,884,421       100.0%
                            =======  ============       =====

/*/Nonsubsidized Stafford loans are ineligible for interest subsidy payments and Special Allowance Payment; Unsubsidized Stafford loans are eligible for Special Allowance Payments but are ineligible for interest subsidy payments.

/**/Determined using the interest rates applicable to the Financed Student Loans as of September 30, 1997. Because certain of the Financed Student Loans bear interest at variable rates per annum, there can be no assurance that such rates will remain applicable to the Financed Student Loans at any time after September 30, 1997. See "Description of the Federal Family Education Loan Program."

         Distribution of the Financed Eligible Loans by School Types
                           as of September 30, 1997

                            Outstanding   Percent of Loans
                 Number of   Principal     by Outstanding
  School Type      Loans      Balance          Balance
  -----------      -----      -------          -------
Under 4 Year        43,308  $ 71,778,846        12.5%
4 and 5 Year       196,016   369,746,186        64.4
Proprietary         18,836    31,187,607         5.4
Consolidation        7,273    97,764,629        17.1
Other/Unknown        1,422     3,407,153         0.6
                   -------  ------------       -----
Total              266,855  $573,884,421       100.0%
                   =======  ============       =====


                 Distribution of the Financed Eligible Loans by
                Borrower Payment Status as of September 30, 1997

                                              Outstanding   Percent of Loans
                                   Number of   Principal     by Outstanding
     Borrower Payment Status         Loans      Balance         Balance
     -----------------------         -----      -------         -------
School                                14,997  $ 37,263,356        6.5%
Grace                                 13,240    37,104,303        6.5
Repayment:
     First Year Repayment             40,363   118,247,481       20.6
     Second Year Repayment            35,773    96,697,637       16.8
     Third Year Repayment             31,226    76,445,732       13.3
     Fourth Year Repayment and
      thereafter                      92,731   109,665,446       19.1

Deferment                             26,106    65,877,977       11.5
Forbearance                           10,289    28,261,904        4.9
Claims                                 2,130     4,320,585        0.8
                                     -------  ------------      -----
Total                                266,855  $573,884,421      100.0%
                                     =======  ============      =====

                Distribution of the Financed Eligible Loans by
                   Guarantee Status as of September 30, 1997

                                             Outstanding      Percent of Loans
                            Number of         Principal        by Outstanding
 Guarantee Status             Loans            Balance             Balance
 ----------------             -----            -------             -------
Guaranteed 100%               169,033        $268,092,316           46.7%
Guaranteed 98%                 96,727         305,351,524           53.2
Non-Guaranteed                  1,095             440,581            0.1
                              -------        ------------          -----
Total                         266,855        $573,884,421          100.0%
                              =======        ============          =====


                Distribution of the Financed Eligible Loans by
                   Guarantee Agency as of September 30, 1997

                                        Outstanding Principal   Percent of Loans
                            Number of          Balance           by Outstanding
    Guarantee Agencies        Loans            -------              Balance
    ------------------        -----                                 -------
EAC                           141,153       $344,442,177             60.0%
PHEAA                         107,205        196,660,582             34.3
Other Guarantee Agencies       17,402         32,341,081              5.6
Non-Guaranteed                  1,095            440,581              0.1
                              -------       ------------            -----
Total                         266,855       $573,884,421            100.0%
                              =======       ============            =====


                Distribution of the Financed Eligible Loans by
              Range of Principal Balance as of September 30, 1997

                                              Outstanding   Percent of Loans by
                                Number of      Principal        Outstanding
 Principal Balance Range        Borrowers       Balance           Balance
 -----------------------        ---------       -------           -------

Less than $1,000                   11,232     $  5,899,295          1.0%
$1,000-$1,999                      12,654       19,031,787          3.3
$2,000-$2,999                      13,321       33,193,598          5.8
$3,000-$3,999                       8,862       30,887,012          5.4
$4,000-$4,999                       7,205       32,332,571          5.6
$5,000-$5,999                       6,189       33,813,334          5.9
$6,000-$6,999                       4,895       31,536,158          5.5
$7,000-$7,999                       3,670       27,451,389          4.8
$8,000-$8,999                       3,008       25,536,135          4.5
$9,000-$9,999                       2,567       24,351,369          4.3
$10,000-$10,999                     2,263       23,720,656          4.1
$11,000-$11,999                     2,068       23,720,694          4.1
$12,000-$12,999                     1,623       20,275,472          3.5
$13,000-$13,999                     1,570       21,185,581          3.7
$14,000-$14,999                     1,319       19,096,080          3.3
$15,000 or greater                  8,791      201,853,290         35.2
                                   ------     ------------        -----
     Total                         91,237     $573,884,421        100.0%
                                   ======     ============        =====

  Distribution of Repayment Status Financed Eligible Loans by Remaining Term
                           As of September 30, 1997


                                               Outstanding       Percent By
                               Number          Principal         Outstanding
Remaining Term                 Of Loans        Balance           Balance
-----------------------------------------------------------------------------
1 to 12 Months                   14,599        $  3,676,461          0.9%
13 to 24 Months                  16,237           8,842,474          2.2
25 to 36 Months                  16,774          14,302,194          3.6
37 to 48 Months                  17,534          19,642,284          4.9
49 to 60 Months                  18,946          25,825,517          6.4
61 to 72 Months                  18,685          29,619,520          7.4
73 to 84 Months                  19,235          38,114,629          9.5
85 to 96 Months                  23,688          55,198,550         13.8
97 to 108 Months                 28,005          73,262,461         18.3
109 to 120 Months                22,143          63,038,372         15.7
121 to 180 Months                 3,046          36,170,808          9.0
181 to 240 Months                 1,037          25,878,113          6.4
241 to 300 Months                   131           5,449,073          1.4
Over 300 Months                      33           2,035,841          0.5
                             -------------------------------------------
Total                           200,093        $401,056,297        100.0%
                             ===========================================


         Distribution of Financed Eligible Loans by Borrowers' Address As of September 30, 1997 (Based on Address as of October 1, 1997)


                                                   Outstanding     Percent By
                                     Number        Principal       Outstanding
State of Borrowers' Address          Of Loans      Balance         Balance
------------------------------------------------------------------------------
South Dakota                          112,014      $236,844,474     41.3
Minnesota                              51,410       108,584,139     18.9
North Dakota                           24,117        49,437,251      8.6
Iowa                                    8,022        18,453,181      3.2
Nebraska                                5,719        12,296,045      2.2
Colorado                                5,207        11,131,282      1.9


                                                     Outstanding   Percent By
                                        Number       Principal     Outstanding
State of Borrowers' Address             Of Loans     Balance       Balance
--------------------------------------------------------------------------------

Washington                                 5,026       10,313,994      1.8
Oregon                                     4,645        9,417,160      1.7
Texas                                      4,056        9,356,811      1.6
California                                 4,416        9,322,471      1.6
Wisconsin                                  3,097        7,490,908      1.3
Illinois                                   2,845        6,858,035      1.2
Arizona                                    3,260        6,630,207      1.2
Idaho                                      2,977        6,236,825      1.1
Alaska                                     2,148        5,946,863      1.0
Others Less Than 1% Each                  27,896       65,564,775     11.4
                                      -----------------------------------------
Total                                    266,855     $573,884,421    100.0%
                                      =========================================



             DESCRIPTION OF FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

          The Higher Education Act sets forth provisions establishing the Federal Family Education Loan Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "guarantee agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.

          The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program if they are contracted for and paid to the student prior to September 30, 2002, unless a student has received a loan under the Federal Family Education Loan Program prior to such date, in which case that student may receive a student loan covered by the Federal Family Education Loan Program until September 30, 2006. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

          Various amendments to the Higher Education Act have revised the Federal Family Education Loan Program from time to time. These amendments include, but are not limited to, the Balanced Budget Act of 1997 (the "1997 Amendments"), the Higher Education Technical Amendments Act of 1993 (the "1993 Technical Amendments"), the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992 (the "1992 Amendments"), which reauthorized the Federal Family Education Loan Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989 (the "1989 Amendments"), the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987 (the "1987 Amendments"), the Higher Education Amendments of 1986 (the "1986 Amendments"), which reauthorized the Federal Family Education Loan Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the

Postsecondary Student Assistance Amendments of 1981 (the "1981 Amendments") and the Education Amendments of 1980 (the "1980 Amendments").

          The 1993 Amendments made several changes to the terms of the Federal Family Education Loan Program that are adverse to the Guarantee Agencies and lenders under the Federal Family Education Loan Program. In addition, the 1993 Amendments authorized a program of student loans originated by schools on behalf of the Secretary of Education to partially replace the Federal Family Education Loan Program. See "Direct Loans" below. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely impact the receipt of funds by the Guarantee Agencies or by the Corporation or the Trustee with respect to Financed Eligible Loans or the amount of loans made by Lenders and available for purchase by the Trustee on behalf of the Corporation.

          Proposals have been made by Congress and the Administration which, if enacted into law, would amend the Higher Education Act and make various changes to the Federal Family Education Loan Program, including changes that would reduce various payments to Guarantee Agencies and restructure guarantee agencies' operations and programs and revise terms of student loans and payments to Lenders. There is no certainty that any of the proposals will be enacted into law in their current form or at all, and the Corporation cannot predict at this time how such legislation, if enacted, would affect SLFC's business or operations, or the Corporation.

          This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

Loan Terms

  General

          Four types of loans are currently available under the Federal Family Education Loan Program: Stafford Loans, Unsubsidized Stafford Loans, Plus Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

          The primary loan under the Federal Family Education Loan Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain Plus Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

  Eligibility

          General. A student is eligible for loans made under the Federal Family Education Loan Program only if he or she: (i) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (ii) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential),
(iii) has agreed to notify promptly the holder of the loan concerning any change of address, (iv) (if presently enrolled) is maintaining satisfactory progress in the course of study he or she is pursuing, (v) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (vi) has filed with the eligible institution a statement of educational purpose, (vii) meets certain citizenship requirements, and (viii) (except in the case of a graduate or professional student) has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

          Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of such need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to such student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed in accordance with standards set forth in the Higher Education Act.

          Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under "General" above is eligible for an Unsubsidized Stafford Loan without regard to need. Unsubsidized Stafford Loans were not available before October 1, 1992.

          Plus Loans. Plus Loans are made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students. For Plus Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the 1986 Amendments, the Higher Education Act did not distinguish between Plus Loans and SLS Loans. Student borrowers were eligible for Plus Loans; however, parents of graduate and professional students were ineligible.

          SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and
(c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Prior to the 1987 Amendments, a dependent undergraduate student was not eligible under any circumstances. Except as described in clause (c), eligibility was determined without regard to need.

          Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs, and (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s). A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the Borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the 1993 Technical Amendments, Plus Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness.

 Interest Rates

          The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged. Many Lenders have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the Federal Family Education Loan Program.

          Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the Federal Family Education Loan Program (a "New Borrower"):

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

     (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

     (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

     (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

     (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

     (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program (a "Repeat Borrower"):

     (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum; or

     (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

          (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

          (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above or (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

          (iii) 9% per annum in the case of a (A) Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

          (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

     The interest rate on all Stafford Loans made on or after July 1, 1994, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods (as such term is defined below under "Repayment"). During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

     For loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum. There can be no assurance that the interest rate provisions for such loans will not be further amended, either before or after the rate described herein becomes effective.

     Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.

     Plus Loans.   The applicable interest rate on a Plus Loan:

     (a) made on or after January 1, 1981, but before October 1, 1981 is 9% per annum;

     (b) made on or after October 1, 1981, but before November 1, 1982 is 14% per annum;

     (c) made on or after November 1, 1982, but before July 1, 1987 is 12% per annum;

     (d) made on or after July 1, 1987 and before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum); or

     (e) made on or after October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum).

     The applicable interest rate for Plus Loans made on or after July 1, 1994 is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum. For Plus Loans made on or after July 1, 1998, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

     If requested by the borrower, an eligible lender may consolidate SLS or Plus Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan) at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

     SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Plus Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Plus Loans, except that the ceiling is 11% per annum instead of 10% per annum.

     Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. A Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees -- Rebate Fees on Consolidation Loans" below.

 Loan Limits

     Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "Eligibility -- Stafford Loans" above. In addition:

     Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

     Under the 1993 Amendments, at the same time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "SLS Loans").

     Prior to the enactment of the 1992 Amendments, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding (including that portion of a Consolidation Loan used to repay such loans) was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the enactment of the 1986 Amendments, the annual limits were generally lower.

     Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

     SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 Amendments, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 Amendments, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to a maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. The 1989 Amendments limited the amount of SLS Loans for students enrolled in programs of less than an academic year in length (similar to the limits described above under "Stafford Loans"), and such limits were continued by the 1992 Amendments.

 Repayment

     Loans made under the Federal Family Education Loan Program (other than Consolidation Loans) must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers are entitled to accelerate, without penalty, the repayment of all or any part of the loan.

     In addition, the 1992 Amendments required lenders of Consolidation Loans to establish graduated or income-sensitive repayment schedules and required lenders of Stafford and SLS Loans to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. The Original Issuer has implemented (and SLFC will implement) graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

     No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (i) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (ii) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act, (iii) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973, (iv) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (ii) and (iii), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code, (v) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (vi) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (vii) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment, (viii) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (ix) during a period, not in excess of 6 months, while the borrower is on parental leave, and (x) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary,
(b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 Amendments, only the Deferment Periods described above in clauses (vi) and (vii) (with respect to the parent borrower) and the Deferment Period described in clause (viii) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to Plus Loan borrowers, and only the Deferment Periods described above in clauses
(vi), (vii) and (viii) were available to Consolidation Loan borrowers. Prior to the 1986 Amendments, Plus Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten year maximum term.

     The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

     As described under "Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during periods of forbearance and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

 Disbursement

     Loans made under the Federal Family Education Loan Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

 Fees

     Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans.

     Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or Plus Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of an Unsubsidized Stafford Loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the eligible lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, Plus and SLS Loans was 5%, and the required fee for Unsubsidized Stafford Loans was 6.5%, of the principal amount of the loan.

     Lender Origination Fee. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

     Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan.

 Loan Guarantees

     Under the Federal Family Education Loan Program, Guarantee Agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies". The 1993 Amendments reduced the minimum percentage of the principal amount of loans which a Guarantee Agency must pay to 98%, effective with respect to loans made on or after October 1, 1993. The Department of Education has taken the position that a Guarantee Agency may not pay more than 98% of the principal amount of and accrued interest on such a loan. Under certain circumstances, guarantees may be assumed by the Secretary of Education or another Guarantee Agency. See "Contracts with Guarantee Agencies" below.

Contracts with Guarantee Agencies

     Under the Federal Family Education Loan Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The Federal Family Education Loan Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and interest subsidy payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the Federal Family Education Loan Program.

     The 1992 Amendments gave the Secretary of Education certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their reserves at certain levels based on the amount of outstanding loans that they have guaranteed. If a Guarantee Agency falls below the required level in two consecutive years, or its claims rate exceeds 9% in any year, or if the Secretary determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary determines that the Guarantee Agency is in danger of financial collapse, the Secretary may terminate the Guarantee Agency's reimbursement contract. The 1993 Amendments broadened the circumstances under which the Secretary may terminate such reimbursement contracts, to include a determination that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans or a smooth transition to direct lending (See "Direct Loans" below).

     The 1992 Amendments also added provisions authorizing the Secretary of Education to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary terminates a Guarantee Agency's agreements under the Federal Family Education Loan Program, the Secretary shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary for payment, unless the Secretary has provided for the assumption of such guarantees by another Guarantee Agency.

 Federal Reimbursement

     A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "Description of the Guarantee Agencies --Federal Agreements". Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. With respect to loans made prior to October 1, 1993, the Secretary currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended. The 1993 Amendments provide for reimbursement of a maximum of 98% of the amount expended with respect to guaranteed loans made on or after October 1, 1993. Depending on the claims rate experience of a Guarantee Agency, such 100% (or 98%) reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

     The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the Federal Family Education Loan Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% (or 98% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% (or 88% for loans made on or after October 1, 1993). Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% (or 78% for loans made on or after October 1, 1993). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less: (1) guarantee payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

     Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (i) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and
(ii) an amount equal to 27% (or 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency. Prior to the 1993 Amendments, the percentage of collections which Guarantee Agencies could retain (as described in clause (ii) above) was 30%.

     A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the Internal Revenue Service to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

 Rehabilitation of Defaulted Loans

     Under Section 428F of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a Guarantee Agency pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

     For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

 Eligibility for Federal Reimbursement

     To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

     Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days if it is repayable in monthly installments or 240 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency. The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the Guaranteed Loan.

 Federal Interest Subsidy Payments

     Interest subsidy payments are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "Description of the Guarantee Agencies -- Federal Agreements", whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

     The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

 Federal Administrative Expense Allowances

     Prior to the adoption of the 1993 Amendments, each Guarantee Agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans (other than Consolidation Loans) guaranteed by the Guarantee Agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other such costs related to the Guarantee Agency's Guarantee Program. The 1993 Amendments repealed such entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support (including administrative costs) to Guarantee Agencies, in connection with the transition to direct lending. See "Direct Loans" below. Budget legislation adopted since that time has provided for the payment to Guarantee Agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume. The 1997 Amendments provide for payment of such an administrative expense allowance through the fiscal year ending September 30, 2002. However, after the fiscal year ending September 30, 1997, such amounts are subject to decreasing aggregate limits. There are no assurances as to the level of such payments that can be made within such aggregate limits, or that Congress will require such payments or that the Secretary of Education will determine to continue to make any such payments in future years.

 Federal Advances

     Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary, including if the Secretary is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

Federal Special Allowance Payments

     The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "91-day T-Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981, and generally before November 16, 1986 is computed by subtracting the applicable interest rate on such loans from the 91-day T-Bill Rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, the 1986 Amendments and 1987 Amendments substituted 3.25% for 3.5% in the foregoing formula. For loans disbursed on or after October 1, 1992, the 1992 Amendments substituted 3.1% for 3.5% in such formula. For Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995, the 1993 Amendments substitute 2.5% for 3.1% in such formula prior to the time such loans enter repayment and during any Deferment Periods. For loans made on or after July 1, 1998, the special allowance formula is to be revised similarly to the manner in which the applicable interest rate formula is revised, as described above under "Loan Terms -- Interest Rates -- Stafford Loans".

     For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Loan Terms -- Interest Rates -- Plus Loans" and "-- SLS Loans" above. Under the 1993 Amendments, Special Allowance Payments are paid with respect to Plus Loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum.

     Section 438(b)(2) of the Higher Education Act provides that the quarterly rate of Special Allowance Payments paid to holders of loans which were made or purchased with funds obtained by the holder from the issuance of certain obligations, the income from which is exempt from taxation under the Code (as well as with funds obtained by the holder from certain earnings related thereto) shall be one-half the quarterly rate of the special allowance established under the formula described above (without giving effect to the changes in such formula enacted by the 1986 Amendments, the 1987 Amendments, the 1992 Amendments and the 1993 Amendments). Such reduced rate, however, shall not be less than:
(a) for loans disbursed before October 1, 1992, 2.5% per annum in the case of loans for which the applicable interest rate is 7% per annum, 1.5% per annum in the case of loans for which the applicable interest rate is 8% per annum, or 0.5% per annum in the case of loans for which the applicable rate is 9% per annum; and (b) for loans disbursed on or after October 1, 1992, the difference between 9.5% per annum and the applicable interest rate on the loan. The effect of these provisions is to provide a minimum rate of return (i.e., combined interest and Special Allowance Payments) of 9.5% per annum on 7%, 8% and 9% Stafford Loans, on Consolidation Loans, and on Stafford and Unsubsidized Stafford Loans that bear interest at a rate that is adjusted annually and that were made on or after October 1, 1992 . However, Plus and SLS Loans do not have such an assured rate of return because Special Allowance Payments are made on such loans only if the interest rate ceiling on such loans operates to limit the applicable interest rate. In addition, variable rate loans made before October 1, 1992 will not have such an assured minimum rate of return. The "rebate" fee payable with respect to Consolidation Loans (as described above under "Loan Terms -- Fees -- Rebate Fee on Consolidation Loans") also has the effect of reducing the rate of return on Consolidation Loans made on or after October 1, 1993. The special provisions described above for holders of loans made or purchased with funds obtained from the issuance of certain obligations, the income from which is exempt from taxation, applies only to such obligations issued on or before September 30, 1993, and obligations issued to refund such obligations.

     The Balanced Budget and Deficit Control Act of 1985, as amended (known as the "Gramm-Rudman Law") requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. A sequester order for any fiscal year would apply to loans made on or after October 1 of that fiscal year. The sequester order would change the formula for calculating Special Allowance Payments for the first four Special Allowance Payment periods relating to loans originally disbursed during that fiscal year. The special allowance formula would be reduced to the 91-day T-Bill Rate plus 3.0% (for loans with a special allowance formula of the 91-day T-Bill Rate plus 3.1%).

     For the Trustee to be eligible to receive Special Allowance Payments with respect to any loans which were made or purchased with funds obtained by the issuance of obligations, the income from which is exempt from taxation under the Code (such as the Tax Exempt Series 1997-1 Notes), the Original Issuer may not engage in any pattern or practice which results in a denial of a borrower's access to loans under the Higher Education Act because of the borrower's race, sex, color, religion, national origin, age, handicap status, income, attendance at a particular eligible institution within the area served by the Original Issuer, length of the borrower's educational program, or the borrower's academic year in school.

     The Higher Education Act also provides that no special allowance may be paid for such loans unless the Original Issuer submitted to the Governor of the State a plan for doing business, for approval by the Governor after consultation with EAC. Such plan is required to contain provisions designed to assure that:

          (1) no eligible lender in the area served by the Original Issuer will be excluded from participation in the program of the Original Issuer and that all eligible lenders may participate in the program on the same terms and conditions if eligible lenders are going to participate in the program;

          (2) no director or staff member of the Original Issuer who receives compensation from the Original Issuer may own stock in, or receive compensation from any agency that would contract to service and collect the loans of the Original Issuer;

          (3) the Original Issuer will not purchase student loans from participating lenders at a premium amounting to more than 1% of the unpaid principal amount borrowed plus accrued interest to the date of acquisition, but the Original Issuer may pay reasonable loan transfer fees;

          (4) the Original Issuer will, within the limit of funds available and subject to applicable State and federal law, make loans to, or purchase loans incurred by, all eligible students who are residents of or who attend an eligible institution within the area served by the Original Issuer;

          (5) the Original Issuer has a plan under which it will pursue the development of new lender participation in a continuing program of benefits to students together with assurances of existing lender commitments to the program; and

          (6) there will be an annual audit of the Original Issuer by a certified public accounting firm which will include review of compliance by the Original Issuer with the provisions of the plan.

     The Governor of the State has approved the Original Issuer's most recent Plan for Doing Business. Because the Original Issuer expects to terminate its participation in the Federal Family Education Loan Program, the Original Issuer will no longer be capable of carrying out certain provisions of such plan for doing business. The Original Issuer, SLFC, and the Corporation will each covenant to comply with the provisions of such plan for doing business that apply to their respective operations.

     The Department of Education's regulations impose various sanctions on holders of such loans for failure to comply with the plan for doing business and such regulations, including, without limitation, withholding or seeking reimbursement of Special Allowance Payments.

     The Higher Education Act provides that if Special Allowance Payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

     Special Allowance Payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "Loan Terms -- Fees --Origination Fee". In addition, the amount of the lender origination fee described above under "Loan Terms -- Fees -- Lender Origination Fees" is collected by offset to Special Allowance Payments and interest subsidy payments.

Federal Student Loan Insurance Fund

     The Higher Education Act authorizes the establishment of a Student Loan Insurance Fund by the Federal government for making the federal insurance and the federal reimbursement payments on defaulted student loans to Guarantee Agencies. If moneys in the fund are insufficient to make the federal payments on defaults of such loans, the Secretary of Education is authorized, to the extent provided in advance by appropriation acts, to issue to the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of Education and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed by the Higher Education Act to purchase such obligations.

Direct Loans

     The 1993 Amendments authorized a program of "direct loans", to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993

Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years.

     The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs.

     It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.


                     DESCRIPTION OF THE GUARANTEE AGENCIES

General

     The Indenture permits the Financing of Eligible Loans guaranteed by various Guarantee Agencies. The Corporation expects that of the Eligible Loans to be Financed on the Date of Issuance with the proceeds of the Series 1997-1 Notes, approximately 60.0% will be guaranteed by Education Assistance Corporation ("EAC"), approximately 34.3% will be guaranteed by Pennsylvania Higher Education Assistance Agency ("PHEAA"), and the remainder will be guaranteed by one of the following Guarantee Agencies: United Student Aid Funds, Inc., Northstar Guarantee Inc., Great Lakes Higher Education Corporation, Student Loans of North Dakota, Iowa College Aid Commission, Missouri Coordinating Board for Higher Education, Illinois Student Aid Commission, or Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.). The Corporation expects that California Student Aid Commission also will be a Guarantee Agency for Eligible Loans to be Financed following the Date of Issuance. Any other state agency or private nonprofit institution or organization which administers a Guarantee Program, may also be a Guarantee Agency of Eligible Loans to be Financed, subject to confirmation of ratings on any Outstanding Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, consent of each Other Beneficiary holding such Outstanding Other Indenture Obligations, as evidenced in writing to the Trustee by each such Other Beneficiary.

     The Corporation expects that the percentage of Financed Eligible Loans guaranteed by EAC will increase over time, while the percentage guaranteed by PHEAA will decrease. However, actual amounts guaranteed by these Guarantee Agencies may vary from the Corporation's expectations. Proceeds of Additional Notes issued on a parity basis under the Indenture, moreover, may be used to finance Eligible Loans guaranteed by these or other Guarantee Agencies in amounts unrelated to the expected amount of loans guaranteed by a particular Guarantee Agency that is Financed with the proceeds of the Series 1997-1 Notes. (Any Additional Notes will not be issued and sold under the Registration Statement filed with respect to the Series 1997-1 Notes.)

     A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves

(generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 180 days; however, lenders are strongly encouraged not to file a claim until the loan is at least 210 days delinquent. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the Guarantee Agency's policies and procedures. Under the Guarantee Agencies' current procedures, assuming that the default claim package complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency. The Guarantee Agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.

     In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on Guaranteed Loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses.

     Various changes to the Higher Education Act have adversely affected the receipt of revenues by the Guarantee Agencies and their ability to maintain their Guarantee Funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; the reduction and possible elimination of administrative expense allowances from the Secretary of Education; the reduction in supplemental preclaims assistance payments from the Secretary of Education; and the reduction in retention by a Guarantee Agency of collections on defaulted loans from 30% to 27%. Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of Federal Family Education Loan Program".

     The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another guarantee agency or assuming such guarantees.
The Higher Education Act provides that a Guarantee Agency's Guarantee Fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund. The 1997 Amendments direct the Secretary of Education to demand payment on September 1, 2002 of a total of one billion dollars from all of the guarantee agencies participating in the Federal Family Education Loan Program. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for such payment. The Secretary has not yet made any determination of the amounts required to be so transferred by the Guarantee Agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. See "Description of Federal Family Education Loan Program".

     There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.

     Information relating to the particular Guarantee Agencies set forth in this Prospectus has been provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to herein has been verified by, or is guaranteed as to accuracy or completeness by, the Original Issuer, the Corporation or the Underwriters. Such information should not be construed as a representation by the Original Issuer, the Corporation or the Underwriters. No representation is made by the Original Issuer, the Corporation or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Federal Agreements

     Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive 80% to 100% reimbursement of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The 1993 Amendments reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1993. See "Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of Federal Family Education Loan Program -- Contracts with Guarantee Agencies -- Federal Reimbursement".

     In addition to guarantee benefits, qualified Student Loans acquired under the Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under
Section 428(b) of the Higher Education Act (an "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of Federal Family Education Loan Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the interest subsidy payments.

     United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992 and 1993, respectively (i) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (ii) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (iii) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (iv) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency under such contracts.

Effect of Annual Claims Rate

     A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Eligible Loans will depend on the adequacy of its Guarantee Fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.

     Each Guarantee Agency is currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is currently obligated to provide 100% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 90%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 80%. For loans made prior to October 1, 1993, each Guarantee Agency is currently entitled to at least 80% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1993 are reduced from 100%, 90% and 80% to 98%, 88% and 78%, respectively. See "Description of Federal Family Education Loan Program".

     The Claims Rates for EAC and PHEAA for each of the last five federal fiscal years is set forth in the table under "Certain Historical Information for Guarantee Agencies -- Claims Rate" below.

Education Assistance Corporation - EAC

     EAC is a South Dakota nonprofit corporation organized in 1978 to administer the guaranteed loan program in the State. Since 1983, EAC also has provided student loan guarantees and other services to certain lenders, borrowers and schools in other states. EAC has no members. Two of the present seven members of the Board of Directors of EAC are presently members of the Boards of Directors of the Original Issuer, the Corporation and SLFC. EAC presently employs a staff of 54 persons, plus part time help employed on a periodic basis.

     From January 16, 1979 through September 30, 1996, EAC had guaranteed approximately $992,300,000 principal amount of loans under the Higher Education Act, of which EAC estimates that approximately $480,293,000 aggregate unpaid principal amount was outstanding as of September 30, 1996. As of September 30, 1996, EAC had total assets of approximately $22,368,000, total liabilities of approximately $14,789,000, and a fund balance of approximately $7,579,000. On May 21, 1997, EAC prepaid various long term borrowings in the aggregate principal amount of $6,464,912, plus accrued interest in the amount of $122,745, thus reducing its assets and liabilities as of such date by an aggregate amount of $6,587,657. EAC will provide a copy of its most recent annual report upon receipt of a written request directed to Education Assistance Corporation, 115 First Avenue, Southwest, Aberdeen, South Dakota 57401, Attention: President.

     EAC ceased issuing new loan guarantees as of December 22, 1987 in connection with the enactment of the Omnibus Budget Reconciliation Act of 1987 and EAC's related dispute with the Secretary of Education concerning EAC's right to retain its reserves. In January 1988, EAC entered into an arrangement with PHEAA, whereby EAC processed applications and guarantee claims and undertook other administrative tasks with respect to loans made after December 21, 1987 that EAC would otherwise have guaranteed, and PHEAA guaranteed such loans. EAC recommenced guaranteeing student loans in July 1991, around which time PHEAA ceased guaranteeing South

Dakota loans pursuant to this arrangement. In May 1997, EAC recommenced guaranteeing loans to borrowers neither resident in South Dakota nor attending school in South Dakota, and ceased its arrangement with PHEAA with respect to such loans.

     EAC has created Educational Assistance Service Company, Inc. ("EASCI"), a wholly-owned subsidiary of EAC, the primary purpose of which is to furnish a complete range of loan origination, processing, monitoring and related services with respect to student loans made under the federal guaranteed student loan program. EASCI commenced operations on March 6, 1985. As of September 30, 1996, EASCI provided services to 136 lenders for a portfolio of approximately $223,466,000 outstanding principal amount. The persons that presently constitute EAC's Board of Directors also are the Directors of EASCI. EAC shares some personnel, office space, overhead and computer time with EASCI.

Pennsylvania Higher Education Assistance Agency - PHEAA

     PHEAA is a body corporate and politic constituting a public corporation and government instrumentality of the Commonwealth of Pennsylvania (the "Commonwealth") created pursuant to the Act of August 7, 1963, P.L. 549 (as amended, the "PHEAA Act"). PHEAA's statutory purpose of improving higher education opportunities by assisting students in meeting their expenses involves a variety of activities, including administering numerous grant programs, originating and purchasing student loans, servicing student loans made by PHEAA and others and guaranteeing student loans.

     PHEAA is designated by the Secretary of Education as the Guarantee Agency for the Commonwealth and for the States of West Virginia and Delaware. PHEAA has approximately 2,200 employees. Its principal office is located in Harrisburg, Pennsylvania, with six regional offices located throughout Pennsylvania and additional offices located in California, West Virginia and Delaware.

     PHEAA's activities are subject to audit by the Commonwealth's Department of the Auditor General, and PHEAA is required to make an annual report to the Governor of the Commonwealth and the legislature showing its condition at the end of the Commonwealth's fiscal year.

     PHEAA will provide a copy of its most recent annual report upon receipt of a written request directed to Pennsylvania Higher Education Assistance Agency, 1200 North 7th Street, Harrisburg, Pennsylvania 17102-1444, Attention: Timothy
A. Guenther, Senior Vice President and Chief Financial Officer.

     The PHEAA Act created an educational loan assistance fund within the State Treasury (the "Educational Loan Assistance Fund"). The PHEAA Act provides that this fund is a continuing fund in which may be deposited moneys received from repayments of principal on loans from the fund and payments of interest and other fees and charges with respect to loans made pursuant to the PHEAA Act, insurance premiums and charges assessed and collected by PHEAA on loans made from the fund, appropriations made to the fund by the legislature, proceeds of the sale of notes, bonds or other indebtedness to the extent and in the manner provided by resolution of PHEAA's Board of Directors, other moneys received from any other source for the purpose of this fund, and moneys received from the federal government for the purpose of this fund or the PHEAA Act. The PHEAA Act further provides that, except as otherwise provided for in any contracts with bondholders, all appropriations and payments made into the Educational Loan Assistance Fund are appropriated to the Board of Directors and may be applied and reapplied as the Board of Directors shall direct and shall not be subject to lapsing.

     PHEAA is authorized to issue bonds or notes, with the approval of the Governor of the Commonwealth, for the purpose of purchasing, making or guaranteeing loans to students or parents, or to lending institutions or postsecondary institutions to make student or parent loans. The PHEAA Act provides that all accrued and future earnings from funds invested by the Board of Directors and such other accrued and future nonappropriated funds, including, but not limited to, those funds obtained from the federal government, insurance premiums, charges assessed by PHEAA, loan servicing revenues, and contributions for the same purpose shall be available to PHEAA and shall be deposited in the State Treasury and may be utilized at the discretion of the Board of Directors for carrying out any of the corporate purposes of PHEAA. Upon the dissolution of PHEAA or the cession of its activities, all the property and moneys of PHEAA in excess of its obligations shall become the property of the Commonwealth.

     PHEAA has no power to pledge the credit or taxing power of the Commonwealth or to make PHEAA debts payable out of any moneys except those of PHEAA. Neither the faith and credit nor the taxing power of the Commonwealth is pledged to the payment of any of PHEAA's obligations.

     For accounting purposes, PHEAA has divided the Educational Loan Assistance Fund into a Higher Education Assistance Fund (the "Assistance Fund") and a Revenue Bond Fund (the "PHEAA Bond Fund"). Appropriations, revenues and expenditures allocable to all PHEAA's programs, other than assets and expenditures relating to its tax-exempt revenue bond financings, are allocated to the Assistance Fund. All assets included in the PHEAA Bond Fund are pledged to particular bond and note issues of PHEAA and are not available to meet guarantee or other obligations of PHEAA related to its other programs. As noted below, several obligations of PHEAA under certain bond and note financings, though secured and collateralized by specified assets in PHEAA's Bond Fund, are obligations not limited to such assets. Under those financings, certain persons may seek recourse against the Assistance Fund.

     As of June 30, 1997, the Assistance Fund had total assets of approximately $789 million, total liabilities of approximately $551 million, and retained earnings of approximately $237 million. PHEAA estimates that the portion of its retained earnings that would be treated as its Guarantee Fund under the Higher Education Act would be approximately $196 million. The PHEAA Bond Fund had total assets of approximately $1.65 billion, total liabilities of approximately $1.55 billion and retained earnings of approximately $52 million as of June 30, 1997.

     Substantially all of PHEAA's expenditures relating to the various grant programs that it administers (other than administrative expenses) are derived from appropriations from the Commonwealth. In recent years, PHEAA has not received any appropriations to cover its administrative expenses. To meet PHEAA's obligations under its servicing and guarantee programs, PHEAA has in the past relied, and expects in the future to continue to rely, principally on servicing fee revenues; income on various investments in the Assistance Fund (including various types of student loans); and revenues generated by its activity as a guarantee agency under the Higher Education Act, including federal reimbursement payments, administrative cost allowances, student loan insurance premiums, and retentions from collections on defaulted loans. The implementation of the new direct loan program or other modifications to the Higher Education Act may reduce certain servicing fee revenues or income generated by PHEAA's activity as a guarantee agency.

     PHEAA began guaranteeing student loans in 1964. As of June 30, 1997, PHEAA had guaranteed a total of approximately $20.0 billion principal amount of student loans under the Higher Education Act. Of that amount, PHEAA estimates that approximately $13.3 billion original principal amount of such loans was outstanding. PHEAA initially guaranteed loans only to residents of the Commonwealth or persons who planned to attend or were attending eligible educational institutions in the Commonwealth. In May 1986, PHEAA began guaranteeing loans to borrowers that did not meet these residency requirements pursuant to its national guarantee program. Under the PHEAA Act, guarantee payments on loans under PHEAA's national guarantee program (including Financed Eligible Loans Guaranteed by PHEAA) may not be paid from funds appropriated by the Commonwealth. The annual amount of loans guaranteed by PHEAA pursuant to its Guarantee Program has increased in each of the last three fiscal years. PHEAA's claims rate for purposes of receiving federal reinsurance is described above under "Effect of Annual Claims Rate".

     In addition to guaranteeing loans under the Higher Education Act, PHEAA also operates certain guarantee programs for which it receives no federal reinsurance. PHEAA had outstanding guarantee obligations on such loans in the amount of approximately $49 million as of June 30, 1997.

     PHEAA began servicing loans for lenders in 1973, under a contract with Student Loan Marketing Association ("Sallie Mae") to service loans Sallie Mae purchased from Pennsylvania banks and other lenders. In 1974, PHEAA was granted legislative authority to market its servicing system to other states and lenders. As a result, PHEAA now has contracts with Sallie Mae, state agencies and commercial lenders throughout the United States. PHEAA's two principal servicing products are its full-servicing operation and its remote servicing operation. As of June 30, 1997, under PHEAA's full-servicing program, it serviced over 1,145,000 accounts with a principal balance of approximately $11.3 billion for 320 customers; and under its remote servicing operation, it serviced over 700,000 accounts in an aggregate principal amount of approximately $3.5 billion for four customers. Servicing revenue generated from PHEAA's servicing of loans that it owns accounted for approximately 25% of servicing revenues for the 12 months ended June 30, 1997. For the year then ended, one other customer accounted for approximately 17% of servicing revenues. PHEAA's management expects gross servicing revenues to continue to increase.

     PHEAA's current servicing agreements have contractual terms at inception ranging from three years to life of the loan. Under PHEAA's servicing agreements, PHEAA generally has agreed to reimburse customers for any claims, losses, liabilities or expenses which arise out of or relate to PHEAA's acts or omissions with respect to services provided under such agreements where the final determination of PHEAA's liability is established by an arbitrator, by a court of law of competent jurisdiction, or by way of settlement. PHEAA must rely on moneys in the Assistance Fund to cover expenditures necessary to meet its contractual obligations under the servicing agreements, including any potential liabilities. PHEAA has developed a new servicing system in consultation with the consulting firm Deloitte & Touche, IBM and servicing clients. Conversion to the new system began in the second quarter of 1995 and is ongoing.

     PHEAA acts as an originator and secondary market for various types of student loans, including loans it has guaranteed under the Higher Education Act, loans insured by the United States Department of Health and Human Services under the Health Education Assistance Loan Program, and loans which are insured by PHEAA without any form of federal reinsurance. PHEAA has financed most of its acquisitions and originations of student loans through the issuance of student loan revenue bonds. PHEAA has, however, used moneys in the Assistance Fund to finance student loans. As of June 30, 1997, the Assistance Fund contained the following approximate outstanding principal amounts of student loans which are not otherwise pledged to secure PHEAA's financings: $20.0 million of student loans which are not insured or reinsured; $33.0 million of student loans guaranteed by PHEAA under the Higher Education Act which are reinsured (approximately $22.5 million of which were Consolidation Loans); and $5.6 million of health education assistance loans which are federally insured. Of those amounts, $1.3 million of student loans guaranteed by PHEAA under the Higher Education Act which are federally reinsured, are not eligible for federal interest subsidy payments or Special Allowance Payments. Other student loans owned by PHEAA in the Assistance Fund and the PHEAA Bond Fund are pledged to certain financings and unavailable to meet PHEAA's guarantee obligations. As of such date, approximately $154.4 million of the Assistance Fund was deposited with and invested by the State Treasurer.

     PHEAA had outstanding debt and/or credit facilities (under which the entire aggregate amount of funds available has not been drawn) in the amount of approximately $1.9 billion as of June 30, 1997. Although most of PHEAA's debt issues are limited obligations of PHEAA, under certain circumstances, PHEAA's reimbursement obligations to certain credit facility providers are not limited to the assets pledged to those debt issues. For instance, PHEAA is party to several credit facilities relating to certain series of bonds requiring purchase by PHEAA of specified student loans from the applicable trust estate when a claim for insurance has been denied. Such covenants are sometimes general obligations of PHEAA. Even if these financings are fully collateralized, therefore, credit enhancement providers may be able to seek repayment from the Assistance Fund. None of the above referenced indebtedness is general obligation debt of, or is backed by the faith, credit and taxing power of, the Commonwealth or any of its political subdivisions.

     PHEAA is also a party to various sublease agreements and lease purchase agreements in connection with debt financings used to provide funds for the acquisition of office buildings, parking facilities, and equipment for PHEAA. PHEAA's financial obligations under such agreements are payable from the Assistance Fund.

Certain Historical Information for Guarantee Agencies

          Set forth below is certain historical information with respect to each Guarantee Agency that is expected to guaranty 5% or more of the Financed Eligible Loans as of the Date of Issuance (EAC and PHEAA) and with respect to all guarantors of loans under the Federal Family Education Loan Program. Except as otherwise indicated below, the information regarding each Guarantee Agency has been obtained from the Department of Education's Federal Fiscal Year 1993 Loan Programs Data Book and FY94-FY96 Federal Student Loan Programs Data Book (the "DOE Data Books"). No independent verification of such information has been or will be made by the Corporation, the Original Issuer or the Underwriters.

          Guarantee Volume. The following table sets forth the approximate aggregate principal amount of loans under the Federal Family Education Loan Program that have first become committed to be guaranteed by EAC and PHEAA and by all guarantors of such loans in each of the five federal fiscal years 1992 through 1996:*


                       Stafford, Unsubsidized Stafford, SLS, PLUS and
          Federal              Consolidated Loans Guaranteed
          Fiscal                    Dollars in Millions
           Year       EAC              PHEAA              All Guarantors
           ----       ---              -----              --------------
           1992      $ 66.7           $1,410.4              $16,114.0
           1993        85.7            1,857.1               19,356.6
           1994       120.3            2,003.4               25,070.4
           1995       142.8            2,221.5               24,213.0
           1996       128.2            2,227.7               23,831.3

__________

* The information set forth in the table above has been obtained from EAC, PHEAA and, as to All Guarantors, the DOE Data Books.

          Reserve Ratio. Each Guarantee Agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. The term "cumulative cash reserves" refers to cash reserves plus (i) sources of funds (including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings) minus (ii) uses of funds (including claims paid to lenders, operating expenses, lender fees, the Department's share of collections on claims paid, returned advances and reinsurance fees). The "original principal amount of outstanding loans" consists of the original principal amount of loans guaranteed by such Guarantee Agency minus (i) the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred from such Guarantee Agency to other guarantors, plus (ii) the original principal amount of loan guarantees transferred to such Guarantee Agency from other guarantors. The following table sets forth each EAC's and PHEAA's cumulative cash reserves and their corresponding reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years 1992 through 1996.* As discussed above under "Education Assistance Corporation -- EAC," on May 21, 1997, EAC prepaid various long term borrowings in the aggregate principal amount of $6,464,912, plus accrued interest in the amount of $122,745, thus reducing its assets and liabilities as of such date by an aggregate amount of $6,587,657. This will result in EAC's cumulative cash reserve being reduced by this amount and the Original Issuer's management expects that it will result in a reduction of EAC's reserve ratio.

                        EAC                  PHEAA
                --------------------  --------------------  National
                Cumulative            Cumulative             Average
   Federal         Cash     Reserve      Cash     Reserve    Reserve
 Fiscal Year    Reserves**   Ratio    Reserves**   Ratio      Ratio
 -----------    ----------  --------  ----------  --------  ---------
     1992            $ 9.2      2.6%      $ 85.9      1.1%       1.5%
     1993             12.1      3.1        100.9      1.1        1.7
     1994             14.2      3.1        133.6      1.3        1.4
     1995             15.7      2.9        166.3      1.5        1.6
     1996             17.0      2.8        210.6      1.6        1.8

-------
* The information set forth in the table above has been obtained from EAC, PHEAA and, as to the national average, the DOE Data Books (with respect to fiscal years 1992, 1993, 1994 and 1995) and from the Department of Education (with respect to fiscal year 1996). According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor's financial health.

**   Dollars in millions.

     Cumulative Recovery Rates. A Guarantee Agency's cumulative recovery rate is determined by dividing the cumulative aggregate amount recovered from borrowers by such Guarantee Agency by the cumulative aggregate amount of default claims paid by such Guarantee Agency as of the end of the applicable federal fiscal year. The table below sets forth the cumulative recovery rates for EAC and PHEAA and the national average cumulative recovery rates for all guarantors as of the end of the five federal fiscal years 1992 through 1996.* The Original Issuer's management does not believe that cumulative recovery rates provide an accurate indication of a guarantor's financial health.

                   Cumulative Recovery Rate
   Federal     ---------------------------------
 Fiscal Year    EAC    PHEAA   National Average
-------------  ------  ------  -----------------
    1992       29.86%   46.5%       35.09%
    1993       34.94    48.2        37.96
    1994       40.20    52.90       39.23
    1995       41.26    53.29       40.68
    1996       43.12    55.04       43.12**

-------
* The information set forth in the table above has been obtained from EAC, PHEAA and, as to the national average, the Department of Education.

** 1996 National Average does not include all guarantor data, as not all guarantors have been processed.

     Loan Loss Reserve. The DOE Data Books do not disclose whether any guarantor has established a segregated loan loss reserve with respect to its student loan guarantee obligations. Accordingly, to the extent that a guarantor has not established such a segregated loan loss reserve, if a guarantor receives less than full reimbursement of its guarantee obligations from the Department of Education, the guarantor would be forced to look to its existing assets to satisfy any such guarantee obligations not so reimbursed.

     Claims Rate. The following table sets forth the Claims Rate of EAC and PHEAA and the national average for all guarantors for the five federal fiscal years 1992 through 1996:*


                         Claims Rate
   Federal     -------------------------------
 Fiscal Year    EAC   PHEAA   National Average
-------------  -----  ------  -----------------
    1992       1.25%   2.84%        4.15%
    1993       1.28    2.32         3.83
    1994       1.43    2.18         3.44
    1995       1.56    1.97         3.21
    1996       1.54    1.58         3.25

----------

* The information set forth in the table above has been obtained from EAC, PHEAA and, as to the national average, the Department of Education.

     EAC's and PHEAA's Claims Rate have been lower than the national average Claims Rate in each of the five federal fiscal years shown in the Claims Rate table above. Management of EAC and PHEAA have indicated to the Corporation that they are currently unaware of any trends or conditions which would cause their respective Claims Rate to exceed 5% and thereby result in less than maximum reimbursement for reinsurance claims to the Department of Education. Notwithstanding the above, no assurance can be made that any such trends will continue or not deteriorate, or that any Guarantee Agency will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993).

        TERMS OF THE TAX EXEMPT AUCTION RATE SERIES 1997-1 SENIOR NOTES

Generally

     The Tax Exempt Auction Rate Series 1997-1 Senior Notes will be dated as of the date of their initial issuance and, subject to call for redemption pursuant to the provisions referred to below, will mature on June 1, 2020. The Tax Exempt Auction Rate Series 1997-1 Senior Notes will bear interest, payable on each June 1 and December 1, commencing December 1, 1997, at rates determined as described below under "Interest Rate on the Tax Exempt Auction Rate Series 1997-1 Senior Notes". The Tax Exempt Auction Rate Series 1997-1 Senior Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the Tax Exempt Auction Rate Series 1997-1 Senior Notes. Individual purchases of the Tax Exempt Auction Rate Series 1997-1 Senior Notes will be made in book-entry form only in the principal amount of $100,000 or multiples thereof. Purchasers of the Tax Exempt Auction Rate Series 1997-1 Senior Notes will not receive certificates representing their interest in the Tax Exempt Auction Rate Series 1997-1 Senior Notes purchased. See "Description of Series 1997-1 Notes - Book-Entry-Only System".

Interest Rate on the Tax Exempt Auction Rate Series 1997-1 Senior Notes

     The Initial Interest Rate Adjustment Dates for the Tax Exempt Auction Rate Series 1997-1 Senior Notes will be as follows:

                                     Initial Interest Rate
                Series                  Adjustment Date
                ------               ---------------------
               1997-1A                 December 4, 1997
               1997-1B                 December 11, 1997
               1997-1C                 December 18, 1997
               1997-1D                 December 30, 1997
               1997-1E                 January 6, 1998

During the Initial Interest Period, each series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes will bear interest at the Auction Rate Series 1997-1 Senior Note Initial Interest Rate for such series. Thereafter, the Tax Exempt Auction Rate Series 1997-1 Senior Notes of each series will bear interest at an Auction Rate Series 1997-1 Senior Note Interest Rate based on an Auction Period generally consisting of 35 days, subject to adjustment as described in "Auction of the Auction Rate Series 1997-1 Senior Notes-Changes in Auction Terms -- Changes in Auction Period or Periods". In no event will the Auction Rate Series 1997-1 Senior Note Interest Rate exceed the applicable Auction Rate Series 1997-1 Senior Note Interest Rate Limitation of 14% per annum.

     For each series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes during the Initial Interest Period and each Auction Period thereafter, interest at the Auction Rate Series 1997-1 Senior Note Interest Rate will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest due on the Tax Exempt Auction Rate Series 1997-1 Senior Notes on any Interest Payment Date will be calculated on a per unit basis, based on a unit of $100,000.

     The Auction Rate Series 1997-1 Senior Note Interest Rate to be borne by each series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes after the Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, will be determined as hereinafter described. Each such Auction Period will commence on and include the Thursday following the expiration of the immediately preceding Auction Period and terminate on and include the Wednesday immediately preceding the Thursday of the fifth following week; provided, however, that in the case of the Auction Period that immediately follows the Initial Interest Period for a series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, such Auction Period will commence on the Initial Interest Rate Adjustment Date for such series. The Auction Rate Series 1997-1 Senior Note Interest Rate on each series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes for each Auction Period will be the Auction Rate in effect for such Auction Period as determined in accordance with the Auction Procedures described in "Auction of the Series 1997-1 Senior Notes"; provided that if, on any Interest Rate Determination Date, an Auction is not held with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes for any reason, then the Auction Rate Series 1997-1 Senior Note Interest Rate on such series for the next succeeding Auction Period will be the Maximum Auction Rate.

     Notwithstanding the foregoing:

          (A) if the ownership of a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes is no longer maintained in book-entry form, the Auction Rate Series 1997-1 Senior Note Interest Rate on the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series for any Interest Period commencing after the delivery of certificates representing the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series will equal the Maximum Auction Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

          (B) if a Payment Default has occurred with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Auction Rate Series 1997-1 Senior Note Interest Rate on such series for the Interest Period for such series commencing on or immediately after such Payment Default and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured in accordance with the First Supplemental Indenture, will equal the Non-Payment Rate on the first day of each such Interest Period.

     In any event, no Auction will be held on any Auction Date under the First Supplemental Indenture during the continuance of a Payment Default.

     The Auction Agent is to promptly give written notice to the Trustee and the Corporation of each Auction Rate Series 1997-1 Senior Note Interest Rate (unless the Auction Rate Series 1997-1 Senior Note Interest Rate is the Non-Payment
Rate) applicable to each series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes. The Trustee is to notify the Holders of Tax Exempt Auction Rate Series 1997-1 Senior Notes of the Auction Rate Series 1997-1 Senior Note Interest Rate applicable to each such series of Tax Exempt Auction Rate Series 1997-1 Senior Notes for each Auction Period on the second Business Day of such Auction Period.

     If the Auction Agent no longer determines, or fails to determine, when required, the Auction Rate Series 1997-1 Senior Note Interest Rate with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, or if, for any reason, such manner of determination is held to be invalid or unenforceable, the Auction Rate Series 1997-1 Senior Note Interest Rate for the next succeeding Interest Period (which period will be an Auction Period for such series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes) will be the Maximum Auction Rate as determined by the Auction Agent for such next succeeding Auction Period, and if the Auction Agent fails or refuses to determine said Maximum Auction Rate, the Maximum Auction Rate is to be determined by a securities dealer appointed by the Corporation capable of making such a determination in accordance with the provisions of the Indenture, and written notice of such determination is to be given by such securities dealer to the Trustee.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Tax Exempt Auction Rate Series 1997-1 Senior Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series, or if the call for redemption or acceleration of the maturity of the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series results in payment to or receipt by the Holder or any former Holder of the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series shall be credited on the principal balance of the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series (or, if the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Tax Exempt Auction Rate Series 1997-1 Senior Notes of such series and under the related documents.

Call for Redemption of Tax Exempt Auction Rate Series 1997-1 Senior Notes

     The Tax Exempt Auction Rate Series 1997-1 Senior Notes will be subject to call for redemption as described in this Prospectus under the captions "Description of Series 1991-1 Notes -- Special Call for Redemption" and
"-- Optional Call for Redemption."

                      TERMS OF THE TAX EXEMPT FIXED RATE
                          SERIES 1997-1 SENIOR NOTES

     The Tax Exempt Fixed Rate Series 1997-1 Senior Notes will be dated as of October 15, 1997 and, subject to call for redemption pursuant to the provisions referred to below, will mature on the dates, and in the respective principal amounts, and will bear interest from their date at the respective rates per annum, set forth in the table below:


       Date          Principal Amount  Interest Rate
-------------------  ----------------  --------------
     June 1, 2010         $14,270,000      ____%
     June 1, 2020           9,785,000      ____

     Interest on the Tax Exempt Series 1997-1 Senior Notes will be computed on the assumption that each year contains 360 days and is composed of twelve 30-day months and will be payable semiannually on each June 1 and December 1, commencing December 1, 1997. The Tax Exempt Series 1997-1 Senior Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC, New York, New York. DTC will act as securities depository for the Tax Exempt Series 1997-1 Senior Notes. Individual purchases of the Tax Exempt Series 1997-1 Senior Notes will be made in book-entry form only in the principal amount of $5,000 or multiples thereof. Purchasers of the Tax-Exempt Series 1997-1 Senior Notes will not receive certificates representing their interest in the Tax-Exempt Series 1997-1 Senior Notes purchased. See "Description of the Series 1997-1 Notes - Book- Entry-Only System."

     The Tax Exempt Fixed Rate Series 1997-1 Senior Notes will be subject to call for redemption as described in this Prospectus under the captions "Description of the Series 1997-1 Notes -- Special Call for Redemption" and "-- Optional Call for Redemption."


          TERMS OF THE TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTES

Generally

     The Taxable Auction Rate Series 1997-1 Senior Notes will be dated as of the date of their initial issuance and, subject to the tender provisions set forth below and to call for redemption pursuant to the provisions referred to below, will mature on June 1, 2020. The Taxable Auction Rate Series 1997-1 Senior Notes will bear interest, payable on the Business Day following the expiration of each Auction Period, at rates determined as described below under "Interest Rate on the Taxable Auction Rate Series 1997-1 Senior Notes." The Taxable Auction Rate Series 1997-1 Senior Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC. DTC will act as securities depository for the Taxable Auction Rate Series 1997-1 Senior Notes. Individual purchases of the Taxable Auction Rate Series 1997-1 Senior Notes will be made in book-entry form only in the principal amount of $100,000 or multiples thereof. Purchasers of the Taxable Auction Rate Series 1997-1 Senior Notes will not receive certificates representing their interest in the Taxable Auction Rate Series 1997-1 Senior Notes purchased. See "Description of Series 1997-1 Notes -Book-Entry-Only System".

Interest Rate on the Taxable Auction Rate Series 1997-1 Senior Notes

     The Initial Interest Rate Adjustment Date for the Taxable Auction Rate Series 1997-1 Senior Notes will be as follows:


                                       Initial Interest Rate
                Series                    Adjustment Date
                ------                    ---------------
               1997-1G                   December 8, 1997
               1997-1H                   December 15, 1997

During the Initial Interest Period, each series of the Taxable Auction Rate Series 1997-1 Senior Notes will bear interest at the Auction Rate Series 1997-1 Senior Note Initial Interest Rate for such series. Thereafter, except with respect to an Auction Period Adjustment as described in "Auction of the Auction Rate Series 1997-1 Senior Notes", the Taxable Auction Rate Series 1997-1 Senior Notes will bear interest at an Auction Rate Series 1997-1 Senior Note Interest Rate based on an Auction Period generally consisting of 28 days, subject to adjustment as described in "Auction of the Auction Rate Series 1997-1 Senior Notes - Changes in Auction Terms - Changes in Auction Period or Periods". In no event will the Series 1997-1 Senior Note Interest Rate exceed the applicable Auction Rate Series 1997-1 Senior Note Interest Rate Limitation of 18% per annum.
     Interest on each series of the Taxable Auction Rate Series 1997-1 Senior Notes will be paid on the Business Day following each Auction Period for such series. For each series of the Taxable Auction Rate Series 1997-1 Senior Notes during the Initial Interest Period and each Auction Period thereafter, interest at the Auction Rate Series 1997-1 Senior Note Interest Rate will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

     The Auction Rate Series 1997-1 Senior Note Interest Rate to be borne by each series of the Taxable Auction Rate Series 1997-1 Senior Notes after the Initial Interest Period for each Auction Period until an Auction Period Adjustment, if any, will be determined as hereinafter described. Each such Auction Period will commence on and include the first day following the expiration of the immediately preceding Auction Period and terminate on and include the day immediately preceding the first Business Day of the fourth following week; provided, however, that in the case of the Auction Period that immediately follows the Initial Interest Period for a series of the Taxable Auction Rate Series 1997-1 Senior Notes, such Auction Period will commence on the Initial Interest Rate Adjustment Date for such series. The Auction Rate Series 1997-1 Senior Note Interest Rate on each series of the Taxable Auction Rate Series 1997-1 Senior Notes for each Auction Period will be the lesser of
(i) the Net Loan Rate in effect for such Auction Period and (ii) the Auction Rate in effect for such Auction Period as determined in accordance with the Auction Procedures described in "Auction of the Auction Rate Series 1997-1 Senior Notes"; provided that if, on any Interest Rate Determination Date, an Auction is not held with respect to a series of the Taxable Auction Rate Series 1997-1 Senior Notes for any reason, then the Auction Rate Series 1997-1 Senior
Note Interest Rate on such series for the next succeeding Auction Period will be the Net Loan Rate (subject to the applicable Auction Rate Series 1997-1 Senior
Note Interest Rate Limitation of 18%).

     Notwithstanding the foregoing:

          (A) if the ownership of a series of the Taxable Auction Rate Series 1997-1 Senior Notes is no longer maintained in book-entry form, the Auction Rate Series 1997-1 Senior Note Interest Rate on the Taxable Auction Rate Series 1997-1 Senior Notes of such series for any Interest Period commencing after the delivery of certificates representing the Taxable Auction Rate Series 1997-1 Senior Notes of such series will equal the lesser of (i) the Maximum Auction Rate and (ii) the Net Loan Rate; or

          (B) if a Payment Default has occurred with respect to a series of the Taxable Auction Rate Series 1997-1 Senior Notes, the Auction Rate Series 1997-1 Senior Note Interest Rate on such series for the Interest Period for such series commencing on or immediately after such Payment Default and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two Business Days after, such Payment Default is cured in accordance with the First Supplemental Indenture, will equal the Non-Payment Rate on the first day of each such Interest Period.

     In any event, no Auction will be held on any Auction Date under the First Supplemental Indenture on which there are insufficient moneys in the Note Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal, if any, of and interest due on the Taxable Auction Rate Series 1997-1 Senior Notes on the Interest Payment Date immediately following such Auction Date.

     The Auction Agent is to promptly give written notice to the Trustee and the Corporation of each Auction Rate Series 1997-1 Senior Note Interest Rate (unless the Auction Rate Series 1997-1 Senior Note Interest Rate is the Non-Payment
Rate) and either the Auction Rate or the Net Loan Rate, as the case may be, when such rate is not the Auction Rate Series 1997-1 Senior Note Interest Rate, applicable to each series of the Taxable Auction Rate Series 1997-1 Senior Notes. The Trustee is to notify the Holders of Taxable Auction Rate Series 1997-1 Senior Notes of the Auction Rate Series 1997-1 Senior Note Interest Rate applicable to each such series of Taxable Auction Rate Series 1997-1 Senior Notes for each Auction Period on the second Business Day of such Auction Period.

     If the Auction Agent no longer determines, or fails to determine, when required, the Auction Rate Series 1997-1 Senior Note Interest Rate with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes, or, if for any reason, such manner of determination is held to be invalid or unenforceable, the Auction Rate Series 1997-1 Senior Note Interest Rate for the next succeeding Interest Period (which period will be an Auction Period for such series of the Taxable Auction Rate Series 1997-1 Senior Notes) will be the Net Loan Rate for such next succeeding Auction Period. The Net Loan Rate with respect to each Interest Period commencing in a given month shall be determined by or on behalf of the Corporation and written notice thereof given to the Auction Agent at the time the Monthly Servicing Report for the second preceding month is distributed. If the Corporation fails or refuses to determine such Net Loan Rate, the Net Loan Rate for any such Interest Period shall be the most recently determined Net Loan Rate.

Carry-Over Amounts on the Taxable Auction Rate Series 1997-1 Senior Notes

     If the Auction Rate for a series of the Taxable Auction Rate Series 1997-1 Senior Notes is greater than the Net Loan Rate, then the Auction Rate Series 1997-1 Senior Note Interest Rate applicable to such series for that Interest Period will be the Net Loan Rate. If the Auction Rate Series 1997-1 Senior Note Interest Rate for a series of Taxable Auction Rate Series 1997-1 Senior Notes for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to such series for such Interest Period. Such determination of the Carry-Over Amount shall be made separately for each series of Taxable Auction Rate Series 1997-1 Senior Notes. Each Carry-Over Amount shall bear interest calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such Carry-Over Amount. For purposes of the Indenture and the Taxable Auction Rate Series 1997-1 Senior Notes, any reference to "principal" or "interest" therein shall not include, within the meaning of such words, Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Taxable Auction Rate Series 1997-1 Senior Note of such series by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Taxable Auction Rate Series

1997-1 Senior Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Taxable Auction Rate Series 1997-1 Senior Notes has been redeemed or has been deemed no longer Outstanding under the Indenture (after which all accrued Carry-Over Amount with respect to such Taxable Auction Rate Series 1997-1 Senior Note (and all accrued interest thereon) that remains unpaid shall be cancelled and no Carry-Over Amount (or interest accrued thereon) shall be paid with respect to such Taxable Auction Rate Series 1997-1 Senior Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Taxable Auction Rate Series 1997-1 Senior Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (l) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and
(2) moneys are available pursuant to the terms of the First Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is cancelled.

     The Carry-Over Amount (and interest accrued thereon) for a series of the Taxable Auction Rate Series 1997-1 Senior Notes shall be paid by the Trustee on Outstanding Taxable Auction Rate Series 1997-1 Senior Notes of such series on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the priorities described in the second paragraph under "Summary of the Indenture -- Funds and Accounts -- Surplus Fund", after taking into account all other amounts payable from the Surplus Fund in accordance with such paragraph on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Taxable Auction Rate Series 1997-1 Senior Note which is unpaid as of an Interest Payment Date, which Taxable Auction Rate Series 1997-1 Senior Note is to be called for redemption or deemed no longer Outstanding under the First Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding sentence; provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Taxable Auction Rate Series 1997-1 Senior Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Taxable Auction Rate Series 1997-1 Senior Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Taxable Auction Rate Series 1997-1 Senior Note of the Carry-Over Amount remaining unpaid on such Taxable Auction Rate Series 1997-1 Senior Note.

     The Interest Payment Date on which any Carry-Over Amount for a series of the Taxable Auction Rate Series 1997-1 Senior Notes will be paid is to be determined by the Trustee as described in the immediately preceding paragraph, and the Trustee is to make payment of the Carry-Over Amount in the same manner as, and from the same Account from which, it pays interest on the Taxable Auction Rate Series 1997-1 Senior Notes on an Interest Payment Date. ANY UNPAID CARRY-OVER AMOUNT, INCLUDING ANY ACCRUED AND UNPAID INTEREST THEREON, ON A TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTE NOT PAYABLE ON ANY REDEMPTION DATE WITH RESPECT TO SUCH TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTE WILL BE FORFEITED UPON THE REDEMPTION (WHETHER PURSUANT TO OPTIONAL CALL FOR REDEMPTION OR SPECIAL CALL FOR REDEMPTION) OR AT MATURITY OF SUCH TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTE, OR ON SUCH EARLIER INTEREST PAYMENT DATE, IF ANY, ON WHICH SUCH TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTE

CEASES TO BE OUTSTANDING UNDER THE FIRST SUPPLEMENTAL INDENTURE. FITCH'S RATING ON THE TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTES WILL NOT APPLY TO ANY CARRY-OVER AMOUNT THAT MAY ACCRUE ON THE TAXABLE AUCTION RATE SERIES 1997-1 SENIOR NOTES.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on a series of Taxable Auction Rate Series 1997-1 Senior Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Taxable Auction Rate Series 1997-1 Senior Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Taxable Auction Rate Series 1997-1 Senior Notes of such series, or if the call for redemption or acceleration of the maturity of the Taxable Auction Rate Series 1997-1 Senior Notes of such series results in payment to or receipt by the Holder or any former Holder of the Taxable Auction Rate Series 1997-1 Senior Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Taxable Auction Rate Series 1997-1 Senior Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Taxable Auction Rate Series 1997-1 Senior Notes of such series shall be credited on the principal balance of the Taxable Auction Rate Series 1997-1 Senior Notes of such series (or, if the Taxable Auction Rate Series 1997-1 Senior Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Taxable Auction Rate Series 1997-1 Senior Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Taxable Auction Rate Series 1997-1 Senior Notes of such series and under the related documents.

Call for Redemption of the Taxable Auction Rate Series 1997-1 Senior Notes

     The Taxable Auction Rate Series 1997-1 Senior Notes will be subject to call for redemption as described in this Prospectus under the captions "Description of Series 1997-1 Notes -- Special Call for Redemption" and "--Optional Call for Redemption."


           TERMS OF THE TAXABLE LIBOR RATE SERIES 1997-1 SENIOR NOTES

Generally

     The Taxable LIBOR Rate Series 1997-1 Senior Notes will be dated as of the date of their initial issuance and, subject to call for redemption and prepayment pursuant to the provisions referred below, will mature on the dates set forth in the table below:

        Notes               Date
----------------------  ------------
 Series 1997-1I Notes   June 1, 2002
 Series 1997-1J Notes   June 1, 2020


The Taxable LIBOR Rate Series 1997-1 Senior Notes will bear interest, payable on the first day of each month, commencing December 1, 1997, at rates determined as described below under "Interest Rate on the Taxable LIBOR Rate Series 1997-1 Senior Notes." The Taxable Series 1997-1 Senior Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC, New York, New York. DTC will act as securities depository for the Taxable LIBOR Rate Series 1997-1 Senior Notes.

Individual purchases of the Taxable LIBOR Rate Series 1997-1 Senior Notes will be made in book-entry form only in the principal amount of $5,000 or multiples thereof. Purchasers of the Taxable LIBOR Rate Series 1997-1 Senior Notes will not receive certificates representing their interest in the Taxable LIBOR Rate Series 1997-1 Senior Notes purchased. See "Description of the Series 1997-1 Notes - Book-Entry-Only System."


Interest Rate on the Taxable LIBOR Rate Series 1997-1 Senior Notes

     During the Initial Interest Period for the Taxable LIBOR Rate Series 1997-1 Senior Notes, being the period from the date of delivery through November 30, 1997, the Taxable LIBOR Rate Series 1997-1 Senior Notes of each series will bear interest at the Initial Interest Rate for such series. The Taxable LIBOR Rate Series 1997-1 Senior Note Interest Rate for each Interest Period after the Initial Interest Period will be the Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate based upon One-Month LIBOR plus the Taxable LIBOR Rate Series 1997-1 Senior Note Spread, determined and subject to certain limitations as hereinafter described.

     Interest on the Taxable LIBOR Rate Series 1997-1 Senior Notes shall be computed on the basis of actual days elapsed and accrue daily from the date thereof (on the basis of a 360-day year), and shall be payable on each regularly scheduled Interest Payment Date with respect thereto (which shall be the first day, whether or not a Business Day, of each calendar month, commencing December 1, 1997) prior to the maturity thereof and at the maturity thereof. The interest payable on each Interest Payment Date for the Taxable LIBOR Rate Series 1997-1 Senior Notes shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the maturity thereof, the last day preceding the date of such maturity. Each such Interest Period (other than the Initial Interest Period) will commence on and include the first day of a calendar month and terminate on and include the last day preceding the next Interest Rate Adjustment Date. Each Interest Rate Adjustment Date shall be the Interest Payment Date for the preceding Interest Period. The Taxable LIBOR Rate Series 1997-1 Senior Note Interest Rate shall be effective as of and on the Interest Rate Adjustment Date of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

     The interest rate to be borne by the Taxable LIBOR Rate Series 1997-1 Notes during each Interest Period after the Initial Interest Period shall be determined on the related Interest Rate Determination Date and shall be equal to the lesser of (i) the sum of One-Month LIBOR determined with respect to such Interest Rate Determination Date plus the applicable Taxable LIBOR Rate Series 1997-1 Senior Note Spread of ___% per annum (in the case of the Series 1997-1I Notes or ___% per annum (in the case of the Series 1997-1J Notes), as the case may be (which is herein referred to as the "Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate"), and (ii) the Net Loan Rate determined with respect to such Interest Period. The Trustee shall determine such interest rate on each Interest Rate Determination Date and shall give the Corporation written notice thereof prior to 2:00 p.m., New York City time, on such Interest Rate Determination Date. The Net Loan Rate with respect to each Interest Period shall be determined by or on behalf of the Corporation and written notice thereof given to the Trustee together with the Monthly Servicing Report for the second preceding calendar month. See "Carry-Over Amounts on the Taxable LIBOR Rate Series 1997-1 Senior Notes" below.

     In the event that the Trustee no longer determines, or fails to determine, when required, the Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate with respect to an Interest Rate Determination Date, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate for the related Interest Period shall be the Net Loan Rate as determined with respect to such Interest Period. If the Corporation shall fail or refuse to determine such Net Loan Rate, the Net Loan Rate for such Interest Period shall be the most recently determined Net Loan Rate.


Carry-Over Amounts on the Taxable LIBOR Rate Series 1997-1 Senior Notes

     If the Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate determined with respect to a given Interest Period is greater than the Net Loan Rate, then the Taxable LIBOR Rate Series 1997-1 Senior Note

Interest Rate for such Interest Period will be the Net Loan Rate. If the Taxable LIBOR Rate Series 1997-1 Senior Note Interest Rate for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Taxable LIBOR Rate Series 1997-1 Senior Notes for such Interest Period. Each such Carry-Over Amount shall bear interest calculated at a rate equal to the Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate (as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such Carry-Over Amount. For purposes of the Indenture and the Taxable LIBOR Rate Series 1997-1 Senior Notes, any reference to "principal" or "interest" therein shall not include, within the meaning of such words, Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Taxable LIBOR Rate Series 1997-1 Senior Note by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Taxable LIBOR Rate Series 1997-1 Senior Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Taxable LIBOR Rate Series 1997-1 Senior Note has been redeemed or has been deemed no longer Outstanding under the Indenture (after which all accrued Carry-Over Amount with respect to such Taxable LIBOR Rate Series 1997-1 Senior Note (and all accrued interest thereon) that remains unpaid shall be cancelled and no Carry-Over Amount (or interest accrued thereon) shall be paid with respect to such Taxable LIBOR Rate Series 1997-1 Senior Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Taxable LIBOR Rate Series 1997-1 Senior Note on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (a) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (b) moneys are available pursuant to the terms of the First Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to the Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate until such Carry-Over Amount is paid in full or is cancelled.

     The Carry-Over Amount (and interest accrued thereon) for the Taxable LIBOR Rate Series 1997-1 Senior Notes shall be paid by the Trustee on Outstanding Taxable LIBOR Rate Series 1997-1 Senior Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (a) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (b) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the second paragraph under "Summary of the Indenture -- Funds and Accounts -- Surplus Account", after taking into account all other amounts payable from the Surplus Fund in accordance with such paragraph on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Taxable LIBOR Rate Series 1997-1 Senior Note which is unpaid as of an Interest Payment Date, which Taxable LIBOR Rate Series 1997-1 Senior Note is to be called for redemption or deemed no longer Outstanding under the First Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clauses
(a) and (b); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Taxable LIBOR Rate Series 1997-1 Senior Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Taxable LIBOR Rate Series 1997-1 Senior Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Taxable LIBOR Rate Series 1997-1 Senior Note of the Carry-Over Amount remaining unpaid on such Taxable LIBOR Rate Series 1997-1 Senior Note.

     The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for the Taxable LIBOR Rate Series 1997-1 Senior Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Taxable LIBOR Rate Series 1997-1 Senior Notes on an Interest Payment Date. ANY UNPAID CARRY-OVER AMOUNT, INCLUDING ANY ACCRUED AND UNPAID INTEREST THEREON, ON A TAXABLE LIBOR RATE SERIES 1997-1 SENIOR NOTE NOT PAYABLE ON ANY REDEMPTION DATE WITH RESPECT TO SUCH TAXABLE LIBOR RATE SERIES 1997-1 SENIOR NOTE WILL BE FORFEITED UPON THE REDEMPTION OR AT MATURITY OF SUCH TAXABLE LIBOR RATE SERIES 1997-1 SENIOR NOTE, OR ON SUCH EARLIER INTEREST PAYMENT DATE, IF ANY, ON WHICH SUCH TAXABLE LIBOR RATE SERIES SENIOR NOTE CEASES TO BE OUTSTANDING UNDER THE FIRST SUPPLEMENTAL INDENTURE. FITCH'S RATING ON THE TAXABLE LIBOR RATE SERIES 1997-1 SENIOR NOTES WILL NOT APPLY TO ANY CARRY-OVER AMOUNT THAT MAY ACCRUE ON THE TAXABLE LIBOR RATE SERIES 1997-1 SENIOR NOTES.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on the Taxable LIBOR Rate Series 1997-1 Senior Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Taxable LIBOR Rate Series 1997-1 Senior Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Taxable LIBOR Rate Series 1997-1 Senior Notes, or if the call for redemption or acceleration of the maturity of the Taxable LIBOR Rate Series 1997-1 Senior Notes results in payment to or receipt by the Holder or any former Holder of the Taxable LIBOR Rate Series 1997-1 Senior Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Taxable LIBOR Rate Series 1997-1 Senior Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Taxable LIBOR Rate Series 1997-1 Senior Notes shall be credited on the principal balance of the Taxable LIBOR Rate Series 1997-1 Senior Notes (or, if the Taxable LIBOR Rate Series 1997-1 Senior Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Taxable LIBOR Rate Series 1997-1 Senior Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Taxable LIBOR Rate Series 1997-1 Senior Notes and under the related documents.

Call for Redemption and Prepayment of Taxable Taxable LIBOR Rate Series 1997-1 Senior Notes

     The Taxable Taxable LIBOR Rate Series 1997-1 Senior Notes will be subject to call for redemption and prepayment as described in this Prospectus under the caption "Description of Series 1997-1 Notes -- Prepayment of Taxable LIBOR Rate Series 1997-1 Notes" and "-- Special Call for Redemption -- Call for Redemption of Series 1997-1 Notes Upon Reduction of Portfolio Balance."


       TERMS OF THE TAX EXEMPT FIXED RATE SERIES 1997-1 SUBORDINATE NOTES

     The Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes will be dated as of October 15, 1997 and, subject to call for redemption pursuant to provisions referred to below, will mature on June 1, 2020, and will bear interest from their date at the rate of __% per annum. Interest on the Tax Exempt Series 1997-1 Subordinate Notes will be computed on the assumption that each year contains 360 days and is composed of twelve 30-day months and will be payable semiannually on each June 1 and December 1, commencing December 1, 1997. The Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC, New York, New York. DTC will act as securities depository for the Tax Exempt Series 1997-1 Subordinate Notes. Individual purchases of the Tax Exempt Series 1997-1 Subordinate Notes will be made in book-entry form only in the principal amount of $5,000 or multiples thereof. Purchasers of the Tax-Exempt Series 1997-1 Subordinate Notes will not receive certificates representing their interest in the Tax-Exempt Series 1997-1 Subordinate Notes purchased. See "Description of the Series 1997-1 Notes -- Book-Entry-Only System."

     The Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes will be subject to call for redemption as described in this Prospectus under the captions "Description of the Series 1997-1 Notes -- Special Call for Redemption" and "-- Optional Call for Redemption."


        TERMS OF THE TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTES

Generally

     The Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be dated as of the date of their initial issuance and, subject to call for redemption and prepayment pursuant to the provisions referred below, will mature on June 1, 2020. The Taxable LIBOR Rate Series 1997-1 Subordinate Notes will bear interest, payable on the first day of each month, commencing December 1, 1997, at rates determined as described below under "Interest Rate on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes." The Taxable Series 1997-1 Subordinate Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC, New York, New York. DTC will act as securities depository for the Taxable LIBOR Rate Series 1997-1 Subordinate Notes. Individual purchases of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be made in book-entry form only in the original principal amount of $100,000 or multiples thereof. Purchasers of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will not receive certificates representing their interest in the Taxable LIBOR Rate Series 1997-1 Subordinate Notes purchased. See "Description of the Series 1997-1 Notes - Book-Entry-Only System."

Interest Rate on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes

     During the Initial Interest Period for the Taxable LIBOR Rate Series 1997-1 Subordinate Notes, being the period from the date of delivery through November 30, 1997, the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will bear interest at the Initial Interest Rate for such series. The Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate for each Interest Period after the Initial Interest Period for the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be the Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate based upon One-Month LIBOR plus the Taxable LIBOR Rate Series 1997-1 Subordinate Note Spread, determined and subject to certain limitations as hereinafter described.

     Interest on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be computed on the basis of actual days elapsed and accrue daily from the date thereof (on the basis of a 360-day year), and shall be payable on each regularly scheduled Interest Payment Date with respect thereto (which shall be the first day, whether or not a Business Day, of each calendar month, commencing December 1, 1997) prior to the maturity thereof and at the maturity thereof. The interest payable on each Interest Payment Date for the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the maturity thereof, the last day preceding the date of such maturity. Each such Interest Period (other than the Initial Interest Period) will commence on and include the first day of a calendar month and terminate on and include the last day preceding the next Interest Rate Adjustment Date. Each Interest Rate Adjustment Date shall be the Interest Payment Date for the preceding Interest Period. The Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate shall be effective as of and on the

Interest Rate Adjustment Date of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

     The interest rate to be borne by the Taxable LIBOR Rate Series 1997-1 Subordinate Notes during each Interest Period after the Initial Interest Period shall be determined on the related Interest Rate Determination Date and shall be equal to the lesser of (i) the sum of One-Month LIBOR determined with respect to such Interest Rate Determination Date plus the Taxable LIBOR Rate Series 1997-1 Subordinate Note Spread of ____% per annum (which is herein referred to as the "Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate"), and (ii) the Net Loan Rate determined with respect to such Interest Period. The Trustee shall determine such interest rate on each Interest Rate Determination Date and shall give the Corporation written notice thereof prior to 2:00 p.m., New York City time, on such Interest Rate Determination Date. The Net Loan Rate with respect to each Interest Period shall be determined by or on behalf of the Corporation and written notice thereof given to the Trustee together with the Monthly Servicing Report for the second preceding calendar month. See "Carry-Over Amounts on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes" below.

     In the event that the Trustee no longer determines, or fails to determine, when required, the Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate with respect to an Interest Rate Determination Date, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate for the related Interest Period shall be the Net Loan Rate as determined with respect to such Interest Period. If the Corporation shall fail or refuse to determine such Net Loan Rate, the Net Loan Rate for such Interest Period shall be the most recently determined Net Loan Rate.

Carry-Over Amounts on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes

     If the Taxable LIBOR Rate Series 1997-1 Subordinate Notes LIBOR-Based Rate determined with respect to a given Interest Period is greater than the Net Loan Rate, then the Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate for such Interest Period will be the Net Loan Rate. If the Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Taxable LIBOR Rate Series 1997-1 Subordinate Notes for such Interest Period. Each such Carry-Over Amount shall bear interest calculated at a rate equal to the Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate (as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such Carry-Over Amount. For purposes of the Indenture and the Taxable LIBOR Rate Series 1997-1 Subordinate Notes, any reference to "principal" or "interest" therein shall not include, within the meaning of such words, Carry-Over Amount or any interest accrued on any such Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Taxable LIBOR Rate Series 1997-1 Subordinate Note by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Taxable LIBOR Rate Series 1997-1 Subordinate Note, which written notice may accompany the payment of interest by check made to each such Holder on such Interest Payment Date or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Taxable LIBOR Rate Series 1997-1 Subordinate Note has been redeemed or has been deemed no longer Outstanding under the Indenture (after which all accrued Carry-Over Amount with respect to such Taxable LIBOR Rate Series 1997-1 Subordinate Note (and all accrued interest thereon) that remains unpaid shall be cancelled and no Carry-Over Amount (or interest accrued thereon) shall be paid with respect to such Taxable LIBOR Rate Series 1997-1 Subordinate Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on such Taxable LIBOR Rate Series 1997-1 Subordinate Note on the first occurring Interest Payment Date for a subsequent

Interest Period if and to the extent that (a) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (b) moneys are available pursuant to the terms of the First Supplemental Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to the Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate until such Carry-Over Amount is paid in full or is cancelled.

     The Carry-Over Amount (and interest accrued thereon) for the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be paid by the Trustee on Outstanding Taxable LIBOR Rate Series 1997-1 Subordinate Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that
(a) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (b) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose in accordance with the second paragraph under "Summary of the Indenture -- Funds and Accounts --Surplus Account", after taking into account all other amounts payable from the Surplus Fund in accordance with such paragraph on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Taxable LIBOR Rate Series 1997-1 Subordinate Note which is unpaid as of an Interest Payment Date, which Taxable LIBOR Rate Series 1997-1 Subordinate Note is to be called for redemption or deemed no longer Outstanding under the First Supplemental Indenture on such Interest Payment Date, shall be paid to the Holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clauses (a) and (b); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be cancelled with respect to such Taxable LIBOR Rate Series 1997-1 Subordinate Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Taxable LIBOR Rate Series 1997-1 Subordinate Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Taxable LIBOR Rate Series 1997-1 Subordinate Note of the Carry-Over Amount remaining unpaid on such Taxable LIBOR Rate Series 1997-1 Subordinate Note.

     The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes on an Interest Payment Date. ANY UNPAID CARRY-OVER AMOUNT, INCLUDING ANY ACCRUED AND UNPAID INTEREST THEREON, ON A TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTE NOT PAYABLE ON ANY REDEMPTION DATE WITH RESPECT TO SUCH TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTE WILL BE FORFEITED UPON THE REDEMPTION OR AT MATURITY OF SUCH TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTE, OR ON SUCH EARLIER INTEREST PAYMENT DATE, IF ANY, ON WHICH SUCH TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTE CEASES TO BE OUTSTANDING UNDER THE FIRST SUPPLEMENTAL INDENTURE. FITCH'S RATING ON THE TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTES WILL NOT APPLY TO ANY CARRY-OVER AMOUNT THAT MAY ACCRUE ON THE TAXABLE LIBOR RATE SERIES 1997-1 SUBORDINATE NOTES.

Interest Limited to the Extent Permissible by Law

     In no event shall the cumulative amount of interest paid or payable on the Taxable LIBOR Rate Series 1997-1 Subordinate Notes exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Taxable LIBOR Rate Series 1997-1 Subordinate

Notes or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Taxable LIBOR Rate Series 1997-1 Subordinate Notes, or if the call for redemption or acceleration of the maturity of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes results in payment to or receipt by the Holder or any former Holder of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be credited on the principal balance of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes (or, if the Taxable LIBOR Rate Series 1997-1 Subordinate Notes have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Taxable LIBOR Rate Series 1997-1 Subordinate Notes and under the related documents.

Call for Redemption and Prepayment of the Taxable LIBOR Rate Series 1997-1 Subordinate Notes

     The Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be subject to call for redemption and prepayment as described in this Prospectus under the caption "Description of Series 1997-1 Notes -- Prepayment of Taxable LIBOR Rate Series 1997-1 Notes" and "-- Special Call for Redemption -- Call for Redemption of Series 1997-1 Notes Upon Reduction of Portfolio Balance."


                          WEIGHTED AVERAGE LIFE OF THE
                     TAXABLE LIBOR RATE SERIES 1997-1 NOTES

     The following information is given solely to illustrate the effect of prepayments on the Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account on the weighted average life of the Taxable LIBOR Rate Series 1997-1 Notes under the assumptions stated below and is not a prediction of the prepayment rate that might actually be experienced by the Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Taxable LIBOR Rate Series 1997-1 Notes will be primarily a function of the rate at which payments are made on the Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, for this purpose, reimbursements on defaults).

     The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

     The weighted average lives in the following table were determined assuming that (i) scheduled payments of principal on the Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account is $507,181,000; (iii) payments are made on the Taxable LIBOR Rate Series 1997-1 Notes on the 1st day of each month commencing December 1, 1997; and (iv) the Taxable LIBOR Rate Series 1997-1 Notes are issued on

November 5, 1997. No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans held in the Series 1997-1 Taxable Acquisition Account will not experience delinquencies or unanticipated losses. See "Risk Factors -- Changes in the Assets of the Trust Estate, Including Future Funding of Student Loans, Changing Characteristics of Financed Student Loans, Financed Eligible Loans That are Not Made Under the Federal Family Education Loan Program and Financed Student Loans That are Not Eligible Loans in the Surplus Account," "-- Reduction in Amounts Available to Pay Notes Due to the Variability of Actual Cash Flows and Due to the Inability of Guarantee Agencies to Make Guarantee Payments," "-- Holders of Series 1997-1 Notes Which are Prepaid or Called for Redemption Due to Accelerated Payments with respect to Financed Student Loans May Have to Reinvest Amounts Received From Prepayments or Calls for Redemption at a Lower Rate of Return," and "-- The Average Life of the Series 1997-1 Notes May Be Lengthened As a Result of Extension of Payments on the Financed Student Loans."

     In making an investment decision with respect to the Taxable LIBOR Rate Series 1997-1 Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

      Weighted Average Life of the Taxable LIBOR Rate Series 1997-1 Notes
                    at the Respective CPRs Set Forth Below:

                                        Weighted Average Life (years)
                                    --------------------------------------
                                    0% CPR  3% CPR  5% CPR  7% CPR  10%CPR
                                    ------  ------  ------  ------  ------
Senior Series 1997-1I Notes.......
Senior Series 1997-1J Notes.......
Subordinate Series 1997-1L Notes..


             AUCTION OF THE AUCTION RATE SERIES 1997-1 SENIOR NOTES

     If not otherwise defined below, capitalized terms used below will have the meanings given such terms under "Glossary of Certain Defined Terms". Unless otherwise noted or the context otherwise requires, the following description of Auctions and related procedures is applicable separately to each series of the Auction Rate Series 1997-1 Senior Notes.

Summary of Auction Procedures

     The following summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Series 1997-1 Senior Notes. Immediately following this summary is a more detailed description of these procedures. Prospective investors in the Auction Rate Series 1997-1 Senior Notes should read carefully the following summary, along with the more detailed description.

     The interest rate on each series of Auction Rate Series 1997-1 Senior Notes will be determined periodically (generally, for periods ranging from 7 days to one year, and initially 28 days, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, or 35 days, in the case of Tax Exempt Auction Rate Series 1997-1 Senior Notes) by means of a "Dutch auction." In this Dutch auction, investors and potential investors submit orders through an eligible Broker-Dealer as to the principal amount of Auction Rate Series 1997-1 Senior Notes such investors wish to buy, hold or sell at various interest rates. The Broker-Dealers submit their clients' orders to the Auction Agent, who processes all orders submitted by all eligible Broker-Dealers and determines the interest rate for the upcoming interest period. The Broker-Dealers are notified by the Auction Agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Series 1997-1 Senior Notes.

     In the auction procedure, the following orders may be submitted:

     (i) "Bid Orders" - the minimum interest rate that a current investor is willing to accept in order to continue to hold some or all of its Auction Rate Series 1997-1 Senior Notes for the upcoming interest period;

     (ii) "Sell Orders" - an order by a current investor to sell a specified principal amount of Auction Rate Series 1997-1 Senior Notes, regardless of the upcoming interest rate;

     (iii) "Hold Order" - an order by a current investor to hold a specified principal amount of Auction Rate Series 1997-1 Senior Notes, regardless of the upcoming interest rate; and

     (iv) "Potential Bid Orders" - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Series 1997-1 Senior Notes) is willing to accept in order to buy a specified principal amount of Auction Rate Series 1997-1 Senior Notes.

     If an existing investor does not submit orders with respect to all its Auction Rate Series 1997-1 Senior Notes of a particular series, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of such series for which no order was received.

     In connection with each Auction, Auction Rate Series 1997-1 Senior Notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Series 1997-1 Senior Notes.

                             (a)               Assumptions:

          1.    Denominations (Units)          = $100,000
          2.    Interest Period                = 28 days
          3.    Principal Amount Outstanding   = $50 Million (500 Units)

     (b) Summary of All Orders Received for the Auction

Bid Orders             Sell Orders    Potential Bid Orders
--------------------  --------------  ---------------------
 10 Units at 2.90%     50 Units Sell   20 Units of 2.95%
 30 Units at 3.02%     50 Units Sell   30 Units of 3.00%
 60 Units at 3.02%    100 Units Sell   50 Units of 3.05%
                      --------------
100 Units at 3.10%    200 Units        50 Units of 3.10%
100 Units at 3.12%                     50 Units of 3.11%
--------------------
300 Units                              50 Units of 3.14%
                                       100 Units of 3.15%
                                       --------------------
                                       350 Units

     Total units under existing Bid Orders, Hold Orders and Sell Orders always equal issue size (in this case 500 units).


     (c) Auction Agent organizes Orders in Ascending Order

Order      Number       Cumulative              Order       Number    Cumulative
Number    of Units     Total (Units)  Percent   Number     of Units  Total (Units)  Percent
------  -------------  -------------  --------  ------  -----------  -------------  --------
   1.       10(W)            10          2.90%      7.       100(W)        300         3.10%
   2.       20(W)            30          2.95       8.        50(W)        350         3.10
   3.       30(W)            60          3.00       9.        50(W)        400         3.11
   4.       30(W)            90          3.02      10.       100(W)        500         3.12
   5.       50(W)           140          3.05      11.        50(L)                    3.14
   6.       60(W)           200          3.05      12.       100(L)                    3.15


(W) Winning Order     (L) Losing Order


     Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Period, when another Auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed (i) in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Maximum Auction Rate, or (ii) in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the lesser of the Net Loan Rate or the Maximum Auction Rate.

     The above example assumes that a successful Auction has occurred (i.e., all Sell Orders and all Bid Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Series 1997-1 Senior Notes offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal (i) in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Maximum Auction Rate, or (ii) in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Series 1997-1 Senior Notes are subject to Hold Orders (i.e., each Holder of Auction Rate Series 1997-1 Senior Notes wishes to continue holding its Auction Rate Series 1997-1 Senior Notes, regardless of the interest rate), the interest rate for the upcoming Interest Period will equal (i) in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the lesser of the Maximum Auction Rate and the All Hold Rate, or (ii) in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the least of the Maximum Auction Rate, the Net Loan Rate and the All Hold Rate.

     Neither the Original Issuer nor the Corporation will be involved in directing the Auction Agent in conducting an Auction.

     As stated above, the foregoing is only a summary of the Auction Procedures. The remainder of this Section is a more detailed description of these procedures.

Auction Participants

     Existing Holders and Potential Holders

     Participants in each Auction will include: (1) "Existing Holders", which shall mean any Person (including a Broker-Dealer) who is a holder of Auction Rate Series 1997-1 Senior Notes in the records of the Auction Agent (described below) at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Holders", which shall mean any Person (including a Broker-Dealer), including any Existing Holder, who may be interested in acquiring the Auction Rate Series 1997-1 Senior Notes (or, in the case of an Existing Holder, an additional principal amount of the Auction Rate Series 1997-1 Senior Notes). See "Broker-Dealer" below.

     By purchasing the Auction Rate Series 1997-1 Senior Notes, whether in an Auction or otherwise, each prospective purchaser of the Auction Rate Series 1997-1 Senior Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in the First Supplemental Indenture; (ii) to have its beneficial ownership of the Auction Rate Series 1997-1 Senior Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iii) so long as the beneficial ownership of the Auction Rate Series 1997-1 Senior Notes is maintained in Book-Entry Form, to sell, transfer or otherwise dispose of the Auction Rate Series 1997-1 Senior Notes only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or otherwise through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Holder of the Auction Rate Series 1997-1 Senior Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of the Auction Rate Series 1997-1 Senior Notes specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the Auction Rate Series 1997-1 Senior Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Auction Rate Series 1997-1 Senior Note Interest Rate, determined as described herein; and (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Auction Rate Series 1997-1 Senior Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Auction Rate Series 1997-1 Senior Note Interest Rate, determined as described herein.

     The principal amount of the Auction Rate Series 1997-1 Senior Notes purchased or sold may be subject to proration procedures on the Auction Date. Each purchase or sale of the Auction Rate Series 1997-1 Senior Notes on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof plus, unless such day is an Interest Payment Date, accrued interest thereon to but not including such day. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

     Auction Agent

     Bankers Trust Company is appointed in the First Supplemental Indenture as the initial Auction Agent to serve as agent for the Corporation in connection with Auctions with respect to Tax Exempt Auction Rate Series 1997-1 Senior Notes. The Trustee and the Corporation will enter into the initial Auction Agent Agreement relating to Tax Exempt Auction Rate Series 1997-1 Senior Notes with Bankers Trust Company, as the initial Auction Agent. Bankers Trust Company also is appointed in the First Supplemental Indenture as the initial Auction Agent to serve as agent for the Corporation in connection with Auctions with respect to Taxable Auction Rate Series 1997-1 Senior Notes. The Trustee and the Corporation will enter into the initial Auction Agent Agreement relating to Taxable Auction Rate Series 1997-1 Senior Notes with Bankers Trust Company, as the initial Auction Agent. Any substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the First Supplemental Indenture and the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the First Supplemental Indenture and the Auction Agent Agreement by giving at least 90 days' notice to the Trustee and the Corporation. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Corporation or the Holders of 66-2/3% of the aggregate principal amount of the Auction Rate Series 1997-1 Senior Notes of all series then Outstanding, and, if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Corporation and the Trustee upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a substitute Auction Agent has been appointed and has accepted such appointment. If required by the Corporation, a substitute Auction Agent Agreement shall be entered into with a substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee and the Corporation in writing that it has not received payment of any Auction Agent fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of an Authorized Officer of the Corporation, shall use its best efforts to appoint a substitute Auction Agent.

     The Auction Agent is acting as agent for the Corporation in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Corporation will pay the Auction Agent the Auction Agent fee on each Interest Payment Date and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable from the Administration Fund. The Corporation will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Corporation will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

     Broker-Dealer

     Existing Holders and Potential Holders may participate in Auctions only by submitting orders (in the manner described below) through a Broker-Dealer, including Smith Barney Inc., which initially will be the only Broker-Dealer for each of the Tax Exempt Auction Rate Series 1997-1 Senior Notes and the Taxable Auction Rate Series 1997-1 Senior Notes, or any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Corporation and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

     The Broker-Dealers are entitled to a Broker-Dealer fee, which is payable by the Auction Agent from monies received from the Corporation, on each Interest Payment Date. Such Broker-Dealer fee is payable from the Administration Fund as provided in the First Supplemental Indenture.

     Market Agent

     Although Smith Barney Inc. is acting as an Underwriter in connection with the offering, in connection with the Auction Rate Series 1997-1 Senior Notes, Smith Barney Inc. will initially be the Market Agent and will act solely as agent of the Corporation when acting as the Market Agent and will not assume any obligation or relationship of agency or trust for or with any of the Beneficial Owners when so acting.

Auction Procedures

     General

     Pursuant to the First Supplemental Indenture, Auctions to establish the Auction Rate for the Auction Rate Series 1997-1 Senior Notes will be held on each Auction Date, except as described under Appendices Terms of the Tax Exempt Auction Rate Series 1997-1 Senior Notes -- Interest Rate on the Tax Exempt Auction Rate Series 1997-1 Senior Notes" and "Terms of the Taxable Auction Rate Series 1997-1 Senior Notes -- Interest Rate on the Taxable Auction Rate Series 1997-1 Senior Notes", respectively, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each series of Auction Rate Series 1997-1 Senior Notes. "Auction Date" means, initially, with respect to the Series 1997-1A Notes, December 3, 1997, with respect to the Series 1997-1B Notes, December 10, 1997, with respect to the Series 1997-1C Notes, December 17, 1997, with respect to the Series 1997-1D Notes, December 29, 1997, with respect to the Series 1997-1E Notes, January 5, 1998, with respect to the Series 1997-1G Notes, December 5, 1997, and with respect to the Series 1997-1H Notes, December 12, 1997, and, thereafter, with respect to each such series of Auction Rate Series 1997-1 Senior Notes, the Business Day immediately preceding the first day of each related Auction Period, other than: (i) any Interest Period commencing after the ownership of such series is no longer maintained in Book-Entry Form; (ii) any Interest Period commencing after the occurrence and during the continuance of a Payment Default; or (iii) any Auction Period commencing less than two Business Days after the cure of a Payment Default. Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed as described below under "Changes in Auction Terms".

     The Auction Agent will calculate the Maximum Auction Rate and the All Hold Rate on each Auction Date. The Corporation (or the Servicer on behalf of the Corporation) will calculate the Net Loan Rate monthly. If the ownership of the Auction Rate Series 1997-1 Senior Notes is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of the Auction Rate Series 1997-1 Senior Notes. If a Payment Default has occurred, the Trustee will calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Payment Default. The Auction Agent shall determine (i) with respect to the Taxable Auction Rate Series 1997-1 Senior Notes, the One-Month LIBOR or the Three-Month LIBOR, as applicable, and (ii) with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the After-Tax Equivalent, the "AA" Composite Commercial Paper Rate and the Applicable Percentage for each Interest Period other than the Initial Interest Period. If the ownership of the Auction Rate Series 1997-1 Senior Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, the After-Tax Equivalent, the "AA" Composite Commercial Paper Rate and the Applicable Percentage for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, the After-Tax Equivalent, the "AA" Composite Commercial Paper Rate and the Applicable Percentage shall (in the absence of manifest error) be final and binding upon all parties. The Auction Agent shall promptly advise the Trustee of the One-Month LIBOR or the Three-Month LIBOR, as applicable, the

After-Tax Equivalent, the "AA" Composite Commercial Paper Rate and the Applicable Percentage upon its determination thereof. The Market Agent shall calculate the Index (if the Index is other than the PSA Index) with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes on each Interest Rate Determination Date and shall notify the Trustee and the Auction Agent of the Index on each Interest Rate Determination Date. The determination by the Market Agent of the Index shall (in the absence of manifest error) be final and binding upon all parties.

     If the Federal Reserve Bank of New York does not make available its 30-day commercial paper rate for purposes of determining the "AA" Composite Commercial Paper Rate, the Auction Agent shall notify the Trustee of such fact and the Trustee shall thereupon request that an Authorized Officer of the Corporation promptly appoint at least two Commercial Paper Dealers (in addition to Smith Barney Inc.) to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate. Pending appointment of both such additional Commercial Paper Dealers, Smith Barney Inc. and any other Commercial Paper Dealer appointed and serving as such shall provide the required quotations and such quotations shall be used for purposes of the First Supplemental Indenture. Smith Barney Inc. has been appointed as a Commercial Paper Dealer to provide commercial paper quotes for purposes of determining the "AA" Composite Commercial Paper Rate as aforesaid.

     Submission of Orders

     So long as the ownership of a series of Auction Rate Series 1997-1 Senior Notes is maintained in Book-Entry Form, an Existing Holder may sell, transfer or otherwise dispose of Auction Rate Series 1997-1 Senior Notes of such series only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or otherwise sell, transfer or dispose of such series through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner:

     Prior to the Submission Deadline (defined as 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date:

          (a) each Existing Holder of Auction Rate Series 1997-1 Senior Notes may submit to a Broker-Dealer by telephone or otherwise information as to:
     (i) the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate Series 1997-1 Senior Note Interest Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes, if any, which such Existing Holder offers to sell if the Auction Rate Series 1997-1 Senior Note Interest Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Holder (a "Bid"); and/or (iii) the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate Series 1997-1 Senior Note Interest Rate for the next succeeding Auction Period (a "Sell Order"); and

          (b) one or more Broker-Dealers may contact Potential Holders to determine the principal amount of Auction Rate Series 1997-1 Senior Notes which each such Potential Holder offers to purchase, if the Auction Rate Series 1997-1 Senior Note Interest Rate for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Holder (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order". Each Existing Holder and each Potential Holder placing an Order is referred to as a "Bidder".

     Subject to the provisions of the First Supplemental Indenture described below under "Validity of Orders", a Bid by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes specified in such Bid if the Auction Rate Series 1997-1 Senior Note Interest Rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes to be determined as described below in "Acceptance and Rejection of Orders", if the Auction Rate Series 1997-1 Senior
Note Interest Rate will be equal to the rate specified in such Bid, or (iii) such principal amount or a lesser principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes to be determined as described below under "Acceptance and Rejection of Orders", if the rate specified therein will be higher than the Auction Rate Series 1997-1 Senior Note Interest Rate and Sufficient Bids (as defined below) have not been made.

     Subject to the provisions of the First Supplemental Indenture described below under "Validity of Orders", a Sell Order by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes specified in such Sell Order or (ii) such principal amount or a lesser principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes as described below under "Acceptance and Rejection of Orders", if Sufficient Bids have not been made.

     Subject to the provisions of the First Supplemental Indenture described below under "Validity of Orders", a Bid by a Potential Holder will constitute an irrevocable offer to purchase: (i) the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes specified in such Bid if the Auction Rate Series 1997-1 Senior Note Interest Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes as described below in "Acceptance and Rejection of Orders", if the Auction Rate Series 1997-1 Senior Note Interest Rate is equal to the rate specified in such Bid.

     Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Holder: (a) the principal amount of Auction Rate Series 1997-1 Senior Notes, if any, subject to any Hold Order placed by such Existing Holder; (b) the principal amount of Auction Rate Series 1997-1 Senior Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and (c) the principal amount of Auction Rate Series 1997-1 Senior Notes, if any, subject to any Sell Order placed by such Existing Holder; and (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest .001%.

     If an Order or Orders covering all Outstanding Auction Rate Series 1997-1 Senior Notes held by any Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder and not subject to an Order submitted to the Auction Agent.

     Neither the Corporation, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

     An Existing Holder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Auction Rate Series 1997-1 Senior Notes then held by such Existing Holder. An Existing Holder that offers to purchase additional Auction Rate Series 1997-1 Senior Notes is, for purposes of such offer, treated as a Potential Holder.

     Any Bid specifying a rate higher than the applicable Maximum Auction Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

     Validity of Orders

     If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder, such Orders will be considered valid as follows and in the order of priority described below.

          Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder, and if the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Hold Orders exceeds the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes held by such Existing Holder, the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to all such Hold Orders equals the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder.

          Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder over the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Holder and the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Holder at the rate therein specified.

          Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder over the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for Auction Rate Series 1997-1 Senior Notes is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of Auction Rate Series 1997-1 Senior Notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of Auction Rate Series 1997-1 Senior Notes not equal to an Authorized Denomination will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order", a "Submitted Bid" and a "Submitted Sell Order", respectively (collectively, "Submitted Orders").

     Determination of Sufficient Bids and Bid Auction Rate

     Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

          (a) the excess of the total principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes over the sum of the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Auction Rate Series 1997-1 Senior Notes"); and

          (b) from such Submitted Orders whether the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Outstanding Auction Rate Series 1997-1 Senior Notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Holders above will be hereinafter referred to collectively as "Sufficient Bids"); and

          (c) if Sufficient Bids exist, the "Bid Auction Rate", which will be the lowest rate specified in such Submitted Bids such that if:

               (i) each such Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to hold the principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bids); and

               (ii) each such Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates, were accepted,

     the result would be that such Existing Holders described in subparagraph
     (c)(i) above would continue to hold an aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes which, when added to the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes to be purchased by such Potential Holders described in subparagraph (c)(ii) above would equal not less than the Available Auction Rate Series 1997-1, Senior Notes.

     Determination of Auction Rate and Auction Rate Series 1997-1 Senior Note Interest Rate; Notice

     Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Maximum Auction Rate and the All Hold Rate and the components thereof on the Auction Date and, based on such determinations and the Net Loan Rate determined by the Corporation or the Servicer, the Auction Rate for the next succeeding Interest Period as follows:

          (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

          (b) if Sufficient Bids do not exist (other than because all of the Outstanding Auction Rate Series 1997-1 Senior Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

          (c) if all Outstanding Auction Rate Series 1997-1 Senior Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Auction Rate Series 1997-1 Senior Note Interest Rate, which rate will be (i) in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the lesser of the Auction Rate and the Net Loan Rate, and (ii) in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Auction Rate. In no event shall the Auction Rate Series 1997-1 Senior Note Interest Rate exceed the Auction Rate Series 1997-1 Senior Note Interest Rate Limitation, which, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, will be 18% per annum, and, in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, will be 14% per annum.

     Acceptance and Rejection of Orders

     Existing Holders will continue to hold the principal amount of Auction Rate Series 1997-1 Senior Notes that are subject to Submitted Hold Orders. If Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate", have been received by the Auction Agent (and if, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the Net Loan Rate is equal to or greater than the Bid Auction Rate), the Bid Auction Rate will be the Auction Rate Series 1997-1 Senior Note Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the First Supplemental Indenture and described below under "Sufficient Bids".

     If the Auction Rate is (or, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, if the Auction Rate and the Net Loan Rate are both) greater than the Auction Rate Series 1997-1 Senior Note Interest Rate Limitation, the Auction Rate Series 1997-1 Senior Note Interest Rate will be equal to the Auction Rate Series 1997-1 Senior Note Interest Rate Limitation. If, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the Net Loan Rate is less than the Auction Rate, the Auction Rate Series 1997-1 Senior Note Interest Rate for such Notes will be the Net Loan Rate. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Outstanding Auction Rate Series 1997-1 Senior Notes are subject to Submitted Hold Orders), the Auction Rate Series 1997-1 Senior Note Interest Rate will be (i) in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the lesser of the Maximum Auction Rate and the Net Loan Rate, and (ii) in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Maximum Auction Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids".

          Sufficient Bids. If Sufficient Bids have been made (and, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the Net Loan Rate is equal to or greater than the Bid Auction Rate) (in which case the Auction Rate Series 1997-1 Senior Note Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

            (a) Existing Holders' Submitted Bids specifying any rate that is higher than the Auction Rate Series 1997-1 Senior Note Interest Rate will be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bids;

            (b) Existing Holders' Submitted Bids specifying any rate that is lower than the Auction Rate Series 1997-1 Senior Note Interest Rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bids;

            (c) Potential Holders' Submitted Bids specifying any rate that is lower than the Auction Rate Series 1997-1 Senior Note Interest Rate will be accepted;

            (d) Each Existing Holder's Submitted Bid specifying a rate that is equal to the Auction Rate Series 1997-1 Senior Note Interest Rate will be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bid, unless the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bids will be greater than the principal amount of Auction Rate Series 1997-1 Senior Notes (the "remaining principal amount") equal to the excess of the Available Auction Rate Series 1997-1 Senior Notes over the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to Submitted Bids described in subparagraphs
          (b) and (c) above, in which event such Submitted Bid of such Existing Holder will be rejected in part and such Existing Holder will be entitled to continue to hold the principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Auction Rate Series 1997-1 Senior Note Interest Rate; and

            (e) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Auction Rate Series 1997-1 Senior Note Interest Rate will be accepted, but only in an amount equal to the principal amount of Auction Rate Series 1997-1 Senior Notes obtained by multiplying the excess of the aggregate principal amount of Available Auction Rate Series 1997-1 Senior Notes over the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Auction Rate Series 1997-1 Senior
          Note Interest Rate.

          Insufficient Bids. If Sufficient Bids have not been made (other than because all of the Outstanding Auction Rate Series 1997-1 Senior Notes are subject to Submitted Hold Orders), or if the Auction Rate Series 1997-1 Senior Note Interest Rate Limitation applies (or if, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the Net Loan Rate is less than the Bid Auction Rate, in which case the Auction Rate Series 1997-1 Senior Note Interest Rate for such Notes will be the Net Loan Rate), subject to the denomination requirements described below,

     Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

            (a) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the Auction Rate Series 1997-1 Senior Note Interest Rate will be rejected, thus entitling such Existing Holders to continue to hold the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bids;

            (b) Potential Holders' Submitted Bids (i) specifying any rate that is equal to or lower than the Auction Rate Series 1997-1 Senior Note Interest Rate will be accepted, and (ii) specifying any rate that is higher than the Auction Rate Series 1997-1 Senior Note Interest Rate will be rejected; and

            (c) each Existing Holder's Submitted Bid specifying any rate that is higher than the Auction Rate Series 1997-1 Senior Note Interest Rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Auction Rate Series 1997-1 Senior Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes obtained by multiplying the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Outstanding Auction Rate Series 1997-1 Senior Notes subject to all such Submitted Bids and Submitted Sell Orders.

          All Hold Orders. If all Outstanding Auction Rate Series 1997-1 Senior Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

          Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of Auction Rate Series 1997-1 Senior Notes that is not equal to an Authorized Denomination, the Auction Agent will, in such manner as in its sole discretion it may determine, round up or down the principal amount of Auction Rate Series 1997-1 Senior Notes to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of Auction Rate Series 1997-1 Senior Notes purchased or sold by each Existing Holder or Potential Holder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Sufficient Bids, any Potential Holder would be entitled or required to purchase less than a principal amount of Auction Rate Series 1997-1 Senior Notes equal to an Authorized Denomination, the Auction Agent will, in such manner as in its sole discretion it may determine, allocate Auction Rate Series 1997-1 Senior Notes for purchase among Potential Holders so that only Auction Rate Series 1997-1 Senior Notes in an Authorized Denomination are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Auction Rate Series 1997-1 Senior Notes.

     Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be purchased and the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be sold differs from such aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Auction Rate Series 1997-1 Senior Notes.

     Any calculation by the Auction Agent (or the Trustee, if applicable) of the Auction Rate Series 1997-1 Senior Note Interest Rate, Maximum Auction Rate, One-Month LIBOR, Three-Month LIBOR, All Hold Rate and Non-Payment Rate, and any calculation by the Corporation or the Servicer of the Net Loan Rate, will, in the absence of manifest error, be binding on all other parties.

     Notwithstanding anything in the First Supplemental Indenture to the contrary, no Auction is to be held on any Auction Date during the continuance of a Payment Default.

     Settlement Procedures

     The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Auction Rate Series 1997-1 Senior Note Interest Rate for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., New York City time, on the Auction Date, if the Auction Rate Series 1997-1 Senior Note Interest Rate is the Auction Rate; provided that such notice is not required until 4:00 p.m., New York City time, on the Auction Date, if the Auction Rate Series 1997-1 Senior Note Interest Rate is the Maximum Auction Rate (or, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the Net Loan Rate). Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the Auction Rate Series 1997-1 Senior Note Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Auction Rate Series 1997-1 Senior Notes as a result of the Auction and advise each Bidder purchasing or selling Auction Rate Series 1997-1 Senior Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Auction Rate Series 1997-1 Senior Notes or to deliver such Auction Rate Series 1997-1 Senior Notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Auction Rate Series 1997-1 Senior Notes on the Existing Holders Registry to be maintained by the Auction Agent.

     In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Securities Depository, and the accounts of the respective Participants at DTC will be debited and credited and Auction Rate Series 1997-1 Senior Notes delivered as necessary to effect the purchases and sales of Auction Rate Series 1997-1 Senior Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Holder selling Auction Rate Series 1997-1 Senior Notes in an Auction fails to deliver such Auction Rate Series 1997-1 Senior Notes, the Broker-Dealer of any person that was to have purchased Auction Rate Series 1997-1 Senior Notes in such Auction may deliver to such person a principal amount of Auction Rate Series 1997-1 Senior Notes that is less than the principal amount of Auction Rate Series 1997-1 Senior Notes that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination. In such event, the principal amount of Auction Rate Series 1997-1 Senior Notes to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Series 1997-1 Senior Notes will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to deliver the principal amount of Auction Rate Series 1997-1 Senior Notes or to pay for the Auction Rate Series 1997-1 Senior Notes purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "Settlement Procedures for Auction Rate Series 1997-1 Senior Notes."

Trustee Not Responsible for Auction Agent, Market Agent and Broker-Dealers

     The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, the Market Agent or any Broker-Dealer under the First Supplemental Indenture, the Auction Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in Auction Terms

     Changes in Auction Period or Periods

     While any of the Auction Rate Series 1997-1 Senior Notes are Outstanding, the Corporation may, from time to time, change the length of one or more Auction Periods (an "Auction Period Adjustment") in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Auction Rate Series 1997-1 Senior Notes. The Corporation will not initiate such change in the length of the Auction Period unless it shall have received, not less than three days nor more than 20 days prior to the Auction Period Adjustment, (i) in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, a written opinion of Bond Counsel to the effect that such Auction Period Adjustment will not adversely affect the exclusion of interest on any of such Notes from income for federal income tax purposes, (ii) the written consent of the Market Agent, which consent shall not be unreasonably withheld, and (iii) written confirmation from each of the Rating Agencies then rating the Auction Rate Series 1997-1 Senior Notes that such Auction Period Adjustment will not adversely affect its ratings then applicable to any of the Auction Rate Series 1997-1 Senior Notes. The Corporation will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, the First Supplemental Indenture at least ten days prior to the Auction Date for such Auction Period.

     Any such Auction Period Adjustment shall not result in an Auction Period of less than seven days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than 35 days (in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes) or 28 days (in the case of the Taxable Auction Rate Series 1997-1 Senior Notes), the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and the Securities Depository to the effect that they are capable of performing their duties, if any, under the First Supplemental Indenture, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

     An Auction Period Adjustment will take effect only if (A) the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Corporation authorizing an Auction Period Adjustment specified in such certificate, the opinion of Bond Counsel (in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes), the written consent of the Market Agent and the Rating Agency confirmations described above and, if applicable, the written statement of the Trustee, the Auction Agent and the Securities Depository described above, and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) is not met, the Auction Rate Series 1997-1 Senior Note Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the Auction Rate Series 1997-1 Senior Note Interest Rate applicable for the next Auction Period will be (i) with respect to the Taxable Auction Rate Series 1997-1 Senior Notes, the lesser of the Maximum Auction Rate and the Net Loan Rate, and (ii) with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Maximum Auction Rate, and the Auction Period will be the Auction Period determined without reference to the proposed change.

     Changes in Percentages Used in Determining All Hold Rate, Maximum Auction Rate and Non-Payment Rate with Respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes

     The Market Agent may adjust the percentage used in determining the All Hold Rate, the Applicable Percentage used in determining the Maximum Auction Rate and the percentage of the Index used in determining the Non-Payment Rate, in each case with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, if any such adjustment is necessary, in the judgment of the Market Agent, to reflect any Change of Tax Law such that a Tax Exempt Auction Rate Series 1997-1 Senior Note bearing interest at the All Hold Rate, a Tax Exempt Auction Rate Series 1997-1 Senior Note bearing interest at the Maximum Auction Rate and a Tax Exempt Auction Rate Series 1997-1 Senior Note bearing interest at the Non-Payment Rate shall have substantially the same market values after such Change of Tax Law as before such Change of Tax Law. In making any such adjustment, the Market Agent shall take the following factors in existence both before and after such Change of Tax Law into account: (i) short-term taxable and tax-exempt market rates and indices of such short-term rates; (ii) the market supply and demand for short-term tax-exempt securities; (iii) yield curves for short-term and long-term tax-exempt securities or obligations having a credit rating that is comparable to the Tax Exempt Auction Rate Series 1997-1 Senior Notes; (iv) general economic conditions; and (v) economic and financial factors present in the securities industry that may affect or that may be relevant to the Tax Exempt Auction Rate Series 1997-1 Senior Notes.

     The Market Agent shall communicate its determination to adjust the percentage used in determining the All Hold Rate, the Applicable Percentage used in determining the Maximum Auction Rate and the percentage of the Index used in determining the Non-Payment Rate pursuant to the previous paragraph by means of a written notice delivered in writing at least ten days prior to the Interest Rate Determination Date on which the Market Agent desires to effect the change, to the Corporation, the Trustee and the Auction Agent. Such notice shall not be given unless the Market Agent has received a Corporation consent thereto and a written opinion of Bond Counsel to the effect that such adjustment will not adversely affect the exclusion of interest on any of the Tax Exempt Auction Rate Series 1997-1 Senior Notes from income for federal income tax purposes.

     Any such adjustment in the percentages used to determine the All Hold Rate, the Maximum Auction Rate and the Non-Payment Rate with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes shall take effect on an Interest Rate Determination Date only if (A) the Trustee, the Auction Agent and the Corporation receive, by 11:00 a.m., New York City time, on the Business Day immediately preceding such Interest Rate Determination Date, a Corporation certificate authorizing the adjustment of such percentage, together with a copy of the Corporation consent thereto and the opinion of Bond Counsel described above; and (B) the Trustee and the Corporation have received written confirmation from each of the Rating Agencies then rating the Tax Exempt Auction Rate Series 1997-1 Senior Notes that such proposed adjustment will not adversely affect its ratings then applicable to any of the Tax Exempt Auction Rate Series 1997-1 Senior Notes. If any of the conditions referred to in (A) and (B) above are not met, the existing percentage used to determine the All Hold Rate, Applicable Percentage used to determine the Maximum Auction Rate and percentage of the Index used to determine the Non-Payment Rate shall remain in effect, and the rate of interest on Tax Exempt Auction Rate Series 1997-1 Senior Notes for the next succeeding Interest Period shall be determined in accordance with the Auction Procedures.

     Changes in the Auction Date

     The Market Agent, with the written consent of an Authorized Officer of the Corporation and, in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, upon receipt of the opinion of Bond Counsel as hereinafter required, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" set forth above under "Auction Procedures -- General", with respect to one or more specified Auction Periods in order to conform with then-current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate on the Auction Rate Series 1997-1 Senior Notes. No such change in the Auction Date shall be effective with respect to the Auction Rate Series 1997-1 Senior Notes unless the Corporation and the Trustee, prior to the proposed effective date of such change, have received a written opinion of Bond Counsel to the effect that such change will not adversely affect the exclusion of interest on any of such Notes from income for federal income tax purposes. The Market Agent shall deliver a written request for consent to such change in the Auction Date to the Corporation not less than three days nor more than 20 days prior to the effective date of such change. The Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least ten days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Corporation and the Securities Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the First Supplemental Indenture.

     Notice of Changes in Auction Terms

     In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.


                    SETTLEMENT PROCEDURES FOR AUCTION RATE
                          SERIES 1997-1 SENIOR NOTES

     If not otherwise defined below, capitalized terms used below will have the meanings given such terms under "Glossary of Certain Defined Terms" or "Auction of the Auction Rate Series 1997-1 Senior Notes". These Settlement Procedures apply separately to each series of Auction Rate Series 1997-1 Senior Notes.

     (a) Not later than 3:00 p.m., New York City time, if the Auction Rate Series 1997-1 Senior Note Interest Rate is the Auction Rate (provided that such notice is not required until 4:00 p.m., New York City time, if the Auction Rate Series 1997-1 Senior Note Interest Rate is the Maximum Auction Rate (or in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, the Net Loan
Rate)), the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

          (i) the Auction Rate Series 1997-1 Senior Note Interest Rate fixed for the next Interest Period;

          (ii) whether there were Sufficient Bids in such Auction;

          (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Series 1997-1 Senior Notes, if any, to be sold by such Existing Holder;

          (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Auction Rate Series 1997-1 Senior Notes, if any, to be purchased by such Potential Holder;

          (v) if the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess principal amount of Auction Rate Series 1997-1 Senior Notes and the principal amount of Auction Rate Series 1997-1 Senior Notes to be purchased from one or more Existing Holders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

          (vi) if the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the aggregate principal amount of Auction Rate Series 1997-1 Senior Notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Auction Rate Series 1997-1 Senior Notes and the principal amount of Auction Rate Series 1997-1 Senior Notes to be sold to one or more Potential Holders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii)  the Auction Date for the next succeeding Auction.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder is to:

          (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

          (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the principal amount of the Auction Rate Series 1997-1 Senior Notes to be purchased pursuant to such Bid (which amount, unless the date of such purchase is an Interest Payment Date, will include an amount equal to the interest accrued and unpaid on such principal amount of Auction Rate Series 1997-1 Senior Notes) against receipt of such Auction Rate Series 1997-1 Senior Notes;

          (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Securities Depository the principal amount of the Auction Rate Series 1997-1 Senior Notes to be sold pursuant to such Order against payment therefor;

          (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order and each Potential Holder on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate Series 1997-1 Senior Note Interest Rate for the next Interest Period;

          (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

          (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c) On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Auction Rate Series 1997-1 Senior Notes received by it in connection with such Auction pursuant to paragraph
(b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

     (d)  On each Auction Date:

          (i) each Potential Holder and Existing Holder with an Order in the Auction on such Auction Date will instruct its Participant as provided in paragraph (b)(ii) or (b)(iii) above, as the case may be;

          (ii) each Seller's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to deliver such Auction Rate Series 1997-1 Senior Notes through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to paragraph (a)(v) above against payment therefor; and

          (iii) each Buyer's Broker-Dealer that is not a Participant of the Securities Depository will instruct its Participant to pay through the Securities Depository to Seller's Broker-Dealer (or its Participant) identified to such Buyer's Broker-Dealer pursuant to paragraph (a)(vi) above the amount necessary to purchase the Auction Rate Series 1997-1 Senior Notes to be purchased pursuant to paragraph (b)(ii) above against receipt of such Auction Rate Series 1997-1 Senior Notes.

     (e) On the Business Day following each Auction Date:

          (i) each Participant for a Bidder in the Auction on such Auction Date referred to in paragraph (d)(i) above will instruct the Securities Depository to execute the transactions described under paragraph (b)(ii) or
     (b)(iii) above for such Auction, and the Securities Depository will execute such transactions;

          (ii) each Seller's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in paragraph
     (d)(ii) above for such Auction, and the Securities Depository will execute such transactions; and

          (iii) each Buyer's Broker-Dealer or its Participant will instruct the Securities Depository to execute the transactions described in paragraph
     (d)(iii) above for such Auction, and the Securities Depository will execute such transactions.

     (f) If an Existing Holder selling Auction Rate Series 1997-1 Senior Notes in an Auction fails to deliver such Auction Rate Series 1997-1 Senior Notes (by authorized book-entry), a Broker-Dear may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of Auction Rate Series 1997-1 Senior Notes that is less than the principal amount of Auction Rate Series 1997-1 Senior Notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of Auction Rate Series 1997-1

Senior Notes to be so delivered will be determined solely by such Broker-Dealer. Delivery of such lesser principal amount of Auction Rate Series 1997-1 Senior Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Auction Rate Series 1997-1 Senior Notes which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Auction Rate Series 1997-1 Senior Notes purchased or sold pursuant to an Auction or otherwise.


                            SUMMARY OF THE INDENTURE

     The following is a summary of the material provisions of the Indenture and the First Supplemental Indenture and is not to be considered as a full statement of the provisions of the Indenture or the First Supplemental Indenture. The summary is qualified by reference to and is subject to the complete Indenture and the First Supplemental Indenture, which are incorporated by reference herein. Copies thereof, in reasonable quantity, may be obtained during the offering period upon request directed to Education Loans Incorporated,
Attention: President, 105 First Avenue Southwest, Aberdeen, South Dakota 57401. Although the following summary refers to the "Corporation" only, the use of such term should also be read to include the Original Issuer prior to the Section 150(d)(3) Transfer.

     The Indenture establishes the general provisions of Notes issued by the Corporation thereunder and sets forth various covenants and agreements of the Corporation relating thereto, default and remedy provisions, responsibilities and duties of the Trustee and establishes the various Funds into which the Corporation's revenues related to the Notes are deposited and transferred for various purposes. The First Supplemental Indenture provides for the specific terms and details of the Series 1997-1 Notes, pledges the Financed Student Loans and the revenues related thereto and establishes the various Accounts in the Funds related to the Series 1997-1 Notes.

General Terms of Notes

     Each series of Notes shall be created by and issued pursuant to a Supplemental Indenture and such Supplemental Indenture shall designate Notes of each series as Senior Notes, Subordinate Notes or Class C Notes. The Notes of each series shall bear such date or dates, shall be payable at such place or places, shall have such Principal Payment Dates, shall bear interest at such rate or rates, from such date or dates, payable in such installments and on Interest Payment Dates and at such place or places, and may be subject to prepayment or call for redemption at such Redemption Price or Prices and upon such terms, as shall be provided for in the Supplemental Indenture creating that series.

     The Stated Maturities and Sinking Fund Payment Dates of all Notes shall occur on a June 1 or a December 1, unless otherwise specified with respect to any series of Variable Rate Notes in the Supplemental Indenture providing for the issuance thereof. All Corporation Swap Payments and other payments to be made by the Corporation to Credit Facility Providers shall be payable on a regularly scheduled Interest Payment Date.

     Except as may be otherwise provided in a Supplemental Indenture, in any case where the principal of, premium, if any, or interest on the Notes or amounts due to any Other Beneficiary shall be due on a day other than a Business Day, then payment of such principal, premium and interest or such amounts may be made on the next succeeding Business Day with the same force and effect as if made on the date due and no interest shall accrue for the intervening period.

     In the event a default occurs in the due and punctual payment of any interest on any Note, interest shall be payable thereon to the extent permitted by law on the overdue installment of interest, at the interest rate borne by the
Note in respect of which such interest is overdue.

     The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto, and Other Indenture Obligations are limited obligations of the Corporation, payable solely from the revenues and assets of the Corporation pledged therefor under the Indenture.

Additional Notes

     Notes shall be issued under the Indenture only for the purposes of (a) providing funds for the origination or purchase, or both, by the Trustee on behalf of the Corporation or by the Corporation of Eligible Loans (including, for this purpose, the acquisition under the Indenture of Eligible Loans previously purchased or originated by the Corporation from other available moneys of the Corporation), (b) refunding at or before their Stated Maturity any or all Outstanding Notes issued for that purpose, and (c) paying Administrative Costs, Note Fees, Costs of Issuance and capitalized interest on the Notes being issued and making deposits to the Reserve Fund.

     At any time, one or more series of Notes may be issued in such principal amounts as may be determined by the Corporation for any of the purposes hereinbefore specified upon compliance with certain conditions specified in the Indenture (including the requirement that each Rating Agency shall have confirmed that no outstanding ratings on any of the Outstanding Unenhanced Notes will be reduced or withdrawn as a result of such issuance) and any additional conditions specified in a Supplemental Indenture. Any Additional Notes will not be offered or sold pursuant to this Prospectus.

Comparative Security of Noteholders and Other Beneficiaries

     The Senior Notes (including the Series 1997-1 Senior Notes) are equally and ratably secured under the Indenture with any Other Senior Obligations. The Senior Obligations have payment and certain other priorities over the Subordinate Notes, the Other Subordinate Obligations and the Class C Notes. The Subordinate Notes (including the Series 1997-1 Subordinate Notes) are equally and ratably secured under the Indenture with any Other Subordinate Obligations. The Subordinate Obligations have payment and certain other priorities over the Class C Notes. (See "Source of Payment and Security for the Notes --Priorities" in this Prospectus.) The Senior Notes and the Subordinate Notes are each payable from the Note Fund and are secured by the Reserve Fund. The Class C Notes are payable solely from the Surplus Fund.

     The Corporation may at any time issue a series of Notes as described under "Additional Notes" above, either as Senior Notes, Subordinate Notes or Class C Notes. (Any Additional Notes will not be offered or sold pursuant to this Prospectus.) In connection with any such Senior Notes or Subordinate Notes, the Corporation may enter into a Swap Agreement or Credit Enhancement Facility as it deems in its best interest, subject to the provisions described in the next succeeding paragraphs, and the Swap Counterparty or the Credit Enhancement Provider may become a Senior Beneficiary or a Subordinate Beneficiary, as herein described.

     The Corporation may enter into a Swap Agreement only if the Swap Counterparty has outstanding obligations rated by each Rating Agency not lower that in its third highest Specific Rating Category (or each Rating Agency has a comparable other rating with respect to such Swap Counterparty, such as a comparable rating of claims paying ability or deposits). No Swap Agreement shall be designated as a Senior Swap Agreement unless, as of the date the Corporation enters into such Swap Agreement, the Senior Asset Requirement will be met and the Trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the Swap Agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Unenhanced Notes.

Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement

     No call for redemption (other than mandatory sinking fund redemption of Senior Term Notes), prepayment of principal or purchase (other than on a Purchase Date or Mandatory Tender Date) of Notes by the Trustee shall be effective under the Indenture unless, prior to the Trustee giving notice of call for redemption, determining that such prepayment will be made or soliciting such purchase, the Corporation furnishes the Trustee a Corporation certificate to the effect that:

          1. if Senior Notes are to be called for redemption prepaid or purchased, either (A) after giving effect to such call for redemption, prepayment or purchase, the Senior Asset Requirement will be met, or (B)
     (i) prior to such call for redemption, prepayment or purchase, the Senior Asset Requirement is not being met, (ii) no Subordinate Notes or Class C Notes will be called for redemption on the Redemption Date, prepaid on the Prepayment Date or purchased on the purchase date for the Senior Notes then proposed to be called for redemption, prepaid or purchased, and (iii) after giving effect to such call for redemption, prepayment or purchase, the Senior Percentage will be greater than it would have been without such call for redemption, prepayment or purchase;

          2. if Subordinate Notes are to be called for redemption, prepaid or purchased, after giving effect to such call for redemption, prepayment or purchase, the Senior Asset Requirement will be met; and

          3. if Class C Notes are to be called for redemption, prepaid or purchased, after giving effect to such call for redemption, prepayment or purchase, the Senior Asset Requirement will be met and there shall be no deficiency then existing in the Note Fund, the Reserve Fund or the Rebate Fund.

     In general, compliance with the foregoing conditions is determined as of the date of selection of Notes to be called for redemption or as of the date on which moneys are transferred to the Retirement Account to make any prepayment and any failure to satisfy such conditions as of the Redemption Date or Prepayment Date, as applicable, will not affect such determination; provided that, if Notes have been defeased and are to be called for redemption, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. (See "Discharge of Notes and Indenture" below.)

     Any election to call Notes for redemption or to prepay Notes may also be conditioned upon such additional requirements as may be set forth in the Supplemental Indenture authorizing the issuance of such Notes.

Funds and Accounts

     Acquisition Fund

     The Indenture establishes an Acquisition Fund. With respect to each series of Notes, the Trustee shall, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the Acquisition Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee shall also deposit in the Acquisition Fund: (i) any funds to be transferred thereto from the Surplus Fund, and (ii) any other amounts specified in a Supplemental Indenture. In addition, the Trustee shall also credit to the Acquisition Fund any Eligible Loans transferred thereto from the Surplus Account as described under "Surplus Fund" below (any such Eligible Loans so transferred being thereafter deemed to have been Financed with moneys in the Acquisition Fund).

     Balances in the Acquisition Fund shall be used only for (a) the purchase or origination of Eligible Loans, (b) the redemption of Notes which are called for redemption or the purchase of Notes as provided in a Supplemental Indenture providing for the issuance of such series of Notes, (c) the payment of Debt Service on the Senior Notes and Other Senior Obligations when due, (d) the payment of the purchase price of any Senior Notes required to be purchased on a Purchase Date or a Mandatory Tender Date, or (e) to cure deficiencies in the Rebate Fund. The Trustee shall make, or authorize any Deposit Agent to make, payments to Lenders from the Acquisition Fund for the acquisition of Eligible Loans, such payments to be made from the Series 1997-1 Tax Exempt and Taxable Acquisition Accounts at a purchase price not in excess of 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued noncapitalized borrower interest thereon, if any, to the date of purchase, reasonable transfer, origination or assignment fees, if applicable, and a premium not to exceed certain limitations set forth in the First Supplemental Indenture. The Trustee shall also make, or authorize the Deposit Agent to make, payments from the Acquisition Fund for the origination of Eligible Loans.

     Balances in the Acquisition Fund (other than any portion of such Balances consisting of Student Loans) shall be (i) transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund and the Note Fund, to make any deposit to the credit of the Rebate Fund as described under "Rebate Fund" below, (ii) after such transfer, if any, to be made pursuant to the preceding clause (i) has been taken into account, transferred to the credit of the Note Fund on the last Business Day preceding any Interest Payment Date, Principal Payment Date or Redemption Date to the extent required to pay the Debt Service due on the Senior Notes and any Other Senior Obligations, as described under "Note Fund" below, and (iii) after such transfers, if any, to be made pursuant to the preceding clauses (i) and (ii) have been taken into account, transferred to the credit of the Principal Account on any Purchase Date or Mandatory Tender Date with respect to Senior Notes, to the extent described under "Note Fund" below. In the event that, after transfers to the Rebate Fund from all other Funds and Accounts, a deficiency exists in the Rebate Fund, the Trustee shall use its best efforts to sell Student Loans included in the Balance of the Acquisition Fund at the best price available to the extent of such deficiency; and the proceeds of any such sale shall be credited to the Rebate Fund, to the extent of any deficiency in the Rebate Fund, and otherwise to the Revenue Fund. If any amounts have been transferred to either or both of the Rebate Fund or the Note Fund pursuant to this paragraph, the Trustee shall, to the extent necessary to cure the deficiency in the Acquisition Fund as a result of such transfer or transfers, transfer to the Acquisition Fund amounts from the Revenue Fund as described below under "Revenue Fund".

     Pending application of moneys in the Acquisition Fund for one or more authorized purposes, such moneys shall be invested in Investment Securities, as described under "Investments" below, and any earnings on or income from said investments shall be deposited in the Revenue Fund.

     Revenue Fund

     The Indenture establishes a Revenue Fund, which is comprised of two
Accounts: the Repayment Account and the Income Account. The Trustee and any Deposit Agent shall credit to the Revenue Fund: (i) all amounts received as interest, including federal interest subsidy payments, and principal payments with respect to Financed Student Loans, including all Guarantee payments and all Special Allowance Payments with respect to Financed Student Loans (excluding, except in the case of the Eligible Loans to be Financed on the Date of Issuance and as otherwise provided in a Supplemental Indenture, any federal interest subsidy payments and Special Allowance Payments that accrued prior to the date on which such Student Loans were Financed), (ii) unless otherwise provided in a Supplemental Indenture, proceeds of the resale to a Lender of any Financed Student Loans pursuant to such Lender's repurchase obligation under the applicable Student Loan Purchase Agreement, (iii) all amounts received as earnings on or income from Investment Securities in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Surplus Fund and the Note Fund, and
(iv) all amounts to be transferred to the Revenue Fund from the Rebate Fund. The Trustee shall deposit and credit all such amounts received as payments of principal of Financed Student Loans to the Repayment Account, and all other such amounts to the Income Account.

     Pending transfers from the Revenue Fund, the moneys therein shall be invested in Investment Securities as described under "Investments" below, and any earnings on or income from said investments shall be retained therein.

     Repayment Account. On each Monthly Payment Date and on any other date on which the Balance in the Note Fund is not sufficient to pay all amounts payable therefrom on such date, the Trustee shall, from the moneys received since the preceding Monthly Payment Date in the Repayment Account, (1) make any periodic rebate fee payments required to be made to the Secretary of Education in connection with Financed Student Loans, and (2) transfer the remainder of such moneys as follows:

          First, to the credit of the Rebate Fund, to the extent necessary to cure any deficiency therein as provided in the Indenture; second, to the credit of the Interest Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom; third, to the credit of the Principal Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the call of Senior Notes for redemption or payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom; fourth, to the credit of the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the call of Senior Notes for redemption from the Retirement Account or the payment of Other Senior Obligations payable therefrom; fifth, to the credit of the Acquisition Fund, to the extent described above under "Acquisition Fund"; sixth, to the credit of the Interest Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom; seventh, to the credit of the Principal Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the payment of principal at Stated Maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom; eighth, to the credit of the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the call of Subordinate Notes for redemption from the Retirement Account or payment of Other Subordinate Obligations payable therefrom; ninth, to the credit of the Reserve Fund, to the extent necessary to increase the Balance thereof to the Reserve Fund Requirement; tenth, to the credit of the Principal Account, to the extent necessary to increase the Balance thereof to the amount required to meet the sinking fund installment with respect to the call of Subordinate Term Notes for redemption on the next Sinking Fund Payment Date therefor; eleventh, to the credit of the Special Redemption and Prepayment Account, to the extent necessary to increase the Balance thereof to the Special Redemption and Prepayment Account Requirement with respect to each series of Notes; and twelfth, any remainder to the credit of the Surplus Account.

     Income Account. On each Monthly Payment Date and on any other date on which the Balance in the Note Fund is not sufficient to pay all amounts payable therefrom on such date, the Trustee shall, after transferring all amounts received in the Repayment Account pursuant to the preceding paragraph, from the moneys received since the preceding Monthly Payment Date in the Income Account,
(1) to the extent amounts in the Repayment Account were not sufficient therefor, make any periodic rebate fee payments required to be made to the Secretary of Education in connection with Financed Student Loans, and (2) transfer the remainder of such moneys as follows:

          First, to the credit of the Rebate Fund, to the extent necessary to cure any deficiency therein as provided in the Indenture; second, to the credit of the Interest Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the payment of interest on Senior Notes or Other

     Senior Obligations payable therefrom; third, to the credit of the Principal Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the call of Senior Notes for redemption or payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom; fourth, to the credit of the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the call of Senior Notes for redemption from the Retirement Account or payment of Other Senior Obligations payable therefrom; fifth, to the credit of the Acquisition Fund, to the extent described above under "Acquisition Fund"; sixth, to the credit of the Interest Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom; seventh, to the credit of the Principal Account, to the extent necessary to increase the Balance thereof to the amount required on such Monthly Payment Date or such other date pursuant to the Indenture for the payment of principal at Stated Maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom; eighth, to the credit of the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the call of Subordinate Notes for redemption from the Retirement Account or payment of Other Subordinate Obligations payable therefrom; ninth, to the credit of the Administration Fund, to extent necessary to increase the Balance thereof to such amounts as an Authorized Officer of the Corporation shall direct by Corporation order for certain costs and expenses; tenth, to the credit of the Reserve Fund, to the extent necessary to increase the Balance thereof to the Reserve Fund Requirement; eleventh, to the credit of the Principal Account, to the extent necessary to increase the Balance thereof to the amount required to meet the sinking fund installment with respect to the call of Subordinate Term Notes for redemption on the next Sinking Fund Payment Date therefor; twelfth, to the credit of the Special Redemption and Prepayment Account, to the extent necessary to increase the Balance thereof to the Special Redemption and Prepayment Account Requirement with respect to each series of Notes; and thirteenth, any remainder to the credit of the Surplus Account.

     Note Fund

     The Indenture establishes a Note Fund, which is comprised of three
Accounts: the Interest Account, the Principal Account and the Retirement Account. The Note Fund shall be used only for the payment when due of principal of, premium, if any, and interest on the Senior Notes and the Subordinate Notes, the purchase price of Senior Notes and Subordinate Notes to be purchased on a Purchase Date or Mandatory Tender Date in accordance with the Indenture, Other Indenture Obligations and Carry-Over Amounts (including any accrued interest thereon) and to make transfers to the credit of the Rebate Fund. The principal of and interest on the Class C Notes are payable from the Surplus Fund.

     Interest Account. The Trustee shall deposit in the Interest Account (i) that portion of the proceeds from the sale of Financed Student Loans representing accrued interest and Special Allowance Payments thereon, (ii) that portion of the proceeds from the sale of the Corporation's bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the Senior Notes or the Subordinate Notes, (iii) all Counterparty Swap Payments, (iv) all payments under any Credit Enhancement Facilities to be used to pay interest on (or the interest portion of the purchase price of) the Notes and (v) all amounts required to be transferred thereto from the Funds and Accounts specified in the last sentence of the following paragraph. The moneys in the Interest Account shall be invested in Investment Securities as described under "Investments" below, and any earnings on or income from such investments shall be deposited in the Revenue Fund.

     To provide for the payment of each installment of interest which falls due upon Senior Notes or Subordinate Notes on each regularly scheduled Interest Payment Date and all Corporation Swap Payments and fees to a Credit Facility Provider payable on such Interest Payment Date, the Trustee shall make deposits to the credit of the Interest Account on each Monthly Payment Date (less certain credits against such payments). If, on any Interest Payment Date (including a Redemption Date or a date that Notes are to be purchased that is not a regularly scheduled Interest Payment Date), moneys in the Interest Account are insufficient to pay the accrued interest due on the Senior Notes and Subordinate Notes and all Corporation Swap Payments and fees to a Credit Enhancement Facility Provider payable on such Interest Payment Date or constituting a portion of the purchase price of Notes to be so purchased, the Trustee shall deposit immediately to the credit of the Interest Account an amount equal to such deficiency. Each deposit required by this paragraph shall be made by transfer from the following Funds and Accounts, in the following order of priority: the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund, the Surplus Fund (including any portion of the Balance thereof consisting of Eligible Loans), the Retirement Account, the Principal Account and, as to Senior Notes and Other Senior Obligations only, the Acquisition Fund (other than that portion of the Balance thereof consisting of Student Loans); provided that such transfers in respect of Subordinate Notes or Other Subordinate Obligations shall be so made from the Principal Account or the Retirement Account only if, and to the extent, any amounts to be so transferred are in excess of the requirements of such Accounts with respect to Senior Obligations payable therefrom.

     If, as of any regularly scheduled Interest Payment Date, any Carry-Over Amount (including any accrued interest thereon) is due and payable with respect to a series of Notes, as provided in the related Supplemental Indenture, the Trustee shall transfer to the Interest Account (to the extent amounts are available therefor in the Surplus Account, after taking into account all other amounts payable from the Surplus Fund on such Interest Payment Date) an amount equal to such Carry-Over Amount (including any accrued interest thereon) so due and payable.

     Balances in the Interest Account shall be transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund, the Retirement Account and the Principal Account, to make any deposit to the credit of the Rebate Fund required by the Indenture. (See "Rebate Fund" below.)

     Apart from transfers to the Rebate Fund and transfers to the Principal Account as described under "Principal Account" below, Balances in the Interest Account shall be applied, first, to the payment of interest on all Senior Notes, Corporation Swap Payments under Senior Swap Agreements and fees payable to Senior Credit Enhancement Providers due on an Interest Payment Date, and if such money (after the transfers hereinabove described, including all amounts, to the extent necessary, in the Principal Account) is less than such interest and Other Senior Obligations on such Interest Payment Date, such money shall be applied, pro rata, among such indebtedness based upon such amounts then owing to Senior Beneficiaries and to be paid from the Interest Account; second, to the payment of interest on all Subordinate Notes, Corporation Swap Payments under Subordinate Swap Agreements and fees payable to Subordinate Credit Enhancement Providers due on an Interest Payment Date, and if such money (after the transfers hereinabove described, including all amounts, to the extent necessary, in the Principal Account over and above the amount on deposit therein to meet any accrued obligations to pay principal of the Senior Notes or amounts, other than fees, to Senior Credit Facility Providers) is less than such interest and Other Subordinate Obligations on such Interest Payment Date, such money shall be applied, pro rata, among such indebtedness based upon such amounts then owing to Subordinate Beneficiaries and to be paid from the Interest Account; third, to the payment of all Carry-Over Amounts (including any accrued interest thereon) due and payable on all series of Senior Notes, and if such money is less than such Carry-Over Amounts (including any accrued interest thereon) on an Interest Payment Date, such money shall be applied, pro rata, among such Carry-Over Amounts (including any accrued interest thereon) based upon such amounts then otherwise due and payable to Senior Noteholders and to be paid from the Interest Account; and fourth, to the payment of all Carry-Over Amounts (including any accrued interest thereon) due and payable on all series of Subordinate Notes, and if such money is less than such Carry-Over Amounts (including any accrued interest thereon) on an Interest Payment Date, such money shall be applied, pro rata, among such Carry-Over Amounts (including any accrued interest thereon) based upon such amounts then otherwise due and payable to Subordinate Noteholders and to be paid from the Interest Account.

     Other Indenture Obligations payable from the Interest Account will include reimbursement to any Credit Facility Provider for interest paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement shall have the same priority of payment from the Interest Account as the interest so paid.

     Principal Account. The Trustee shall deposit to the credit of the Principal Account: (i) that portion of the proceeds from the sale of Financed Student Loans representing principal thereof, (ii) that portion of the proceeds from the sale of the Corporation's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the Senior Notes and the Subordinate Notes, (iii) all payments under any Credit Enhancement Facilities to be used to pay principal of Senior Notes or Subordinate Notes or the purchase price of Senior Notes or Subordinate Notes to be purchased on a Purchase Date or Mandatory Tender Date, and (iv) all amounts required to be transferred thereto from the following Funds, in the following order of priority: (1) in the case of payment of principal of Notes at Stated Maturity, redemption of Senior Notes called for redemption on a Sinking Fund Payment Date or the purchase of Notes on a Purchase Date or Mandatory Tender Date, the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund and the Surplus Fund (including any portion of the Balance thereof consisting of Eligible Loans), and (2) in the case of redemption of Subordinate Notes called for redemption on a Sinking Fund Payment Date, the Revenue Fund and the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans); provided, however, that if principal is payable on Senior Notes at the Stated Maturity thereof or upon a Sinking Fund Payment Date therefor, or the purchase price is payable on Senior Notes on a Purchase Date or Mandatory Tender Date, and money credited to the Principal Account, after the foregoing transfers, is insufficient to pay such principal or purchase price, funds shall be transferred, to the extent necessary, to the Principal Account for this purpose, (i) from the Interest Account, but only to the extent that the Balance in the Interest Account exceeds any then accrued payments of interest on the Senior Notes, Corporation Swap Payments under Senior Swap Agreements and fees owing to Senior Credit Enhancement Providers and (ii) thereafter from the Acquisition Fund (other than that portion of the Balance thereof consisting of Student Loans).

     To provide for the payment of principal due on the Stated Maturity of Senior or Subordinate Serial Notes or on a Sinking Fund Payment Date for Senior or Subordinate Term Notes, the Trustee shall make deposits to the credit of the Principal Account on each Monthly Payment Date from amounts available therefor in the Revenue Fund and the other Funds referred to above. To the extent there are not available moneys to make any monthly payment with respect to the cumulative sinking fund redemption of Subordinate Term Notes, subsequent monthly payments shall be increased to make up any such deficiency, and to the extent that on any Sinking Fund Payment Date the aggregate of such payments actually made as of the next-to-the-last Monthly Payment Date prior to such Sinking Fund Payment Date is less than the amount of the sinking fund installment due on such Sinking Fund Payment Date, the amount of such deficiency shall be added to the amount of the sinking fund installment due on the next Sinking Fund Payment Date, and the increased amount thereupon shall be deemed to be the amount due for such next sinking fund installment. However, the requirement for payments of cumulative sinking fund installments on Subordinate Term Notes shall not be construed to create an Event of Default in the event of any such deficiency (other than, under certain circumstances, in amounts due with respect to the Stated Maturity of Subordinate Term Notes) unless a sinking fund installment of such Subordinate Term Notes shall not only be due and not applied to the redemption of Subordinate Term Notes which are called for redemption or the purchase of Subordinate Term Notes, but also that all contingencies upon the obligation so to apply it as of such time in fact have been satisfied.

     In the event that the Corporation is required to furnish moneys to the Depositary to purchase Notes on a Purchase Date or Mandatory Tender Date, the Trustee shall, subject to the applicable provisions of the related Supplemental Indenture, immediately deposit to the credit of the Principal Account moneys sufficient to pay the purchase price thereof.

     Balances in the Principal Account shall be transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund, the Administration Fund and the Retirement Account, to make any required deposit to the credit of the Rebate Fund. (See "Rebate Fund" below.)

     Balances to the credit of the Principal Account shall be applied in the following order of priority: first, to the extent required by the immediately preceding paragraph, for transfer to the Rebate Fund; second, to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Senior Notes and Other Senior Obligations payable therefrom; third, to the payment of Senior Notes at their Stated Maturity or on their Sinking Fund Payment Date and Other Senior Obligations payable therefrom; fourth, to the payment of the purchase price of Senior Notes on a Purchase Date or Mandatory Tender Date; fifth, to the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Subordinate Notes and Other Subordinate Obligations payable therefrom; sixth, to the payment of Subordinate Notes at their Stated Maturity and Other Subordinate Obligations payable therefrom; seventh, to the payment of the purchase price of Subordinate Notes on a Purchase Date or Mandatory Tender Date; and eighth, to the payment of Subordinate Term Notes on a Sinking Fund Payment Date.

     Other Indenture Obligations payable from the Principal Account will include reimbursement to any Credit Facility Provider for principal or the purchase price paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement shall have the same priority of payment from the Principal Account as the principal so paid.

     Subject to compliance with the provisions of the Indenture described under "Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" above, Balances in the Principal Account may also be applied to the purchase of Senior Notes or Subordinate Notes at a purchase price (including any brokerage or other charges) not to exceed the Principal Amount thereof plus accrued interest, as determined by the Corporation at such time, provided the Trustee shall have first certified that no deficiencies exist at such time in the Note Fund or the Rebate Fund. Any such purchase shall be limited to those Senior Notes or Subordinate Notes whose Stated Maturity or Sinking Fund Payment Date is the next succeeding Principal Payment Date.

     The moneys in the Principal Account shall be invested in Investment Securities as described under "Investments" below, and any earnings on or income from such investments shall be deposited in the Revenue Fund.

     Retirement Account. The Trustee shall deposit to the credit of the Retirement Account (i) any amounts transferred thereto from the Reserve Fund and the Surplus Fund, (ii) that portion of the proceeds from the sale of the Corporation's bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or Redemption Price of Senior Notes or Subordinate Notes on a date other than the Stated Maturity thereof or a Sinking Fund Payment Date therefor, and (iii) all payments under any Credit Enhancement Facilities to be used to pay the Redemption Price of Notes payable from the Retirement Account. All Senior Notes or Subordinate Notes which are to be retired, or the principal of which is to be prepaid, other than with moneys in the Principal Account shall be retired or prepaid with moneys deposited to the credit of the Retirement Account.

     Balances in the Retirement Account shall be transferred to the credit of the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund, the Surplus Fund, the Reserve Fund and the Administration Fund, to make any required deposit to the Rebate Fund. (See "Rebate Fund" below.) After taking into account any such required transfers to the Rebate Fund, Balances in the Retirement Account shall be transferred to the credit of the Interest Account to the extent required (see "Interest Account" above) for the payment of interest on Notes and Other Indenture Obligations payable therefrom.

     Other Indenture Obligations payable from the Retirement Account will include reimbursement to any Credit Facility Provider for the Redemption Price paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement shall have the same priority of payment from the Retirement Account as the Redemption Price so paid.

     Subject to compliance with the provisions of the Indenture described under "Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" above, Balances in the Retirement Account (other than any portion thereof to be applied to the mandatory prepayment of principal of any Notes) may also be applied to the purchase of Senior Notes or Subordinate Notes at a purchase price (including any brokerage or other charges) not to exceed the Principal Amount thereof plus accrued interest plus any then applicable redemption premium, as determined by the Corporation at such time; provided the Trustee shall have first certified that no deficiencies exist at such time in the Note Fund or the Rebate Fund.

     The moneys in the Retirement Account shall be invested in Investment Securities as described under "Investments" below, and any earnings on or income from such investment shall be deposited in the Revenue Fund.

     Administration Fund

     With respect to each series of Notes, the Trustee shall, upon delivery thereof and from the proceeds thereof, credit to the Administration Fund established under the Indenture the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee shall also credit to the Administration Fund all amounts transferred thereto from the Revenue Fund and the Surplus Account. Amounts in the Administration Fund shall be used to pay Costs of Issuance, Administrative Expenses and Note Fees or to reimburse another fund, account or other source of the Corporation for the previous payment of Costs of Issuance, Administrative Expenses or Note Fees. Balances in the Administration Fund shall also be applied to remedy deficiencies in the Rebate Fund and the Note Fund after transfers thereto from the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans) and the Reserve Fund.

     The Trustee shall transfer and credit to the Administration Fund moneys available under the Indenture for transfer thereto from the sources set forth in the following paragraph and in such amounts and at such times as an Authorized Officer of the Corporation shall direct by Corporation order; provided such Corporation order shall certify that the amounts are required and have been or will be expended within the next 90 days for a purpose for which the Administration Fund may be used and applied.

     Deposits to the credit of the Administration Fund shall be made from the following sources in the following order of priority: the Income Account after transfers therefrom to the Rebate Fund, the Interest Account, the Principal Account (other than with respect to the payment of sinking fund installments for Subordinate Notes), and the Retirement Account; and the Surplus Account after transfers therefrom to the Rebate Fund, the Interest Account, the Principal Account (other than with respect to the payment of sinking fund installments for Subordinate Notes) and the Retirement Account, provided that any such deposit from the Surplus Account shall only be made to the extent that portion of the Balance thereof not consisting of Eligible Loans is sufficient therefor.

     Pending transfers from the Administration Fund, the moneys therein shall be invested in Investment Securities, as described under "Investments" below, and any earnings on or income from such investments shall be deposited in the Revenue Fund.

     Reserve Fund

     The Reserve Fund is established under the Indenture only for the security of the Senior Beneficiaries and the Subordinate Beneficiaries, and not for the Holders of the Class C Notes (other than to provide funds for transfers to the Rebate Fund for Tax Exempt Class C Notes as hereinafter described). Immediately upon the delivery of any series of Senior Notes or Subordinate Notes, and from the proceeds thereof or, at the option of the Corporation, from any amounts to be transferred thereto from the Surplus Fund and from any other available moneys of the Corporation not otherwise credited to or payable into any Fund or Account under the Indenture or otherwise subject to the pledge and security interest created by the Indenture, the Trustee shall credit to the Reserve Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of that series of Notes, such that, upon issuance of such Notes, the Balance in the Reserve Fund shall not be less than the Reserve Fund Requirement.

     If on any Monthly Payment Date the Balance in the Reserve Fund is less than the Reserve Fund Requirement, the Trustee shall transfer and credit thereto an amount equal to the deficiency from moneys available therefor in the following Funds and Accounts in the following order of priority: the Repayment Account, the Income Account and the Surplus Fund; provided that any such transfer from the Surplus Fund shall only be made to the extent that portion of the Balance thereof not consisting of Eligible Loans is sufficient therefor.

     The Balance in the Reserve Fund shall be used and applied solely for (i) transfers to the Rebate Fund to the extent necessary, after transfers thereto from the Revenue Fund and the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), to make any required deposit to the Rebate Fund (see "Rebate Fund" below), and (ii) after such transfer, if any, to be made pursuant to the preceding clause (i) has been taken into account, the payment when due of principal and interest on the Senior Notes and the Subordinate Notes and any Other Indenture Obligations and the purchase price of Senior Notes and Subordinate Notes on a Purchase Date or Mandatory Tender Date, and the other purposes specified in the Indenture (see "Note Fund" above), and shall be so used and applied by transfer by the Trustee to the credit of the Note Fund, (a) at any time and to the extent that the Balance therein and the Balances available for deposit to the credit thereof from the Revenue Fund and the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans) are insufficient to meet the requirements specified in the Indenture for deposit to the credit of the Note Fund at such time (provided, however, that such amounts shall be applied, first, to the payment of interest on the Senior Notes and Other Senior Obligations payable from the Interest Account, second, to the payment of principal and the purchase price of Senior Notes and Other Senior Obligations payable from the Principal Account, third, to the payment of interest on the Subordinate Notes and Other Subordinate Obligations payable from the Interest Account, and, fourth, to the payment of principal and the purchase price of Subordinate Notes and Other Subordinate Obligations payable from the Principal Account) and (b) at any time when a portion of the Balance therein is required to be transferred to the Retirement Account to pay a portion of the Redemption Price of Senior Notes or Subordinate Notes called for redemption as provided in a Supplemental Indenture relating thereto. If on any Monthly Payment Date the Balance in the Reserve Fund exceeds the Reserve Fund Requirement, such excess shall, upon Corporation order, be transferred to the Principal Account, to the extent necessary to make the deposits required to be made to the credit of the Principal Account on such Monthly Payment Date, whether or not other moneys are available to make such deposits.

     Pending transfers from the Reserve Fund, the moneys therein shall be invested in Investment Securities as described under "Investments" below and any earnings on or income from such investments shall be deposited in the Revenue Fund.

     Rebate Fund

     The Indenture establishes a Rebate Fund, which is comprised of two
Accounts: the Rebate Account and the Excess Earnings Account.

     Rebate Account. The Trustee shall deposit to the credit of the Rebate Account amounts from the Balances in the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund, the Surplus Fund (including any portion of the Balance thereof consisting of Eligible Loans), the Retirement Account, the Principal Account, the Interest Account and the Acquisition Fund, in that order of priority, upon receipt of a Corporation certificate (which the Corporation is required to provide on an annual basis) that any amounts to be so transferred equal amounts which are subject to rebate to the United States under
Section 148 of the Code with respect to each series of Tax-Exempt Notes. In addition, the Trustee shall deposit to the credit of the Rebate Account all investment earnings received on amounts in the Rebate Account. In determining the rebate amount, the Corporation and the Trustee shall take into account all amounts held under the Indenture and, pending the application of such amounts to the purpose for which such amounts were removed, all amounts removed from under the Indenture.

     Moneys in the Rebate Account shall be paid by the Trustee to the United States at such times and in such amounts as are necessary to comply with the rebate provisions of Section 148 of the Code with respect to each series of Tax-Exempt Notes. In addition, upon receipt by the Trustee of a certification of the Corporation that certain amounts in the Rebate Account are not subject to rebate and an opinion of Bond Counsel to the effect that failure to rebate such amounts will not cause interest on any series of Tax-Exempt Notes to become includable in gross income of the owners thereof for federal income tax purposes under either existing laws, regulations, rulings and decisions or any then pending federal legislation, the Trustee shall transfer any such amounts to the credit of the Revenue Fund. Moneys in the Rebate Account are not available for transfer to any Fund or Account under the Indenture, except the Revenue Fund under the circumstances described above, and shall be applied solely to meet the Corporation's rebate obligations.

     Excess Earnings Account. On or prior to each date established under the Indenture for the calculation of Excess Earnings with respect to each series of Tax-Exempt Notes (each an "Excess Earnings Computation Date"), the Trustee and the Corporation shall determine whether any Excess Earnings have resulted with respect to such series of Notes. In this regard, a portion of the proceeds of the Tax Exempt Series 1997-1 Notes will be applied to the purchase of certain Eligible Loans previously financed with the proceeds of other bonds or notes of the Original Issuer (the "Refunded Obligations"), thereby refunding such bonds or notes. Excess Earnings on such Eligible Loans shall be the "Excess Earnings" computed with respect to the related series of Refunded Obligations in accordance with the requirements of the indenture relating to such series, all deposits to the Series 1997-1 Excess Earnings Sub-Account in respect of Excess Earnings for each such series of Refunded Obligations shall be applied to reduce the yield on the applicable Eligible Loans in accordance with the requirements of the related indenture, and amounts in respect of such Excess Earnings shall be deposited in, and shall be applied from, the Series 1997-1 Excess Earnings Sub-Account prior to any other deposits in, or applications from, the Excess Earnings Account. The foregoing provisions shall apply to each series of Refunded Obligations until such series has been retired, after which time Excess Earnings on the applicable Eligible Loans will be computed with respect to the Tax Exempt Series 1997-1 Notes. The Corporation shall, upon each such calculation, furnish the Trustee with a Corporation certificate verifying such calculation and with any supporting documentation required to calculate or evidence the Excess Earnings in accordance with applicable Treasury Regulations. In the event any Excess Earnings with respect to a series of Notes have resulted, the Trustee shall, on or prior to such Excess Earnings Computation Date, transfer to the Excess Earnings Account the amount, if any, which is necessary to increase the balance in such Account to an amount equal to such Excess Earnings. Any such transfer shall be made from the Balances in the Revenue Fund, the Surplus Fund (other than that portion of the Balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund, the Surplus Fund (including any portion of the Balance thereof consisting of Eligible Loans), the Retirement Account, the Principal Account, the Interest Account and the Acquisition Fund, in that order of priority.

     All amounts in the Excess Earnings Account, including all investment earnings thereon, shall remain therein until transferred to the Revenue Fund or paid by the Trustee to the United States Department of the Treasury or for such other purpose as the Corporation may specify, upon receipt by the Trustee of (a) a Corporation order directing the Trustee to so transfer or pay a specified amount, and (b) a written opinion of Bond Counsel to the effect that any such transfer or payment, upon satisfaction of any conditions set forth in such opinion (e.g., forgiveness of indebtedness on all or a portion of the related Financed Student Loans), would not cause interest on any series of Tax-Exempt Notes to be includable in the gross income of any owners thereof for federal income tax purposes.

     Amounts in the Excess Earnings Account shall be used only for the purposes specified in the preceding paragraph, and shall not be available for any other purpose, including, but not limited to, payment of Debt Service on or the purchase price of the Notes or any Other Indenture Obligations.

     Surplus Fund

     The Indenture establishes a Surplus Fund, which is comprised of two
Accounts: the Special Redemption and Prepayment Account and the Surplus Account. The Trustee shall deposit to the credit of the Surplus Fund Balances in the Revenue Fund not required for deposit to any other Fund or Account. Deposits to the Surplus Fund from the Revenue Fund shall be credited to the Special Redemption and Prepayment Account to the extent the Balance thereof is less than the Special Redemption and Prepayment Account Requirement for each series of Notes, and otherwise to the Surplus Account.

     Balances in the Surplus Fund shall be applied to the following purposes in the following order of priority: first, to remedy deficiencies in the Rebate Fund (after transfers thereto from the Revenue Fund); second, to remedy deficiencies in the Interest Account (after transfers thereto from the Revenue
Fund) for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom; third, to remedy deficiencies in the Principal Account (after transfers thereto from the Revenue Fund) for the call of Senior Notes for redemption or the payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom; fourth, to remedy deficiencies in the Retirement Account (after transfers thereto from the Revenue
Fund) for the call of Senior Notes for redemption or the payment of Other Senior Obligations payable therefrom; fifth, to remedy deficiencies in the Interest Account (after transfers thereto from the Revenue Fund) for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom; sixth, to remedy deficiencies in the Principal Account (after transfers thereto from the Revenue Fund) for the payment of the principal at Stated Maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom; seventh, to remedy deficiencies in the Retirement Account (after transfers thereto from the Revenue Fund) for the call of Subordinate Notes for redemption or the payment of Other Subordinate Obligations payable therefrom; eighth, to make deposits (but only from the Surplus Account) to the credit of the Administration Fund (after transfers thereto from the Revenue Fund) to the extent required pursuant to a Corporation order for certain costs and expenses; ninth, to remedy deficiencies in the Reserve Fund (to the extent that the Balance is less than the Reserve Fund Requirement after transfers thereto from the Revenue Fund); tenth, to remedy deficiencies in the Principal Account (after transfers thereto from the Revenue
Fund) to meet the sinking fund installment with respect to the call of Subordinate Term Notes for redemption on a Sinking Fund Payment Date; eleventh, to make transfers to the credit of the Retirement Account to redeem Senior Notes or Subordinate Notes which are called for redemption or to prepay Senior or Subordinate Notes as provided in a Supplemental Indenture relating thereto (provided that any such transfers shall be made only from Balances in the Special Redemption and Prepayment Account); and twelfth, to make deposits (but only from the Surplus Account) to the credit of the Interest Account for the payment of Carry-Over Amounts (and accrued interest thereon). Notwithstanding the foregoing, Balances in the Surplus Fund consisting of Eligible Loans shall not be required to be applied (1) pursuant to priorities first through seventh above until after any transfers from the Reserve Fund have been taken into account, and (2) in any event pursuant to priorities eighth through twelfth above. If the Surplus Fund is to be used to make such transfers, transfers shall be made, first, from any cash or Investment Securities included in the Surplus Account or the Special Redemption and Prepayment Account, in that order, and, second, from the proceeds of any sale of Student Loans included in the Surplus Account.

     Balances in the Special Redemption and Prepayment Account may also be transferred to the Acquisition Fund for the acquisition or origination of Eligible Loans as provided in the Indenture and as further authorized or limited in a Supplemental Indenture.

     Subject to compliance with the provisions of the Indenture described under "Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" above and satisfaction of certain other conditions set forth in the Indenture, Balances in the Special Redemption and Prepayment Account (other than any portion thereof to be applied to the mandatory prepayment of principal of any Notes) may also be transferred to the Note Fund for the purchase of Notes.

     Balances in the Surplus Account may, subject to satisfaction of certain conditions set forth in the Indenture (including the requirement that, after taking into account any such payments, the Senior Asset Requirement will be met) also be applied, as determined by the Corporation from time to time, to the payment of principal of or interest on Class C Notes when due or upon the call for redemption thereof at the option of the Corporation.

     Subject to compliance with the provisions of the Indenture described under "Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" above, Balances in the Surplus Account may also be applied to any one or more of the following purposes at any time as determined by the Corporation at such time, provided the Trustee shall have first certified that no deficiencies exist at such time in the Note Fund, the Rebate Fund, the Reserve Fund or the Special Redemption and Prepayment Account:

          (1) transfer to the Retirement Account for the redemption of Senior Notes or Subordinate Notes called for redemption;

          (2) transfer to the Principal Account or the Retirement Account for the purchase of Senior Notes or Subordinate Notes; or

          (3) upon satisfaction of certain conditions set forth in the Indenture, (a) the acquisition of Student Loans meeting the requirements of clauses (A) (1) and (2) or (B) of the definition of "Eligible Loan" (see "Glossary of Certain Defined Terms"); (b) to reimburse another fund, account or other source of the Corporation for the previous payment of Costs of Issuance; and (c) for such other purposes as the Corporation shall determine; provided, however, that Balances in the Surplus Account shall not be applied to any of the purposes specified in the preceding clause
     (3)(b) or (c) or to the purchase of Student Loans that are not Eligible Loans unless, after taking into account any such application and excluding, for these purposes only, from the calculation of Aggregate Value, any Financed Student Loans which are not Eligible Loans and any moneys reasonably expected to be needed for transfer to the Rebate Fund or to be used to pay Costs of Issuance, Note Fees or Administrative Expenses, (i) the Senior Percentage will not be less than 112% (or such lower percentage specified in a Corporation certificate delivered to the Trustee which, if Unenhanced Senior Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Senior Notes Outstanding, or, if no Unenhanced Senior Notes are Outstanding but Other Senior Obligations are Outstanding, is acceptable to the Other Senior Beneficiaries entitled to such Other Senior Obligations), and (ii) the Subordinate Percentage will not be less than 102% (or such lower percentage specified in a Corporation certificate delivered to the Trustee which, if Unenhanced Subordinate Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Subordinate Notes Outstanding, or, if no Unenhanced Subordinate Notes are Outstanding but Other Subordinate Obligations are Outstanding, is acceptable to the Other Subordinate Beneficiaries entitled to such Other Subordinate Obligations); and provided, further, that Balances in the Surplus Account may be applied to the purchase of Eligible Loans as specified in the preceding clause (3)(a) without satisfying any other condition of this clause (3), to the extent provided in a Supplemental

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     Indenture (in this regard, the First Supplemental Indenture does not so provide with respect to the application of Balances in the Series 1997-1 Tax Exempt and Taxable Surplus Sub-Accounts).

     The Trustee shall use its best efforts to sell Student Loans included in the Balance of the Surplus Account at the best price available to the extent necessary to make any transfer or payment therefrom described above. In addition, the Corporation may, at any time, sell to any purchaser (A) one or more Eligible Loans Financed with moneys in the Surplus Account at a price not less than 100% of the Principal Balance thereof plus accrued noncapitalized interest thereon payable by the Eligible Borrower, or (B) one or more Student Loans Financed with moneys in the Surplus Account that are not Eligible Loans at a price not less than the lesser of 100% of the Principal Balance thereof or the percentage of the Principal Balance thereof paid to finance such Student Loan plus, in either case, accrued noncapitalized interest thereon payable by the Eligible Borrower. Student Loans from time to time held in the Surplus Account may also be purchased at any time with the proceeds of the Corporation's bonds, notes or other evidences of indebtedness, at a purchase price equal to 100% of the Principal Balance of the Student Loans so purchased plus accrued noncapitalized interest thereon payable by the Eligible Borrower. Any money received by the Corporation in connection with a sale of Financed Student Loans pursuant to this paragraph shall be deposited to the credit of the Surplus Account.

     Pending transfers from the Surplus Fund, the moneys therein shall be invested in Investment Securities as described under "Investments" below, and any earnings on or income from such investments shall be deposited in the Revenue Fund.

Pledge; Encumbrances

     The Notes and all Other Indenture Obligations are special, limited obligations of the Corporation specifically secured by the pledge of the proceeds of the sale of Notes (until expended for the purpose for which the Notes were issued), the Financed Student Loans and the revenues, moneys and securities in the Acquisition Fund, the Note Fund, the Revenue Fund, the Administration Fund, the Reserve Fund and the Surplus Fund, in the manner and subject to the prior applications provided in the Indenture. Financed Student Loans purchased with the proceeds of the Corporation's bonds, notes or obligations or sold to another purchaser, or resold to a Lender pursuant to its repurchase obligation under a Student Loan Purchase Agreement, or sold or exchanged for Eligible Loans in accordance with the provisions of the Indenture, are, contemporaneously with receipt by the Trustee of the purchase price thereof, including any Eligible Loans to be received in exchange therefor, no longer pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any Carry-Over Amounts (or accrued interest thereon) with respect to the Notes or any Other Indenture Obligations. The revenues, moneys and securities in the Rebate Fund and the proceeds thereof are not pledged to, and do not serve as security for, the payment of the principal of, premium, if any, or interest on, any Carry-Over Amounts (or accrued interest thereon) with respect to, or the purchase price of, the Notes or any Other Indenture Obligations.

     The Corporation agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the Financed Student Loans or the revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness pledged under the Indenture, except only as to a lien subordinate to the lien of the Indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the Corporation, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the Outstanding Notes or as otherwise provided in or permitted by the Indenture. The Corporation agrees that it will not issue any bonds or other evidences of indebtedness, other than the Notes as permitted by the Indenture and other than Swap Agreements and Credit Enhancement Facilities relating to Notes as permitted by the Indenture, secured by a pledge of the revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness pledged under the Indenture or held aside by the Corporation or by a fiduciary under the Indenture, creating a lien or charge on such revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness equal or superior to the lien of the Indenture; provided that nothing in the Indenture is intended to prevent the Corporation from issuing obligations secured by assets and revenues of the Corporation other

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than the revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness pledged in the Indenture.

Covenants

     Certain covenants with the Holders of the Notes and Other Beneficiaries contained in the Indenture are summarized as follows:

     Trustee to Hold Financed Student Loans. The Corporation shall cause all Financed Student Loans to be endorsed and otherwise conveyed to the Trustee on behalf of the Corporation in accordance with the provisions of the applicable Student Loan Purchase Agreement or, in the case of any origination of Financed Student Loans, shall cause such Student Loans to be originated in the name of the Trustee. The Trustee shall be the legal owner of all Financed Student Loans for all purposes of the Higher Education Act and each Guarantee Program. The Trustee shall so hold such Financed Student Loans in its capacity as trustee pursuant to the Indenture and, in such capacity, shall be acting on behalf of the Corporation, as the beneficial owner of such Student Loans, as well as the Holders of the Notes and all Other Beneficiaries, as their interests may appear.

     Enforcement and Amendment of Guarantee Agreements. So long as any Notes or Other Indenture Obligations are Outstanding and Financed Eligible Loans are Guaranteed by a Guarantee Agency, the Corporation agrees that it (1) will, from and after the date on which the Trustee on its behalf shall have entered into the Guarantee Agreement, cause the Trustee to maintain the same and diligently enforce the Trustee's rights thereunder, (2) will cause the Trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Financed Student Loans covered thereby, and (3) will not consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the same which in any manner will materially adversely affect the rights of the Noteholders or Other Beneficiaries under the Indenture.

     Acquisition, Collection and Assignment of Student Loans. The Corporation agrees that it will, except as provided with regard to the Surplus Fund (see "Funds and Accounts -- Surplus Fund" above), cause the Trustee to originate or acquire only Eligible Loans with moneys in any of the Funds and (subject to any adjustments referred to in the following paragraph) shall diligently cause to be collected all principal and interest payments on all the Financed Student Loans and other sums to which the Corporation is entitled pursuant to any Student Loan Purchase Agreement, and all grants, subsidies, donations, insurance payments, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantee Agency which relate to such Financed Student Loans. The Corporation shall also make, or cause to be made by Lenders or Servicers, every effort to perfect the Corporation's, the Trustee's or such Lender's or Servicer's claims for payment from the Secretary of Education or a Guarantee Agency, as soon as possible, of all payments related to such Financed Student Loans. The Corporation will cause the Trustee to assign such Financed Student Loans for payment of guarantee or insurance benefits within the time required under applicable law and regulations. The Corporation will cause all United States and State statutes, rules and regulations which apply to the Program and to Financed Student Loans to be complied with.

     Enforcement of Financed Student Loans. The Corporation agrees that it shall cause to be diligently enforced, and cause to be taken all steps, actions and proceedings reasonably necessary for the enforcement of, all terms, covenants and conditions of all Financed Student Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account (i) any discount the Corporation may cause to be made available to borrowers who make payments on Financed Student Loans through automatic withdrawals, and (ii) any reduction in the interest payable on Financed Student Loans provided for in any special program under which such loans were originated) and all other amounts due the Corporation or the Trustee thereunder. Nothing in the provisions of the Indenture described in this paragraph, however, shall be construed to prevent the Corporation from settling a default or curing a delinquency on any Financed Student Loan on such terms as shall be required by law. In addition, (1) the Corporation may cause the

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

Trustee to forgive the indebtedness on all or a portion of the Financed Student Loans or take such other action as may be provided in the written opinion of Bond Counsel, as provided in the Indenture, to the extent necessary to prevent interest on any series of Tax-Exempt Notes from being includable in the gross income of the owners thereof for federal income tax purposes, and may cause the Trustee to forgive the remaining indebtedness on any Financed Student Loan having a principal balance not in excess of $100 if, in the reasonable judgment of the Corporation, the cost of collection of the remaining indebtedness of such Financed Student Loan would exceed such remaining indebtedness, and (2) the Corporation may cause the Trustee to amend the terms of a Financed Student Loan to provide for a different rate of interest thereon to the extent required by law or, if such Financed Student Loan is a Plus or SLS Loan, to effect a reissuance of such Plus or SLS Loan at a variable rate.

     Servicing and Other Agreements. The Corporation may contract with other Persons to assist it in performing its duties under the Indenture, and any performance of such duties by a Person so identified to the Trustee shall be deemed to be action taken by the Corporation. The Corporation may, and prior to or contemporaneously with the Section 150(d)(3) Transfer shall, enter into a Servicing Agreement providing for the servicing of the Financed Student Loans and performance of certain of its other obligations under the Indenture.

     Administration and Collection of Financed Student Loans. The Corporation agrees that all Financed Student Loans shall be administered and collected either by the Corporation or by a Servicer selected by the Corporation (and, after the Section 150(d)(3) Transfer, shall be so administered and collected by a Servicer) in a competent, diligent and orderly fashion and in accordance with all requirements of the Higher Education Act, the Secretary of Education, the Indenture, the Contract of Insurance, the Federal Reimbursement Contracts, each Guarantee Program and each Guarantee Agreement.

     Books of Account, Annual Audit. The Corporation agrees that it will cause to be kept and maintained proper books of account relating to the Program in which full, true and correct entries will be made, in accordance with generally accepted accounting principles, of all dealings or transactions of or in relation to the business and affairs of the Corporation, and within 120 days after the end of each Fiscal Year will cause such books of account to be audited by an Accountant. A copy of each audit report, annual balance sheet and income and expense statement showing in reasonable detail the financial condition of the Corporation as at the close of each Fiscal Year, and summarizing in reasonable detail the income and expenses for such year, including the transactions relating to the Funds and Accounts, shall be filed promptly with the Trustee and be available for inspection by any Noteholder or Other Beneficiary.

     Punctual Payments. The Corporation agrees that it will duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on and any Carry-Over Amount (and accrued interest thereon) with respect to each and every Note and each Other Indenture Obligation from the revenues and other assets pledged under the Indenture on the dates and at the places, and in the manner provided, in the Notes and with respect to each Other Indenture Obligation according to the true intent and meaning thereof, and the Corporation will faithfully do and perform and at all times fully observe and keep any and all of its covenants, undertakings, stipulations and provisions contained in the Notes, the Other Indenture Obligations and the Indenture.

     Monthly Servicing Reports. The Corporation shall prepare, or cause a Servicer to prepare, a Monthly Servicing Report for each calendar month and shall furnish, or cause to be furnished, to the Trustee a copy of each such report by the 25th day of the next calendar month (or the next succeeding Business Day if such 25th day is not a Business Day).

     Tax Covenant. The Corporation covenants that (a) it will not take or omit to take any action which may render the interest on any Tax-Exempt Notes includable in gross income for purposes of federal income taxation, (b) it will use the proceeds of the Notes and any other funds of the Corporation in such a manner that the use thereof would not cause the Tax-Exempt Notes to be "arbitrage bonds" under Section 148 of the Code, and (c) it will not permit at any time any proceeds of the Notes or any other funds of the Corporation to be used, directly or indirectly, in a manner which would result in the inclusion of the interest on any Tax-Exempt Note in gross income for purposes of federal income taxation otherwise afforded by the Code.

     The First Supplemental Indenture prohibits any obligor on a Student Loan Financed, in whole or in part, with proceeds of the Tax Exempt Series 1997-1 Notes, or any related party to such obligor, from purchasing any Tax Exempt Series 1997-1 Notes in an amount related to the amount of such Student Loan.

     Limitation on Administrative Expenses and Note Fees. The Corporation covenants and agrees that the Administrative Expenses and Note Fees will not, in any Fiscal Year, exceed those that are reasonable and necessary in light of all circumstances then existing and will not, in any event, be in such amounts as will materially adversely affect the ability of the Corporation to pay or perform, as the case may be, any of its obligations under the Indenture or the security for any Beneficiaries. The Corporation further covenants in the First Supplemental Indenture that the Costs of Issuance, Administrative Expenses and Note Fees to be paid, or reimbursed to the Corporation, from the Administration Fund will not exceed the aggregate amount thereof specified in the Closing Cash Flow Projection, unless the Corporation satisfies certain conditions, including confirmation from each of the Rating Agencies then rating the Series 1997-1 Notes that payment or reimbursement of such additional Costs of Issuance, Administrative Expenses or Note Fees will not result in a reduction or withdrawal of the rating of the Series 1997-1 Notes.

     Amendment of Student Loan Purchase Agreements. The Corporation shall notify the Trustee in writing of any proposed amendments to the Student Loan Purchase Agreements. No such amendment shall become effective unless and until the Trustee consents in writing thereto, which consent shall not be given unless the Trustee receives an opinion of Counsel that such amendment is required by the Higher Education Act or is not to the prejudice of the Holders of the Notes or Other Beneficiaries.

     Amendment of Remarketing Agreements and Depositary Agreements. The Corporation shall notify the Trustee and any related Credit Facility Provider in writing of any proposed amendments to any Remarketing Agreement or Depositary Agreement. No such amendment shall become effective unless and until (1) the Trustee consents in writing thereto, which consent shall not be given unless the Trustee receives an opinion of Counsel that such amendment is required by a Credit Enhancement Facility or the Indenture or is not to the material prejudice of the Holders of the Notes, and (2) any related Credit Facility Provider consents in writing thereto, which consent shall not be unreasonably withheld, provided that no consent of the Credit Facility Provider shall be required if the Credit Facility Provider receives an opinion of Counsel that such amendment is required by the Indenture.

     Credit Enhancement Facilities and Swap Agreements. The Corporation may from time to time enter into or obtain the benefit of any Credit Enhancement Facilities or Swap Agreements with respect to any Notes of any series; provided that a Supplemental Indenture is entered into authorizing the execution and delivery of such agreement. (See "Supplemental Indentures" below.)

     No Supplemental Indenture shall authorize the execution of a Swap Agreement unless, as of the date the Corporation enters into such Swap Agreement, the Swap Counterparty has outstanding obligations rated by each Rating Agency not lower than in its third highest Specific Rating Category (or each Rating Agency has a comparable other rating with respect to such Swap Counterparty, such as a comparable rating of claims paying ability or deposits). No such Swap Agreement shall be designated as a Senior Swap Agreement unless, as of the date the Corporation enters into such Swap Agreement, the Senior Asset Requirement will be met and the Trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the Swap Agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Unenhanced Notes.

     Any Supplemental Indenture authorizing the execution by the Corporation of a Swap Agreement or Credit Enhancement Facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such Credit Enhancement Facility will be part of the Trust Estate except to the extent, if any, specifically provided in such Supplemental Indenture and no Beneficiary shall have any rights with respect to any such amounts so paid except as may be specifically provided in such Supplemental Indenture.

No Petition

     The Trustee, by entering into the Indenture, and each Noteholder, by accepting a Note, covenants and agrees that it will not at any time institute against the Corporation, or join in any institution against the Corporation of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or the Indenture.

Investments

     "Investment Securities" shall mean any of the following:

          1.  Government Obligations;

          2. Interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with any bank, trust company, national banking association or other depositary institution (including the Trustee or any of its affiliates), provided that, at the time of deposit or purchase, if the investment is for a period exceeding one year, such depository institution shall have long-term unsecured debt rated by each Rating Agency not lower than in its highest applicable Specific Rating Category or if the investment is for a period of less than one year, such depository institution shall have short-term unsecured debt rated by each Rating Agency not lower than its highest applicable Specific Rating Category;

          3. Obligations issued or guaranteed as to principal and interest by any of the following: (a) the Government National Mortgage Association;
     (b) the Federal National Mortgage Association; or (c) the Federal Farm Credit Banks, the Federal Intermediate Credit Banks, the Export-Import Bank of the United States, the Federal Land Banks, the Student Loan Marketing Association, the Federal Financing Bank, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation or the Farmers Home Administration, or any agency or instrumentality of the United States of America which shall be established for the purpose of acquiring the obligations of any of the foregoing or otherwise providing financing therefor, provided that any such obligation described in this clause (c) shall either be rated by Fitch or, if not rated by Fitch, rated by Moody's, (i) if such obligation has a term of less than one year, not lower than in its highest applicable Specific Rating Category, or (ii) if such obligation has a term of one year or longer, not lower than in its highest applicable Specific Rating Category;

          4. Repurchase agreements or reverse repurchase agreements with banks (which may include the Trustee or any of its affiliates) which are members of the Federal Deposit Insurance Corporation or with government bond dealers insured by the Securities Investor Protection Corporation, which such agreements are secured by Government Obligations to a level sufficient to obtain a rating by each Rating Agency in its highest applicable Specific Rating Category, or with brokers or dealers whose unsecured long-term debt is rated by each Rating Agency in its highest applicable Specific Rating Category;

          5. Any money market fund, including a qualified regulated investment company described in I.R.S. Notice 87-22, rated by each Rating Agency not lower than its highest applicable Specific Rating Category;

          6. Any debt instrument; provided that if such instrument has a term of less than one year, it is rated by each Rating Agency not lower than in its highest applicable Specific Rating Category, and if such instrument has a term of one year or longer, it is rated by each Rating Agency not lower than in its highest applicable Specific Rating Category;

          7. Any investment agreement which constitutes a general obligation of an entity whose debt, unsecured securities, deposits or claims paying ability is rated by each Rating Agency, (a) if such investment agreement has a term of less than one year, not lower than in its highest applicable Specific Rating Category, or (b) if such investment agreement has a term of one year or longer, not lower than in its highest applicable Specific Rating Category; and

          8. Any other investment if the Trustee shall have received written evidence from each Rating Agency that treating such investment as an Investment Security will not cause any rating then applicable to any Outstanding Unenhanced Notes to be lowered or withdrawn or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, is acceptable to the Other Beneficiaries entitled to such Other Indenture Obligations, as evidenced in writing to the trustee by each such Other Beneficiary.

Reports to Noteholders

     The Trustee, in accordance with the Indenture, is required to mail a copy of each Monthly Servicing Report to each Noteholder of record as of the most recent Record Date. In addition, beneficial owners of the Notes may receive such reports, upon written request to the Trustee together with a certification that they are beneficial owners of the Notes. In the case of the Series 1997-1 Notes, the Servicer will file a copy of each such report with the Commission on Form 8-K. However, in accordance with the Exchange Act and the rules and regulations of the Commission thereunder, the Corporation expects that it's obligation to file such reports will be terminated after June 30, 1998.

Events of Default

     If any of the following events occur, it is an "Event of Default" under the
Indenture:

          (A) default in the due and punctual payment of any interest on any Senior Note; or

          (B) default in the due and punctual payment of the principal of, or premium, if any, on, any Senior Note, whether at the Stated Maturity thereof, at the date fixed for redemption thereof (including, but not limited to, Sinking Fund Payment Dates) or otherwise upon the maturity thereof; or

          (C) default by the Corporation in its obligation to purchase any Senior Note on a Purchase Date or Mandatory Tender Date therefor; or

          (D) default in the due and punctual payment of any amount owed by the Corporation to any Other Senior Beneficiary under a Senior Swap Agreement or Senior Credit Enhancement Facility; or

          (E) if no Senior Obligations are Outstanding, default in the due and punctual payment of any interest on any Subordinate Note; or

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

          (F) if no Senior Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Subordinate Note, whether at the Stated Maturity thereof, at the date fixed for redemption thereof (including, but not limited to, Sinking Fund Payment Dates) or otherwise upon the maturity thereof; or

          (G) if no Senior Obligations are Outstanding, default by the Corporation in its obligation to purchase any Subordinate Note on a Purchase Date or Mandatory Tender Date therefor; or

          (H) if no Senior Obligations are Outstanding, default in the due and punctual payment of any amount owed by the Corporation to any Other Subordinate Beneficiary under a Subordinate Swap Agreement or a Subordinate Credit Enhancement Facility; or

          (I) if no Senior Obligations or Subordinate Obligations are Outstanding, default in the due and punctual payment of any interest on any Class C Note; or

          (J) if no Senior Obligations or Subordinate Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Class C Note, whether at the Stated Maturity thereof, at the date fixed for redemption thereof (including, but not limited to, Sinking Fund Payment Dates) or otherwise upon the maturity thereof; or

          (K) default in the performance of any of the Corporation's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Rebate Fund, the Acquisition Fund or the Note Fund under the provisions of the Indenture and such default shall have continued for a period of 30 days; or

          (L) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Corporation in the Indenture or in the Notes contained, and such default shall have continued for a period of 30 days after written notice thereof, specifying such default, shall have been given by the Trustee to the Corporation, which may give such notice in its discretion and shall give such notice at the written request of the Acting Beneficiaries Upon Default, or by the Holders of not less than 10% in aggregate Principal Amount of the Outstanding Notes to the Corporation and the Trustee, provided that, except with respect to the Corporation's covenants relating to the tax exemption of interest on any Tax-Exempt Notes, if the default is such that it can be corrected, but not within such 30 days, it shall not constitute an Event of Default if corrective action is instituted by the Corporation within such 30 days and is diligently pursued until the default is corrected; or

          (M) certain events of bankruptcy or insolvency of the Corporation.

Remedies

     Whenever any Event of Default other than that described in paragraph (L) under "Events of Default" above shall have occurred and be continuing, the Trustee may (and, upon the written request of the Acting Beneficiaries Upon Default, the Trustee shall), by notice in writing delivered to the Corporation, declare the principal of and interest accrued on all Notes then Outstanding due and payable.

     Whenever any Event of Default described in paragraph (L) under "Events of Default" above shall have occurred and be continuing, (1) the Trustee may, by notice in writing delivered to the Corporation, declare the principal of and interest on all Notes then Outstanding due and payable; and (2) the Trustee shall, upon the written request of the Acting Beneficiaries Upon Default, by notice in writing delivered to the Corporation, declare the principal of and interest on all Notes then Outstanding due and payable.

     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Acting Beneficiaries Upon Default, by written notice to the Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

        (1) There has been paid to or deposited with the Trustee by or for the account of the Corporation, or provision satisfactory to the Trustee has been made for the payment of, a sum sufficient to pay:

             (A)  if Senior Notes or Other Senior Obligations are Outstanding:
     (i) all overdue installments of interest on all Senior Notes; (ii) the principal of (and premium, if any, on) any Senior Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Senior Notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Senior Notes at the rate or rates borne by such Senior Notes; (iv) all Other Senior Obligations which have become due other than as a direct result of such declaration of acceleration; (v) all other sums required to be paid to satisfy the Corporation's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Rebate Fund, the Acquisition Fund and the Interest Account under the provisions of the Indenture; and (vi) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents, Deposit Agents, Remarketing Agents, Depositaries, Auction Agents and Broker-Dealers; or

             (B) if no Senior Obligations are Outstanding, but Subordinate Notes or Other Subordinate Obligations are Outstanding: (i) all overdue installments of interest on all Subordinate Notes; (ii) the principal of (and premium, if any, on) any Subordinate Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Subordinate Notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Subordinate Notes at the rate or rates borne by such Subordinate Notes; (iv) all Other Subordinate Obligations which have become due other than as a direct result of such declaration of acceleration; (v) all other sums required to be paid to satisfy the Corporation's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Rebate Fund, the Acquisition Fund and the Interest Account under the provisions of the Indenture; and (vi) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents, Deposit Agents, Remarketing Agents, Depositaries, Auction Agents and Broker-Dealers; or

             (C)  if no Senior Obligations or Subordinate Obligations are
     Outstanding: (i) all overdue installments of interest on all Class C Notes and all overdue sinking fund installments for the retirement of Class C Notes; (ii) the principal of (and premium, if any, on) any Class C Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by such Class C Notes;
     (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class C Notes at the rate or rates borne by such Class C Notes; (iv) all other sums required to be paid to satisfy the Corporation's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Rebate Fund and the Acquisition Fund under the provisions of the Indenture; and (v) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents, Deposit Agents, Remarketing Agents, Depositaries, Auction Agents and Broker-Dealers; and

        (2) All Events of Default, other than the nonpayment of the principal of and interest on Notes or amounts owing to Other Beneficiaries which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     If an Event of Default has occurred and is continuing, the Trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of the Corporation in the Indenture and may pursue such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the Indenture. The Trustee is also authorized to file proofs of claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

     Notwithstanding any other provisions of the Indenture, if an "Event of Default" (as defined therein) occurs under a Swap Agreement or a Credit Enhancement Facility and, as a result, the Other Beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such Other Beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy does not adversely affect the legal ability of the Trustee or Acting Beneficiaries Upon Default to exercise any remedy available under the Indenture.

     If an Event of Default has occurred and is continuing, and if it shall have been requested so to do by the Holders of not less than 25% in aggregate Principal Amount of all Notes then Outstanding or any Other Beneficiary and shall have been indemnified as provided in the Indenture, the Trustee is obliged to exercise such one or more of the rights and powers conferred by the Indenture as the Trustee, being advised by its counsel, shall deem most expedient in the interests of the Beneficiaries; provided, however, that the Trustee has the right to decline to comply with any such request if the Trustee shall be advised by Counsel that the action so requested may not lawfully be taken or if the Trustee receives, before exercising such right or power, contrary instructions from the Holders of not less than a majority in aggregate Principal Amount of the Notes then Outstanding or from any Other Beneficiary.

     The Acting Beneficiaries Upon Default have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture; provided that (a) such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture; (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Notes or Other Beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests thereunder; and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Except as may be permitted in a Supplemental Indenture with respect to an Other Beneficiary, no Holder of any Note or Other Beneficiary shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the Indenture or for the execution of any trust under the Indenture or for the appointment of a receiver or any other remedy under the Indenture unless (1) an Event of Default shall have occurred and be continuing,
(2) the Holders of not less than 25% in aggregate Principal Amount of Notes then Outstanding or any Other Beneficiary shall have made written request to the Trustee, (3) such Beneficiary or Beneficiaries shall have offered to the Trustee indemnity, (4) the Trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the Indenture or to institute such action, suit or proceeding in its own name and (5) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of not less than a majority in aggregate Principal Amount of the Notes then Outstanding or by any Other Beneficiary; provided, however, that, notwithstanding the foregoing provisions of the Indenture, the Acting Beneficiaries Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the Holders of all Outstanding Notes and Other Beneficiaries under the Indenture.

     The Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Note in accordance with the terms thereof and of the Indenture and, upon the occurrence of an Event of Default with respect thereto, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     The Trustee, unless it has declared the principal of and interest on all Outstanding Notes immediately due and payable and a judgment or decree for payment of the money due has been obtained by the Trustee, must waive any Event of Default and its consequences upon written request of the Acting Beneficiaries Upon Default; provided, however, that there shall not be waived (a) any Event of Default arising from the acceleration of the maturity of the Notes, except upon the rescission and annulment of such declaration as described in the third paragraph under this caption "Remedies"; (b) any Event of Default in the payment when due of any amount owed to any Beneficiary (including payment of principal of or interest on any Note) except with the consent of such Beneficiary or unless, prior to such waiver, the Corporation has paid or deposited (or caused to be paid or deposited) with the Trustee a sum sufficient to pay all amounts owed to such Beneficiary (including to the extent permitted by law, interest upon overdue installments of interest); (c) any Event of Default arising from the failure of the Corporation to pay unpaid expenses of the Trustee, its agents and counsel, and any Authenticating Agent, Paying Agents, Note Registrars, Deposit Agents, Remarketing Agents, Depositaries, Auction Agents and Broker-Dealers as required by the Indenture, unless, prior to such waiver, the Corporation has paid or deposited (or caused to be paid or deposited) with the Trustee sums required to satisfy such obligations of the Corporation under the provisions of the Indenture.

Application of Proceeds

     All moneys received by the Trustee pursuant to any remedy shall, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee with respect thereto, be applied as follows:

          (A) Unless the principal of all the Outstanding Notes shall have become or shall have been declared due and payable, all such moneys shall be applied as follows:

               FIRST, to the payment to the Senior Beneficiaries of all installments of principal and interest then due on the Senior Notes and all Other Senior Obligations, and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, to the Senior Noteholders and to each Other Senior Beneficiary, without any discrimination or preference, and the Trustee shall apply the amount so apportioned to the Senior Noteholders first to the payment of interest and thereafter to the payment of principal;

               SECOND, to the payment to the Subordinate Beneficiaries of all installments of principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations, and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the Subordinate Noteholders and to each Other Subordinate Beneficiary, without any discrimination or preference, and the Trustee shall apply the amount so apportioned to the Subordinate Noteholders first to the payment of interest and thereafter to the payment of principal; and

               THIRD, to the payment of the Holders of the Class C Notes of all installments of principal and interest (other than interest on overdue principal) then due and payable.

          (B) If the principal of all Outstanding Notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the Indenture, all such moneys shall be applied as follows:

               SECOND, to the payment to the Subordinate Beneficiaries of the principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Subordinate Beneficiary over any other Subordinate Beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference, and

               THIRD, to the payment of the principal and premium, if any, and interest then due and unpaid upon the Class C Notes, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Class C Note over any other Class C Note, ratably, according to the amounts due respectively for principal and interest, and other amounts owing, to the Persons entitled thereto without any discrimination or preference.

          (C) If the principal of all Outstanding Notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled, then (subject to the provisions described in paragraph (B) above, in the event that the principal of all the Outstanding Notes shall later become or be declared due and payable) the money held by the Trustee under the Indenture shall be applied in accordance with the provisions described in paragraph (A) above.

Trustee

     Prior to the occurrence of an Event of Default which has not been cured, the Trustee is required to perform such duties and only such duties as are specifically set forth in the Indenture. Upon the occurrence and continuation of an Event of Default, the Trustee shall exercise the rights and powers vested in it by Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

     Before taking any action under the Indenture, the Trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

     The Trustee may at any time resign upon 60 days' notice to the Corporation and to the Beneficiaries, such resignation to take effect upon the appointment of a successor Trustee. The Trustee may be removed at any time by the Corporation at the request of the Holders of a majority in Principal Amount of Notes Outstanding, except during the existence of an Event of Default. No such removal shall be effective until the appointment of a successor Trustee.

Deposit Agents

     The Corporation may, in a Supplemental Indenture, appoint one or more Deposit Agents to hold any part or all of the Revenue Fund, the Acquisition Fund and/or the Administration Fund. Pursuant to the First Supplemental Indenture, Norwest Bank of South Dakota, N.A., Sioux Falls, South Dakota, has been appointed a Deposit Agent for the Revenue Fund. Any Deposit Agent may be removed at any time by the Corporation by Board Resolution and by instrument signed by an Authorized Officer of the Corporation filed with such Deposit Agent.

     Each Deposit Agent appointed by the Corporation shall be an incorporated bank having trust powers or trust company organized under the laws of the State, or a national banking association having trust powers, having its principal office in the State and having a combined capital and surplus of at least $5,000,000.

Supplemental Indentures

     Supplemental Indentures Not Requiring Consent of Beneficiaries

     The Corporation and the Trustee may, from time to time and at any time, without the consent of, or notice to, any of the Noteholders or any Other Beneficiary (except to the extent, if any, required pursuant to a Supplemental Indenture authorizing the issuance of a series of Notes), enter into an indenture or indentures supplemental to the Indenture as shall not be inconsistent with the terms and provisions of the Indenture, so as to thereby, among other things:

          (a) cure any ambiguity or formal defect or omission in the Indenture or in any Supplemental Indenture,

          (b) grant to or confer upon the Trustee for the benefit of the Beneficiaries any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Beneficiaries or the Trustee,

          (c) describe or identify more precisely any part of the Trust Estate or subject additional revenues, properties or collateral to the lien and pledge of the Indenture,

          (d) authorize the issuance of a series of Notes, subject to the requirements of the Indenture (see "Additional Notes" above),

          (e) amend the assumptions contained in the definition of "Cash Flow Projection",

          (f) modify the Indenture as required by any Credit Facility Provider or Swap Counterparty, or otherwise necessary to give effect to any Credit Enhancement Facility or Swap Agreement, at the time of issuance of a series of Notes to which such agreements relate; provided that no such modifications shall be effective (1) if the consent of any Noteholders would be required therefor under the proviso described in the next succeeding paragraph and such consent has not been obtained, or (2) the Trustee shall determine that such modifications are to the prejudice of any Class C Noteholder, or

          (g) make any other change in the Indenture which, in the judgment of the Trustee, is not to the prejudice of the Trustee or any Beneficiary.

     Supplemental Indentures Requiring Consent of Noteholders

     Exclusive of Supplemental Indentures described in the preceding paragraph, the Trustee, upon receipt of an instrument evidencing the consent to the below-mentioned Supplemental Indenture by: (i) if they are affected thereby, the Holders of not less than two-thirds of the aggregate Principal Amount of the Outstanding Senior Notes not held by the Corporation or a related person, (ii) if they are affected thereby, the Holders of not less than two-thirds of the aggregate Principal Amount of the Outstanding Subordinate Notes not held by the Corporation or a related person, and (iii) each other Person which must consent to such Supplemental Indenture as provided in any then outstanding Supplemental Indenture authorizing the issuance of a series of Notes, shall join with the Corporation in the execution of such other Supplemental Indenture as shall be deemed necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in the Indenture; provided, however, that no such Supplemental Indenture shall permit without the consent of each Beneficiary which would be affected thereby: (a) an extension of the maturity of the principal of or the interest on any Note, (b) a reduction in the Principal Amount, Redemption Price or purchase price of any Note or the rate of interest thereon, (c) a privilege or priority of any Senior Obligation over any other Senior Obligation, (d) a privilege or priority of any Subordinate Obligation over any other Subordinate Obligation, (e) a privilege or priority of any Class C Note over any other Class C Note, (f) a privilege of any Senior Notes over any Subordinate Notes or Class C Notes, or of any Subordinate Notes over any Class C Notes, other than as theretofore provided in the Indenture, (g) the surrendering of a privilege or a priority granted by the Indenture if, in the judgment of the Trustee, to the detriment of another Beneficiary under the Indenture, (h) a reduction or an increase in the aggregate Principal Amount of the Notes required for consent to such Supplemental Indenture, (i) the creation of any lien ranking prior to or on a parity with the lien of the Indenture on the Trust Estate or any part thereof, except as expressly permitted in the Indenture, (j) any Beneficiary to be deprived of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the Indenture, (k) the modification of any of the provisions of the Indenture described in this paragraph, or (l) the modification of any provision of a Supplemental Indenture which states that it may not be modified without the consent of the Holders of Notes issued pursuant thereto or any Notes of the same class or any Beneficiary that has provided a Credit Enhancement Facility or Swap Agreement of such class.


     Rights of Trustee

     If, in the opinion of the Trustee, any Supplemental Indenture adversely affects the rights, duties or immunities of the Trustee under the Indenture or otherwise, the Trustee may, in its discretion, decline to execute such Supplemental Indenture. The Trustee is entitled to receive, and shall be fully protected in relying upon, an opinion of its Counsel as conclusive evidence that any such Supplemental Indenture conforms to the requirements of the Indenture.


     Consent of Depositaries, Remarketing Agents, Auction Agents and Broker-Dealers

     So long as any Depositary Agreement, Remarketing Agreement, Auction Agent Agreement or Broker-Dealer Agreement is in effect, no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Depositary, the Remarketing Agent, the Auction Agent or the Broker-Dealer, as the case may be, created by the Indenture or the Depositary Agreement, Remarketing Agreement, Auction Agent Agreement or Broker-Dealer Agreement, as appropriate, shall become effective unless and until delivery to the Trustee of a written consent of the Depositary, the Remarketing Agent, the Auction Agent or the Broker-Dealer, as the case may be, to such Supplemental Indenture.


     Opinion and Rating Agency Approval Required Prior to Execution of Supplemental Indenture

     No Supplemental Indenture shall be executed unless, prior to the execution thereof: (1) if any Tax-Exempt Notes are Outstanding, the Corporation shall have provided to the Trustee an opinion of Bond Counsel to the effect that the execution and delivery of such Supplemental Indenture will not adversely affect the exclusion from the gross income of the owners thereof for federal income tax purposes of interest on any such Tax-Exempt Notes; and (2) the Trustee shall have received written evidence from each Rating Agency that execution and delivery of such Supplemental Indenture will not adversely affect any rating or ratings then applicable to any of the Outstanding Notes.


Discharge of Notes and Indenture

     The obligations of the Corporation under the Indenture, and the liens, pledges, charges, trusts, covenants and agreements of the Corporation therein made or provided for, shall be fully discharged and satisfied as to any Note and such Note shall no longer be deemed to be Outstanding thereunder:

          (i) when such Note shall have been canceled, or shall have been purchased by the Trustee from moneys held by it under the Indenture; or

          (ii) as to any Note not canceled or so purchased, when payment of the principal of and the applicable redemption premium, if any, on such Note, plus interest on such principal to the due date thereof, either (a) shall have been made or caused to be made in accordance with the terms of the Indenture, or (b) shall have been provided for by irrevocably depositing with the Trustee exclusively for such payment, (1) moneys sufficient to make such payment or (2) Government Obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and, if payment of all then Outstanding Notes is to be so provided for, all payments required to be made to the United States Treasury or otherwise with respect to Rebate Amounts and Excess Earnings, as well as the fees and expenses of the Trustee and any other fiduciaries under the Indenture.

     Notwithstanding the provisions of the Indenture just described, no Notes shall be defeased unless, after giving effect to the defeasance, the requirements in the Indenture described under "Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" above are met as if such Notes were to be called for redemption on the date such Notes are to be defeased.


Notices to Noteholders

     Except as is otherwise provided in the Indenture, any provision in the Indenture for the mailing of notice or other instrument to Holders of Notes will be fully complied with if it is mailed by first-class mail, postage prepaid, to each Holder of Notes outstanding at the address appearing on the Note Register. In addition, whenever notice is to be mailed under the Indenture to the Holders of Notes, the Trustee is also, upon request, to mail a copy of such notice to
(1) any Holder of at least $1,000,000 in aggregate Principal Amount of the Notes (or, in the event less than $1,000,000 in aggregate Principal Amount of Notes is outstanding, the Holder of all outstanding Notes), in addition to the copy mailed to such Holder's address appearing on the Note Register, at such other address as such Holder shall specify in writing to the Trustee, and (2) any Person that is the beneficial owner of a Note, as evidenced to the satisfaction of the Trustee, at such address as such beneficial owner shall specify in writing to the Trustee; provided that any defect in or failure to mail any such notice prescribed by this sentence shall not affect the validity of any proceedings to be taken (including, without limitation, for the call of Notes for redemption) pursuant to such notice.


Rights of Other Beneficiaries

     All rights of any Other Beneficiary under the Indenture to consent to or direct certain remedies, waivers, actions and amendments thereunder shall cease for so long as such Other Beneficiary is in default of any of its obligations or agreements under the Swap Agreement or the Credit Enhancement Facility by reason of which such Person is an Other Beneficiary.


                                  TAX MATTERS

Tax Exempt Series 1997-1 Notes

     In the opinion of Dorsey & Whitney LLP, as Bond Counsel, under laws, regulations, rulings and decisions in effect on the Date of Issuance of the Series 1997-1 Notes, interest on the Tax Exempt Series 1997-1 Notes is not includable in gross income of the owners thereof for federal income tax purposes. In rendering this opinion, Dorsey & Whitney LLP will rely upon certifications by officers of the Original Issuer, SLFC and the Corporation and certain covenants of the Original Issuer, SLFC and the Corporation contained in the Indenture with respect to certain matters material to the exemption of interest on the Tax Exempt Series 1997-1 Notes from federal income taxation, including, without limitation, certifications and covenants as to the use of the proceeds of the Tax Exempt Series 1997-1 Notes, and will assume that the Original Issuer, SLFC and the Corporation will comply with applicable requirements of the Code. In the opinion of Dorsey & Whitney LLP, interest on the Tax Exempt Series 1997-1 Notes is an item of tax preference which is included in "alternative minimum taxable income" for purposes of the federal alternative minimum tax under Section 55 of the Code.

     Provisions of the Code impose continuing requirements that must be met after the issuance of the Tax Exempt Series 1997-1 Notes for interest thereon to be and remain excludable from gross income for federal income tax purposes. Noncompliance with such requirements may cause the interest on the Tax Exempt Series 1997-1 Notes to be includable in gross income for such purposes, either prospectively or retroactively to the date of issuance of the Tax Exempt Series 1997-1 Notes. These requirements include, but are not limited to, provisions that prescribe that the proceeds of the Tax Exempt Series 1997-1 Notes and certain other amounts are subject to yield and other investment limits and provisions that require that certain investment earnings be rebated on a periodic basis to the Treasury Department of the United States.

     The Code contains numerous provisions which could affect the federal tax consequences of owning Tax Exempt Series 1997-1 Notes and receiving interest thereon. The following is a brief summary of some of the significant provisions applicable to particular Tax Exempt Series 1997-1 Noteholders, but is not intended to be an exhaustive discussion of collateral tax consequences arising from ownership of the Tax Exempt Series 1997-1 Notes. Prospective Tax Exempt Series 1997-1 Noteholders should consult their own tax advisers with respect to the impact of such provisions on their own tax situations.

     Interest on the Tax Exempt Series 1997-1 Notes is includable in "net investment income" of foreign insurance companies for purposes of Section 842(b) of the Code, and may be included in the income of a foreign corporation for purposes of the branch profits tax imposed by Section 884 of the Code. Additionally, interest on the Tax Exempt Series 1997-1 Notes constitutes "passive investment income" for purposes of the tax imposed by Section 1375 of the Code on such income of certain S corporations.

     Section 265 of the Code denies a deduction for interest on indebtedness incurred or continued to purchase or carry the Tax Exempt Series 1997-1 Notes. Indebtedness may be allocated to the Tax Exempt Series 1997-1 Notes for this purpose even though not directly traceable to the purchase of the Tax Exempt Series 1997-1 Notes. The Code also restricts the deductibility of other expenses allocable to the Tax Exempt Series 1997-1 Notes. In the case of a financial institution described in Section 265(b)(5) of the Code, no deduction is allowed under the Code for that portion of the taxpayer's interest expense which is allocable to interest on the Tax Exempt Series 1997-1 Notes within the meaning of Section 265(b). In the case of an insurance company subject to the tax imposed by Section 831 of the Code, the amount which otherwise would be taken into account as "losses incurred" under Section 832(b)(5) is reduced by an amount equal to 15% of the interest on the Tax Exempt Series 1997-1 Notes that is received or accrued during the taxable year.

     Interest on the Tax Exempt Series 1997-1 Notes will be included in calculating "modified adjusted gross income" under Section 86 of the Code for purposes of determining whether, and the extent to which, a portion of a taxpayer's "social security benefits" or "tier 1 railroad retirement benefits" will be included in gross income for federal income tax.


Federal Income Tax Consequences

     The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of Notes for the investors described below and is based on the opinions of Dorsey & Whitney LLP, as tax counsel to the Original Issuer and the Corporation. The Original Issuer and the Corporation, as successor to the Original Issuer in respect of the Notes, are hereinafter referred to collectively as the "Issuer." This summary is based upon the Code and other laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Series 1997-1 Notes as "capital assets" (generally, property held for investment) within the meaning of

Section 1221 of the Code. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Series 1997-1 Notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and since there are no cases or rulings concerning similar transactions, there can be no assurance that the Service will not take contrary positions.


     Characterization of the Trust Estate

     In the opinion of Dorsey & Whitney LLP, based upon certain assumptions and certain representations of the Issuer, the Series 1997-1 Notes will be treated as debt of the Issuer, rather than as an interest in the Financed Eligible Loans and other assets of the Trust Estate, for federal income tax purposes. Such opinion will not be binding on the courts or the Service. It is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this Prospectus constitutes a sale of the assets comprising the Trust Estate (or an interest therein) to the Holders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

     If, instead of treating the transaction as creating secured debt in the form of the Series 1997-1 Notes issued by the Issuer as a corporate entity, the transaction were treated as creating a partnership among the Noteholders, the Servicer and the Issuer, which has purchased the underlying Trust Estate assets, the resulting partnership would not be subject to federal income tax. Rather, the Servicer, the Issuer and each Noteholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the Noteholder may differ if the Series 1997-1 Notes were held to constitute partnership interests, rather than indebtedness.

     If, alternatively, it were determined that this transaction created an entity other than the Issuer which was classified as a corporation or a publicly traded partnership taxable as a corporation and was treated as having sold the assets comprising the Trust Estate, the Trust Estate would be subject to federal income tax at corporate income tax rates on the income it derives from the Financed Eligible Loans and other assets, which would reduce the amounts available for payment to the Noteholders. Cash payments to the Noteholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. A similar result would apply if the Noteholders were deemed to have acquired stock or other equity interests in the Issuer. However, as noted above, the Issuer has been advised that the Series 1997-1 Notes will be treated as debt of the Issuer for federal income tax purposes.


     Characterization of the Series 1997-1 Notes as Indebtedness

     The Issuer and the Noteholders express in the Indenture their intent that, for applicable tax purposes, the Series 1997-1 Notes will be indebtedness of the Issuer secured by the Trust Estate. The Issuer and the Noteholders, by accepting the Series 1997-1 Notes, have agreed to treat the Series 1997-1 Notes as indebtedness of the Issuer for federal income tax purposes. The Issuer intends to treat this transaction as a financing reflecting the Series 1997-1 Notes as its indebtedness for tax and financial accounting purposes.

     In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

     The Issuer believes that it has retained the preponderance of the primary benefits and burdens associated with Financed Eligible Loans and other assets comprising the Trust Estate and should, thus, be treated as the owner of such assets for federal income tax purposes. If, however, the Service were to successfully assert that this transaction should be treated as a sale of the Trust Estate assets, the Service could further assert that the entity created pursuant to the Indenture, as the owner of the Trust Estate for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as an association taxable as a corporation.


     Taxation of Interest Income of Noteholders

     In the opinion of Dorsey & Whitney LLP, payments of interest with regard to the Taxable Series 1997-1 Notes will be includable as ordinary income when received or accrued by the Holders thereof in accordance with their respective methods of tax accounting and applicable provisions of the Code. It is anticipated that the Taxable Series 1997-1 Notes will not be issued with "original issue discount". There can be no assurance, however, that the Service would not assert that the interest payable with respect to the Series 1997-1 Subordinate Notes may not be qualified stated interest because such payments are not unconditional and that the Series 1997-1 Subordinate Notes are issued with original issue discount.

     Payments of interest received with respect to the Taxable Series 1997-1 Notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential Holders should consult their own tax advisors concerning the treatment of interest payments with regard to the Taxable Series 1997-1 Notes.

     A purchaser who buys a Series 1997-1 Note at a discount from its principal amount or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the Series 1997-1 Notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of these provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the Series 1997-1 Notes.

     The annual statement regularly furnished to Holders for federal income tax purposes will include information regarding payments of interest with respect to the Series 1997-1 Notes. As noted above, the Issuer believes, based on the advice of counsel, that it will retain ownership of the Trust Estate assets for federal income tax purposes. In the event the Indenture is deemed to create a pass-through entity as the owner of the Trust Estate assets for federal income tax purposes instead of the Issuer (assuming such entity is not, as a result, taxed as an association), the owners of the Series 1997-1 Notes could be required to accrue payments of interest more rapidly than otherwise would be required.


     Backup Withholding

     Certain purchasers may be subject to backup withholding at the rate of 31% with respect to interest paid with respect to the Taxable Series 1997-1 Notes if the purchasers, upon issuance, fail to supply the Trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as deemed in the Code) properly, or, under certain circumstances, fail to provide the Trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the Taxable Series 1997-1 Notes and the amount of tax withheld thereon.

     The Issuer makes no representations regarding the tax consequences of purchase, ownership or disposition of the Series 1997-1 Notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Series 1997-1 Notes should consult their own tax advisors regarding such tax consequences.


Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Series 1997-1 Notes holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax (or, in certain cases, the 31% backup withholding tax) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Series 1997-1 Notes that are non-U.S. Persons can obtain a complete exemption from the United States withholding tax and the backup withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown in Form W-8 changes, a new form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-United States corporation or bank with a United States branch, for which the interest income in effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the United States withholding tax and the backup withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners of Series 1997-1 Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) with respect to United States withholding tax and an exemption from the backup withholding tax by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, the United States withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner of the Series 1997-1 Note or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons generally are not subject to the United States withholding and can obtain a complete exemption from the backup withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Series 1997-1 Note (or in the case of a Form 1001 or a Form 4224 filer, its agent) files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.


     New Withholding Rules in 1999. Effective January 1, 1999, any foreign investor that seeks the protection of an income tax treaty with respect to the imposition of United States withholding tax will generally be required to obtain a taxpayer identification number ("TIN") from the Service in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors will generally be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.


     This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally offered Series 1997-1 Notes. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the globally offered Series 1997-1 Notes.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Series 1997-1 Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan which is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively, "Benefit Plans") and persons who have certain specified relationships to the Benefit Plans ("Parties in Interest" or "Disqualified Persons"), unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA (or Section 4975 of the
Code) unless a statutory or administrative exemption is available.

     Certain transactions involving the purchase, holding or transfer of the Series 1997-1 Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Original Issuer or the Corporation were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Original Issuer or the Corporation would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the Original Issuer or the Corporation and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Series 1997-1 Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Series 1997-1 Notes are treated as an equity interest for such purposes, the acquisition or holding of Series 1997-1 Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Original Issuer, the Corporation or the Trustee, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general account"; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional assets managers."

     Any ERISA Plan fiduciary considering whether to purchase Series 1997-1 Notes on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code.


              CERTAIN RELATIONSHIPS AMONG FINANCING PARTICIPANTS

     As described under "The Original Issuer", "The Servicer" and "The Corporation", the Corporation will be a wholly-owned subsidiary of SLFC, which in turn will initially be a wholly-owned subsidiary of the Original Issuer. There is no assurance that the Original Issuer will continue to own all or any of the stock of SLFC. The Original Issuer will have no obligations with respect to the Notes or the Indenture after the transfers described under "The Original Issuer" and "The Corporation." Except for its obligations under the SLFC Servicing Agreement, SLFC will have no obligations with respect to the Notes or the Indenture. The Corporation will have no full-time employees, but will initially contract with SLFC to perform the Corporation's obligations under the Indenture.

     The boards of directors of the Original Issuer, the Corporation and SLFC presently consist of the same four persons, and two of those persons also are members of the boards of directors of EAC and EASCI.

     The Trustee is also the trustee for the Original Issuer's outstanding student loan revenue bond and student loan asset-backed note issues, which will be refunded by the Series 1997-1 Notes. The Trustee and its affiliates have in the past entered into student loan purchase agreements with the Original Issuer, including Student Loan Purchase Agreements pursuant to which the Original Issuer acquired as of September 30, 1997, approximately $140 million outstanding principal amount of Eligible Loans which will be Financed under the Indenture. The Corporation expects that the Trustee will enter into Student Loan Purchase Agreements providing for the sale of a substantial amount of additional Eligible Loans. The Original Issuer also has obtained (and the Corporation may in the future obtain) financial services from the Trustee and related entities.

          Foley & Lardner, counsel to the Underwriters, has from time to time represented, and is currently representing, the Original Issuer in connection with various matters (including matters relating to its transfer of assets to SLFC). In addition, Foley & Lardner has from time to time represented, and is currently representing, EAC in connection with various matters.

          For a discussion of certain relationships between Underwriters or affiliates of Underwriters and the Original Issuer or the Corporation, see "Plan of Distribution".


                             PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Series 1997-1 Notes, dated October __, 1997 (the "Underwriting Agreement"), the Original Issuer has agreed to sell and the Underwriters have jointly and severally (subject to the limitations discussed below) agreed to purchase all (but not less than all) of the Series 1997-1 Notes. The obligation of FBS Investment Services, Inc., an operating division of U.S. Bancorp Investments, Inc. to purchase the Series

1997-1 Notes is limited to such principal amount of the Series 1997-1 Notes as does not exceed 10% of the capital stock actually paid in and unimpaired and 10% of the unimpaired surplus funds of First Bank National Association, which is the commercial bank which owns FBS Investment Services, Inc. as described below.

     The Original Issuer has been advised by the Underwriters that the Underwriters propose initially to offer the Series 1997-1 Notes to the public at the public offering price with respect to each series set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of ____% of the principal amount of the Series 1997-1 Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of ____% of such principal amount to certain other dealers. After the initial public offering, the public offering price, the concession and discount may be changed.

     The Original Issuer and SLFC have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, and the Original Issuer has agreed to reimburse the Underwriters for the fees and expenses of counsel to the Underwriters.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with the Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Series 1997-1 Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series 1997-1 Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 1997-1 Notes to be higher than it would otherwise be in the absence of such transactions.

     Each Underwriter has represented and agreed that it has not offered or sold, and will not offer or sell Series 1997-1 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted, and will not result in an offer to the public in the United Kingdom within the meaning of the U.K. Regulations.

     FBS Investment Services, Inc. is an operating division of U.S. Bancorp Investment Inc., which is a wholly-owned subsidiary of First Bank National Association, which is the Trustee. Norwest Investment Services, Inc. is an affiliate of Norwest Bank of South Dakota, N.A., which will act as a deposit agent for the receipt of certain funds credited to the Revenue Fund. Smith Barney Inc. and FBS Investment Services, Inc. have provided to the Original Issuer from time to time, and may provide to the Corporation in the future, investment or commercial banking services, for which such Underwriters have received or will receive customary fees and commissions. First Bank National Association and banks that are affiliates of Norwest Investment Services, Inc. have in the past entered into student loan purchase agreements with the Original Issuer. The Corporation expects that such banks will enter into Student Loan Purchase Agreements providing for the sale of a substantial amount of additional Eligible Loans.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Original Issuer and the Corporation by Dorsey & Whitney LLP, Minneapolis, Minnesota, Bond Counsel and special counsel for the Original Issuer and the Corporation. Certain legal matters will be passed upon for the Underwriters by Foley & Lardner, Milwaukee, Wisconsin.

                                    EXPERTS

     The balance sheet of the Corporation as of August 31, 1997, has been included herein and in the registration statement in reliance upon the report of Eide Helmeke PLLP, Aberdeen, South Dakota, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                    RATINGS

     It is a condition to the issuance of the Series 1997-1 Notes that the Series 1997-1 Senior Notes each be rated "AAA" by Fitch Investors Service, L.P. and "Aaa" by Moody's Investors Services, Inc., and that the Series 1997-1 Subordinate Notes be rated no less than "A" by Fitch Investors Service, L.P. and "A3" by Moody's Investors Services, Inc. The Original Issuer has applied for ratings of the Series 1997-1 Notes from Moody's Investors Services, Inc.and Fitch Investors Service, L.P. No application was made to any other rating agency for the purpose of obtaining additional ratings of the Series 1997-1 Notes.

     Any ratings, if assigned, reflect only the view of the Rating Agency. Any explanation of the significance of the ratings may be obtained only from the Rating Agency. The Original Issuer and the Corporation furnished to the Rating Agencies certain information and materials, some of which may not have been included in this Prospectus, relating to the Series 1997-1 Notes, the Original Issuer and the Corporation. Generally, rating agencies base their ratings on such information and materials and on investigation, studies and assumptions made by the rating agencies. There can be no assurance that ratings when assigned will continue for any given period of time or that they will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant. If ratings are assigned, any such downward change in or withdrawal of a rating may have an adverse effect on the marketability or market price of the Series 1997-1 Notes.

     Fitch Investors Service, L.P. has stated that its ratings on Series 1997-1 Notes do not address: (a) the market liquidity of the Series 1997-1 Notes or
(b) any Carry-Over Amount that may accrue with respect to the Taxable Series 1997-1 Notes.

     The Corporation expects to furnish to each Rating Agency information and materials that it may request. However, the Corporation assumes no obligation to furnish requested information and materials, and may issue additional obligations for which a rating is not requested. Failure to furnish requested information and materials, or the issuance of debt for which a rating is not requested, may result in the suspension or withdrawal of a Rating Agency's ratings on the Series 1997-1 Notes.

     A securities rating addresses the likelihood of the receipt by Holders of the Series 1997-1 Notes of payments of principal and interest from assets in the Trust Estate. The rating takes into consideration the characteristics of the Financed Eligible Loans, and the structural, legal and tax aspects associated with the Series 1997-1 Notes. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of similar ratings on different securities.


                       GLOSSARY OF CERTAIN DEFINED TERMS

     In addition to the terms defined elsewhere in this Prospectus, the following terms shall have the following respective meanings. Any term used with an initial capital letter but not defined herein shall have the meaning given such term in the Indenture.

     "'AA' Composite Commercial Paper Rate" shall mean, with respect to a series of Tax Exempt Series 1997-1 Senior Notes, (i) the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P, as such 30-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date of determination, or (ii) if the Federal Reserve Bank of New York does not make available any such rate, then the arithmetic average of the interest equivalent of the 30-day rate on commercial paper placed on behalf of such issuers, as quoted to the Auction Agent on a discount basis or otherwise by the Commercial Paper Dealers, as of the close of business on the Business Day immediately preceding the date of determination. If, at the time quotations are required, any Commercial Paper Dealer does not quote a commercial paper rate required to determine the "`AA' Composite Commercial Paper Rate," or if less than three Commercial Paper Dealers are then serving as such for any reason, the "`AA' Composite Commercial Paper Rate" shall be determined on the basis of such quotation or quotations furnished by the Commercial Paper Dealer or Commercial Paper Dealers then serving as such and providing a quotation. For purposes of this definition, the "interest equivalent" of a rate stated on a discount basis (a "discount rate") for commercial paper of a given day's maturity shall be equal to the product of (a) 100, times (b) the quotient (rounded upward to the next higher .00001) of (1) the discount rate (expressed in decimals) divided by
(2) the difference between (A) 1.00, and (B) a fraction, the numerator of which shall be the product of the discount rate (expressed in decimals) times the number of days from (and including) the date of determination to, but excluding, the date on which such commercial paper matures, and the denominator of which shall be 360.

     "Account" shall mean any of the accounts created within the Funds established by the Indenture.

     "Accountant" shall mean Eide Helmeke PLLP, Certified Public Accountants, Aberdeen, South Dakota, or any other registered or certified public accountant or firm of such accountants selected and paid by the Corporation, who is Independent and not under the domination of the Corporation, but who may be regularly retained to make annual or similar audits of the books or records of the Corporation.

     "Acting Beneficiaries Upon Default" shall mean:

          (a) at any time that any Senior Obligations are Outstanding:

                  (i) with respect to directing the Trustee to accelerate the maturity of Outstanding Notes as a result of an Event of Default (other than an Event of Default described in paragraph (L) under "Summary of the Indenture -- Events of Default"): (x) the Holders of a majority in aggregate Principal Amount of Senior Notes Outstanding; or (y) (unless the Trustee shall, in its sole discretion, determine that acceleration of the maturity of the Outstanding Notes is not in the overall interest of the Senior Beneficiaries) any Other Senior Beneficiary;

                  (ii) with respect to directing the Trustee to accelerate the maturity of the Outstanding Notes as a result of an Event of Default described in paragraph (L) under "Summary of the Indenture -- Events of Default": (x) the Holders of 100% in aggregate Principal Amount of Senior Notes Outstanding; or (y) (unless the Trustee shall, in its sole discretion, determine that acceleration of the maturity of the Outstanding Notes is not in the overall interest of the Senior Beneficiaries) all Other Senior Beneficiaries;

                  (iii) with respect to requesting the Trustee to exercise one or more of the rights and powers conferred by the Indenture, directing the method and place of conducting proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture and requiring the Trustee to waive

          Events of Default: (x) the Holders of a majority in aggregate Principal Amount of the Senior Notes Outstanding, unless the Trustee shall have received or shall thereafter receive conflicting requests or directions from one or more Other Senior Beneficiaries; or (y) any Other Senior Beneficiary, unless the Trustee shall, in its sole discretion, determine that the requested action is not in the overall interest of the Senior Beneficiaries or shall have received or shall thereafter receive conflicting requests or directions from one or more Other Senior Beneficiaries or the Holders of a majority in aggregate Principal Amount of the Senior Notes Outstanding; and

                  (iv) with respect to all other matters under the Indenture, the Holders of a majority in aggregate Principal Amount of Senior Notes Outstanding or any Other Senior Beneficiary;

          (b) at any time that no Senior Obligations are Outstanding but Subordinate Obligations are Outstanding:

                  (i) with respect to directing the Trustee to accelerate the maturity of Outstanding Notes as a result of an Event of Default (other than an Event of Default described in paragraph (L) under "Summary of the Indenture -- Events of Default" below): (x) the Holders of a majority in aggregate Principal Amount of Subordinate Notes Outstanding; or (y) (unless the Trustee shall, in its sole discretion, determine that acceleration of the maturity of the Outstanding Notes is not in the overall interest of the Subordinate Beneficiaries) any Other Subordinate Beneficiary;

                  (ii) with respect to directing the Trustee to accelerate the maturity of the Outstanding Notes as a result of an Event of Default described in paragraph (L) under "Summary of the Indenture -- Events of Default": (x) the Holders of 100% in aggregate Principal Amount of Subordinate Notes Outstanding; or (y) (unless the Trustee shall, in its sole discretion, determine that acceleration of the maturity of the Outstanding Notes is not in the overall interest of the Subordinate Beneficiaries) all Other Subordinate Beneficiaries;

                  (iii) with respect to requesting the Trustee to exercise one or more of the rights and powers conferred by the Indenture, directing the method and place of conducting proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture and requiring the Trustee to waive Events of Default, (x) the Holders of a majority in aggregate Principal Amount of the Subordinate Notes Outstanding, unless the Trustee shall have received or shall thereafter receive conflicting requests or directions from one or more Other Subordinate Beneficiaries; or (y) any Other Subordinate Beneficiary, unless the Trustee shall, in its sole discretion, determine that the requested action is not in the overall interest of the Subordinate Beneficiaries or shall have received or shall thereafter receive conflicting requests or directions from one or more Other Subordinate Beneficiaries or the Holders of a majority in aggregate Principal Amount of the Subordinate Notes Outstanding; and

                  (iv) with respect to all other matters under the Indenture, the Holders of a majority in aggregate Principal Amount of Subordinate Notes Outstanding or any Other Subordinate Beneficiary; and

          (c) at any time that no Senior Obligations are Outstanding and no Subordinate Obligations are Outstanding, the Holders of a majority in aggregate Principal Amount of Class C Notes Outstanding.

     "Additional Notes" shall have the meaning assigned thereto on page 4 of this Prospectus.

     "Administrative Cost and Note Fee Rate" shall mean a rate per annum equal to the sum of (i) 1.275%, (ii) the Auction Agent fee rate (initially 0.025%, but subject to change in accordance with the provisions of the Auction Agent Agreement), and (iii) the Broker-Dealer fee rate (initially 0.25%, but subject to change in accordance with the provisions of the Auction Agent
Agreement).

     "Administrative Expenses" shall mean the Corporation's actual expenses, excluding Note Fees but including Servicing Fees and any other expenses of the Corporation incurred in connection with the servicing of Financed Student Loans, of carrying out and administering its powers, duties and functions under (1) its articles of incorporation, its bylaws, the Student Loan Purchase Agreements, any Servicing Agreement, the Contract of Insurance, the Guarantee Agreements, the Program, the Higher Education Act or any requirement of the laws of the United States or the Statutes with respect to the Program, as such powers, duties and functions relate to Financed Student Loans, (2) any Swap Agreements and any Credit Enhancement Facilities (other than any amounts payable thereunder which constitute Other Indenture Obligations), (3) any Remarketing Agreement, Depositary Agreement, Auction Agent Agreement or Broker-Dealer Agreement, and
(4) the Indenture. Such expenses may include, without limiting the generality of the foregoing, salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, telephones, travel expenses, insurance premiums, and legal, accounting, management, consulting and banking services and expenses, and payments for pension, retirement, health and hospitalization and life and disability insurance benefits; but shall not include (i) debt service on the Notes or any other bonds, notes or other evidences of indebtedness of the Corporation, (ii) amounts payable under any Other Indenture Obligations or (iii) Costs of Issuance or the fees, costs or expenses of the Corporation with respect to any other bonds, notes or indebtedness of the Corporation.

     "After-Tax Equivalent" shall mean, with respect to a series of Tax Exempt Series 1997-1 Senior Notes, the interest rate per annum equal to the product of
(i) 1.00 minus the Statutory Corporate Tax Rate and (ii) the "AA" Composite Commercial Paper Rate.

     "Aggregate Value" shall mean on any calculation date the sum of the Values of all assets of the Trust Estate, less moneys in any Fund or Account which the Corporation is then entitled to receive for deposit into the Rebate Fund but has not yet removed from the Trust Estate, and less any funds to be used to pay Costs of Issuance unless, under the provisions of a Supplemental Indenture, such funds are not to be applied to the payment of Costs of Issuance to the extent the Senior Asset Requirement would not be met after such payment.

     "All Hold Rate" shall mean (i) with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, the interest rate per annum equal to 85% (as such percentage may be adjusted pursuant to the provisions of the First Supplemental Indenture described under "Auction of the Auction Rate Series 1997-1 Senior Notes -- Changes in Auction Terms -- Changes in Percentages Used in Determining All Hold Rate, Maximum Auction Rate and Non-Payment Rate with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes") of the lesser of (a) the After-Tax Equivalent and (b) the Index; provided that in no event shall the All Hold Rate be greater than the Maximum Auction Rate, and (ii) with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes, One-Month LIBOR less .20%.

     "Applicable Percentage" shall mean, with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, the percentage determined (as such percentage may be adjusted pursuant to the provisions of the First Supplemental Indenture described under "Auction of the Auction Rate Series 1997-1 Senior Notes -- Changes in Auction Terms -- Changes in Percentages Used in Determining All Hold Rate, Maximum Auction Rate and

Non-Payment Rate with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes") based on the ratings of Moody's and Fitch of the Series 1997-1 Senior Notes as set forth below:

       Moody's             Fitch's
    Credit Rating       Credit Rating           Applicable Percentage
----------------------  -------------          ----------------------

         "Aaa"              "AAA"                        175%
         "Aa"               "AA"                         175%
         "A"                 "A"                         175%
         "Baa"              "BBB"                        200%
         Below "Baa"     Below "BBB"                     265%

provided that if the Tax Exempt Auction Rate Series 1997-1 Senior Notes are not then rated by both Moody's and Fitch, the "Applicable Percentage" shall be 265%. In the event that one such Rating Agency has assigned a lower credit rating to the Tax Exempt Auction Rate Series 1997-1 Senior Notes than the other Rating Agency, the "Applicable Percentage" shall be based upon such lower credit rating. All ratings referred to above shall be without regard to the gradations within each rating category. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent shall have been given notice pursuant to the Auction Agent Agreement.

     "Assistance Fund" shall have the meaning assigned thereto on page 100 of this Prospectus.

     "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

     "Auction Agent" shall mean (i) with respect to the Auction Rate Series 1997-1 Senior Notes, Bankers Trust Company, as the initial Auction Agent under the initial Auction Agent Agreement, unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute Auction Agent, and (ii) with respect to any other series of Notes, any bank, national banking association or trust company designated as such with respect to such Notes pursuant to the provisions of a Supplemental Indenture, and its successor or successors, and any bank, national banking association or trust company at any time substituted in its place pursuant to such Supplemental Indenture.

     "Auction Agent Agreement" shall mean (i) with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1 Notes), dated as of July 1, 1997, among the Corporation, the Trustee and Bankers Trust Company, unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof, (ii) with respect to the Taxable Auction Rate Series 1997-1 Senior Notes, the Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes), dated as of July 1, 1997, among the Corporation, the Trustee and Bankers Trust Company, unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof, and (iii) with respect to any other series of Notes, an agreement among an Auction Agent, the Trustee and the Corporation setting forth the rights and obligations of the Auction Agent acting in such capacity with respect to such Notes under the Indenture and the related Supplemental Indenture, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

     "Auction Date" shall have the meaning assigned thereto on page 124 of this Prospectus.

     "Auction Period" shall mean the Interest Period applicable to the Auction Rate Series 1997-1 Senior Notes, which Auction Period (after the Initial Interest Period for each such series) initially shall consist generally of 35 days

(in the case of Tax Exempt Auction Rate Series 1997-1 Senior Notes) or 28 days (in the case of Taxable Auction Rate Series 1997-1 Senior Notes), as the same may be adjusted pursuant to the provisions of the First Supplemental Indenture described under "Auction of the Auction Rate Series 1997-1 Senior Notes -- Changes in Auction Terms -- Changes in Auction Period or Periods".

     "Auction Period Adjustment" shall have the meaning assigned thereto on page 133 of this Prospectus.

     "Auction Procedures" shall mean the procedures described under "Auction of the Auction Rate Series 1997-1 Senior Notes" by which the Auction Rate is determined with respect to the Auction Rate Series 1997-1 Senior Notes.

     "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined with respect to each series of Auction Rate Series 1997-1 Senior Notes as described under "Auction of the Auction Rate Series 1997-1 Senior Notes".

     "Auction Rate Series 1997-1 Senior Note Interest Rate" shall mean the rate of interest per annum borne by a series of Auction Rate Series 1997-1 Senior Notes during the Initial Interest Period for such series and each Interest Period thereafter, including, without limitation, the Auction Rate Series 1997-1 Senior Note Initial Interest Rate and the interest rate for such series for each Auction Period determined in accordance with the Auction Procedures and other provisions of the First Supplemental Indenture; provided, however, that in the event of a Payment Default with respect to a series, the Auction Rate Series 1997-1 Senior Note Interest Rate for such series shall equal the Non-Payment Rate; and provided, further, that such Auction Rate Series 1997-1 Senior Note Interest Rate shall in no event exceed the Auction Rate Series 1997-1 Senior
Note Interest Rate Limitation.

     "Auction Rate Series 1997-1 Senior Note Initial Interest Rate" shall mean the interest rate to be borne by a series of Auction Rate Series 1997-1 Senior Notes for the Initial Interest Period therefor, as set forth in the First Supplemental Indenture.

     "Auction Rate Series 1997-1 Senior Note Interest Rate Limitation" shall mean a rate per annum equal to 14%, in the case of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, or 18%, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes, or, if less than such rate, the highest rate the Corporation may legally pay, from time to time, as interest on such Auction Rate Series 1997-1 Senior Notes.

     "Auction Rate Series 1997-1 Senior Notes" shall mean, collectively, the Tax Exempt Auction Rate Series 1997-1 Senior Notes and the Taxable Auction Rate Series 1997-1 Senior Notes.

     "Authenticating Agent," when used with respect to a series of Notes, shall mean any bank or trust company appointed for the purpose of receiving, authenticating and delivering Notes of that series in connection with transfers, exchanges and registrations as provided in the Indenture.

     "Authorized Denominations" shall mean (i) with respect to the Auction Rate Series 1997-1 Notes and the Taxable LIBOR Rate Series 1997-1 Notes, $100,000 and any multiple thereof, and (ii) with respect to the Tax Exempt Fixed Rate Series 1997-1 Senior Notes and the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes, $5,000 and any multiple thereof.

     "Authorized Officer", when used with reference to the Corporation, shall mean the Chairman of the Board, the president, any vice president, the secretary or other person designated in writing to the Trustee from time to time by the Board of Directors.

     "Available Auction Rate Series 1997-1 Senior Notes" shall have the meaning assigned thereto on page 128 of this Prospectus.

     "Balance", when used with reference to any Account or Fund, shall mean the aggregate sum of all assets standing to the credit of such Account or Fund, including, without limitation, Investment Securities computed at the Value of Investment Securities; Notes purchased with moneys standing to the credit of such Fund or Account computed at the Principal Amount of such Notes; Financed Student Loans computed at the Principal Balance thereof; and lawful money of the United States; provided, however, that (1) the Balance of the Interest Account shall not include amounts standing to the credit thereof which are being held therein for (A) the payment of past due and unpaid interest on Notes, or (B) the payment of interest on Notes that are deemed no longer Outstanding as a result of the defeasance thereof, and (2) the Balances of the Principal Account and the Retirement Account shall not include amounts standing to the credit thereof which are being held therein for the payment of principal of or premium, if any, on Notes which are deemed no longer Outstanding in accordance with the provisions of the Indenture.

     "Beneficial Owner" shall have the meaning assigned thereto on page 47 of this Prospectus.

     "Beneficiaries" shall mean, collectively, all Senior Beneficiaries, all Subordinate Beneficiaries and all Holders of any Outstanding Class C Notes.

     "Benefit Plans" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Bid" shall have the meaning assigned thereto on page 125 of this Prospectus.

     "Bid Auction Rate" shall have the meaning assigned thereto on page 128 of this Prospectus.

     "Bid Orders" shall have the meaning assigned thereto on page 120 of this Prospectus.

     "Bidder" shall have the meaning assigned thereto on page 125 of this Prospectus.

     "Board Resolution" shall mean a copy of a resolution certified by the secretary or an assistant secretary of the Corporation to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Bond Counsel" shall mean any Counsel of nationally recognized standing in the field of law relating to municipal bonds.

     "Book-Entry Form" or "Book-Entry System" shall mean a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry, (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository, and (iii) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

     "Broker-Dealer" shall mean (i) with respect to the Auction Rate Series 1997-1 Senior Notes, Smith Barney Inc. or any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures with respect to the Auction Rate Series 1997-1 Senior Notes that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Corporation pursuant to the provisions of the First Supplemental Indenture and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference, and (ii) with respect to any other series of Notes, any broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth in the auction procedures relating to such Notes, designated as such with respect to such Notes pursuant to the provisions of a Supplemental Indenture, and its successor or successors, and any broker or dealer, commercial bank or other entity at any time substituted in its place pursuant to such Supplemental Indenture.

     "Broker-Dealer Agreement" shall mean (i) with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1 Notes), dated as of July 1, 1997, between Smith Barney Inc., as Broker-Dealer, and Bankers Trust Company, as Auction Agent, and each other agreement between the Auction Agent and a Broker-Dealer, and approved by the Corporation, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof, (ii) with respect to the Taxable Auction Rate Series 1997-1 Senior Notes, the Broker-Dealer Agreement (Taxable Auction Rate Series 1997-1 Notes), dated as of July 1, 1997, between Smith Barney Inc., as Broker-Dealer, and Bankers Trust Company, as Auction Agent, and each other agreement between the Auction Agent and a Broker-Dealer, and approved by the Corporation, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures with respect to the Taxable Auction Rate Series 1997-1 Senior Notes, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof, and (iii) with respect to any other series of Notes, an agreement between an Auction Agent and a Broker-Dealer, and approved by the Corporation, setting forth the rights and obligations of the Broker-Dealer acting in such capacity with respect to such Notes under the Indenture and the related Supplemental Indenture, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

     "Budgeted Administrative Expenses" shall mean, with respect to each Fiscal Year, subject to the provisions of the Indenture (see "Summary of the Indenture -- Covenants -- Limitations on Administrative Expenses and Note Fees"), an amount of Administrative Expenses budgeted by the Corporation for such Fiscal Year, as evidenced by a Board Resolution adopted prior to the commencement of such Fiscal Year; provided that such Budgeted Administrative Expenses shall not exceed (and, in the absence of a Board Resolution with respect thereto, shall be assumed to be equal to) the amount of Administrative Expenses permitted to be paid, or reimbursed to the Corporation, from the Administration Fund pursuant to any Supplemental Indenture providing for the issuance of a series of Notes.

     "Business Day" shall mean, except as otherwise provided in a Supplemental Indenture, a day of the year other than a Saturday, a Sunday or a day on which banks located in the city in which the Principal Office of the Trustee is located, in the city in which the Principal Office of any Authenticating Agent is located, in the city in which the Principal Office of any Paying Agent (other than the Trustee) is located, in the city in which the Principal Office of any Auction Agent is located, or the city in which the Principal Office of any Depositary is located, are required or authorized by law to remain closed, or on which The New York Stock Exchange is closed.

     "Buyer's Broker-Dealer" shall have the meaning assigned thereto on page 135 of this Prospectus.

     "Carry-Over Amount" shall mean (i) with respect to a Taxable Auction Rate Series 1997-1 Senior Note, the excess, if any, of (a) the amount of interest on such Note that would have accrued with respect to the related Interest Period at the Auction Rate over (b) the amount of interest on such Note actually accrued with respect to such Interest Period based on the Net Loan Rate, together with the unpaid portion of any such excess from prior Interest Periods, (ii) with respect to a Taxable LIBOR Rate Series 1997-1 Note, the excess, if any, of (a) the amount of interest on such Note that would have accrued with respect to the related Interest Period at the Taxable LIBOR Rate Series 1997-1 Note Interest Rate over (b) the amount of interest on such Note actually accrued with respect to such Interest Period based on the Net Loan Rate, together with the unpaid portion of any such excess from prior Interest Periods, and (iii) if and to the extent specifically provided for as such in a Supplemental Indenture with respect any other series of Variable Rate Notes, the amount, if any, by which
(a) the interest payable on such series with respect to a given interest period is exceeded by (b) the interest that otherwise would have been payable with respect to such interest period but for a limitation on the interest rate for such interest period based upon the anticipated return on Financed Student Loans, together with the unpaid portion of any such excess from prior interest periods. To the extent required by a Supplemental Indenture providing for any Carry-Over Amount (including, in the case of the Taxable Auction Rate Series 1997-1 Senior Notes and the Taxable LIBOR Rate Series

1997-1 Notes, the First Supplemental Indenture), interest will accrue on such Carry-Over Amount until paid. Any reference to "principal" or "interest" in the Indenture and in the related Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

     "Cash Flow Projection" shall mean a projection as to future revenues and cash flow through the final Stated Maturity of the Outstanding Notes based upon existing facts and, to the extent not so based, upon assumptions accepted by each Rating Agency (including, without limitation, assumptions relating to variable rates of interest under Swap Agreements and any Notes) and the following assumptions: (1) a thirty-day lag in receipt of borrower payments, and a sixty-day lag in receipt of federal payments, with respect to Financed Student Loans; (2) no prepayments of principal of Financed Student Loans; (3) bond-equivalent rates of 91-day or 52-week U.S. Treasury bills (for purposes of determining returns on Financed Student Loans that are based upon such rates or averages thereof) equal to known rates (or averages) for such time as they are known, and thereafter equal to ___% per annum; and (4) a reinvestment rate of ___% per annum. The foregoing assumptions may, pursuant to a Supplemental Indenture (see "Supplemental Indentures" below), be replaced with or supplemented by such other reasonable assumptions as will not result in the withdrawal or reduction of the then-current rating of any of the Outstanding Unenhanced Notes, as evidenced by written confirmation to that effect from each Rating Agency or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, such other assumptions as are acceptable to the Other Beneficiaries entitled to such Other Indenture Obligations, as evidenced in writing to the Trustee by each such Other Beneficiary.

     "Cede & Co." shall have the meaning assigned thereto on page 6 of this Prospectus.

     "Cedel" shall have the meaning assigned thereto on page 48 of this Prospectus.

     "Cedel Participants" shall have the meaning assigned thereto on page 48 of this Prospectus.

     "Change of Tax Law" shall mean, with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes, any amendment to the Code or other statute enacted by the Congress of the United States, or any temporary, proposed or final regulation promulgated by the United States Treasury, after the date of issuance of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, which (i) changes or would change any deduction, credit or other allowance allowable in computing liability for any federal tax with respect to, or (ii) imposes or would impose or reduces or would reduce or increases or would increase any federal tax (including, but not limited to, preference or excise taxes) upon, any interest earned by the owner of a Tax Exempt Series 1997-1 Senior Note the interest on which is excludable from gross income for federal income tax purposes under
Section 103 of the Code.

     "Claims Rate" shall have the meaning assigned thereto on page 98 of this Prospectus.

     "Class C Notes" shall mean any Notes designated in a Supplemental Indenture as Class C Notes, which are secured under the Indenture on a basis subordinate to any Senior Obligations and any Subordinate Obligations.

     "Closing Cash Flow Projection" shall mean the Cash Flow Projection delivered in conjunction with the issuance of the Series 1997-1 Notes.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commercial Paper Dealer" shall mean Smith Barney Inc., its successors and assigns, and any other commercial paper dealer appointed pursuant to the provisions of the First Supplemental Indenture described under "Auction of the Auction Rate Series 1997-1 Senior Notes -- Auction Procedures -- General".

     "Commission" shall have the meaning assigned thereto on page 6 of this Prospectus.

     "Commonwealth" shall have the meaning assigned thereto on page 99 of this Prospectus.

     "Consolidation Loan" shall mean a Student Loan made pursuant to Section 428C of the Higher Education Act.

     "Contract of Insurance" shall mean the Contract of Federal Loan Insurance, dated January 28, 1981, entered into between the Trustee and the Secretary of Education, and any other document evidencing the eligibility of the Trustee to receive payments of principal and interest from the Secretary of Education with respect to Insured Loans Financed hereunder (or, in the event a co-trustee has been appointed pursuant to the Indenture, such Contract of Federal Loan Insurance and other documentation relating to such co-trustee), and any amendment thereof which is hereafter entered into.

     "Cooperative" shall have the meaning assigned thereto on page 49 of this Prospectus.

     "Corporation" shall have the meaning assigned thereto on page 7 of this Prospectus.

     "Corporation Student Loan Purchase Agreements" shall have the meaning assigned thereto on page 74 of this Prospectus.

     "Corporation Swap Payment" shall mean a payment due to a Swap Counterparty from the Corporation pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of any early termination of such Swap Agreement).

     "Corporation Trusts" shall have the meaning assigned thereto on page 39 of this Prospectus.

     "Costs of Issuance" shall mean all items of expense directly or indirectly payable by or reimbursable to the Corporation and related to the authorization, sale and issuance of a series of Notes, including, but not limited to, printing costs, costs of preparation and reproduction of documents, filing fees, initial fees and charges of the Trustee, any Authenticating Agent, any Deposit Agent, any Remarketing Agent, any Depositary, any Auction Agent or any Broker-Dealer, legal fees and charges, fees and disbursements of underwriters, consultants and professionals, underwriters' discount, costs of credit ratings, fees and charges for preparation, execution, transportation and safekeeping of such Notes, other costs incurred by the Corporation in anticipation of the issuance of such Notes and any other cost, charge or fee in connection with the issuance of such Notes.

     "Counsel" shall mean a person, or firm of which such a person is a member, authorized in any state to practice law.

     "Counterparty Swap Payment" shall mean a payment due to or received by the Corporation from a Swap Counterparty pursuant to a Swap Agreement (including, but not limited to, payments in respect of any early termination of such Swap Agreement).

     "Credit Enhancement Facility" shall mean, if and to the extent provided for in a Supplemental Indenture (see "Summary of the Indenture -- Supplemental Indentures"), with respect to Notes of one or more series, an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such Notes (but not necessarily principal due upon acceleration thereof), or any or all of the credit facilities, reimbursement agreements, standby purchase agreements and the like pertaining to Notes issued with a tender right granted to or tender obligation imposed on the Holder thereof.

     "Credit Facility Provider" shall mean, if and to the extent provided for in a Supplemental Indenture (see "Summary of the Indenture -- Supplemental Indentures"), any institution or institutions engaged by the Corporation pursuant to a Credit Enhancement Facility to provide credit enhancement or liquidity for the payment of the principal of and interest on, or for the Corporation's obligation to repurchase or redeem, Notes of one or more series.

     "Date of Issuance" shall have the meaning assigned thereto on page 16 of this Prospectus.

     "Debt Service" shall mean, as of any particular date and with respect to any particular period, the aggregate of the moneys to be paid or set aside on such date or during such period for the payment (or retirement) of the principal of, premium, if any, and interest on Notes, after giving effect to any Corporation Swap Payments and Counterparty Swap Payments.

     "Deemed Tendered" shall mean, with respect to any Note, a Note deemed tendered in accordance with the provisions of the Supplemental Indenture providing for the issuance thereof.

     "Defaulted Interest" shall have the meaning assigned thereto on page 50 of this Prospectus.

     "Deferment Periods" shall have the meaning assigned thereto on page 87 of this Prospectus.

     "Demand Note" shall mean a Note required to be purchased by or on behalf of the Corporation, at the option of the Holder thereof, upon receipt of a purchase demand.

     "Department of Education" shall have the meaning assigned thereto on page 19 of this Prospectus.

     "Deposit Agent" shall mean any bank or banking association having trust powers or trust company designated as such pursuant to the Indenture and its successor or successors and any other bank or banking association having trust powers or trust company at any time substituted in its place pursuant to the Indenture.

     "Depositary" shall mean, with respect to any series of Notes, any commercial bank or banking association having trust powers or trust company designated as such with respect to such Notes pursuant to the provisions of the Indenture and its successor or successors and any other commercial bank or banking association having trust powers or trust company at any time substituted in its place pursuant to the Indenture.

     "Depositary Agreement" shall mean an agreement among a Depositary, the Trustee, the Corporation, any Remarketing Agent and/or any related Credit Facility Provider setting forth the rights and obligations of the Depositary acting in such capacity under the Indenture, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

     "Depositories" shall have the meaning assigned thereto on page 46 of this Prospectus.

     "Disqualified Person" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "DOE Data Books" shall have the meaning assigned thereto on page 102 of this Prospectus.

     "DTC" shall have the meaning assigned thereto on page 6 of this Prospectus.

     "DTC Participant" shall have the meaning assigned thereto on page 46 of this Prospectus.

     "EAC" shall have the meaning assigned thereto on pages 17 and 95 of this Prospectus.

     "EASCI" shall have the meaning assigned thereto on page 99 of this Prospectus.

     "Educational Loan Assistance Fund" shall have the meaning assigned thereto on page 99 of this Prospectus.

     "Effective Interest Rate" shall mean, with respect to any Financed Student Loan, the interest rate per annum borne by such Financed Student Loan after giving effect to all applicable interest subsidy payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned during that portion of the then current calendar quarter which ends on the date as of which the Effective Interest Rate is determined.

     "Eligible Borrower" shall mean a borrower who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of post-secondary education, including a borrower who is eligible under the Higher Education Act to be an obligor of a Plus Loan.

     "Eligible Carry-Over Make-Up Amount" shall mean, (i) with respect to each Interest Period relating to a series of Taxable Auction Rate Series 1997-1 Senior Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the applicable Auction Rate Series 1997-1 Senior Note Interest Rate, and
(b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period, and (ii) with respect to each Interest Period relating to a series of Taxable LIBOR Rate Series 1997-1 Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Net Loan Rate over the Series 1997-1 Note LIBOR-Based Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Net Loan Rate equals or exceeds (1) the Auction Rate Series 1997-1 Senior Note Interest Rate, in the case of a series of Taxable Auction Rate Series 1997-1 Senior Notes, or
(2) the Taxable LIBOR Rate Series 1997-1 Interest Rate, in the case of a series of Taxable LIBOR Rate Series 1997-1 Notes.

     "Eligible Loan" shall mean: (A) a Student Loan which: (1) has been or will be made to an Eligible Borrower for post-secondary education; (2) is Guaranteed by a Guarantee Agency to the extent of not less than ninety-eight percent (98%) of the principal thereof and all accrued interest thereon; (3) is an "eligible loan" as defined in Section 438 of the Higher Education Act for purposes of receiving Special Allowance Payments (other than Nonsubsidized Stafford Loans originally financed by the Original Issuer); and (4) bears interest at a rate per annum not less than or in excess of the applicable rate of interest provided by the Higher Education Act, or such lesser rates as may be approved by each Rating Agency; or (B) any other Student Loan if the Corporation shall have caused to be provided to the Trustee: (1) written advice from each Rating Agency that treating such type of loan as an Eligible Loan will not adversely affect any rating or ratings then applicable to any of the Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, the Other Beneficiaries entitled to such Other Indenture Obligations consent to the treatment of such type of loan as an Eligible Loan, as evidenced in writing to the Trustee by each such Other Beneficiary, and (2) a written opinion of Bond Counsel to the effect that treating such type of loan as an Eligible Loan will not, under then existing law, affect the exclusion from gross income for federal income tax purposes of interest on any Tax-Exempt Notes then outstanding.

     "Euroclear" shall have the meaning assigned thereto on page 49 of this Prospectus.

     "Euroclear Operator" shall have the meaning assigned thereto on page 49 of this Prospectus.

     "Euroclear Participants" shall have the meaning assigned thereto on page 48 of this Prospectus.

     "Event of Default" shall have the meaning assigned thereto on page 157 of this Prospectus.

     "Excess Earnings" shall mean, with respect to the Tax Exempt Series 1997-1 Notes and any other series of Tax-Exempt Notes, the amount, if any, which, if applied to reduce the yield on all Student Loans Financed, in whole or in part, with amounts allocated to such Notes, would be necessary to reduce such yield to the yield on such Notes plus such additional spread as would not cause such Notes to be "arbitrage bonds" under Section 148 of the Code.

     "ERISA" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "ERISA Plans" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Exchange Act" shall have the meaning assigned thereto on page 6 of this Prospectus.

     "Existing Holders" shall have the meaning assigned thereto on page 122 of this Prospectus.

     "FDIC" shall have the meaning assigned thereto on page 40 of this Prospectus.

     "Federal Direct Student Loan Program" means the program for providing Student Loans established under Title IV, Part C of the Higher Education Act.

     "Federal Family Education Loan Program" means the program for providing Student Loans established under Title IV, Part B of the Higher Education Act.

     "Federal Reimbursement Contracts" shall mean any agreement between a Guarantee Agency and the Secretary of Education, providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted Financed Student Loans and other student loans guaranteed or insured by the Guarantee Agency and interest subsidy payments to Holders of qualifying student loans guaranteed or insured by the Guarantee Agency.

     "Financed", when used with respect to Student Loans or Eligible Loans, shall mean Student Loans or Eligible Loans, as the case may be, acquired by the Corporation with moneys in the Acquisition Fund or the Surplus Account, any Eligible Loans received in exchange for Financed Student Loans upon the sale thereof or substitution therefor in accordance with the Indenture and any other Student Loans deemed to be "Financed" with moneys in the Acquisition Fund and the Surplus Account pursuant to the Indenture, but does not include Student Loans released from the lien of the Indenture and sold, as permitted in the Indenture, to any purchaser, including a trustee for the holders of the Corporation's bonds, notes or other evidences of indebtedness.

     "First Supplemental Indenture" shall mean the First Supplemental Indenture of Trust, dated as of July 1, 1997, between the Corporation and the Trustee, setting forth the terms of the Series 1997-1 Notes.

     "Fiscal Year" shall mean the fiscal year of the Corporation as established from time to time.

     "Fitch" shall mean Fitch Investors Service, L.P., its successors and their assigns, and, if such partnership shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Corporation.

     "Government Obligations" shall mean direct obligations of, or obligations the full and timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

     "Grace Periods" shall have the meaning assigned thereto on page 86 of this Prospectus.

     "Gramm-Rudman Law" shall have the meaning assigned thereto on page 93 of this Prospectus.

     "Guarantee" or "Guaranteed" shall mean, with respect to a Student Loan, the insurance or guarantee by a Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such Student Loan, and the coverage of such Student Loan by one or more Federal Reimbursement Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Financed Student Loans insured or guaranteed by the Guarantee Agency to the extent provided in the Higher Education Act.

     "Guarantee Agency" shall mean (1) Education Assistance Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (2) Pennsylvania Higher Education Assistance Agency, and its successors and assigns, including, without limitation, the Secretary of Education, (3) United Student Aid Funds, Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (4) Student Loans of North Dakota and its successors and assigns, including, without limitation, the Secretary of Education, (5) Northstar Guarantee Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (6) Great Lakes Higher Education Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (7) Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), and its successors and assigns, including, without limitation, the Secretary of Education, (8) Iowa College Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (9) Missouri Coordinating Board for Higher Education, and its successors and assigns, including, without limitation, the Secretary of Education, (10) Illinois Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (11) California Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, or (12) any other state agency or private nonprofit institution or organization which administers a Guarantee Program, subject to confirmation of ratings on any Outstanding Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, consent of each Other Beneficiary holding such Outstanding Other Indenture Obligations, as evidenced in writing to the Trustee by each such Other Beneficiary.

     "Guarantee Agreements" shall mean (1) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated July 3, 1997, and that certain Certificate of Comprehensive Insurance, dated September 12, 1997, between the Trustee and Education Assistance Corporation, (2) that Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated February 28, 1994, between the Trustee and Pennsylvania Higher Education Assistance Agency, (3) that certain Agreement to Guarantee Loans, dated July 11, 1997, between the Trustee and United Student Aid Funds, Inc., (4) that certain Lender Participation Agreement for Insurance, dated July 8, 1997, between the Trustee and Student Loans of North Dakota, (5) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated July 15, 1997, between the Trustee and Northstar Guarantee Inc., (6) that certain Student Loan Guaranty, dated July 15, 1997, between the Trustee and Great Lakes Higher Education Corporation, (7) that certain Agreement for Payment on Guarantee of Student Loans With Federal Reinsurance, dated December 15, 1994, between the Trustee and Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), (8) that certain Holder Agreement, dated July 16, 1997, between the Trustee and Illinois Student Assistance Commission,
(9) that certain Agreement to Guarantee Loans, dated July 15, 1997, and that certain Agreement to Guarantee PLUS/SLS Loans, dated July 15, 1997, between the Trustee and Iowa College Aid Commission, (10) that certain Agreement to Guarantee Loans made by a Commercial Lender, dated July 10, 1997, that certain Agreement to Guarantee CLAS Program Loans made by a Commercial Lender, dated July 10, 1997, and that certain Consolidation Loan Program Lender Participation Agreement, dated July 6, 1997, Addendum to Consolidation Loan Program Lender Participation Agreement, dated as of June 30, 1997, and Certificate of Comprehensive Insurance, dated July 17, 1997, between the Trustee and California Student Aid Commission, (11) that certain Agreement to Guarantee Stafford Loans Federal PLUS Loans Federal SLS Loans, dated July 15, 1997 between the Trustee and Missouri Coordinating Board for Higher Education, and (13) any other agreement between a Guarantee Agency and the Trustee providing for the insurance or guarantee by such Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on Student Loans originated or acquired by the Trustee from time to time, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof and of the Indenture.

     "Guarantee Fund" shall have the meaning assigned thereto on page 96 of this Prospectus.

     "Guarantee Payments" shall have the meaning assigned thereto on page 33 of this Prospectus.

     "Guarantee Program" shall mean a Guarantee Agency's student loan insurance program pursuant to which such Guarantee Agency guarantees or insures Student Loans.

     "Guaranteed Loan" shall mean a Student Loan which is Guaranteed.

     "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated thereunder.

     "Hold Order" shall have the meaning assigned thereto on pages 120 and 125 of this Prospectus.

     "Holder", when used with respect to a Note, shall mean the Person in whose name such Note is registered in the Note Register maintained by the Trustee.

     "Independent", when used with respect to any specified Person, shall mean such a Person who (i) is in fact independent; (ii) does not have any direct financial interest or any material indirect financial interest in the Corporation, other than the payment to be received under a contract for services to be performed by such Person; and (iii) is not connected with the Corporation as an official, officer, employee, promoter, underwriter, trustee, partner, affiliate, subsidiary, director or Person performing similar functions.

     "Indenture" shall have the meaning assigned thereto on page 2 of this Prospectus.

     "Indenture Obligations" shall have the meaning assigned thereto on page 58 of this Prospectus.

     "Index" shall mean, with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes on any Interest Rate Determination Date, (i) for Auction Periods of 60 days or less, the PSA Index, or, if such rate is not published by PSA, the Index so determined by the Market Agent, which shall equal the prevailing rate for bonds rated in the highest short-term rating category by Moody's and Fitch in respect of issuers most closely resembling the "high grade" component issuers selected by PSA that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (a) variable on a weekly basis, (b) excludable from gross income for federal income tax purposes, and (c) not subject to an "alternative minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax, and (ii) for Auction Periods of more than 60 days, the Index so determined by the Market Agent, which shall equal the average yield on no less than three publicly offered securities selected by the Market Agent which are offered at par, have substantially the same underlying security, bear interest determined for approximately the same period as the relevant Interest Period on the Tax Exempt Auction Rate Series 1997-1 Senior Notes, bear interest not subject to the alternative minimum tax, and are rated no lower than "Aa" by Moody's or "AA" by Fitch. If the Index cannot be determined as provided above, a comparable substitute index selected by the Market Agent with the approval of an Authorized Officer of the Corporation may be used.

     "Indirect Participants" shall have the meaning assigned thereto on page 46 of this Prospectus.

     "Insolvency Laws" shall have the meaning assigned thereto on page 37 of this Prospectus.

     "Initial Interest Period" shall mean, as to a series of Auction Rate Series 1997-1 Senior Notes or Taxable LIBOR Rate Series 1997-1 Notes, the period commencing on the date of issuance thereof and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

     "Initial Interest Rate Adjustment Date" shall mean (i) with respect to the Series 1997-1A Notes, December 4, 1997, (ii) with respect to the Series 1997-1B Notes, December 11, 1997, (iii) with respect to the Series 1997-1C Notes, December 18, 1997, (iv) with respect to the Series 1997-1D Notes, December 30, 1997, (v) with respect to the Series 1997-1E Notes, January 6, 1998, (vi) with respect to the Series 1997-1G Notes, December 8, 1997, (vii) with respect to the Series 1997-1H Notes, December 15, 1997 and (viii) with respect to the Taxable LIBOR Rate Series 1997-1 Notes, December 1, 1997.

     "In-State Loans" shall have the meaning assigned thereto on page 72 of this Prospectus.

     "Interest Payment Date" shall mean each regularly scheduled interest payment date on the Notes which, except in the case of any series of Variable Rate Notes (as to which such dates shall be specified in the Supplemental Indenture providing for the issuance thereof), shall be each June 1 and December 1 or, with respect to the payment of interest upon call for redemption or acceleration of a Note, purchase of a Note by the Trustee on a Mandatory Tender Date (to the extent such Mandatory Tender Date is designated as an Interest Payment Date in the related Supplemental Indenture) or the payment of Defaulted Interest, such dates on which such interest is payable under the Indenture. The regularly scheduled interest payment dates on the Series 1997-1 Notes shall be
(i) with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes, the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Auction Period thereafter, (ii) with respect to a series of Taxable LIBOR Rate Series 1997-1 Notes, the first day of each calendar month, commencing December 1, 1997, and (iii) with respect to the Tax Exempt Series 1997-1 Notes, each June 1 and December 1, commencing December 1, 1997.

     "Interest Period" shall mean, with respect to a series of Auction Rate Series 1997-1 Senior Notes or Taxable LIBOR Rate Series 1997-1 Notes, the Initial Interest Period and each period commencing on an Interest Rate Adjustment Date for such series and ending on the last day before (i) the next Interest Rate Adjustment Date for such series or (ii) the Stated Maturity of such series, as applicable.

     "Interest Rate Adjustment Date" shall mean the date on which the interest rate on a series of Auction Rate Series 1997-1 Senior Notes or Taxable LIBOR Rate Series 1997-1 Notes is effective, which (i) with respect to a series of Auction Rate Series 1997-1 Senior Notes, shall be the date of commencement of each Auction Period, and (ii) with respect to a series of Taxable LIBOR Rate Series 1997-1 Notes, shall be each Interest Payment Date.

     "Interest Rate Determination Date" shall mean (i) with respect to a series of Auction Rate Series 1997-1 Senior Notes, the Auction Date, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period, and (ii) with respect to a series of Taxable LIBOR Rate Series 1997-1 Notes, the second Business Day immediately preceding the date of commencement of an Interest Period (other than the Initial Interest Period).

     "Interest Subsidy Agreement" shall have the meaning assigned thereto on page 97 of this Prospectus.

     "Interest Subsidy Payments" shall mean interest payments on certain student loans authorized to be made by the Secretary of Education by Section 428(a) of the Higher Education Act.

     "Investment Provider" shall have the meaning assigned thereto on page 19 of this Prospectus.

     "Investment Securities" shall have the meaning assigned thereto on page 156 of this Prospectus.

     "IRAs" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Issuer" shall have the meaning assigned thereto on page 166 of this Prospectus.

     "Lender" shall mean any "eligible lender" (as defined in the Higher Education Act) permitted to participate as a seller of Student Loans to the Corporation under the Program and which has received an eligible lender designation from a Guarantee Agency.

     "Loan Rates" shall have the meaning assigned thereto on page 34 of this Prospectus.

     "Mandatory Tender Date" shall mean, with respect to any Note, a date on which such Note is required to be tendered for purchase by or on behalf of the Corporation in accordance with the provisions in the Supplemental Indenture providing for the issuance thereof.

     "Market Agent" shall mean Smith Barney Inc., New York, New York, in such capacity under the First Supplemental Indenture, or any successor to it in such capacity.

     "Maximum Auction Rate" shall mean (i) with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, the interest rate per annum equal to the lesser of (a) the product of the Applicable Percentage and the greater of (1) the After-Tax Equivalent and (2) the Index, and (b) 14%, (ii) with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes:
(a) for Auction Periods of 35 days or less, either (1) One-Month LIBOR plus 1.50% (if the ratings assigned by Moody's and Fitch to the Taxable Auction Rate Series 1997-1 Senior Notes are at least "Aa3" and "AA-", respectively), (2) One-Month LIBOR plus 2.50% (if any one of the ratings assigned by Moody's and Fitch to the Taxable Auction Rate Series 1997-1 Senior Notes is less than "Aa3" or "AA-", respectively, but is at least "A") or (3) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by Moody's and Fitch to the Taxable Auction Rate Series 1997-1 Senior Notes is less than "A"); or (b) for Auction Periods of greater than 35 days, either (1) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 1.50% (if the ratings assigned by Moody's and Fitch to the Taxable Auction Rate Series 1997-1 Senior Notes are at least "Aa3", and "AA-", respectively), (2) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 2.50% (if any one of the ratings assigned by Moody's and Fitch to the Taxable Auction Rate Series 1997-1 Senior Notes is less than "Aa3" or "AA-", respectively, but is at least "A") or (3) the greater of One-Month LIBOR or Three-Month LIBOR, plus, in either case, 3.50% (if any one of the ratings assigned by Moody's and Fitch to the Taxable Auction Rate Series 1997-1 Senior Notes is less than "A"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent shall have been given notice pursuant to the Auction Agent Agreement.

     "Monthly Payment Date" shall mean the 12th day of each calendar month (or, if such 12th day is not a Business Day, the next preceding Business Day); provided that any transfers to be made from the Revenue Fund on a Monthly Payment Date shall, as to amounts therein constituting payments in respect of Financed Student Loans, include only such payments as have been deposited in the Revenue Fund as of the last day of the preceding calendar month.

     "Monthly Servicing Report" shall mean the monthly report prepared by the Corporation or the Servicer in accordance with the Indenture.

     "Moody's" shall mean Moody's Investors Service, Inc., its successors and their assigns, and, if such corporation shall no longer perform the functions of a securities rating agency, a successor designated by the Trustee at the direction of the Corporation.

     "Net Loan Rate" shall mean, with respect to any Interest Period for a series of Taxable Auction Rate Series 1997-1 Senior Notes or Taxable LIBOR Rate Series 1997-1 Notes commencing during a given month, the rate of interest per annum (rounded to the next highest .01%) equal to (i) the weighted average Effective Interest Rate of Student Loans in the Series 1997-1 Taxable Acquisition Account, determined as of the last day of the second preceding month, less (ii) the Administrative Cost and Note Fee Rate.

     "New Borrower" shall have the meaning assigned thereto on page 82 of this Prospectus.

     "1933 Act" shall have the meaning assigned thereto on page 6 of this Prospectus.

     "1980 Amendments" shall have the meaning assigned thereto on page 81 of this Prospectus.

     "1981 Amendments" shall have the meaning assigned thereto on page 81 of this Prospectus.

     "1986 Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "1987 Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "1989 Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "1992 Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "1993 Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "1993 Technical Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "1997 Amendments" shall have the meaning assigned thereto on page 80 of this Prospectus.

     "91-day T-Bill Rate" shall have the meaning assigned thereto on page 92 of this Prospectus.

     "Non-Payment Rate" shall mean (i) with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, the interest rate per annum equal to the lesser of (a) 265% (as such percentage may be adjusted pursuant to the provisions of the First Supplemental Indenture described under "Auction of the Auction Rate Series 1997-1 Senior Notes -- Changes in Auction Terms -- Changes in Percentages Used in Determining All Hold Rate, Maximum Auction Rate and Non-Payment Rate with respect to the Tax Exempt Auction Rate Series 1997-1 Senior Notes") of the Index and (b) 14%, and (ii) with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes, the lesser of (a) One-Month LIBOR plus 1.50% and (b) 18%.

     "Note Fees" shall mean the fees, costs and expenses, excluding Costs of Issuance, of the Trustee and any Paying Agents, Authenticating Agent, Remarketing Agents, Depositaries, Auction Agents, Broker-Dealers, Deposit Agents, Bond Counsel, Note Registrar or Accountants incurred by the Corporation in carrying out and administering its powers, duties and functions under (1) its articles of incorporation, its bylaws, the Student Loan Purchase Agreements, any Servicing Agreement, the Contract of Insurance, the Guarantee Agreements, the Program, the Higher Education Act or any requirement of the laws of the United States or the State with respect to the Program, as such powers, duties and functions relate to Financed Student Loans, (2) any Swap Agreements and any Credit Enhancement Facilities (other than any amounts payable thereunder which constitute Other Indenture Obligations), (3) any Remarketing Agreement, Depositary Agreement, Auction Agent Agreement or Broker-Dealer Agreement and (4) the Indenture.

     "Noteholder" shall mean the Holder of a Note.

     "Notes" shall mean the Series 1997-1 Notes and any additional notes hereafter issued under the Indenture.

     "One-Month LIBOR" shall mean, with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes or Taxable LIBOR Rate Series 1997-1 Notes and any Interest Rate Determination Date, the rate of interest per annum equal to the London interbank offered rate for deposits in United States dollars having a maturity of one month (commencing on such Interest Rate Determination Date) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Rate Determination Date. If such rate does not appear on Telerate Page 3750, One-Month LIBOR for such Interest Rate Determination Date will be determined on the basis of the rates at which deposits in United States dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such Interest Rate Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent or the Trustee, as applicable, will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest
 .01%) of such offered rates. If fewer than two such quotations are provided, One-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Rate Determination Date by three major banks in New York, New York, selected by the Auction Agent after consultation with the Trustee, or by the Trustee, as applicable, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding Interest Period.

     "Original Issuer" shall have the meaning assigned thereto on page 7 of this Prospectus.

     "Original Issuer Student Loan Purchase Agreements" shall have the meaning assigned thereto on page 74 of this Prospectus.

     "Order" shall have the meaning assigned thereto on page 125 of this Prospectus.

     "Other Beneficiary" shall mean an Other Senior Beneficiary or an Other Subordinate Beneficiary.

     "Other Indenture Obligations" shall mean, collectively, the Other Senior Obligations and Other Subordinate Obligations.

     "Other Senior Beneficiary" shall mean a Person who is a Senior Beneficiary other than as a result of ownership of Senior Notes.

     "Other Senior Obligations" shall mean the Corporation's obligations to pay any amounts under any Senior Swap Agreements and any Senior Credit Enhancement Facilities.

     "Other Subordinate Beneficiary" shall mean a Person who is a Subordinate Beneficiary other than as a result of ownership of Subordinate Notes.

     "Other Subordinate Obligations" shall mean the Corporation's obligations to pay any amounts under any Subordinate Swap Agreements and any Subordinate Credit Enhancement Facilities.

     "Outstanding" shall mean (i) when used with respect to Notes, all Notes other than (a) any Notes deemed no longer Outstanding as a result of the purchase, payment or defeasance thereof as described under "Summary of the Indenture -- Discharge of Notes and the Indenture", (b) any Notes surrendered for transfer or exchange for which another Note has been issued under the Indenture, (c) with respect to any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by the Corporation to the extent the Trustee knows that such Notes are so owned, or (d) any Notes Deemed Tendered, and (ii) when used with respect to Other Indenture Obligations, all Other Indenture Obligations which have become, or may in the future become, due and payable and which have not been paid or otherwise satisfied.

     "Participant" shall mean a member of, or participant in, the Securities Depository.

     "Parties in Interest" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Paying Agent" shall mean the Trustee and any other commercial bank designated pursuant to the Indenture as a place at which principal of, premium, if any, or interest on any Note is payable.

     "Payment Default" shall mean, with respect to a series of Auction Rate Series 1997-1 Senior Notes, (i) a default in the due and punctual payment of any installment of interest on such series, or (ii) a default in the due and punctual payment of any interest on and principal of such series at maturity.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

     "PHEAA" shall have the meaning assigned thereto on pages 17 and 95 of this Prospectus.

     "PHEAA Act" shall have the meaning assigned thereto on page 99 of this Prospectus.

     "PHEAA Bond Fund" shall have the meaning assigned thereto on page 100 of this Prospectus.

     "Plan Assets Regulation" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Plan for Doing Business" shall mean the plan adopted by the Original Issuer as required by Section 438(e) of the Higher Education Act.

     "Pledged Funds and Accounts" shall have the meaning assigned thereto on page 57 of this Prospectus.

     "Pledged Revenues" shall have the meaning assigned thereto on page 57 of this Prospectus.

     "Plus Loan" shall mean a Student Loan made pursuant to Section 428B of the Higher Education Act.

     "Potential Bid Orders" shall have the meaning assigned thereto on page 120 of this Prospectus.

     "Potential Holders" shall have the meaning assigned thereto on page 122 of this Prospectus.

     "Prepayment Date", when used with respect to any Note, a portion of the Principal Amount of which is to be paid prior to its Stated Maturity, shall mean the date fixed for such prepayment by or pursuant to the Indenture.

     "Principal Amount", when used with respect to a Note, shall mean the original principal amount of such Note less all payments previously made to the Holder thereof in respect of principal.

     "Principal Balance", when used with respect to a Student Loan, shall mean the unpaid principal amount thereof (including any unpaid capitalized interest thereon that is authorized to be capitalized under the Higher Education Act for purposes of Special Allowance Payments, federal interest subsidy payments, a borrower's liability to a lender and the amount of the lender's loss on a guarantee or insurance claim) as of a given date.

     "Principal Office" shall mean (i) when used with respect to the Trustee, the principal corporate trust office of the Trustee, and (ii) when used with respect to a Paying Agent (other than the Trustee), an Authenticating Agent, the Note Registrar, a Depositary, a Remarketing Agent, an Auction Agent or a Broker-Dealer, such office designated in writing to the Trustee and the Corporation as the location of its principal office for the performance of its duties as Paying Agent, Authenticating Agent, Note Registrar, Depositary, Remarketing Agent, Auction Agent or Broker-Dealer, as the case may be, under the Indenture.

     "Principal Payment Date" shall mean the Stated Maturity of principal of any Serial Note and the Sinking Fund Payment Date for any Term Note, which, unless otherwise specified with respect to any series of Variable Rate Notes in the Supplemental Indenture providing for the issuance thereof, shall occur on a June 1 or a December 1.

     "Program" shall mean the program to be administered by the Original Issuer (or, after the Section 150(d)(3) Transfer, the Servicer) for the purchase of Student Loans from Lenders or origination of Student Loans in order to increase the supply of moneys available for new Student Loans, thereby assisting students in obtaining a post-secondary school education.

     "PSA" shall mean the Public Securities Association, its successors and assigns.

     "PSA Index" shall mean, with respect to a series of the Tax Exempt Auction Rate Series 1997-1 Senior Notes, a rate determined on the basis of the seven-day high grade market index of tax-exempt variable rate demand obligations, as produced by Municipal Market Data and published or made available by the PSA or any Person acting in cooperation with or under the sponsorship of PSA and acceptable to the Market Agent.

     "PTCE" shall have the meaning assigned thereto on page 171 of this Prospectus.

     "Purchase Date" shall mean, with respect to a Demand Note, the date specified in a purchase demand (provided that such date is prior to any applicable conversion date and is not less than the required number of calendar days after receipt of such purchase demand by the Depositary) as the date on which the Holder of the Demand Note identified in such purchase demand is demanding purchase of such Note, or a specified portion thereof, in accordance with the applicable provisions of the related Supplemental Indenture, or the next preceding or succeeding Business Day, as provided for in such Supplemental Indenture, if such date is not a Business Day.

     "Qualified Retirement Plans" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Rating Agency" shall mean any rating agency that shall have an outstanding rating on any of the Notes pursuant to request by the Corporation.

     "Rating Category" shall mean one of the general rating categories of a Rating Agency, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

     "Rebate Amount" shall have the meaning assigned thereto on pages 27 and 60 of this Prospectus.

     "Redemption Date," when used with respect to any Note called for redemption, shall mean the date fixed for such redemption by or pursuant to the Indenture.

     "Redemption Price," when used with respect to any Note called for redemption, means the price at which it is to be redeemed pursuant to the Indenture.

     "Reference Banks" shall mean four leading banks, selected by the Auction Agent, after consultation with the Trustee, or by the Trustee, as applicable, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

     "Regular Record Date" shall mean, with respect to an Interest Payment Date for any series of Notes, the record date for the payment of interest established by the Indenture and the Supplemental Indenture pursuant to which such series of Notes was issued .

     "Refunded Obligations" shall have the meaning assigned thereto on page 149 of this Prospectus.

     "Remarketing Agent" shall mean, with respect to any series of Notes, any securities dealer designated as such with respect to such Notes pursuant to the provisions of the Indenture and its successor or successors and any securities dealer at any time substituted in its place pursuant to the Indenture.

     "Remarketing Agreement" shall mean an agreement between a Remarketing Agent and the Corporation setting forth the rights and obligations of the Remarketing Agent acting in such capacity under the Indenture, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

     "Repeat Borrower" shall have the meaning assigned thereto on page 83 of this Prospectus.

     "Reserve Fund Requirement" shall mean, at any time, an amount equal to the greater of (1) 2.00% of the aggregate Principal Amount of Senior Notes and Subordinate Notes then Outstanding, and (2) $500,000; or, as determined upon the issuance of any Senior Notes or any Subordinate Notes, such lesser or greater amount as will not cause any Rating Agency to lower or withdraw any rating on any Outstanding Unenhanced Notes, as confirmed in writing to the Trustee by each Rating Agency, or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding and the Reserve Fund Requirement is to be reduced, such lesser amount as is acceptable to the Other Beneficiaries entitled to such Other Indenture Obligations, as evidenced in writing to the Trustee by each such Other Beneficiary. In calculating the Reserve Fund Requirement, all Notes to be defeased by a series of refunding Notes shall be deemed not Outstanding as of the date of calculation.


     "Sallie Mae" shall have the meaning assigned thereto on page 101 of this Prospectus.

     "S&P" shall mean Standard & Poor's, a division of McGraw-Hill Inc., its successors and assigns.

     "Secretary of Education" shall mean the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

     "Section 150(d)(3) Transfer" shall mean the transfer of all of the right, title and interest in and to the Trust Estate from the Original Issuer to SLFC, and from SLFC to the Corporation, together with the assumption by the Corporation of all of the obligations and liabilities of the Original Issuer under the Indenture and under the Notes and any Other Indenture Obligations, all in accordance with Section 150(d)(3) of the Code.

     "Securities Depository" shall mean The Depository Trust Company, New York, New York, as depository of the Series 1997-1 Notes, and its successors and assigns, or, if (i) the then-existing Securities Depository resigns from its functions as depository of the Series 1997-1 Notes or (ii) the Corporation discontinues use of the Securities Depository pursuant to the provisions of the First Supplemental Indenture, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 1997-1 Notes and which is selected by the Corporation with the consent of the Trustee.

     "Sell Order" shall have the meaning assigned thereto on page 125 of this Prospectus.

     "Seller's Broker-Dealer" shall have the meaning assigned thereto on page 135 of this Prospectus.

     "Senior Asset Requirement" shall mean, as of the date of determination, that:

          (a) the Senior Percentage is at least equal to 110% (or such lower percentage specified in a Corporation certificate delivered to the Trustee which, if Unenhanced Senior Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Senior Notes Outstanding, as evidenced in writing to the Trustee by each such Rating Agency, or, if no Unenhanced Senior Notes are Outstanding but Other Senior Obligations are Outstanding, is acceptable to the Other Senior Beneficiaries entitled to such Other Senior Obligations, as evidenced in writing to the Trustee by each such Other Senior Beneficiary), and

          (b) the Subordinate Percentage is at least equal to 100% (or such lower percentage specified in a Corporation certificate delivered to the Trustee which, if Unenhanced Subordinate Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Subordinate Notes Outstanding, as evidenced in writing to the Trustee by each such Rating Agency, or, if no Unenhanced Subordinate Notes are Outstanding but Other Subordinate Obligations are Outstanding, is acceptable to the Other Subordinate Beneficiaries entitled to such Other Subordinate Obligations, as evidenced in writing to the Trustee by each such Other Subordinate Beneficiary).

     "Senior Beneficiaries" shall mean (i) the Holders of any Outstanding Senior Notes, and (ii) any Senior Credit Facility Provider and any Senior Swap Counterparty entitled to Other Senior Obligations then Outstanding.

     "Senior Credit Enhancement Facility" shall mean a Credit Enhancement Facility designated as a Senior Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by the Corporation.

     "Senior Credit Facility Provider" shall mean any Person who provides a Senior Credit Enhancement Facility.

     "Senior Notes" shall mean the Series 1997-1 Senior Notes and any other Notes designated in a Supplemental Indenture as Senior Notes, which are secured under the Indenture on a basis senior to any Subordinate Obligations and any Class C Notes, and on a parity with other Senior Obligations.

     "Senior Obligations" shall mean, collectively, the Senior Notes and the Other Senior Obligations.

     "Senior Percentage" shall mean, as of the date of determination, the percentage resulting by dividing the Aggregate Value by the sum of (i) the aggregate Principal Amount of Outstanding Senior Notes plus accrued interest thereon, (ii) accrued Corporation Swap Payments under Senior Swap Agreements and
(iii) other payments accrued and owing by the Corporation on Other Senior Obligations.

     "Senior Swap Agreement" shall mean a Swap Agreement designated as a Senior Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by the Corporation.

     "Senior Swap Counterparty" shall mean any Person who provides a Senior Swap Agreement.

     "Series 1997-1 Excess Earnings Sub-Account" means the Sub-Account of that name created within the Excess Earnings Account under the Indenture.

     "Series 1997-1 Notes" shall mean, collectively, the Series 1997-1 Senior Notes and the Series 1997-1 Subordinate Notes.

     "Series 1997-1 Senior Notes" shall mean, collectively, the Series 1997-1A Notes, the Series 1997-1B Notes, the Series 1997-1C Notes, the Series 1997-1D Notes, the Series 1997-1E Notes, the Series 1997-1F Notes, the Series 1997-1G Notes, the Series 1997-1H Notes, the Series 1997-1I Notes and the Series 1997-1J Notes.

     "Series 1997-1 Subordinate Notes" shall mean, collectively, the Series 1997-1K Notes and the Series 1997-1L Notes.

     "Series 1997-1A Notes" shall mean the Corporation's Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1A, issued under the Indenture.

     "Series 1997-1B Notes" shall mean the Corporation's Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1B, issued under the Indenture.

     "Series 1997-1C Notes" shall mean the Corporation's Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1C, issued under the Indenture.

     "Series 1997-1D Notes" shall mean the Corporation's Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1D, issued under the Indenture.

     "Series 1997-1E Notes" shall mean the Corporation's Tax Exempt Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1E, issued under the Indenture.

     "Series 1997-1F Notes" shall mean the Corporation's Tax Exempt Fixed Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1F, issued under the Indenture.

     "Series 1997-1G Notes" shall mean the Corporation's Taxable Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1G, issued under the Indenture.

     "Series 1997-1H Notes" shall mean the Corporation's Taxable Auction Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1H, issued under the Indenture.

     "Series 1997-1I Notes" shall mean the Corporation's Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1I, issued under the Indenture.

     "Series 1997-1J Notes" shall mean the Corporation's Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Senior Series 1997-1J, issued under the Indenture.

     "Series 1997-1K Notes" shall mean the Corporation's Tax Exempt Fixed Rate Student Loan Asset-Backed Callable Notes, Subordinate Series 1997-1K, issued under the Indenture.

     "Series 1997-1L Notes" shall mean the Corporation's Taxable LIBOR Rate Student Loan Asset-Backed Callable Notes, Subordinate Series 1997-1L, issued under the Indenture.

     "Series 1997-1 Tax Exempt Acquisition Account" means the Account of that name created within the Acquisition Fund under the Indenture.

     "Series 1997-1 Tax Exempt Reserve Account" means the Account of that name created within the Reserve Fund under the Indenture.

     "Series 1997-1 Tax Exempt Retirement Sub-Account" means the Sub-Account of that name created within the Retirement Account under the Indenture.

     "Series 1997-1 Tax Exempt Surplus Sub-Account" means the Sub-Account of that name created within the Surplus Account under the Indenture.

     "Series 1997-1 Taxable Acquisition Account" means the Account of that name created within the Acquisition Fund under the Indenture.

     "Series 1997-1 Taxable Reserve Account" means the Account of that name created within the Reserve Fund under the Indenture.

     "Series 1997-1 Taxable Retirement Sub-Account" means the Sub-Account of that name created within the Retirement Account under the Indenture.

     "Series 1997-1 Taxable Surplus Sub-Account" means the Sub-Account of that name created within the Surplus Account under the Indenture.

     "Service" shall have the meaning assigned thereto on page 167 of this Prospectus.

     "Servicer" shall mean SLFC and any other organization with which the Corporation and the Trustee have entered into a Servicing Agreement, subject to confirmation of ratings on any Outstanding Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, consent of each Other Beneficiary entitled to such Other Indenture Obligations.

     "Servicing Agreement" shall mean the SLFC Servicing Agreement, and any other agreement among the Corporation, the Trustee and a Servicer under which the Servicer agrees to act as the Corporation's and/or the Trustee's agent or provides services or facilities (including, without limitation, computer hardware or software) in connection with the administration and collection of Financed Student Loans in accordance with the Indenture.

     "Servicing Fees" shall mean any fees payable by the Corporation to a Servicer in respect of Financed Student Loans pursuant to the provisions of a Servicing Agreement.

     "Sinking Fund Payment Date" shall mean the date on which any Term Note is to be called for redemption pursuant to the sinking fund redemption provisions of the Supplemental Indenture providing for the issuance thereof, or, if not so called for redemption, the Stated Maturity thereof.

     "SLFC" shall have the meaning assigned thereto on pages 2 and 7 of this Prospectus.

     "SLFC Servicing Agreement" shall have the meaning assigned thereto on pages 20 and 68 of this Prospectus.

     "SLS Loan" shall mean a Student Loan made pursuant to former Section 428A of the Higher Education Act.

     "Special Allowance Payments" shall mean special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

     "Special Prepayment Amount" shall have the meaning assigned thereto on page 51 of this Prospectus.

     "Special Redemption and Prepayment Account Requirement" (i) with respect to the Taxable LIBOR Rate Series 1997-1 Notes, shall mean an amount equal to the Special Prepayment Amount, and (ii) with respect to any other series of Notes, shall mean the amount described in the Supplemental Indenture providing for the issuance thereof.

     "Specific Rating Category" shall mean a specific rating category of a Rating Agency, taking into account any refinement or gradation of a Rating Category by a numerical or other qualifier. For so long as any of the Notes are rated by Moody's: (a) references to the highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of less than one year, to a rating of "P-1" (or such rating as Moody's shall advise the Trustee is comparable to "P-1" under any revised rating schedule), and with respect to obligations or investments having a term of one year or longer, to a rating of "Aaa" (or such rating as Moody's shall advise the Trustee is comparable to "Aaa" under any revised rating schedule); and (b) references to the third highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of one year or longer, to a rating of "Aa2" (or such rating as Moody's shall advise the Trustee is comparable to "Aa2" under any revised rating schedule). For so long as any of the Notes are rated by Fitch: (a) references to the highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of less than one year, to a rating of "F-1+" (or, if Fitch revises its rating schedule from time to time, such rating as Fitch shall advise the Trustee in writing is comparable to "F-1+" under such revised rating schedule), and with respect to obligations or investments having a term of one year or longer, to a rating of "AAA" (or, if Fitch revises its rating schedule from time to time, such rating as Fitch shall advise the Trustee in writing is comparable to "AAA" under such revised rating schedule); and (b) references to the third highest applicable Specific Rating Category shall be, with respect to obligations or investments having a term of one year or longer, to a rating of "AA" (or, if Fitch revises its rating schedule from time to time, such rating as Fitch shall advise the Trustee in writing is comparable to "AA" under such revised rating schedule).

     "Stafford Loan" shall mean a Student Loan made pursuant to Section 428 of the Higher Education Act.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, shall mean the date specified in such Note as the fixed date on which principal of such Note or such installment of interest is due and payable.

     "Statutory Corporate Tax Rate" shall mean, with respect to a series of Tax Exempt Auction Rate Series 1997-1 Senior Notes, the highest tax bracket (expressed in decimals) applicable at the time of determination of the After-Tax Equivalent on the income tax of any corporation, as set forth in Section 11 of the Code or any successor section, without regard to any minimum additional tax provision. The "Statutory Corporate Tax Rate", as of October 1, 1997, is .35.

     "Student Loan" shall mean a loan to a borrower for post-secondary education.

     "Student Loan Portfolio" shall have the meaning assigned thereto on page 19 of this Prospectus.

     "Student Loan Purchase Agreements" shall mean all agreements between the Original Issuer or the Corporation and a Lender providing for the sale by such Lender to the Corporation or the Trustee on behalf of the Corporation (or to the Original Issuer prior to the Date of Issuance) of Student Loans Financed or to be Financed under the Indenture and substantially in the forms which are on file with the Trustee, including amendments thereto made in accordance with the Indenture.

     "Sub-Account" shall mean any subaccount of an Account created by a Supplemental Indenture.

     "Submission Deadline" shall have the meaning assigned thereto on page 125 of this Prospectus.

     "Submitted Bid" shall have the meaning assigned thereto on page 127 of this Prospectus.

     "Submitted Hold Order" shall have the meaning assigned thereto on page 127 of this Prospectus.

     "Submitted Orders" shall have the meaning assigned thereto on page 127 of this Prospectus.

     "Submitted Sell Order" shall have the meaning assigned thereto on page 127 of this Prospectus.

     "Subordinate Beneficiaries" shall mean (i) the Holders of any Outstanding Subordinate Notes, and (ii) any Subordinate Credit Facility Provider and any Subordinate Swap Counterparty entitled to any Other Subordinate Obligations then Outstanding.

     "Subordinate Credit Enhancement Facility" shall mean a Credit Enhancement Facility designated as a Subordinate Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by the Corporation.

     "Subordinate Credit Facility Provider" shall mean any Person who provides a Subordinate Credit Enhancement Facility.

     "Subordinate Notes" shall mean the Series 1997-1 Subordinate Notes and any other Notes designated in a Supplemental Indenture as Subordinate Notes, which are secured under the Indenture on a basis subordinate to any Senior Obligations, on a parity with other Subordinate Obligations and on a basis senior to any Class C Notes.

     "Subordinate Obligations" shall mean, collectively, the Subordinate Notes and the Other Subordinate Obligations.

     "Subordinate Percentage" shall mean, as of the date of determination, the percentage resulting by dividing the Aggregate Value by the sum of (i) the aggregate Principal Amount of Outstanding Senior Notes and Subordinate Notes plus accrued interest thereon, (ii) accrued Corporation Swap Payments and (iii) other payments accrued and owing by the Corporation on Other Indenture Obligations.

     "Subordinate Swap Agreement" shall mean a Swap Agreement designated as a Subordinate Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by the Corporation.

     "Subordinate Swap Counterparty" shall mean any Person who provides a Subordinate Swap Agreement.

     "Sufficient Bids" shall have the meaning assigned thereto on page 128 of this Prospectus.

     "Supplemental Indenture" shall mean any amendment of or supplement to the Indenture made in accordance with the provisions thereof. (See "Summary of the Indenture -- Supplemental Indentures".)

     "Swap Agreement" shall mean, collectively, (a) an interest rate exchange agreement between the Corporation and a Swap Counterparty, as originally executed and as amended or supplemented, or other interest rate hedge agreement between the Corporation and a Swap Counterparty, as originally executed and as amended or supplemented, in each case approved by each Rating Agency, for the purpose of converting, in whole or in part, (i) the Corporation's fixed interest rate liability on all or a portion of any Notes to a variable rate liability,
(ii) the Corporation's variable rate liability on all or a portion of the Notes to a fixed rate liability, or (iii) the Corporation's variable rate liability on all or a portion of the Notes to a different variable rate liability, and (b) any guarantee of the Swap Counterparty's obligations under such interest rate exchange agreement.

     "Swap Counterparty" shall mean any Person with whom the Corporation shall, from time to time, enter into a Swap Agreement.

     "Tax-Exempt Notes" shall mean the Tax Exempt Series 1997-1 Notes and each other series of Notes that is issued with the intent that interest thereon be excludable from gross income for purposes of federal income taxation, as evidenced by an opinion of Bond Counsel to that effect delivered upon issuance of such series of Notes.

     "Tax Exempt Auction Rate Series 1997-1 Senior Notes" shall mean, collectively, the Series 1997-1A Notes, the Series 1997-1B Notes, the Series 1997-1C Notes, the Series 1997-D Notes and the Series 1997-E Notes.

     "Tax Exempt Fixed Rate Series 1997-1 Notes" shall mean, collectively, the Tax Exempt Fixed Rate Series 1997-1 Senior Notes and the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes.

     "Tax Exempt Fixed Rate Series 1997-1 Senior Notes" shall mean the Series 1997-1F Notes.

     "Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes" shall mean the Series 1997-1K Notes.

     "Tax-Favored Plans" shall have the meaning assigned thereto on page 170 of this Prospectus.

     "Tax Matters Certificate" shall mean, with respect to a series of Tax-Exempt Notes, the applicable Original Issuer or Corporation certificate or certificates relating to arbitrage and other tax matters delivered in connection with the issuance of such series of Notes, as the same may be amended or supplemented in accordance with its or their terms.

     "Taxable Auction Rate Series 1997-1 Senior Notes" shall mean, collectively, the Series 1997-1G Notes and the Series 1997-1H Notes.

     "Taxable LIBOR Rate Series 1997-1 Notes" shall mean, collectively, the Taxable LIBOR Rate Series 1997-1 Senior Notes and the Taxable LIBOR Rate Series 1997-1 Subordinate Notes.

     "Taxable LIBOR Rate Series 1997-1 Senior Note Initial Interest Rate" shall mean the interest rate to be borne by a series of Taxable LIBOR Rate Series 1997-1 Senior Notes for the Initial Interest Period therefor, as set forth in the First Supplemental Indenture.

     "Taxable LIBOR Rate Series 1997-1 Senior Note Interest Rate" shall mean the rate of interest per annum borne by a series of Taxable LIBOR Rate Series 1997-1 Senior Notes, which, during the Initial Interest Period for such series, shall be the Taxable LIBOR Rate Series 1997-1 Senior Note Initial Interest Rate, and during each Interest Period thereafter, shall be the lesser of (i) One-Month LIBOR plus the Taxable LIBOR Rate Series 1997-1 Senior Note Spread, or (ii) the Net Loan Rate.

     "Taxable LIBOR Rate Series 1997-1 Senior Note LIBOR-Based Rate" shall have the meaning assigned thereto on page 112 of this Prospectus.

     "Taxable LIBOR Rate Series 1997-1 Senior Note Spread" shall mean ___% per annum, with respect to the Series 1997-1I Notes, and ___% per annum, with respect to the Series 1997-1J Notes.

     "Taxable LIBOR Rate Series 1997-1 Senior Notes" shall mean, collectively, the Series 1997-1I Notes and the Series 1997-1J Notes.

     "Taxable LIBOR Rate Series 1997-1 Subordinate Note Initial Interest Rate" shall mean the interest rate to be borne by the Taxable LIBOR Rate Series 1997-1 Subordinate Notes for the Initial Interest Period therefor, as set forth in the First Supplemental Indenture.

     "Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate" shall mean the rate of interest per annum borne by the Taxable LIBOR Rate Series 1997-1 Subordinate Notes, which, during the Initial Interest Period for such series, shall be the Taxable LIBOR Rate Series 1997-1 Subordinate Note Initial Interest Rate, and during each Interest Period thereafter, shall be the lesser of (i) One-Month LIBOR plus the Taxable LIBOR Rate Series 1997-1 Subordinate Note Spread or (ii) the Net Loan Rate.

     "Taxable LIBOR Rate Series 1997-1 Subordinate Note LIBOR-Based Rate" shall have the meaning assigned thereto on page 116 of this Prospectus.

     "Taxable LIBOR Rate Series 1997-1 Subordinate Note Spread" shall mean ___% per annum.

     "Taxable LIBOR Rate Series 1997-1 Subordinate Notes" shall mean the Series 1997-1L Notes.

     "Taxable Series 1997-1 Notes" shall mean, collectively, the Taxable Auction Rate Series 1997-1 Senior Notes and the Taxable LIBOR Rate Series 1997-1 Notes.

     "Telerate Page 3750" shall mean the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Terms and Conditions" shall have the meaning assigned thereto on page 49 of this Prospectus.

     "Three-Month LIBOR" shall mean, with respect to a series of Taxable Auction Rate Series 1997-1 Senior Notes and any Interest Rate Determination Date, the rate of interest per annum equal to the London interbank offered rate for deposits in United States dollars having a maturity of three months (commencing on such Interest Rate Determination Date) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such Interest Rate Determination Date. If such rate does not appear on Telerate Page 3750, Three-Month LIBOR for such Interest Rate Determination Date will be determined on the basis of the rates at which deposits in United States dollars having a maturity of three months and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such Interest Rate Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of such offered rates. If fewer than two such quotations are provided, Three-Month LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Rate Determination Date by three major banks in New York, New York, selected by the Auction Agent after consultation with the Trustee, for loans in United States dollars to leading European banks having a maturity of three months and in a principal amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR will be the Three-Month LIBOR in effect for the immediately preceding Interest Period.

     "Trust Estate" shall have the meaning assigned thereto on page 2 of this Prospectus.

     "Trust Funds" shall mean, in the aggregate, all of the Funds and Accounts.

     "Trustee" shall have the meaning assigned thereto on page 2 of this Prospectus.

     "Underwriters" shall mean Smith Barney Inc., FBS Investment Services, Inc., an operating Division of U.S. Bancorp Investments, Inc., Dougherty Summit Securities LLC, Miller & Schroeder Financial, Inc., Norwest Investment
Services, Inc. and Salomon Brothers Inc.

     "Underwriting Agreement" shall have the meaning assigned thereto on page 171 of this Prospectus.

     "Unenhanced" shall mean, with respect to a Senior Note or a Subordinate Note, that the payment of the principal of and interest on such Note is not secured by a Credit Enhancement Facility.

     "Unsubsidized Stafford Loan" shall mean a Student Loan made pursuant to
Section 428H of the Higher Education Act.

     "U.K. Regulations" shall have the meaning assigned thereto on page 4 of this Prospectus.

     "U.S. Person" shall have the meaning assigned thereto on page 169 of this Prospectus.

     "Value" shall mean, on any calculation date when required under the Indenture, the value of the Trust Estate calculated by the Corporation in accordance with the following:

          (1) with respect to any Eligible Loan, the Principal Balance thereof, plus any unamortized premiums, accrued interest and Special Allowance Payments thereon;

          (2) with respect to any funds of the Corporation on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment agreement, the amount thereof plus accrued interest thereon;

          (3) with respect to any Investment Securities of an investment company, the bid price of the shares as reported by the investment company;

          (4) as to other investments (i) the bid price published by a nationally recognized pricing service, or (ii) if the bid and asked prices thereof are published on a regular basis in The Wall Street Journal (or, if not there, then in The New York Times), the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination, in each case plus accrued interest thereon;

          (5) as to investments the bid prices of which are not published by a nationally recognized pricing service and the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times, the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Corporation in its absolute discretion) at the time making a market in such investments, plus accrued interest thereon; and

          (6) any accrued but unpaid Swap Counterparty Payments under a Swap Agreement, unless the Swap Counterparty is in default of its obligations thereunder.

     "Value of Investment Securities" shall mean (i) as to demand bank deposits, bank time deposits which may be withdrawn without penalty by the depositor upon 14 days' or less notice and Investment Securities which mature not more than six months from the date of computation, the amount of such deposits and the par value of such Investment Securities, and (ii) as to Investment Securities, other than demand bank deposits and bank time deposits described in clause (i), which mature more than six months after the date of computation, the par value thereof or, if purchased at more or less than par, the cost thereof adjusted to reflect the amortization or premium or discount, as the case may be, paid upon their purchase. The computation made under this paragraph shall included accrued interest.

     "Variable Rate Notes" shall mean Notes whose interest rate is not fixed but varies on a periodic basis as specified in the Supplemental Indenture providing for the issuance thereof.

                          Index to Financial Statement
                          ----------------------------



Item                                                                  Page
----                                                                  ----
Independent Auditor's Report.......................................   F-2
Balance Sheet......................................................   F-3
Notes to Balance Sheet.............................................   F-4

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------



To the Board of Directors
Education Loans Incorporated
Aberdeen, South Dakota

We have audited the accompanying balance sheet of Education Loans Incorporated (a Delaware corporation and wholly-owned subsidiary of Student Loan Finance Corporation, a South Dakota corporation) as of August 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly the financial position of Education Loans Incorporated as of August 31, 1997 in conformity with generally accepted accounting principles.


Eide Helmeke PLLP



September 2, 1997
Aberdeen, South Dakota

EDUCATION LOANS INCORPORATED
(a wholly-owned subsidiary of Student Loan Finance Corporation)
BALANCE SHEET
AUGUST 31, 1997

================================================================================


ASSETS


CASH                                                   $        100
                                                       ------------
          Total assets                                 $        100
                                                       ============
STOCKHOLDERS' EQUITY


COMMON STOCK, par value $.01;
  100 shares authorized, issued and outstanding        $          1
ADDITIONAL PAID-IN CAPITAL                                       99
                                                       ------------


  Total stockholders' equity                           $        100
                                                       ============


See Notes to Balance Sheet

EDUCATION LOANS INCORPORATED
(a wholly-owned subsidiary of Student Loan Finance Corporation)
NOTES TO BALANCE SHEET
AUGUST 31, 1997

================================================================================


NOTE 1 - ORGANIZATION

Education Loans Incorporated (the "Corporation"), a Delaware corporation and wholly-owned subsidiary of Student Loan Finance Corporation ("SLFC"), was incorporated in the State of Delaware on May 7, 1997 and has had no operations from that date to August 31, 1997. The Company has established its fiscal year-end to be June 30.

The Corporation was organized to engage exclusively in the following business and financial activities: (i) to receive the assets and assume the liabilities transferred to it in connection with the election by Education Loans Incorporated, a South Dakota nonprofit corporation, under Section 150(d)(3) of the Internal Revenue Code; (ii) to originate or acquire Student Loans; (iii) to enter into certain agreements relating to Student Loans; (iv) to issue bonds, notes, asset-backed certificates or other securities payable solely from Student Loans and other assets pledged to the payment thereof; and (v) to engage in acts incidental to and necessary, suitable or convenient for the accomplishment of the foregoing purposes and permitted under Delaware law.

As of the date of incorporation, Student Loan Finance Corporation, a newly organized South Dakota corporation, subscribed for all 100 shares of the Corporation's common stock for a total cash consideration of $100. As of August 31, 1997, the Corporation had received a total of $100 for which it had issued 100 shares of its $0.01 par value common stock and had credited $1 to the common stock account and credited $99 to the additional paid-in capital account.


                                   # # # # #


                                                                   Annex A

                            COMPUTATIONAL MATERIALS

                                  Relating to

                                 $923,470,000
                         EDUCATION LOANS INCORPORATED
            Student Loan Asset-Backed Callable Notes, Series 1997-1

                             Debt Payment Summary


                          LIBOR Floating Rate Classes

----------      --------------------------- ------------------------------
Class               1I Senior Notes                1J Senior Notes
----------      --------------------------- ------------------------------
Prepayment        Average        Payment        Average       Payment
   Rate         Life (Yrs.)      Window        Life (Yrs)     Window
----------      --------------------------- ------------------------------
   0%              2.27      12/1/97-4/1/02      7.23      4/1/02-7/1/09
   3%              1.99      12/1/97-10/1/01     6.45      10/1/01-12/1/07
   5%              1.87      12/1/97-6/1/01      6.06      6/1/01-6/1/07

   7%              1.78      12/1/97-4/1/01      5.71      4/1/01-12/1/06

  10%              1.66      12/1/97-12/1/00     5.23      12/1/00-4/1/06


----------      ----------------------------
Class              1L Subordinate Notes
----------      ----------------------------
Prepayment        Average        Payment
Rate            Life (Yrs)       Window
--------        ----------------------------
  0%               4.79      12/1/97-7/1/09
  3%               4.26      12/1/97-12/1/07
  5%               4.00      12/1/97-6/1/07

  7%               3.77      12/1/97-12/1/06

  10%              3.47       12/1/97-4/1/06

The amounts shown in the tables above and on the following pages are based on various assumptions and considerations described under "Weighted Average Life of the Taxable LIBOR Rate Series 1997-1 Notes".

$923,470,000
EDUCATION LOANS INCORPORATED
Student Loan Asset-Backed Callable Notes, Series 1997-1

Projected Outstanding Balances
1I Senior Notes


                  0% CPR       3% CPR       5% CPR       7% CPR      10% CPR
               Outstanding  Outstanding  Outstanding  Outstanding  Outstanding
    Date         Balance      Balance      Balance      Balance      Balance
    ----         -------      -------      -------      -------      -------
  05-Nov-97    209,000,000  209,000,000  209,000,000  209,000,000  209,000,000
  01-Dec-97    205,715,932  205,715,034  205,714,420  205,713,795  205,712,834
  01-Jan-98    202,235,014  202,241,651  202,246,183  202,250,806  202,257,918
  01-Feb-98    198,866,875  198,889,982  198,905,737  198,921,784  198,946,431
  01-Mar-98    195,262,069  195,310,817  195,344,005  195,377,770  195,429,547
  01-Apr-98    191,623,524  191,707,108  191,763,931  191,821,673  191,910,086
  01-May-98    188,189,282  188,316,954  188,403,626  188,491,597  188,626,097
  01-Jun-98    184,412,100  184,593,078  184,715,764  184,840,145  185,030,029
  01-Jul-98    180,573,245  180,817,020  180,982,044  181,149,156  181,403,900
  01-Aug-98    176,902,804  177,218,964  177,432,692  177,648,875  177,977,942
  01-Sep-98    173,074,047  169,172,591  168,856,784  168,532,365  168,028,747
  01-Oct-98    169,145,053  164,440,181  163,577,332  162,696,328  161,339,139
  01-Nov-98    165,319,703  159,809,978  158,401,385  156,967,017  154,764,931
  01-Dec-98    161,328,636  155,022,669  153,076,452  151,098,851  148,071,065
  01-Jan-99    157,263,592  150,169,058  147,692,638  145,181,165  141,345,549
  01-Feb-99    153,300,418  145,428,690  142,431,943  139,398,395  134,776,409
  01-Mar-99    149,209,608  140,538,300  137,008,013  133,440,593  128,017,304
  01-Apr-99    145,094,944  135,624,125  131,562,426  127,464,986  121,249,510
  01-May-99    141,057,157  130,796,227  126,211,567  121,594,356  114,605,538
  01-Jun-99    136,928,295  125,882,229  120,779,993  115,650,087  107,901,779
  01-Jul-99    132,818,855  120,994,065  115,380,577  109,745,962  101,253,315
  01-Aug-99    128,772,423  116,181,602  110,067,394  103,940,279   94,724,776
  01-Sep-99    124,668,747  111,330,808  104,730,591   98,127,379   88,216,818
  01-Oct-99    120,589,152  106,467,790   99,372,148   92,284,560   81,668,612
  01-Nov-99    116,537,015  101,691,460   94,115,238   86,559,735   75,266,103
  01-Dec-99    112,452,905   96,868,975   88,817,769   80,801,294   68,842,864
01-Jan-2000    108,359,555   92,051,685   83,536,914   75,072,294   62,470,887
01-Feb-2000    104,318,188   87,308,819   78,347,301   69,452,804   56,238,479
01-Mar-2000    100,219,255   82,524,188   73,128,094   63,817,156   50,012,336
01-Apr-2000     96,111,841   77,749,065   67,932,035   58,219,556   43,848,858
01-May-2000     92,048,565   73,040,045   62,818,329   52,721,788   37,813,614
01-Jun-2000     87,927,301   68,294,525   57,683,919   47,220,219   31,801,865
01-Jul-2000     83,818,559   63,582,271   52,598,027   41,783,481   25,881,262
01-Aug-2000     79,747,091   58,928,241   47,585,660   36,436,555   20,076,591
01-Sep-2000     75,682,221   54,300,683   42,614,272   31,146,032   14,353,008
01-Oct-2000     71,623,007   49,696,441   37,679,053   25,905,298    8,700,898
01-Nov-2000     67,601,038   45,149,456   32,815,500   20,751,391    3,159,588
01-Dec-2000     63,493,648   40,544,288   27,912,689   15,577,669            0
01-Jan-2001     59,397,618   35,955,558   23,030,340   10,428,824            0
01-Feb-2001     55,337,717   31,423,181   18,218,681    5,365,582            0
01-Mar-2001     51,279,330   26,909,219   13,437,412      345,158            0
01-Apr-2001     47,236,614   22,429,873    8,704,064            0            0
01-May-2001     43,236,409   18,012,589    4,046,429            0            0
01-Jun-2001     39,206,841   13,585,834            0            0            0
01-Jul-2001     35,198,178    9,198,961            0            0            0
01-Aug-2001     31,213,013    4,854,823            0            0            0
01-Sep-2001     27,240,041      541,906            0            0            0
01-Oct-2001     23,278,174            0            0            0            0
01-Nov-2001     19,335,463            0            0            0            0
01-Dec-2001     15,403,436            0            0            0            0
01-Jan-2002     11,501,826            0            0            0            0
01-Feb-2002      7,619,565            0            0            0            0
01-Mar-2002      3,754,514            0            0            0            0
01-Apr-2002              0            0            0            0            0
01-May-2002              0            0            0            0            0
01-Jun-2002              0            0            0            0            0
01-Jul-2002              0            0            0            0            0
01-Aug-2002              0            0            0            0            0
01-Sep-2002              0            0            0            0            0
01-Oct-2002              0            0            0            0            0
01-Nov-2002              0            0            0            0            0
01-Dec-2002              0            0            0            0            0
01-Jan-2003              0            0            0            0            0
01-Feb-2003              0            0            0            0            0
01-Mar-2003              0            0            0            0            0
01-Apr-2003              0            0            0            0            0
01-May-2003              0            0            0            0            0
01-Jun-2003              0            0            0            0            0
01-Jul-2003              0            0            0            0            0
01-Aug-2003              0            0            0            0            0
01-Sep-2003              0            0            0            0            0
01-Oct-2003              0            0            0            0            0
01-Nov-2003              0            0            0            0            0
01-Dec-2003              0            0            0            0            0
01-Jan-2004              0            0            0            0            0

$923,470,000
EDUCATION LOANS INCORPORATED
Student Loan Asset-Backed Callable Notes, Series 1997-1

Projected Outstanding Balances
1I Senior Notes


               0% CPR        3% CPR        5% CPR        7% CPR        10% CPR
             Outstanding   Outstanding   Outstanding   Outstanding   Outstanding
    Date       Balance       Balance       Balance       Balance       Balance
-----------  -----------   -----------   -----------   -----------   -----------
01-Feb-2004          0             0             0             0             0
01-Mar-2004          0             0             0             0             0
01-Apr-2004          0             0             0             0             0
01-May-2004          0             0             0             0             0
01-Jun-2004          0             0             0             0             0
01-Jul-2004          0             0             0             0             0
01-Aug-2004          0             0             0             0             0
01-Sep-2004          0             0             0             0             0
01-Oct-2004          0             0             0             0             0
01-Nov-2004          0             0             0             0             0
01-Dec-2004          0             0             0             0             0
01-Jan-2005          0             0             0             0             0
01-Feb-2005          0             0             0             0             0
01-Mar-2005          0             0             0             0             0
01-Apr-2005          0             0             0             0             0
01-May-2005          0             0             0             0             0
01-Jun-2005          0             0             0             0             0
01-Jul-2005          0             0             0             0             0
01-Aug-2005          0             0             0             0             0
01-Sep-2005          0             0             0             0             0
01-Oct-2005          0             0             0             0             0
01-Nov-2005          0             0             0             0             0
01-Dec-2005          0             0             0             0             0
01-Jan-2006          0             0             0             0             0
01-Feb-2006          0             0             0             0             0
01-Mar-2006          0             0             0             0             0
01-Apr-2006          0             0             0             0             0
01-May-2006          0             0             0             0             0
01-Jun-2006          0             0             0             0             0
01-Jul-2006          0             0             0             0             0
01-Aug-2006          0             0             0             0             0
01-Sep-2006          0             0             0             0             0
01-Oct-2006          0             0             0             0             0
01-Nov-2006          0             0             0             0             0
01-Dec-2006          0             0             0             0             0
01-Jan-2007          0             0             0             0             0
01-Feb-2007          0             0             0             0             0
01-Mar-2007          0             0             0             0             0
01-Apr-2007          0             0             0             0             0
01-May-2007          0             0             0             0             0
01-Jun-2007          0             0             0             0             0
01-Jul-2007          0             0             0             0             0
01-Aug-2007          0             0             0             0             0
01-Sep-2007          0             0             0             0             0
01-Oct-2007          0             0             0             0             0
01-Nov-2007          0             0             0             0             0
01-Dec-2007          0             0             0             0             0
01-Jan-2008          0             0             0             0             0
01-Feb-2008          0             0             0             0             0
01-Mar-2008          0             0             0             0             0
01-Apr-2008          0             0             0             0             0
01-May-2008          0             0             0             0             0
01-Jun-2008          0             0             0             0             0
01-Jul-2008          0             0             0             0             0
01-Aug-2008          0             0             0             0             0
01-Sep-2008          0             0             0             0             0
01-Oct-2008          0             0             0             0             0
01-Nov-2008          0             0             0             0             0
01-Dec-2008          0             0             0             0             0
01-Jan-2009          0             0             0             0             0
01-Feb-2009          0             0             0             0             0
01-Mar-2009          0             0             0             0             0
01-Apr-2009          0             0             0             0             0
01-May-2009          0             0             0             0             0
01-Jun-2009          0             0             0             0             0
01-Jul-2009          0             0             0             0             0
01-Aug-2009          0             0             0             0             0
01-Sep-2009          0             0             0             0             0
01-Oct-2009          0             0             0             0             0
01-Nov-2009          0             0             0             0             0
01-Dec-2009          0             0             0             0             0





                                     A - 3


$923,470,000
EDUCATION LOANS INCORPORATED
Student Loan Asset-Backed Callable Notes, Series 1997-1

Projected Outstanding Balances
1J Senior Notes

              0% CPR       3% CPR       5% CPR       7% CPR      10% CPR
            Outstanding  Outstanding  Outstanding  Outstanding  Outstanding
   Date       Balance      Balance      Balance      Balance      Balance
---------   -----------  -----------  -----------  -----------  -----------
05-Nov-97   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Dec-97   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jan-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Feb-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Mar-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Apr-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-May-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jun-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jul-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Aug-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Sep-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Oct-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Nov-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Dec-98   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jan-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Feb-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Mar-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Apr-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-May-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jun-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jul-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Aug-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Sep-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Oct-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Nov-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Dec-99   215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jan-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Feb-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Mar-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Apr-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-May-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jun-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Jul-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Aug-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Sep-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Oct-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Nov-2000 215,600,000  215,600,000  215,600,000  215,600,000  215,600,000
01-Dec-2000 215,600,000  215,600,000  215,600,000  215,600,000  213,228,403
01-Jan-2001 215,600,000  215,600,000  215,600,000  215,600,000  207,729,235
01-Feb-2001 215,600,000  215,600,000  215,600,000  215,600,000  202,338,921
01-Mar-2001 215,600,000  215,600,000  215,600,000  215,600,000  197,010,707
01-Apr-2001 215,600,000  215,600,000  215,600,000  210,986,388  191,765,337
01-May-2001 215,600,000  215,600,000  215,600,000  206,117,357  186,631,247
01-Jun-2001 215,600,000  215,600,000  214,993,110  201,266,735  181,537,059
01-Jul-2001 215,600,000  215,600,000  210,392,809  196,482,533  176,529,686
01-Aug-2001 215,600,000  215,600,000  205,848,465  191,767,712  171,611,990
01-Sep-2001 215,600,000  215,600,000  201,348,351  187,110,268  166,771,435
01-Oct-2001 215,600,000  211,859,350  196,891,638  182,509,307  162,006,862
01-Nov-2001 215,600,000  207,614,661  192,485,423  177,971,482  157,324,184
01-Dec-2001 215,600,000  203,399,418  188,121,255  173,488,261  152,714,658
01-Jan-2002 215,600,000  199,231,403  183,815,618  169,074,833  148,191,534
01-Feb-2002 215,600,000  195,100,909  179,559,577  164,722,928  143,747,350
01-Mar-2002 215,600,000  190,993,105  175,329,596  160,400,106  139,335,930
01-Apr-2002 215,509,321  186,922,540  171,148,322  156,137,257  135,000,813
01-May-2002 211,685,181  182,890,458  167,016,968  151,935,509  130,742,919
01-Jun-2002 207,874,435  178,889,202  162,927,801  147,787,001  126,554,095
01-Jul-2002 204,085,954  174,926,753  158,888,191  143,698,475  122,440,114
01-Aug-2002 200,318,696  171,002,386  154,897,530  139,669,372  118,400,377
01-Sep-2002 196,573,566  167,116,007  150,955,052  135,698,252  114,432,427
01-Oct-2002 192,854,891  163,271,767  147,064,723  131,788,840  110,539,539
01-Nov-2002 189,159,484  159,466,350  143,223,079  127,937,485  106,717,717
01-Dec-2002 185,488,348  155,700,286  139,430,315  124,144,030  102,966,249
01-Jan-2003 181,838,200  151,970,860  135,683,981  120,406,214   99,283,022
01-Feb-2003 178,212,990  148,281,359  131,986,905  116,726,389   95,669,665
01-Mar-2003 174,609,109  144,627,783  128,334,771  113,099,887   92,120,914
01-Apr-2003 171,022,736  141,007,137  124,725,037  109,524,550   88,635,074
01-May-2003 167,469,099  137,432,202  121,168,970  106,010,221   85,220,016
01-Jun-2003 163,928,360  133,885,286  117,650,091  102,541,472   81,861,622
01-Jul-2003 160,406,503  130,371,143  114,172,326   99,121,403   78,561,752
01-Aug-2003 156,902,975  126,889,753  110,735,963   95,750,579   75,321,344
01-Sep-2003 153,422,826  123,445,178  107,344,421   92,431,790   72,142,280
01-Oct-2003 149,969,569  120,040,179  103,999,950   89,166,771   69,025,526
01-Nov-2003 146,539,863  116,671,705  100,699,626   85,952,681   65,968,293
01-Dec-2003 143,112,462  113,321,552   97,426,987   82,774,599   62,957,636
01-Jan-2004 139,725,883  110,022,016   94,210,614   79,657,706   60,014,189

$923,470,000
EDUCATION LOANS INCORPORATED
Student Loan Asset-Backed Callable Notes, Series 1997-1

Projected Outstanding Balances
1J Senior Notes

               0% CPR       3% CPR       5% CPR       7% CPR       10% CPR
             Outstanding  Outstanding  Outstanding  Outstanding  Outstanding
    Date       Balance      Balance      Balance      Balance      Balance
-----------  -----------  -----------  -----------  -----------  -----------
01-Feb-2004  136,363,338  106,758,772   91,037,590   76,590,329   57,127,869
01-Mar-2004  133,033,390  103,538,102   87,912,755   73,575,926   54,300,169
01-Apr-2004  129,736,772  100,360,796   84,836,949   70,615,402   51,532,132
01-May-2004  126,452,552   97,209,545   81,794,923   67,695,319   48,812,616
01-Jun-2004  123,198,453   94,098,499   78,798,708   64,825,778   46,149,166
01-Jul-2004  119,944,475   91,002,956   75,826,630   61,987,776   43,526,193
01-Aug-2004  116,724,046   87,950,134   72,902,265   59,201,617   40,959,712
01-Sep-2004  113,522,044   84,927,466   70,014,488   56,457,428   38,441,438
01-Oct-2004  110,329,040   81,927,058   67,156,236   53,748,850   35,965,850
01-Nov-2004  107,150,815   78,953,355   64,331,149   51,078,783   33,534,867
01-Dec-2004  103,991,896   76,010,106   61,542,478   48,450,001   31,150,588
01-Jan-2005  100,856,561   73,100,387   58,792,579   45,864,203   28,813,845
01-Feb-2005   97,761,370   70,237,338   56,092,604   43,330,767   26,531,715
01-Mar-2005   94,697,325   67,413,296   53,435,604   40,843,339   24,298,545
01-Apr-2005   91,651,709   64,618,099   50,812,857   38,394,450   22,108,459
01-May-2005   88,636,060   61,860,833   48,232,011   35,990,462   19,966,141
01-Jun-2005   85,668,878   59,155,859   45,705,059   33,641,279   17,878,831
01-Jul-2005   82,757,933   56,509,061   43,236,821   31,350,792   15,849,257
01-Aug-2005   79,899,908   53,917,650   40,824,767   29,116,671   13,875,305
01-Sep-2005   77,086,258   51,374,339   38,462,303   26,932,924   11,951,734
01-Oct-2005   74,322,234   48,883,122   36,152,706   24,802,190   10,080,368
01-Nov-2005   71,607,763   46,443,652   33,895,455   22,723,792    8,260,324
01-Dec-2005   68,927,676   44,043,579   31,679,766   20,688,296    6,483,879
01-Jan-2006   66,277,057   41,679,028   29,502,317   18,692,841    4,748,662
01-Feb-2006   63,667,543   39,358,553   27,369,934   16,742,753    3,058,206
01-Mar-2006   61,090,615   37,075,444   25,276,893   14,833,149    1,408,592
01-Apr-2006   58,536,520   34,821,700   23,216,156   12,957,818            0
01-May-2006   55,998,425   32,591,893   21,183,056   11,112,741            0
01-Jun-2006   53,524,490   30,422,884   19,208,211    9,323,173            0
01-Jul-2006   51,096,830   28,300,592   17,279,638    7,578,936            0
01-Aug-2006   48,707,506   26,218,572   15,391,699    5,875,077            0
01-Sep-2006   46,363,906   24,182,319   13,548,842    4,215,146            0
01-Oct-2006   44,057,867   22,185,263   11,745,376    2,594,205            0
01-Nov-2006   41,798,848   20,234,319    9,986,822    1,016,595            0
01-Dec-2006   39,581,384   18,325,151    8,269,458            0            0
01-Jan-2007   37,397,026   16,451,019    6,587,447            0            0
01-Feb-2007   35,254,648   14,618,591    4,946,254            0            0
01-Mar-2007   33,131,947   12,810,588    3,331,340            0            0
01-Apr-2007   31,049,021   11,042,019    1,754,930            0            0
01-May-2007   29,080,906    9,369,017      263,040            0            0
01-Jun-2007   27,159,918    7,740,203            0            0            0
01-Jul-2007   25,264,758    6,139,454            0            0            0
01-Aug-2007   23,401,208    4,570,747            0            0            0
01-Sep-2007   21,595,565    3,053,503            0            0            0
01-Oct-2007   19,858,403    1,594,915            0            0            0
01-Nov-2007   18,131,114      151,901            0            0            0
01-Dec-2007   16,893,512            0            0            0            0
01-Jan-2008   15,687,826            0            0            0            0
01-Feb-2008   14,491,961            0            0            0            0
01-Mar-2008   13,318,529            0            0            0            0
01-Apr-2008   12,153,930            0            0            0            0
01-May-2008   10,997,280            0            0            0            0
01-Jun-2008    9,933,766            0            0            0            0
01-Jul-2008    8,895,692            0            0            0            0
01-Aug-2008    7,878,233            0            0            0            0
01-Sep-2008    6,902,328            0            0            0            0
01-Oct-2008    5,969,796            0            0            0            0
01-Nov-2008    5,062,812            0            0            0            0
01-Dec-2008    4,167,134            0            0            0            0
01-Jan-2009    3,444,439            0            0            0            0
01-Feb-2009    2,733,122            0            0            0            0
01-Mar-2009    2,105,039            0            0            0            0
01-Apr-2009    1,516,790            0            0            0            0
01-May-2009      929,584            0            0            0            0
01-Jun-2009      344,070            0            0            0            0
01-Jul-2009            0            0            0            0            0
01-Aug-2009            0            0            0            0            0
01-Sep-2009            0            0            0            0            0
01-Oct-2009            0            0            0            0            0
01-Nov-2009            0            0            0            0            0
01-Dec-2009            0            0            0            0            0

$923,470,000
EDUCATION LOANS INCORPORATED
Student Loan Asset-Backed Callable Notes, Series 1997-1

Projected Outstanding Balances
1L Subordinate Notes

CAPTION>
                    0% CPR           3% CPR           5% CPR           7% CPR           10% CPR
                  Outstanding      Outstanding      Outstanding      Outstanding      Outstanding
    Date            Balance          Balance          Balance          Balance          Balance
    ----          -----------      -----------      -----------      -----------      -----------
  05-Nov-97       59,200,000       59,200,000       59,200,000       59,200,000       59,200,000
  01-Dec-97       58,742,118       58,741,992       58,741,907       58,741,820       58,741,686
  01-Jan-98       58,256,790       58,257,715       58,258,347       58,258,991       58,259,983
  01-Feb-98       57,787,186       57,790,407       57,792,604       57,794,841       57,798,278
  01-Mar-98       57,284,584       57,291,381       57,296,008       57,300,716       57,307,935
  01-Apr-98       56,777,279       56,788,933       56,796,855       56,804,906       56,817,233
  01-May-98       56,298,458       56,316,259       56,328,344       56,340,609       56,359,362
  01-Jun-98       55,771,824       55,797,057       55,814,162       55,831,504       55,857,979
  01-Jul-98       55,236,590       55,270,578       55,293,587       55,316,887       55,352,404
  01-Aug-98       54,724,838       54,768,918       54,798,717       54,828,859       54,874,739
  01-Sep-98       54,191,012       53,647,050       53,603,018       53,557,786       53,487,569
  01-Oct-98       53,643,210       52,987,232       52,866,929       52,744,095       52,554,868
  01-Nov-98       53,109,860       52,341,664       52,145,271       51,945,284       51,638,257
  01-Dec-98       52,553,404       51,674,192       51,402,840       51,127,113       50,704,962
  01-Jan-99       51,986,634       50,997,476       50,652,200       50,302,037       49,767,255
  01-Feb-99       51,434,067       50,336,548       49,918,726       49,495,772       48,851,351
  01-Mar-99       50,863,704       49,654,704       49,162,493       48,665,104       47,908,960
  01-Apr-99       50,290,016       48,969,544       48,403,240       47,831,953       46,965,358
  01-May-99       49,727,046       48,296,412       47,657,194       47,013,438       46,039,020
  01-Jun-99       49,151,378       47,611,276       46,899,895       46,184,656       45,104,346
  01-Jul-99       48,578,418       46,929,742       46,147,080       45,361,472       44,177,382
  01-Aug-99       48,014,243       46,258,763       45,406,288       44,552,013       43,267,138
  01-Sep-99       47,442,086       45,582,440       44,662,202       43,741,547       42,359,764
  01-Oct-99       46,870,499       44,904,412       43,915,099       42,926,910       41,446,778
  01-Nov-99       46,308,317       44,238,470       43,182,153       42,128,724       40,554,106
  01-Dec-99       45,738,888       43,566,094       42,443,551       41,325,852       39,658,543
01-Jan-2000       45,168,172       42,894,441       41,707,266       40,527,084       38,770,128
01-Feb-2000       44,604,703       42,233,166       40,983,703       39,743,585       37,901,173
01-Mar-2000       44,033,208       41,566,067       40,256,013       38,957,832       37,033,091
01-Apr-2000       43,460,530       40,900,294       39,531,551       38,177,385       36,173,746
01-May-2000       42,894,006       40,243,737       38,818,571       37,410,857       35,332,280
01-Jun-2000       42,319,398       39,582,091       38,102,704       36,643,799       34,494,090
01-Jul-2000       41,746,535       38,925,084       37,393,602       35,885,780       33,668,607
01-Aug-2000       41,178,869       38,276,194       36,694,751       35,140,283       32,859,289
01-Sep-2000       40,612,123       37,630,995       36,001,613       34,402,650       32,061,277
01-Oct-2000       40,046,166       36,989,047       35,313,519       33,671,959       31,273,229
01-Nov-2000       39,485,401       36,355,082       34,635,416       32,953,373       30,500,630
01-Dec-2000       38,912,727       35,713,005       33,951,840       32,232,025       29,729,443
01-Jan-2001       38,341,637       35,073,220       33,271,117       31,514,146       28,962,720
01-Feb-2001       37,775,584       34,441,291       32,600,249       30,808,202       28,211,173
01-Mar-2001       37,209,742       33,811,931       31,933,619       30,108,227       27,468,285
01-Apr-2001       36,646,085       33,187,396       31,273,671       29,416,849       26,736,948
01-May-2001       36,088,355       32,571,515       30,624,278       28,737,983       26,021,125
01-Jun-2001       35,526,531       31,954,313       29,975,488       28,061,683       25,310,867
01-Jul-2001       34,967,622       31,342,672       29,334,089       27,394,644       24,612,712
01-Aug-2001       34,411,989       30,736,989       28,700,493       26,737,279       23,927,060
01-Sep-2001       33,858,056       30,135,659       28,073,063       26,087,913       23,252,164
01-Oct-2001       33,305,671       29,538,562       27,451,684       25,446,422       22,587,862
01-Nov-2001       32,755,957       28,946,745       26,837,346       24,813,735       21,934,978
01-Dec-2001       32,207,733       28,359,033       26,228,870       24,188,660       21,292,293
01-Jan-2002       31,663,750       27,777,906       25,628,555       23,573,316       20,661,655
01-Feb-2002       31,122,464       27,202,011       25,035,155       22,966,550       20,042,023
01-Mar-2002       30,583,578       26,629,279       24,445,389       22,363,840       19,426,960
01-Apr-2002       30,047,461       26,061,739       23,862,413       21,769,490       18,822,534
01-May-2002       29,514,279       25,499,565       23,286,398       21,183,660       18,228,876
01-Jun-2002       28,982,964       24,941,688       22,716,264       20,605,253       17,644,848
01-Jul-2002       28,454,754       24,389,222       22,153,040       20,035,209       17,071,255
01-Aug-2002       27,929,503       23,842,066       21,596,641       19,473,450       16,508,013
01-Sep-2002       27,407,337       23,300,206       21,046,960       18,919,775       15,954,780
01-Oct-2002       26,888,859       22,764,222       20,504,549       18,374,704       15,412,013
01-Nov-2002       26,373,626       22,233,650       19,968,927       17,837,728       14,879,154
01-Dec-2002       25,861,776       21,708,566       19,440,119       17,308,824       14,356,104
01-Jan-2003       25,352,853       21,188,589       18,917,785       16,787,677       13,842,569
01-Feb-2003       24,847,407       20,674,179       18,402,319       16,274,617       13,338,776
01-Mar-2003       24,344,935       20,164,778       17,893,119       15,768,990       12,843,990
01-Apr-2003       23,844,903       19,659,968       17,389,831       15,270,498       12,357,975
01-May-2003       23,349,436       19,161,532       16,894,025       14,780,511       11,881,830
01-Jun-2003       22,855,768       18,667,002       16,403,404       14,296,880       11,413,585
01-Jul-2003       22,364,731       18,177,041       15,918,516       13,820,036       10,953,499
01-Aug-2003       21,876,251       17,691,647       15,439,399       13,350,057       10,501,704
01-Sep-2003       21,391,030       17,211,386       14,966,533       12,887,334       10,058,462
01-Oct-2003       20,909,558       16,736,643       14,500,229       12,432,108        9,623,908
01-Nov-2003       20,431,370       16,266,992       14,040,080       11,983,982        9,197,652
01-Dec-2003       19,953,504       15,799,896       13,583,791       11,540,877        8,777,890
01-Jan-2004       19,481,329       15,339,857       13,135,347       11,106,303        8,367,499

$923,470,000
EDUCATION LOANS INCORPORATED
Student Loan Asset-Backed Callable Notes, Series 1997-1

Projected Outstanding Balances
1L Subordinate Notes


                0% CPR       3% CPR       5% CPR       7% CPR      10% CPR
             Outstanding  Outstanding  Outstanding  Outstanding  Outstanding
    Date       Balance      Balance      Balance      Balance      Balance
-----------  -----------  -----------  -----------  -----------  -----------
01-Feb-2004  19,012,505   14,884,878   12,692,947   10,678,633    7,965,073
01-Mar-2004  18,548,226   14,435,835   12,257,266   10,258,349    7,570,820
01-Apr-2004  18,088,594   13,992,838   11,828,421    9,845,577    7,184,885
01-May-2004  17,630,690   13,553,474   11,404,285    9,438,443    6,805,716
01-Jun-2004  17,176,986   13,119,715   10,986,537    9,038,356    6,434,363
01-Jul-2004  16,723,299   12,688,118   10,572,154    8,642,667    6,068,654
01-Aug-2004  16,274,290   12,262,478   10,164,423    8,254,206    5,710,822
01-Sep-2004  15,827,850   11,841,041    9,761,794    7,871,596    5,359,711
01-Oct-2004  15,382,664   11,422,708    9,363,281    7,493,952    5,014,551
01-Nov-2004  14,939,539   11,008,098    8,969,392    7,121,677    4,675,610
01-Dec-2004  14,499,106   10,597,735    8,580,581    6,755,158    4,343,181
01-Jan-2005  14,061,960   10,192,046    8,197,175    6,394,632    4,017,380
01-Feb-2005  13,630,412    9,792,865    7,820,730    6,041,407    3,699,193
01-Mar-2005  13,203,207    9,399,122    7,450,277    5,694,596    3,387,833
01-Apr-2005  12,778,571    9,009,401    7,084,600    5,353,159    3,082,479
01-May-2005  12,358,113    8,624,968    6,724,765    5,017,982    2,783,786
01-Jun-2005  11,944,413    8,247,826    6,372,444    4,690,447    2,492,762
01-Jul-2005  11,538,553    7,878,795    6,028,309    4,371,095    2,209,788
01-Aug-2005  11,140,072    7,517,487    5,692,007    4,059,602    1,934,569
01-Sep-2005  10,747,778    7,162,885    5,362,620    3,755,132    1,666,375
01-Oct-2005  10,362,403    6,815,546    5,040,603    3,458,054    1,405,459
01-Nov-2005   9,983,937    6,475,422    4,725,885    3,168,272    1,151,698
01-Dec-2005   9,610,265    6,140,791    4,416,962    2,884,473      904,017
01-Jan-2006   9,240,701    5,811,113    4,113,371    2,606,256      662,084
01-Feb-2006   8,876,869    5,487,580    3,816,062    2,334,364      426,391
01-Mar-2006   8,517,580    5,169,256    3,524,239    2,068,117      196,393
01-Apr-2006   8,161,474    4,855,027    3,236,920    1,806,648            0
01-May-2006   7,807,600    4,544,136    2,953,455    1,549,398            0
01-Jun-2006   7,462,670    4,241,721    2,678,111    1,299,887            0
01-Jul-2006   7,124,193    3,945,820    2,409,219    1,056,696            0
01-Aug-2006   6,791,061    3,655,533    2,145,993      819,135            0
01-Sep-2006   6,464,303    3,371,628    1,889,052      587,698            0
01-Oct-2006   6,142,783    3,093,188    1,637,603      361,698            0
01-Nov-2006   5,827,819    2,821,177    1,392,416      141,739            0
01-Dec-2006   5,518,648    2,554,990    1,152,972            0            0
01-Jan-2007   5,214,093    2,293,689      918,457            0            0
01-Feb-2007   4,915,391    2,038,202      689,633            0            0
01-Mar-2007   4,619,433    1,786,121      464,473            0            0
01-Apr-2007   4,329,020    1,539,537      244,682            0            0
01-May-2007   4,054,615    1,306,278       36,675            0            0
01-Jun-2007   3,786,781    1,079,180            0            0            0
01-Jul-2007   3,522,547      855,995            0            0            0
01-Aug-2007   3,262,721      637,278            0            0            0
01-Sep-2007   3,010,969      425,736            0            0            0
01-Oct-2007   2,768,765      222,372            0            0            0
01-Nov-2007   2,527,937       21,179            0            0            0
01-Dec-2007   2,355,384            0            0            0            0
01-Jan-2008   2,187,280            0            0            0            0
01-Feb-2008   2,020,547            0            0            0            0
01-Mar-2008   1,856,940            0            0            0            0
01-Apr-2008   1,694,566            0            0            0            0
01-May-2008   1,533,299            0            0            0            0
01-Jun-2008   1,385,019            0            0            0            0
01-Jul-2008   1,240,285            0            0            0            0
01-Aug-2008   1,098,425            0            0            0            0
01-Sep-2008     962,359            0            0            0            0
01-Oct-2008     832,341            0            0            0            0
01-Nov-2008     705,884            0            0            0            0
01-Dec-2008     581,004            0            0            0            0
01-Jan-2009     480,242            0            0            0            0
01-Feb-2009     381,066            0            0            0            0
01-Mar-2009     293,496            0            0            0            0
01-Apr-2009     211,479            0            0            0            0
01-May-2009     129,608            0            0            0            0
01-Jun-2009      47,972            0            0            0            0
01-Jul-2009           0            0            0            0            0
01-Aug-2009           0            0            0            0            0
01-Sep-2009           0            0            0            0            0
01-Oct-2009           0            0            0            0            0
01-Nov-2009           0            0            0            0            0
01-Dec-2009           0            0            0            0            0

================================================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Series 1997-1 Notes offered hereby nor an offer of the Series 1997-1 Notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                 ______________

                        TABLE OF CONTENTS TO PROSPECTUS

                                                                 Page
                                                                 ----

Available Information..........................................     6
Reports to Noteholders.........................................     6
Prospectus Summary.............................................     7
Risk Factors...................................................    32
Description of Series 1997-1 Notes.............................    45
Application of Series 1997-1 Note Proceeds.....................    55
Source of Payment and Security for the Notes...................    57
The Original Issuer............................................    60
The Servicer...................................................    61
The Corporation................................................    65
The SLFC Servicing Agreement...................................    68
Description of Financed Eligible Loan Program..................    72
Characteristics of the Initial Financed Eligible Loans.........    75
Description of Federal Family Education Loan Program...........    80
Description of the Guarantee Agencies..........................    95
Terms of the Tax Exempt Auction Rate Series 1997-1 Senior
  Notes........................................................   104
Terms of the Tax Exempt Fixed Rate Series 1997-1 Senior Notes..   107
Terms of the Taxable Auction Rate Series 1997-1 Senior Notes...   107
Terms of the Taxable LIBOR Rate Series 1997-1 Senior Notes.....   111
Terms of the Tax Exempt Fixed Rate Series 1997-1 Subordinate
  Notes........................................................   114
Terms of the Taxable LIBOR Rate Series 1997-1 Subordinate
  Notes........................................................   115
Weighted Average Life of the Taxable LIBOR Rate Series 1997-1
  Notes........................................................   118
Auction of the Auction Rate Series 1997-1 Senior Notes.........   119
Settlement Procedures for Auction Rate Series 1997-1 Senior
  Notes........................................................   135
Summary of the Indenture.......................................   138
Tax Matters....................................................   165
ERISA Considerations...........................................   170
Certain Relationships Among Financing Participants.............   171
Plan of Distribution...........................................   171
Legal Matters..................................................   172
Experts........................................................   173
Ratings........................................................   173
Glossary of Certain Defined Terms..............................   173
Index to Financial Statement...................................   F-1
Annex A--Computational Materials...............................   A-1

                     -----------------------

Until January __, 1998, all dealers effecting transactions in the Series 1997-1 Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                          Education Loans Incorporated
                           Student Loan Asset-Backed
                         Callable Notes, Series 1997-1


                                  $274,900,000
                            Tax Exempt Auction Rate
                   Student Loan Asset-Backed Callable Notes,
                        Senior Series 1997-1A through E


                                  $24,055,000
                             Tax Exempt Fixed Rate
                   Student Loan Asset-Backed Callable Notes,
                             Senior Series 1997-1F


                                  $107,500,000
                              Taxable Auction Rate
                   Student Loan Asset-Backed Callable Notes,
                          Senior Series 1997-1G and H


                                  $424,600,000
                               Taxable LIBOR Rate
                   Student Loan Asset-Backed Callable Notes,
                          Senior Series 1997-1I and J


                                  $33,215,000
                             Tax Exempt Fixed Rate
                   Student Loan Asset-Backed Callable Notes,
                           Subordinate Series 1997-1K


                                  $59,200,000
                               Taxable LIBOR Rate
                   Student Loan Asset-Backed Callable Notes,
                           Subordinate Series 1997-1L


                                   __________

                                   PROSPECTUS
                                   __________


                               Smith Barney Inc.

                         FBS Investment Services, Inc.

            an operating division of U.S. Bancorp Investments, Inc.

                        Dougherty Summit Securities LLC

                       Miller & Schroeder Financial, Inc.

                       Norwest Investment Services, Inc.

                             Salomon Brothers Inc

                                October __, 1997


================================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS--
                         EDUCATION LOANS INCORPORATED,
                            A Delaware Corporation


Item 13.  Other Expenses of Issuance and Distribution.

     The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the registrant:


     SEC registration fee.......................    $  279,840
     Blue Sky fees and expenses.................        11,145
     Trustees' fees and expenses................       175,000
     Printing and engraving expenses............        75,000
     Legal fees and expenses....................       925,000
     Accounting fees and expenses...............        15,000
     Rating agency fees.........................       160,000
     State Fees.................................       146,250
     Miscellaneous..............................        42,765
                                                    ----------
          Total.................................    $1,830,000
                                                    ==========


     All of the above expenses except the SEC registration fee are estimated. All of the above expenses are being paid by Education Loans Incorporated, a South Dakota nonprofit corporation of which the registrant is an indirect, wholly-owned subsidiary.

Item 14.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that the directors and officers of the registrant may, under certain circumstances, be indemnified by the registrant against all expenses incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such directors and officers, or as directors or officers of any other organization at the request of the registrant, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matters to which they shall have been adjudged to be liable to the registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 145 of the DGCL also provides that directors and officers of the registrant are entitled to such indemnification by the registrant to the extent that such persons are successful on the merits or otherwise in defending any such action, suit or proceeding. The registrant's Bylaws authorize the registrant to indemnify its officers and directors, under certain circumstances, as provided by Section 145 of the DGCL.

          Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters agree to indemnify, under certain conditions, the registrant, its directors, and certain of its officers and persons who control the registrant within the meaning of the Securities Act of 1933 against certain liabilities.

Item 15.  Recent Sales of Unregistered Securities.

     In May 1997, in connection with the formation of the registrant, the registrant accepted the subscription of Student Loan Finance Corporation, a South Dakota corporation, to purchase 100 shares of the registrant's common stock for consideration of $100. Based on the fact that there was only one purchaser and no effort was made to sell stock to any other person, the registrant believes this transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 16.  Exhibits.

          1.1     Revised Form of Underwriting Agreement

          3.1b Certificate of Incorporation of Education Loans Incorporated, a Delaware corporation+

          3.2b Bylaws of Education Loans Incorporated, a Delaware corporation+

          4.1     Revised Form of Indenture

          4.2     Revised Form of First Supplemental Indenture

          4.3 Revised Form of Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes)

          4.4 Revised Form of Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)

          4.5 Revised Form of Broker-Dealer Agreement (Taxable Auction Rate Series 1997-1 Notes)

          4.6 Revised Form of Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)

          5.1     Opinion of Dorsey & Whitney LLP  to legality+

          8.1     Opinion of Dorsey & Whitney LLP as to tax matters+

          10.1    Revised Form of Servicing Agreement

          10.2    Form of Student Loan Purchase Agreement (Taxable)*

          10.3    Form of Student Loan Purchase Agreement (Tax Exempt)*

          10.4 Guarantee Agreements with Education Assistance Corporation dated July 3, 1997 and September 12, 1997.+

          10.5 Guarantee Agreement with Pennsylvania Higher Education Assistance Agency dated February 28, 1994.+

          10.6 Guarantee Agreement with United Student Aid Funds, Inc. dated July 11, 1997.+

          10.7 Guarantee Agreement with Student Loans of North Dakota dated July 8, 1997.+

          10.8 Guarantee Agreement with Northstar Guarantee, Inc. dated July 15, 1997.+

          10.9 Guarantee Agreement with Great Lakes Higher Education Corporation dated July 15, 1977.+

          10.10 Guarantee Agreement with Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.) dated December 15, 1994.+

          10.11 Guarantee Agreements with Iowa College Aid Commission dated July 15, 1997.+

          10.12 Guarantee Agreement with Missouri Coordinating Board for Higher Education dated July 15, 1997.+

          10.13 Guarantee Agreement with Illinois Student Assistance Commission dated July 7, 1997.+

          10.14 Guarantee Agreements with California Student Aid Commission dated July 6 and July 10, 1977.+

          23.1    Consents of Dorsey & Whitney LLP (included in Exhibits 5.1 and
                  8.1)

          23.2    Consent of Eide Helmeke PLLP+

          24.1b   Powers of Attorney+

          25.1    Statement of Eligibility of Trustee (Form T-1)*

          27.1    Financial Data Schedule+

          99.1 Form of Opinion of Dorsey & Whitney LLP as to "true sale" matters+

          99.2 Form of Opinion of Dorsey & Whitney LLP as to nonconsolidation+

          99.3 Form of Assignment and Assumption Agreement by and among Education Loans Incorporated, a South Dakota nonprofit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Registrant to be executed as of the closing of the offering

          ----------------
          * Incorporated by reference to a similarly numbered exhibit filed by the registrant's former co-registrant, Education Loans Incorporated, a South Dakota nonprofit corporation, on this registration statement (SEC File No, 333-26679).

          +  Previously filed.


Item 17.  Undertakings.

          The undersigned registrant hereby undertakes as follows:

          (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (b) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (c) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         EDUCATION LOANS INCORPORATED,
                            A Delaware Corporation

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, State of South Dakota on October 20, 1997.

                                       EDUCATION LOANS INCORPORATED


                                       By:  /s/ A. Norgrin Sanderson
                                            --------------------------
                                            A. Norgrin Sanderson
                                            President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.


        Signature                             Title                         Date
        ---------                             -----                         ----

/s/ A. Norgrin Sanderson              President, Treasurer              October 20, 1997
------------------------            and Chairman of the Board
  A. Norgrin Sanderson            (principal executive officer,
                           principal financial and accounting officer)


____________*____________                   Director                    October 20, 1997
       V. G. Stoia


____________*____________                   Director                    October 20, 1997
   Manley B. Feinstein


____________*____________                   Director                    October 20, 1997
    Harvey C. Jewett


*By /s/ A. Norgrin Sanderson
-----------------------------
    A. Norgrin Sanderson,
     as attorney-in-fact

                                 EXHIBIT INDEX

                           Listing Exhibits filed by

                         EDUCATION LOANS INCORPORATED,
                            A Delaware Corporation



Number    Exhibit
------    -------

1.1       Revised Form of Underwriting Agreement
3.1b Certificate of Incorporation of Education Loans Incorporated, a Delaware corporation+
3.2b      Bylaws of Education Loans Incorporated, a Delaware corporation+
4.1       Revised Form of Indenture
4.2       Revised Form of First Supplemental Indenture
4.3 Revised Form of Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes)
4.4 Revised Form of Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)
4.5 Revised Form of Broker-Dealer Agreement (Taxable Auction Rate Series 1997-1 Notes)
4.6 Revised Form of Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)
5.1       Opinion of Dorsey & Whitney LLP as to legality+
8.1       Opinion of Dorsey & Whitney LLP as to tax matters+
10.1      Revised Form of Servicing Agreement
10.2      Form of Student Loan Purchase Agreement (Taxable)*
10.3      Form of Student Loan Purchase Agreement (Tax Exempt)*

10.4      Guarantee Agreements with Education Assistance Corporation dated
          July 3, 1997 and September 12, 1997+
10.5 Guarantee Agreement with Pennsylvania Higher Education Assistance Agency dated February 28, 1994+
10.6      Guarantee Agreement with United Student Aid Funds, Inc. dated
          July 11, 1997.+
10.7      Guarantee Agreement with Student Loans of North Dakota dated July 8,
          1997.+
10.8      Guarantee Agreement with Northstar Guarantee, Inc. dated July 15,
          1997.+
10.9 Guarantee Agreement with Great Lakes Higher Education Corporation dated July 15, 1977.+
10.10 Guarantee Agreement with Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.) dated December 15, 1994.+
10.11     Guarantee Agreements with Iowa College Aid Commission dated July 15,
          1997.+
10.12 Guarantee Agreement with Missouri Coordinating Board for Higher Education dated July 15, 1997.+
10.13 Guarantee Agreement with Illinois Student Assistance Commission dated July 7, 1997.+
10.14 Guarantee Agreements with California Student Aid Commission dated July 6 and July 10, 1977.+
23.1      Consents of Dorsey & Whitney LLP (included in Exhibits 5.1 and
          8.1.)
23.2      Consent of Eide Helmeke PLLP+
24.1b     Powers of Attorney+
25.1      Statement of Eligibility of Trustee (Form T-1)*
27.1      Financial Data Schedule+

99.1      Form of Opinion of Dorsey & Whitney LLP as to "true sale" matters+
99.2      Form of Opinion of Dorsey & Whitney LLP as to nonconsolidation+
99.3 Form of Assignment and Assumption Agreement by and among Education Loans Incorporated, a South Dakota nonprofit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Registrant to be executed as of the closing of the offering
---------------
* Incorporated by reference to a similarly numbered exhibit filed by the registrant's former co-registrant, Education Loans Incorporated, a South Dakota nonprofit corporation, on this registration statement (SEC File No, 333-26679).

+  Previously filed.